Exhibit 10.2

Execution Version

INTERIM INVESTORS AGREEMENT

This INTERIM INVESTORS AGREEMENT (this “Agreement”), dated as of January 12, 2017 is by and between Sanchez Energy Corporation, a Delaware corporation (“Sanchez Energy”), SN EF Maverick, LLC, a Delaware limited liability company (“SN”), SN EF UnSub, LP, a Delaware limited partnership (“UnSub,” and collectively with Sanchez Energy and SN, “Sanchez,” and each such entity, a “Sanchez Party”), Aguila Production, LLC, a Delaware limited liability company (“Aguila”), Aguila Production HoldCo, LLC, a Delaware limited liability company (“HoldCo”), and the Blackstone Funds (as defined below) (collectively with Aguila and HoldCo, “Blackstone,” and each such entity a “Blackstone Party”). Sanchez and Blackstone are referred to herein as the “Investors,” and the Investors are referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not defined shall have the meanings given to them in the Purchase Agreement (as defined below). The Parties agree that in this Agreement the term “Investor” is used to refer to Sanchez Energy, UnSub, SN, Aguila, HoldCo and the Blackstone Funds collectively, unless expressly specified otherwise or to the extent that only certain of such parties are or will be, as the case may be, actual signatories to a particular agreement referred to herein, such as the Purchase Agreement, in which case the term shall refer to those entities among Sanchez Energy, UnSub, SN, Aguila, HoldCo and the Blackstone Funds that are or will be, as the case may be, signatories to any such agreement (including the Purchase Agreement).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, SN, UnSub and Aguila (and Sanchez Energy for the limited purposes set forth therein) entered into that certain Purchase and Sale Agreement with Anadarko E&P Onshore LLC and Kerr-McGee Oil & Gas Onshore LP (collectively, “Anadarko”) (together with any purchase agreement entered into with [redacted] (“[redacted]”) pursuant to certain tag-along rights, the “Purchase Agreement”), pursuant to which Aguila, SN and SN UnSub collectively will purchase the fifty percent (50%) of 8/8ths Working Interests of Anadarko and, subject to the exercise by [redacted] of its tag-along rights and the execution of a purchase agreement with [redacted] on the same terms and conditions as the Purchase Agreement, the twenty-five percent (25%) of 8/8ths Working Interests of [redacted] in certain developed and undeveloped oil and gas assets (the “Assets”) in Maverick, Dimmit, Webb and LaSalle Counties, Texas (the “Acquisition”), which Purchase Agreement for the acquisition of Assets from Anadarko is attached hereto as Annex A;

WHEREAS, on or prior to the date hereof, in order to provide certain funds to effect the Acquisition, Blackstone Capital Partners VII L.P. (“BCP VII”) and Blackstone Energy Partners II L.P. (“BEP II” and together with BCP VII, the “Blackstone Funds”) have executed and delivered an Equity Commitment Letter, dated the date hereof (the “Blackstone Commitment Letter”), pursuant to which the Blackstone Funds have committed, subject to the terms and conditions set forth therein, to contribute capital to Aguila in an amount equal to $672,500,000;

WHEREAS, on or prior to the date hereof, in order to provide certain funds to effect the Acquisition, Sanchez Energy executed and delivered (i) an Equity Commitment Letter, dated the

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date hereof (the “SN Commitment Letter”), pursuant to which Sanchez has committed, subject to the terms and conditions set forth therein, to contribute capital in an amount equal to $293,548,387 to SN, and (ii) an Equity Commitment Letter, dated the date hereof (the “UnSub Commitment Letter” and together with the SN Commitment Letter, the “Sanchez Commitment Letters” and together with the Blackstone Commitment Letter, the “Commitment Letters”), pursuant to which Sanchez has committed, subject to the terms and conditions set forth therein, to contribute capital in an amount equal to $66,666,667 to UnSub;

WHEREAS, on the Closing Date, in order to consummate the Acquisition and provide for the administration, development and operation of the Assets, the Parties or an Affiliate of the Parties (as indicated by the applicable agreement) shall enter into a Joint Development Agreement, a Management Services Agreement, and an Amended and Restated Limited Liability Company Agreement of HoldCo, including the issuance of certain profits interests as contemplated therein, the forms of which are attached hereto and further described below; and

WHEREAS, the Parties desire to enter into this Agreement to govern the relationship of the Parties pending the Closing and in connection with the transactions and conveyances contemplated by the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the Parties agree as follows:

ARTICLE I

CLOSING ARRANGEMENTS

Section 1.1         Joint Development Agreement. Each of SN, UnSub and Aguila, concurrently with the Closing (unless any Party is a Failing Investor, a Closing Investor elects to pursue its rights under clause (b) of Section 6.3(a) and all Requisite Documents have been received and are in full force and effect at or prior to the Closing), shall enter into the Joint Development Agreement in the form attached hereto as Annex B (the “Joint Development Agreement”), in order to provide for the exploration, development and operation of the Assets.

Section 1.2         Management Services Agreement. Concurrently with the Closing (unless any Party is a Failing Investor, a Closing Investor elects to pursue its rights under clause (b) of Section 6.3(a) and all Requisite Documents have been received and are in full force and effect at or prior to the Closing), HoldCo shall enter into, and Sanchez Energy shall cause an entity controlled by Sanchez Energy (“Manager”) to enter into, the Management Services Agreement in the form attached hereto as Annex C (the “Management Services Agreement”), in order for Manager to provide certain services to HoldCo for the operation and management of the Assets.

Section 1.3         LLC Agreement. Concurrently with the Closing (unless any Party is a Failing Investor, a Closing Investor elects to pursue its rights under clause (b) of Section 6.3(a)

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and all Requisite Documents have been received and are in full force and effect at or prior to the Closing), the Limited Liability Company Agreement of HoldCo shall be Amended and Restated in its entirety in the form as attached hereto as Annex D (the “LLC Agreement”), and Sanchez Energy shall cause the Manager to, and the Blackstone Funds shall cause Aguila Production Aggregator, LLC to, execute and deliver the LLC Agreement, in order to admit Manager as a member of HoldCo, provide for the governance, rights and obligations of HoldCo with regard to the ownership of the Assets and to provide for certain profits interests to be granted to Manager as set forth in the LLC Agreement.

Section 1.4         Shareholders Agreement. Concurrently with the Closing (unless any Party is a Failing Investor, a Closing Investor elects to pursue its rights under clause (b) of Section 6.3(a) and all Requisite Documents have been received and are in full force and effect at or prior to the Closing), HoldCo and Sanchez Energy shall enter the Shareholders Agreement in the form attached hereto as Annex H (the “Shareholders Agreement”), in order to govern the rights of Sanchez Energy and HoldCo with respect to HoldCo’s right to appoint an observer to the board of directors of Sanchez Energy.

Section 1.5         Production and Marketing Agreement. Concurrently with the termination of the Marketing Transition Services Agreement, Aguila and SN shall enter into (i) the Crude Oil Production Marketing Agreement in the form attached hereto as Annex I, (ii) the NGL Production Marketing Agreement in the form attached hereto as Annex J, and (iii) the Residue Gas Production Marketing Agreement in the form attached hereto as Annex K in order to provide for the marketing of Aguila’s Hydrocarbons produced from the Assets.

ARTICLE II

EQUITY AND OTHER ARRANGEMENTS

Section 2.1         Initial Commitment Obligations. Each of the Blackstone Funds and Sanchez Energy provided the Commitment Letters in accordance with this Agreement which describe the several commitments of the parties thereto to provide or cause to be provided capital contributions to fund the Adjusted Purchase Price under the Agreement at Closing. The rights and obligations of the Investors and the other parties thereto under their respective Commitment Letters may not be transferred, assigned, amended, supplemented, modified or terminated except in accordance with this Agreement and the Purchase Agreement. Notwithstanding anything herein to the contrary, (i) no transfer or assignment of a Commitment Letter will relieve the transferring or assigning Investor of its obligations hereunder or under its respective Commitment Letter and (ii) no restricted subsidiary of Sanchez Energy under its credit facility or indentures governing its outstanding notes will be required provide any equity commitment or funding to any unrestricted subsidiary of Sanchez Energy under its credit facility or indentures governing its outstanding notes.

Section 2.2         Blackstone Preferential Purchase Right. In the event Sanchez Energy offers new shares of common stock of Sanchez Energy, par value $0.01 per share (“Sanchez Common Stock”), for cash on or after the date the Purchase Agreement is publicly announced in a transaction that does not constitute an Excluded Transaction (as defined below) (“Sanchez Equity Issuance”), HoldCo shall have the right to acquire up to fifteen percent (15%) of any

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shares of Sanchez Common Stock offered pursuant to the first such Sanchez Equity Issuance; provided, that such Sanchez Equity Issuance must result in net proceeds to Sanchez Energy of at least $100,000,000, unless waived by HoldCo. HoldCo’s rights under this Section 2.2 shall be subject to the following and exercised in accordance with the procedures below:

(a)        Subject to Section 2.2(f), in connection with the first Sanchez Equity Issuance after the Purchase Agreement is publicly announced, to the extent meeting the criteria specified above, Sanchez Energy hereby grants HoldCo a preemptive right to acquire from Sanchez Energy, for the same price offered to investors in such Sanchez Equity Issuance and otherwise on the same terms as such shares of Sanchez Common Stock are proposed to be offered to such investors, up to a number of shares of Sanchez Common Stock equal to fifteen percent (15%) of the number of shares of Sanchez Common Stock Sanchez Energy proposes to offer in such Sanchez Equity Issuance, rounded down to the nearest whole number of shares of Sanchez Common Stock.

(b)        Subject to Section 2.2(f), in the event Sanchez Energy proposes to conduct a Sanchez Equity Issuance after the Purchase Agreement is publicly announced, solely with respect to the first such Sanchez Equity Issuance, it shall give HoldCo prior written notice of its intention, describing the price (or range of prices), anticipated amount of shares of Sanchez Common Stock to be offered, timing and other material terms upon which Sanchez Energy proposes to offer the same to investors in such Sanchez Equity Issuance, no later than five (5) days prior to the commencement of such offer or sale, as the case may be. HoldCo shall have five (5) days from the date of receipt of such a notice to notify Sanchez Energy in writing the extent, if any, to which it intends to exercise such purchase rights and as to the number of shares of Sanchez Energy Common Stock HoldCo desires to purchase. Subject to Section 2.2(f), the failure of HoldCo to respond within such five (5) day period shall be deemed to be a waiver of HoldCo’s rights under this Section 2.2. If HoldCo exercises its preemptive rights provided in this Section 2.2, the closing of the purchase of the shares of Sanchez Common Stock with respect to which such right has been exercised shall take place simultaneously with the closing of such Sanchez Equity Issuance to other investors pursuant to a securities purchase agreement in form and substance reasonably acceptable to Sanchez Energy and HoldCo, except as provided below. Each of Sanchez Energy and HoldCo agrees to use its reasonable best efforts to secure any regulatory or other consents or stockholder approval, and to comply with any Law or regulation (including any waiting period) necessary in connection with the offer, sale and purchase of such shares of Sanchez Common Stock (such consents, approvals and compliance, collectively, “Approvals”); provided, however, that in the event that either Sanchez Energy or HoldCo has been advised by their respective outside counsel that the issuance of Sanchez Common Stock in full to HoldCo pursuant to this Section 2.2 would require any Approvals that could delay in any material respect the proposed closing of the Sanchez Equity Issuance with respect to which HoldCo’s preemptive rights are being exercised, (i) Sanchez Energy may nevertheless consummate the proposed Sanchez Equity Issuance without consummating the issuance of Sanchez Common Stock to HoldCo that gives rise to any such Approvals and each of Sanchez Energy and HoldCo shall use its reasonable best efforts to promptly obtain any such Approvals, (ii) HoldCo and Sanchez Energy shall consummate the issuance to HoldCo of the portion of the issuance of Sanchez Common Stock pursuant to this Section 2.2 that does not require any Approvals (or for which any Approvals have been obtained) and (iii) the closing of the portion of the issuance of shares of Sanchez Common Stock to HoldCo that gives rise to any such

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Approvals shall not occur until such Approvals have been obtained; provided further, however, that if Sanchez Energy and HoldCo have used their reasonable best efforts to obtain any required Approvals and such required Approvals have not been obtained within 365 days after notice of the first Sanchez Equity Issuance is given to HoldCo under Section 2.2(a), the excess amount of such shares of Sanchez Common Stock, to the extent otherwise triggering such Approvals, will be excluded from the total number of shares of Sanchez Common Stock that HoldCo would otherwise have a right to purchase pursuant to this Section 2.2 (which exclusion may result in HoldCo not having the right to purchase any shares of Sanchez Common Stock pursuant to this Section 2.2); provided, further, in the event that a Sanchez Equity Issuance is consummated prior to the Closing Date, when determining whether the approval of Sanchez Energy’s stockholders is required under the rules and regulations of any national securities exchange (including The New York Stock Exchange) and the number of shares of Sanchez Energy Common Stock that may be issued to HoldCo without obtaining such Approvals, all warrants and other securities issued or to be issued in connection with the Acquisition shall be deemed outstanding and given priority and reduce the number of shares of Sanchez Common Stock that may be issued to HoldCo without obtaining such Approvals; and for purposes of such determination, the number of shares underlying such warrants shall be the maximum possible number of shares that could be issued pursuant to the warrant.

(c)         In the event HoldCo fails to exercise its preemptive rights provided in this Section 2.2 within the prescribed five (5) day period, Sanchez Energy shall thereafter be entitled to sell the Sanchez Common Stock not elected to be purchased pursuant to this Section 2.2.

(d)        Sanchez Energy and HoldCo shall cooperate in good faith to facilitate the exercise of HoldCo’s rights hereunder, including securing any required approvals or consents.

(e)         The preemptive rights set forth in this Section 2.2 shall terminate and be of no further effect upon the date on which HoldCo has failed to (i) exercise its preemptive rights provided in this Section 2.2 within the five (5) day prescribed period or (ii) consummate a purchase for which it has exercised its preemptive rights pursuant to Section 2.2(b) above within the time period specified in Section 2.2(c) above. Furthermore, HoldCo’s rights hereunder as to any Sanchez Equity Issuance shall terminate upon the earlier of (i) termination of the Purchase Agreement or this Agreement, in each case in its entirety or only as to a Sanchez Party, and (ii) the consummation of the first Sanchez Equity Issuance to which HoldCo’s preemptive rights hereunder apply.

(f)         “Excluded Transactions” means issuances of securities of Sanchez Energy (i) pursuant to a dividend payable in securities of Sanchez Energy, or upon any subdivision or split-up of outstanding securities of Sanchez Energy, (ii) to directors, advisors, employees or consultants of Sanchez Energy (including upon exercise of options) pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement, (iii) pursuant to the overallotment option granted to the underwriters in connection with a Sanchez Equity Issuance and (iv) as consideration in connection with a merger, acquisition or similar transaction.

(g)         Notwithstanding anything in this Agreement to the contrary, HoldCo may, in compliance with applicable securities laws, assign its rights under this Section 2.2 to any

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Affiliate of HoldCo that, prior to the acquisition of any Sanchez Energy Common Stock, will be a party to or otherwise bound by (or the Blackstone Funds shall be liable for causing such Affiliate to comply with) the Standstill and Voting Agreement referred to in Section 2.4, provided, that no such assignment shall relieve HoldCo from any liabilities or obligations under this Section 2.2.

Section 2.3         Sanchez Warrants. Concurrently with the Closing (unless any Party is a Failing Investor, except if a Closing Investor elects to pursue its rights under clause (b) of Section 6.3(a) and all Requisite Documents have been received and are in full force and effect at or prior to the Closing), Sanchez Energy and HoldCo shall enter into that certain Warrant Agreement in the form attached hereto as Annex E in order to issue a warrant on the Closing Date, exercisable for a total of 6,500,000 shares of Sanchez Common Stock, to HoldCo with a strike price of $10 per share (the “Warrants”).

Section 2.4         Equity Issuance Documents. In connection with the issuance of the Warrants on the Closing Date (unless any Party is a Failing Investor, except if a Closing Investor elects to pursue its rights under clause (b) of Section 6.3(a) and all Requisite Documents have been received and are in full force and effect at or prior to the Closing) and, if applicable, a Sanchez Equity Issuance, the Investors shall (a) enter into the Standstill and Voting Agreement in the form attached hereto as Annex F, and (b) the Registration Rights Agreement in the form attached hereto as Annex G; provided, however, that, for the avoidance of doubt, if (i) HoldCo acquires Sanchez Energy Common Stock prior to the Closing pursuant to Section 2.2, the Standstill and Voting Agreement and Registration Rights Agreement shall be structured to include the Warrants and/or the underlying Sanchez Energy Common Stock (which would be effective if such securities are acquired at the Closing), (ii) if HoldCo acquires the Warrants prior to the acquisition of Sanchez Energy Common Stock under Section 2.2, the Standstill and Voting Agreement and Registration Rights Agreement shall be structured to include such Sanchez Energy Common Stock (which would be effective if such securities are acquired pursuant to Section 2.2) and (iii) the two-year lockup period in the Standstill and Voting Agreement shall run from the time HoldCo first acquires any Sanchez Energy securities until the two-year anniversary of the Closing, unless the Acquisition is not consummated and the Closing does not occur, in which event the two-year lockup period for the Sanchez Energy Common Stock issued pursuant to Section 2.2 shall expire on the two year anniversary of the date of issuance.

Section 2.5         Allocation to Side-by-Side and Similar Funds. Blackstone may, at or prior to the Closing, allocate a portion of its equity commitments set forth in the Blackstone Commitment Letter to one or more side-by-side, supplemental or other related investment funds or vehicles (a) which are under common control with BCP VII or BEP II, (b) as to which funds were, prior to the date of this Agreement, already committed in an amount sufficient to cover such allocation, and (c) which in the ordinary course invest and exit together with BCP VII and/or BEP II in transactions of this type.

Section 2.6         Allocation to Separately Managed Accounts, Etc. Blackstone may, at or prior to the Closing, allocate a portion of its equity commitments set forth in the Blackstone Commitment Letters to one or more potential equity financing sources who are passive investors in investments, funds, vehicles or accounts that are managed, sponsored or advised by Blackstone (or special purpose vehicles in which any such passive investors are the sole

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investors), the equity investments of which are managed or controlled by an Affiliate of Blackstone.

Section 2.7         Transaction Covenants. Blackstone hereby covenants that (i) at the Closing Aguila shall be a wholly-owned subsidiary of HoldCo and (ii) from the date hereof to the earlier of (A) the Closing Date and (B) the termination of the Purchase Agreement pursuant to Section 7.1 therein, the Blackstone Funds shall (and shall cause Blackstone (as defined in the LLC Agreement), HoldCo and its and their Affiliates to) comply with Section 3.3(c) of the LLC Agreement as set forth therein and as if the Blackstone Funds are the “Company” and “Blackstone” thereunder.

ARTICLE III

INTERIM GOVERNANCE

Section 3.1         Actions Pending the Closing. The Investors will promptly share with each other all material information they receive from or on behalf of Seller in connection with the Acquisition. Sanchez and Blackstone agree and acknowledge that SN has been appointed as “Buyer Party Representative” pursuant to, and solely to the extent contemplated by, Section 15.21 of the Purchase Agreement for the purposes of: (a) any matters related to the Hedging Transactions, including the entry, assignment, or novation thereof; and (b) any title and/or environmental matters set forth in Articles XIII and XIV of the Purchase Agreement (collectively, “Buyer Party Representative Matters”). Notwithstanding anything to the contrary herein or in the Purchase Agreement, SN may only take action with respect to any Buyer Party Representative Matter with the prior consent of Aguila (which consent must be in writing with respect to any Hedging Transaction related to Aguila), and Sanchez Energy shall cause SN to act accordingly. Without limiting the foregoing, the mutual agreement and cooperation of Sanchez and Aguila will be required for all decisions made, and actions taken, by any Buyer Party under the Purchase Agreement, including with respect to Buyer Party Representative Matters, in the period between execution of the Purchase Agreement and Closing (the “Interim Period”). Decisions referenced in the preceding sentence that require the mutual agreement of all Buyer Parties under the Purchase Agreement include, but are not limited to, (a) consents required from Sanchez and Aguila during the Interim Period that relate to ongoing operations, (b) determining that the conditions to Closing specified in the Purchase Agreement have been satisfied, (c) waiving compliance with any agreements and Closing conditions contained in the Purchase Agreement, (d) amending, supplementing or modifying the Purchase Agreement, (e) exercising any remedies available under the Purchase Agreement in connection with a breach by Seller, including all matters with respect to Title Defects and Environmental Defects and (f) contacting, cooperating, complying with and/or negotiating with any third party whose consent or approval may be required in connection with consummation of the transactions contemplated by the Purchase Agreement. For the avoidance of doubt, from and after the time that any Investor becomes a Failing Investor (as defined below), the approval or consent of such Failing Investor (or its Affiliates) shall no longer be required for any purposes under this Article III and such other Investors (and their Affiliates) may take all actions of “Buyer” or “Buyer Party Representative” under the Purchase Agreement on a unilateral basis (with the consent of each other non-failing Investor that is not an Affiliate of the Failing Investor) and the Failing Investor (and its Affiliates party hereto) shall take all action required within its reasonable control to

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allow the other Investors (and their Affiliates) to take such actions on a unilateral basis (with the consent of each other non-failing Investor that is not an Affiliate of the Failing Investor); provided that any Failing Investor that ultimately participates in the transaction as a result of the Closing Investor exercising its right to seek specific performance hereunder or the Seller exercising its specific performance right under the Purchase Agreement shall, for all purposes hereunder, no longer be deemed a “Failing Investor,” and its approval or consent rights shall be restored as of the date such previously Failing Investor cures its performance failure). Notwithstanding anything else to the contrary in this Agreement, but subject to SN’s appointment as the Buyer Party Representative with respect to the Buyer Party Representative Matters, the Investors expressly agree that each Investor may act on a unilateral basis without requiring the consent of the other Investors to the extent such Investor is exercising its rights with respect to any Hedging Transactions pursuant to Section 11.9 of the Purchase Agreement.

Section 3.2         Expenses. Each of Sanchez, on the one hand, and Blackstone, on the other hand, shall be responsible for its and its Affiliates’ own fees and expenses and those of their respective accountants, bankers, counsel, and other advisors that are incurred on connection with this Agreement and the transactions contemplated by the Purchase Agreement.

Section 3.3         Regulatory Matters. Each Investor will use reasonable best efforts to promptly supply and provide information that is accurate in all material respects to any Governmental Authority requesting or requiring such information in connection with filings or notifications under, or relating to any applicable Laws and to otherwise cooperate in connection with any such submission or application as is necessary and customary under the circumstances.

Section 3.4         Debt Financing. Each Investor (a) shall negotiate and use its reasonable best efforts to enter into definitive agreements relating to its portion of the Debt Financing, pursuant to the terms set forth in their respective Debt Commitment Letters, or if such Debt Financing is not available, pursue such Alternate Financing as may be required by the Purchase Agreement and (b) may arrange for, market and negotiate and enter into definitive agreements relating to any Alternate Financing to the extent not required by the Purchase Agreement, including agreeing to the financial terms of such debt, to be issued at the Closing to such Investor or any direct or indirect subsidiary of the applicable Investor. No Investor may terminate its respective Debt Commitment Letter without the prior written consent of the other Investors.

Section 3.5         Cooperation. The Investors agree to cooperate with one another in connection with the arrangement of the Debt Financing (or any permitted replacement, amendment, modification or any Alternate Financing) as may be reasonably requested by an Investor. Any reasonable, out-of-pocket expenses incurred by an Investor in providing reasonable cooperation to the other Investor in accordance with this Section 3.5 shall be reimbursed by the Investor seeking such cooperation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SANCHEZ

Each Sanchez Party hereby represents, warrants and covenants to Blackstone that, as of the date hereof and as of the Closing:

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Section 4.1         Organization and Qualification. Each Sanchez Party is a corporation, limited liability company, limited partnership or other entity, as the case may be, has been duly formed or organized, and is validly existing and in good standing, under the Laws of the jurisdiction of its formation or organization. There is no pending or, to the actual knowledge of the senior management of a Sanchez Party, threatened, action, appeal, petition, plea, charge, complaint, claim, suit, demand, proceeding, litigation, hearing, inquiry, arbitration, mediation, investigation, audit, or similar event, occurrence, or proceeding by or before any Governmental Authority, whether civil, criminal, administrative, arbitrative or investigative (collectively, an “Action”) (or basis therefor) for the dissolution, liquidation, or insolvency of such Sanchez Party.

Section 4.2         Authority; Enforceability. Each Sanchez Party has all requisite power and authority to execute and deliver this Agreement, the Sanchez Commitment Letters (in the case of Sanchez Energy), and the Contracts attached hereto as Annexes A-K to which it is a party (the “Sanchez Transaction Documents”), to consummate the transactions contemplated by the Sanchez Transaction Documents to which it is a party and to perform all of the terms and conditions of the Sanchez Transaction Documents to be performed by it. This Agreement and the other Sanchez Transaction Documents have been or will be at the Closing, as applicable, duly executed and delivered by each Sanchez Party that is a party thereto. This Agreement and the Sanchez Commitment Letters constitute, and the other Sanchez Transaction Documents will constitute, the valid and binding obligation of each Sanchez Party that is a party thereto, enforceable against such Sanchez Party in accordance with the terms hereof or thereof, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

Section 4.3         No Conflicts; Consents, Etc. Except as contemplated or required by or specified in the Purchase Agreement (or the transactions contemplated thereby), this Agreement or the agreements attached hereto as Annexes B — G, the execution by each Sanchez Party of the Sanchez Transaction Documents to which it is a party and the performance by such Sanchez Party of the transactions contemplated by the Sanchez Transaction Documents to which it is a party do not and will not (a) violate, conflict with, result in a default under or require consent under the certificate of incorporation, by-laws, certificate of formation, limited liability company operating agreement, limited liability partnership agreement, partnership or limited partnership agreement, or other similar formation or governing documents (“Organizational Documents”) of such Sanchez Party, (b) violate, conflict with, or result in a violation of (whether after the giving of notice, lapse of time or both) any Law, (c) require any consent, authorization, approval or order from, or registration, qualification or filing with, any Governmental Authority, other than those which have been obtained or made, as the case may be, or as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state and foreign securities or “blue sky” laws, The New York Stock Exchange or any other applicable self-regulatory organization, (d) require any consent from any other third Person, which consent has not been obtained, or (e) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, instrument, document, or other similar understanding (“Contract”), order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent,

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approval, award, judgment, injunction, or other similar determination by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator (“Order”), or permit to which a Sanchez Party is a party or by which such Sanchez Party is bound or to which any of such Sanchez Party’s assets is subject, which violations or defaults have not been waived. Each Sanchez Party has obtained (or will obtain at or prior to the Closing or, if later, when so required under this Agreement or other agreement contemplated hereby) all necessary consents, authorizations, approvals and Orders, and has made (or will make at or prior to the Closing or, if later, when so required under this Agreement or other agreement contemplated hereby) all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant Governmental Authorities, required by such authorities to be obtained or made, as applicable, by it in connection with the consummation of the transactions contemplated hereby, other than such consents, authorizations, approvals, Orders, registrations, qualifications, designations, declarations and filings contemplated or required by the Purchase Agreement or the agreements attached hereto as Annexes B — G.

Section 4.4                           No Other Arrangements. No Sanchez Party has entered into any Contract with Seller or its Affiliates that relates to this Agreement or the Purchase Agreement, other than (i) this Agreement and the agreements expressly contemplated by this Agreement and all the exhibits, schedules, and annexes to any of the foregoing, (ii) as may be related to the equity financing of UnSub, and (iii) any debt or equity financing arrangements to consummate the transactions contemplated by the Purchase Agreement.

Section 4.5                           Access to Capital. Sanchez Energy has, or has access to, and at Closing will have, unfunded capital commitments or otherwise have sufficient funds in an amount not less than amount necessary to fund its obligations under the Sanchez Equity Commitment Letter and no internal or other approval is required for Sanchez Energy to fulfill each of its obligations under the Sanchez Commitment Letters.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BLACKSTONE

Each Blackstone Party hereby represents, warrants and covenants to Sanchez that, as of the date hereof and as of the Closing:

Section 5.1                           Organization and Qualification. Each Blackstone Party is a corporation, limited liability company, limited partnership or other entity, as the case may be, has been duly formed or organized, and is validly existing and in good standing, under the Laws of the jurisdiction of its formation or organization. There is no pending or, to the actual knowledge of the senior management of such Blackstone Party, threatened, Action (or basis therefor) for the dissolution, liquidation, or insolvency of such Blackstone Party.

Section 5.2                           Authority; Enforceability. Each Blackstone Party has all requisite power and authority to execute and deliver this Agreement, the Blackstone Commitment Letter (in the case of the Blackstone Funds), and the Contracts attached hereto as Annexes A-K to which it is a party (the “Blackstone Transaction Documents”), to consummate the transactions contemplated by the Blackstone Transaction Documents to which it is a party and to perform all of the terms

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and conditions of the Blackstone Transaction Documents to be performed by it. This Agreement and the other Blackstone Transaction Documents have been or will be at the Closing, as applicable, duly executed and delivered by each Blackstone Party that is a party thereto. This Agreement and the Blackstone Commitment Letter constitutes, and the other Blackstone Transaction Documents will constitute, the valid and binding obligation of each Blackstone Party that is a party thereto, enforceable against such Blackstone Party in accordance with the terms hereof or thereof, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

Section 5.3                           No Conflicts; Consents, Etc. Except as contemplated or required by or specified in the Purchase Agreement (or the transactions contemplated thereby), this Agreement or the agreements attached hereto as Annexes B — G, the execution by each Blackstone Party of the Blackstone Transaction Documents and the performance by such Blackstone Party of the transactions contemplated the Blackstone Transaction Documents to which it is a party do not and will not (a) violate, conflict with, result in a default under or require consent under the Organizational Documents of such Blackstone Party, (b) violate, conflict with, or result in a violation of (whether after the giving of notice, lapse of time or both) any Law, (c) require any consent, authorization, approval or order from, or registration, qualification or filing with, any Governmental Authority, other than those which have been obtained or made, as the case may be, (d) require any consent from any other third Person, which consent has not been obtained, or (e) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any Contract, Order, or permit to which a Blackstone Party is a party or by which such Blackstone Party is bound or to which any of such Blackstone Party’s assets is subject, which violations or defaults have not been waived. Each Blackstone Party has obtained (or will obtain at or prior to the Closing or, if later, when so required under this Agreement or other agreement contemplated hereby) all necessary consents, authorizations, approvals and Orders, and has made (or will make at or prior to the Closing or, if later, when so required under this Agreement or other agreement contemplated hereby) all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant Governmental Authorities, required by such authorities to be obtained or made, as applicable, by it in connection with the consummation of the transactions contemplated hereby, other than such consents,                      authorizations, approvals, Orders, registrations, qualifications, designations, declarations and filings contemplated or required by the Purchase Agreement or the agreements attached hereto as Annexes B - G.

Section 5.4                           No Other Arrangements. No Blackstone Party has entered into any Contract with the Seller or its Affiliates that relates to this Agreement or the Purchase Agreement, other than this Agreement and the agreements expressly contemplated by this Agreement and all the exhibits, schedules, and annexes to any of the foregoing.

Section 5.5                           Access to Capital. The Blackstone Funds have, or have access to, and at Closing will have, unfunded capital commitments or otherwise have sufficient funds in an amount not less than amount necessary to fund its obligations under the Blackstone Equity Commitment Letter and no internal or other approvals that have not been obtained as of the date of this Agreement will be required for each of the Blackstone Funds to fulfill each of its obligations under the Blackstone Commitment Letter.

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Section 5.6                           Sanchez Energy Ownership. As of the Execution Date, HoldCo and its Affiliates (excluding any portfolio companies in which the Blackstone Funds have a direct or indirect investment) do not own, beneficially or of record, directly or indirectly, (i) any class or series of capital stock of Sanchez Energy, (ii) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of Sanchez Energy or with a value derived in whole or in part from the value of any class or series of shares of Sanchez Energy, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of Sanchez Energy or otherwise or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Sanchez Energy, (iii) any proxy, contract, arrangement, understanding or relationship pursuant to which such Person has a right to vote any shares of Sanchez Energy, (iv) any short interest in any security of Sanchez Energy, or (v) any rights to dividends on the shares of Sanchez Energy that are separated or separable from the underlying shares of Sanchez Energy, representing, in the aggregate, beneficial ownership of Sanchez Energy Common Stock sufficient to require a filing by any such Person with the SEC of a statement on Schedule 13D reporting such beneficial ownership.

ARTICLE VI

MISCELLANEOUS

Section 6.1                           Amendment. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by each of the Investors; provided, that any provision herein requiring the approval of any Investor who is distinguished from the other Investors or requiring the unanimous approval of the Investors may only be amended, modified or waived by an agreement in writing signed by the specified Investors, or all of the Investors, as applicable.

Section 6.2                           Severability. In the event that any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 6.3                           Remedies.

(a)                         In the event that the Closing is required to occur pursuant to the terms of the Purchase Agreement and (x) either Investor (it being understood that for purposes of this Section 6.3, the use of Investor as it relates to the Purchase Agreement is intended to refer to SN and UnSub collectively, on the one hand, and Aguila, on the other hand) is prepared to fund its portion of the Adjusted Purchase Price pursuant to Article VI of the Purchase Agreement and otherwise consummate the Acquisition as required by the Purchase Agreement, as evidenced in writing to the other Investor, or (y) an award of specific performance to fund and/or cause the funding of the Investors’ respective Equity Financing and Debt Financing is granted under and in accordance with the Purchase Agreement (the Investor who is so prepared to fund in either case,

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the “Closing Investor”), but one Investor fails to perform its material obligations under the Purchase Agreement (that are not, other than funding failures, cured within three (3) Business Days’ written notice from the other Investor), including its obligation to fund its portion of the Adjusted Purchase Price as required by the Purchase Agreement, or provides written notice that it will not perform any of such obligations, including its obligation to fund its portion of the Adjusted Purchase Price as required by the Purchase Agreement (such Investor, a “Failing Investor”), the Closing Investor shall be entitled (in addition to the right set forth in Section 6.3(b) hereof), in its discretion, to (a) specific performance of the terms of Sections 2.1, 3.4 and 3.5 hereof to cause the Failing Investor to cause the funding of its Equity Financing and take all actions required of such Investor under the Purchase Agreement to cause the funding of its portion of the Debt Financing and use such funds to fund its portion of the Adjusted Purchase Price as contemplated by the Purchase Agreement, whether before or after the Closing, together with obtaining reimbursement by the Failing Investor of any costs of enforcement incurred by the Closing Investor in seeking to enforce such remedy, or (b) subject to obtaining any necessary amendments and/or assignments to the Purchase Agreement to remove the Failing Investor as a Buyer Party thereunder and releases of Failing Investor from Anadarko from liabilities arising under the Purchase Agreement from and after the date of such amendments and/or assignment (the “Requisite Documents”), terminate the participation in the transaction (and all rights under Articles I and III (other than Section 3.2) and, if Aguila is the Failing Investor, Sections 2,2, 2.3 and 2.4 and Article IV (with respect to breaches or violations after such termination) of, and if SN or UnSub is the Failing Investor, Section 2.7 and Article V (with respect to breaches or violations after such termination) of, this Agreement and/or the Purchase Agreement) of any Failing Investor (in which case the Failing Investor shall cooperate to effect the amendment of the Purchase Agreement and/or assignment of any of its rights under the Purchase Agreement to the Closing Investor to the extent reasonably requested by the Closing Investor), and such Closing Investor may fund the Failing Investor’s portion of the Adjusted Purchase Price as may be required to consummate the Closing at the time of such termination of such Failing Investor; provided, that such termination shall not affect the Closing Investor’s rights against such Failing Investor with respect to such failure to fund or such Failing Investor’s continuing obligations hereunder as set forth in this Agreement and the Purchase Agreement.

(b)                         In the event (i) a Failing Investor fails to perform its obligations under the Purchase Agreement and a Closing Investor takes either of the actions contemplated by Section 6.3(a) or (ii) the Purchase Agreement is terminated and (A) Seller is entitled to retain the Deposit under the Purchase Agreement and/or (B) any other losses or damages are payable to Seller thereunder, including Hedging Losses, and (iii) a Failing Investor’s (A) breach (including anticipatory breach) of its obligations under the Purchase Agreement or this Agreement, (B) failure to obtain its portion of the Debt Financing or Equity Financing as contemplated by the Purchase Agreement or (C) failure to otherwise fund its portion of the Adjusted Purchase Price and consummate the Closing when required under the Purchase Agreement has been the principal or proximate cause of the termination giving rise to such obligation to forfeit the Deposit or pay any other losses or damages to Seller (such Investor, the “Indemnifying Investor”), the Indemnifying Investor shall indemnify and hold harmless the Closing Investor (the “non-Indemnifying Investor”) from and against all out-of-pocket costs and expenses incurred by the non-Indemnifying Investor and its Affiliates in connection with the transactions contemplated by the Purchase Agreement and this Agreement (including all legal, financial and other advisory costs and expenses) incurred or reasonably anticipated to be incurred, including

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any forfeiture of its portion of the Deposit (or requirement to pay the portion of the Indemnifying Investor’s Deposit) and any Hedging Losses incurred by such a Closing Investor or any costs and expenses relating to any other hedging transactions put into place by the Closing Investor or any of its Affiliates in connection with the Transaction (including deal-contingent hedges), but shall not include any amounts payable to any equity or debt financing sources, including in the case of UnSub, any amounts payable to GSO Capital Partners L.P. or any of the controlled Affiliates of GSO Capital Partners L.P., other than the reimbursement of out-of-pocket expenses, in connection with the transactions related to the Purchase Agreement (collectively, the “Indemnifiable Losses”). The indemnification rights and obligations set forth in the immediately preceding sentence shall terminate, and be of no further force or effect, on the first (1st) anniversary of the termination date of the Purchase Agreement, unless an indemnity claim had been previously made in respect thereof on the Indemnifying Investor (in which case, such indemnification rights and obligations shall survive until the conclusion of such indemnity claim). For the avoidance of doubt and notwithstanding anything in this Agreement or any other agreement to the contrary, Sanchez Energy shall be responsible for causing SN and UnSub to comply with all obligations of SN and UnSub, respectively, under this Agreement, including payment of all amounts that may be payable by SN and/or UnSub pursuant to this Section 6.3, and shall, as a result, be directly liable for such payment obligations in the event that SN and/or UnSub do not satisfy any such payment obligations in full. For the avoidance of doubt and notwithstanding anything in this Agreement or any other agreement to the contrary, the Blackstone Funds shall be responsible for, and have joint liability for, all obligations of Aguila under this Agreement, including payment of all amounts that may be payable by Aguila pursuant to this Section 6.3; provided, that BEP II shall responsible for 60% of any amounts payable by Aguila under this Agreement and BCP VII shall be responsible for 40% of any amounts payable by Aguila under this Agreement. For the avoidance of doubt, “Indemnifiable Losses” shall not include any lost profits, punitive, consequential, exemplary, benefit-of-the-bargain, indirect and similar damages, except to the extent recovered by Seller or any non-Affiliate of the non- Indemnifying Investor and which otherwise constitutes Indemnifiable Losses.

(c)                          In the event that the Purchase Agreement is terminated by Seller pursuant to Section 7.1(c) or Section 7.1(i) therein, then no later than three (3) Business Days following delivery of written notice of termination to the Parties by Seller, each of Sanchez Energy and the Blackstone Funds shall deliver to the other Investor an irrevocable, standby letter of credit in an amount equal to the Cash Deposit Amount or the Deposit LC Amount, as applicable, issued by a U.S. commercial bank or the U.S. branch of a foreign bank with ratings of at least “A-” by S&P and at least “A3” by Moody’s, and having total assets of at least $10,000,000,000, in a form reasonably acceptable to the other Party with draw-down by either Sanchez Energy or the Blackstone Funds conditioned only upon the satisfaction of any of the Draw-Down Conditions set forth below (each such letter of credit, an “LC”). Each LC shall only be drawn upon or payable upon (i) the mutual agreement of the Parties, or (ii) the issuance of a final non- appealable judgment of (A) a court of competent jurisdiction in accordance with Section 6.5 or (B) an arbitration panel pursuant to the terms of Section 6.3(f) (collectively, the “Draw-Down Conditions”), that Indemnifiable Losses are payable by one Party to the other, as applicable, and in such event the non-Indemnifying Investor may only collect from the other Party’s LC, as applicable, the amount of Indemnifiable Losses awarded to the non-Indemnifying Investor by such court of competent jurisdiction (or arbitration panel) or as otherwise mutually agreed upon by the Parties, including, for the avoidance of doubt, any interest payable pursuant to Section

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6.3(h). In the event that Blackstone, on the one hand, or Sanchez, on the other hand, does not make a claim against the other Party pursuant to this Section 6.3 for Indemnifiable Losses within three (3) months following any termination of the Purchase Agreement, then, if Blackstone has not made a claim, Sanchez Energy shall have the right to withdraw its LC and Blackstone shall return such LC to Sanchez Energy, or if Sanchez has not made a claim, the Blackstone Funds shall have the right to withdraw its LC and Sanchez shall return such LC to the Blackstone Funds; provided, that notwithstanding anything to this contrary in this Agreement, if a claim under this Section 6.3 has been made against Blackstone or Sanchez, as the case may be, then the form of security provided by the applicable Party against whom the claim has been made shall be required to remain effective until such claim has been satisfied or upon the date that a court of competent jurisdiction or an arbitration panel pursuant to the terms of Section 6.3(f) has ruled against the validity of such claim and determined that no Indemnifiable Losses are payable pursuant thereto.

(d)                         In the event that (i) the Purchase Agreement is terminated for any reason other than a termination pursuant to Section 7.2(b) therein and (ii) Seller obtains reimbursement for Hedging Losses pursuant to Section 7.2(c) of the Purchase Agreement from the Cash Deposit Amount and any such Hedging Losses are attributable to Hedging Transactions of Aguila (the “Blackstone Hedging Losses”), then Aguila shall reimburse Sanchez for the Blackstone Hedging Losses and such amounts shall be treated as Indemnifiable Losses hereunder; provided, that in the event that Sanchez is an Indemnifying Investor, Sanchez shall not be entitled to reimbursement for the Blackstone Hedging Losses pursuant to this Section 6.3(d).

(e)                          In the event that (i) the Purchase Agreement is terminated for any reason other than a termination pursuant to Section 7.2(b) therein and (ii) Seller obtains reimbursement for Hedging Losses pursuant to Section 7.2(c) of the Purchase Agreement from the Deposit LC Amount and any such Hedging Losses are attributable to Hedging Transactions of UnSub or SN (the “Sanchez Hedging Losses”), then UnSub or SN, as applicable, shall reimburse Aguila for the Sanchez Hedging Losses and such amounts shall be treated as Indemnifiable Losses hereunder; provided, that in the event that Aguila is an Indemnifying Investor, Aguila shall not be entitled to reimbursement for the Sanchez Hedging Losses pursuant to this Section 6.3(e).

(f)                           In the event a Party wishes to contest whether it owes Indemnifiable Losses as an Indemnifying Investor (the “Contesting Party”), such Party shall provide the non- Indemnifying Investor (the “non-Contesting Party”), with its written objection within ten (10) days after receipt of notice of the non-Contesting Party’s written claim for Indemnifiable Losses (the “Objection Notice”). In such event, a representative of the Contesting Party and the non- Contesting Party shall meet and use commercially reasonable efforts to mutually agree on a resolution. If such representatives are unable to resolve the disagreement within fifteen (15) days after receipt of the Objection Notice, then the non-Contesting Party, in its sole discretion, may elect to litigate such matter in accordance with Section 6.5 or have such disagreement resolved in accordance with by accelerated arbitration, which arbitration proceedings shall be held in New York, New York and conducted pursuant to the Rules for Commercial Arbitration promulgated by the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 6.3. The dispute shall be adjudicated by a panel of three (3) arbitrators. The Contesting Party and the non-Contesting Party shall each be able to choose one (1) arbitrator, and such chosen arbitrators shall choose the third arbitrator. If the any of the Parties fail to

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choose an arbitrator, then any arbitrator chosen by a Party shall be empowered to choose the two (2) additional arbitrators required by this Section 6.3(f). The third arbitrator shall be appointed within thirty (30) days after receipt of the Objection Notice. Each arbitrator shall be a practicing attorney or retired judge with at least fifteen (15) years total working experience as such and shall not have worked as an employee, consultant, independent contractor or outside counsel for any of the Parties to such dispute or any of their respective Affiliates during the ten (10) year period preceding the arbitration or have any financial interest in the dispute or any assets or businesses of the parties to such dispute. The arbitrators shall require exchange by the Parties of documents relevant to the issues raised by any claim or defense or on which the producing Party may rely in support of or in opposition to any claim or defense, with due regard for eliminating undue burden and expense and the accelerated nature of the arbitration. These exchanges shall occur no later than a specified date within thirty (30) days following the appointment of the third arbitrator. At the request of a Party, the arbitrators may at their discretion order the depositions of witnesses. Depositions shall be limited to a maximum of two depositions per Party, each for a maximum of four hours duration, unless the arbitrators otherwise determine. All discovery shall be completed within forty-five (45) days following the appointment of the third arbitrator. The final arbitration hearing shall commence within sixty (60) days following the appointment of the third arbitrator. The arbitrators shall issue a reasoned decision in writing within fifteen (15) Business Days after conclusion of the final arbitration hearing and, absent manifest error, shall be final and binding upon the Parties to such dispute, without right of appeal, and may be entered in any court having jurisdiction thereof. In making its determination, the arbitrators shall be and remain at all times wholly impartial, and, once appointed, the arbitrators shall have no ex parte communications with any of the Parties to the dispute concerning the arbitration or the underlying dispute. The costs and expenses of the arbitrators shall be equally split between the Parties. The arbitration proceeding and arbitration award shall be maintained by the Parties as strictly confidential, except as is otherwise required by court order or as is necessary to confirm, vacate or enforce the award and for disclosure in confidence to the Parties’ respective attorneys, tax advisors and senior management, or as disclosure may be permitted under Section 6.9. Compliance with this 6.3(f) shall not be required if the effect thereof would prevent a claim from being brought within a statute of limitations or other time period hereunder within which a claim must be brought. The initiation of arbitration pursuant to this Section 6.3(f) will toll the applicable statute of limitations for the duration of any such proceedings. Notwithstanding anything herein to the contrary, the Parties may take any such action required to effectuate such tolling.

(g)                          Notwithstanding anything to the contrary herein or in the Purchase Agreement, if Seller terminates the Purchase Agreement because an Investor claims that a closing condition set forth in Article IV of the Purchase Agreement (a “Buyer Closing Condition”) has not been satisfied (the “Claiming Investor”), the Claiming Investor shall have the right to direct any defense in litigation brought by Seller or any of its Affiliates to dispute the failure of such Buyer Closing Condition (“Closing Condition Litigation”). The Investor that is not the Claiming Investor (the “non-Claiming Investor”) agrees to reasonably cooperate with the Claiming Investor and agrees not to take any action that would be reasonably likely to undermine the defense of the Claiming Investor in any material respect, other than to the extent required by Law. In the event that Seller prevails in any Closing Condition Litigation, the Claiming Investor shall be the Indemnifying Investor and liable to the non-Claiming Investor for

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all Indemnifiable Losses incurred in connection with such Closing Condition Litigation in accordance with this Section 6.3.

(h)                          Any Indemnifiable Losses payable or otherwise granted to a Party in accordance with this Section 6.3 shall, to the fullest extent permitted by Law, include interest accruing daily at a rate of 15% annually (or if a lower rate is required by applicable Law, such maximum rate permitted by applicable Law), from the date upon which it is determined the events giving rise to a Party becoming a Failing Investor or Indemnifying Investor, as applicable, began until the date such Party has satisfied in full its payment obligations under this Section 6.3.

(i)                              The Parties agree that, except as provided herein, this Agreement will be enforceable by all available remedies at Law or in equity (including, without limitation, specific performance); provided, that notwithstanding anything in this Agreement to the contrary, this Section 6.3 shall be the exclusive remedy of the Parties following the termination of the Purchase Agreement.

Section 6.4                            No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Investors may be partnerships or limited liability companies, each Investor covenants, agrees and acknowledges that this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and not against any of the former, current or future general or limited partners, equityholders, managers, members, directors, officers, employees, subsidiaries, Affiliates (other than any assignee permitted by Section 6.7 or any entity that is a Party to this Agreement), agents or representatives of the Investors (each, an “Investor Related Party”) and no Investor Related Party that is not a party hereto shall have any liability hereunder for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

Section 6.5                            Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW. EACH OF THE PARTIES CONSENTS TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF NEW YORK FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING SITES IN NEW YORK CITY, NEW YORK. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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Section 6.6                           Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 6.7                           Other Agreements; Assignment. This Agreement, together with the agreements and Exhibits referenced herein, constitutes the entire agreement, and supersedes all prior agreements, understandings, negotiations and statements, both written and oral, among the Parties or any of their Affiliates with respect to the subject matter contained herein except for such other agreements as are referenced herein which shall continue in full force and effect in accordance with their terms. Other than as provided herein, this Agreement shall not be assigned without the prior consent of the Parties hereto.

Section 6.8                           Press Release; Communications. Any general notices, releases, statements or communications to the general public or the press relating to this Agreement or the transactions contemplated hereby and the Purchase Agreement shall be made only at such times and in such manner as may be mutually agreed upon by the Investors; provided, that the Parties hereto shall be entitled to issue such press releases and to make such public statements as are required by applicable Law, the applicable rules of any national securities exchange or if required in connection with any required filing or notice with any Governmental Authority relating to the transactions contemplated by the Purchase Agreement without the mutual agreement of the Investors, in which case the Investors shall be advised thereof and the Parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued (provided, that nothing herein shall prevent a Party from making a required disclosure within the timeframe required by such applicable Laws, rules or requirements of Governmental Authorities). Once information has been made available to the general public in accordance with this Agreement, this Section 6.8 shall no longer apply to such information.

Section 6.9                           Confidentiality. Each party hereto shall, and shall cause its Affiliates, directors, officers, employees, agents, advisors and representatives (“Representatives”) to, keep any information supplied by or on behalf of any of the other Parties pursuant to this Agreement (“Confidential Information”), confidential and to use, and cause its Representatives to use, the Confidential Information only in connection with the Acquisition and the transactions contemplated hereby; provided, that the term “Confidential Information” does not include information that (a) is already in such Party’s possession; provided, that such information is not subject to another confidentiality agreement with or other obligation of secrecy to any Person, (b) is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such Party or such Party’s Representatives, or (c) is or becomes available to such Party on a non-confidential basis from a source other than any of the Parties hereto or any of their respective Representatives; provided, that such source is not known by such Party to be bound by a confidentiality agreement with or other obligation of secrecy to any Person; provided further, however, that nothing herein shall prevent any Party hereto from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iii) to the

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extent required by Law or regulation, (iv) to the extent necessary in connection with the exercise of any remedy, hereunder, and (v) to such Party’s Representatives that need to know such information (it being understood and agreed that, in the case of clause (i), (ii) or (iii), such Party shall notify the other Investors of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable best efforts to ensure that any information so disclosed is accorded confidential treatment, when and if available, unless Section 6.8 applies to such disclosure); provided, that notwithstanding the foregoing, notice to any Investor shall not be required where disclosure is made (i) in response to a request by a regulatory or self-regulatory authority or (ii) in connection with a routine audit or examination by a bank examiner or auditor and such audit or examination does not reference such Investor or this Agreement. This Section 6.9 shall survive for one year following termination or expiration of this Agreement. In the event of a conflict between Section 6.8 and Section 6.9, Section 6.8 shall control to the extent of such conflict.

Section 6.10 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement contemplated to be performed herein was not performed by any such Party in accordance with the terms hereof and that monetary damages, even if available, would not be an adequate remedy therefor. As a result, each Party shall be entitled to specific performance to prevent breaches of this Agreement and enforce the terms hereof, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy) in addition to any other remedy at Law or equity. In connection with the exercise of any Party’s rights under this Section 6.10, the Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 6.11 Effectiveness. This Agreement shall become effective on the date hereof and shall terminate upon the earlier of (a) the Closing and (b) the termination of the Purchase Agreement in accordance with its terms; provided, however, that notwithstanding the foregoing:

(i) the provisions set forth in Article I (Closing Arrangements) (but only to the extent that the Sanchez Transaction Documents or Blackstone Transaction Documents have not been entered into by the applicable parties thereto as of the Closing), Section 2.2 (Blackstone Preferential Purchase Right) (but only to the extent not earlier terminated or expired as provided therein), Section 2.3 (Sanchez Warrants) and Section 2.4 (Equity Issuance Documents) (but, in the case of Section 2.3 or Section 2.4, only to the extent that such Sanchez Transaction Documents or Blackstone Transaction Documents have not been entered into by the applicable parties thereto as of the Closing), Section 3.2 (Expenses) and Article VI (Miscellaneous), other than Section 6.3 (Remedies, other than those sub-sections of Section 6.3 (including Section 6.3(i)) that are intended by their terms to survive the Closing), shall remain in full force and effect and survive any termination of this Agreement pursuant to the foregoing clause (a) in accordance with its terms;

(ii) the provisions set forth in Section 3.2 (Expenses), Article IV (Representations and Warranties of Sanchez, other than Section 4.4 (No Other Arrangements) and Section 4.5 (Access to Capital)), Article V (Representations and Warranties of Blackstone Parties, other than Section 5.4 (No Other Arrangements), Section 5.5 (Access to Capital), and Article VI

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(Miscellaneous), including Section 6.3 (Remedies), shall remain in full force and effect and survive any termination of this Agreement pursuant to the foregoing clause (b) in accordance with its terms; and

(iii) any liability for failure to comply with this Agreement or breach of this Agreement prior to termination shall survive termination of this Agreement.

Section 6.12                            No Third Party Beneficiaries. Except for Section 6.3, this Agreement shall be binding on each Party solely for the benefit of each other Party hereto and nothing set forth in this Agreement, express or implied, shall be construed to confer, directly or indirectly, upon or give to any Person other than the Parties any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the parties hereto to enforce, any provisions of this Agreement.

Section 6.13                            No Representations or Duty. Each Investor specifically understands and agrees that no Investor has made or will make any representation or warranty with respect to the terms, value or any other aspect of the transactions contemplated hereby, and each Investor explicitly disclaims any warranty, express or implied, with respect to such matters. In addition, each Investor specifically acknowledges, represents and warrants that it is not relying on any other Investor (a) for its due diligence concerning, or evaluation of, the Seller or its assets or businesses, (b) for its decision with respect to making any investment contemplated hereby or (c) with respect to tax and other economic considerations involved in such investment. In making any determination contemplated by this Agreement, each Investor may make such determination in its sole and absolute discretion, taking into account only such Investor’s own views, self- interest, objectives and concerns. No Investor shall have any fiduciary or other duty to any other Investor except as expressly set forth in this Agreement.

Section 6.14                     Adjustments. Sanchez Common Stock share numbers underlying the Warrant Agreement and the exercise price per share of Sanchez Common Stock shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement, in accordance with the adjustment mechanisms set forth in the Warrant Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

[Signature Page to Interim Investors Agreement]

SANCHEZ ENERGY CORPORATION:

By:	/s/ Antonio R. Sanchez, III
Name:	Antonio R. Sanchez, III
Title:	Chief Executive Officer

SN EF MAVERICK, LLC:

By:	/s/ Antonio R. Sanchez, III
Name:	Antonio R. Sanchez, III
Title:	Chief Executive Officer

SN EF UNSUB, LP:

By: SN EF UNSUB GP, LLC, its general partner

By:	/s/ Antonio R. Sanchez, III
Name:	Antonio R. Sanchez, III
Title:	Chief Executive Officer

AGUILA PRODUCTION, LLC:

By:	/s/ Angelo Acconcia
Name:	Angelo Acconcia
Title:	President

AGUILA PRODUCTION HOLDCO, LLC:

By:	/s/ Angelo Acconcia
Name:	Angelo Acconcia
Title:	President

[Signature Page to Interim Investors Agreement]

BLACKSTONE CAPITAL PARTNERS VII L.P.

By:	/s/ Angelo Acconcia
Name:	Angelo Acconcia
Title:	President

BLACKSTONE ENERGY PARTNERS II L.P.

By:	/s/ Angelo Acconcia
Name:	Angelo Acconcia
Title:	President

ANNEX A

PURCHASE AND SALE AGREEMENT

ANNEX B

FORM OF

JOINT DEVELOPMENT AGREEMENT

Final Form

FORM OF

JOINT DEVELOPMENT AGREEMENT

By and Among

AGUILA PRODUCTION, LLC,

SN EF MAVERICK, LLC,

SN EF UNSUB, LP,

and

SANCHEZ ENERGY CORPORATION, but solely with respect to Section 2.2, Section 4.2, Section 4.5 and Article VII

Dated as of [•]

7.11	Remedies	45
7.12	Disputes	46
7.13	Expenses	47
7.14	No Recourse	48
7.15	Conflict	48
7.16	Subchapter K	48
7.17	Relationship of SN and SN UnSub	48
7.18	Operating Committee; Affiliates	49
7.19	Force Majeure	49

Annex I	Definitions
Annex II	Representatives
Annex III	Working Interests
Annex IV	Approved Financial Advisor Arbiters
Annex V	Existing Producing Wells
Annex VI	Existing Drilled and Uncompleted Wells
Annex VII	Restricted Areas
Exhibit A	Initial Budget and Work Plan
Exhibit B	Form of Operating Agreement
Exhibit C	Area of Mutual Interest
Exhibit D	Form of Assignment
Exhibit E	Form of Memorandum of Joint Development Agreement
Exhibit F	Form of Notice of Termination of the Joint Development Agreement

JOINT DEVELOPMENT AGREEMENT

This JOINT DEVELOPMENT AGREEMENT (this “Agreement”), is entered into as of [•] (the “Effective Date”), by and between SN EF Maverick, LLC, a Delaware limited liability company (“SN”), SN EF UnSub, LP, a Delaware limited partnership (“SN UnSub”), and Aguila Production, LLC, a Delaware limited liability company (“Blackstone”) and, solely for the purposes of Section 2.2, Section 4.2, Section 4.5 and Article VII, Sanchez Energy Corporation, a Delaware corporation (“Sanchez Energy”). Each of SN, SN UnSub, Sanchez Energy (with respect to the provisions of this Agreement to which it is a party) and Blackstone are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties and, solely for the purposes of Section 15.22 thereof, Sanchez Energy, entered into that certain Purchase and Sale Agreement, dated as of [•], by and among Anadarko E&P Onshore LLC and Kerr-McGee Oil & Gas Onshore LP (together, “Anadarko”) and the Parties ([together with any purchase agreement entered into with [redacted] (“[redacted]”) pursuant to certain tag-along rights,](1) the “Purchase Agreement”), pursuant to which the Parties collectively purchased all of the Working Interests of Anadarko [and [redacted], collectively] comprising an undivided [fifty percent (50%)] [seventy five percent (75%)] Working Interest in certain developed and undeveloped oil and gas assets in Maverick, Dimmit, Webb, and LaSalle Counties, Texas, as described in more detail in Annex III; and

WHEREAS, the Parties desire to enter into this Agreement in connection with the transactions and conveyances contemplated by the Purchase Agreement to, among other things, provide for certain capital planning, operatorship, transfer, and economic rights between the Parties with respect to the development, operation, and maintenance of the Assets and the Parties’ interests therein.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1        Specific Definitions. Capitalized terms used in this Agreement shall be given the meanings ascribed to such terms on Annex I.

1.2        Construction. Unless the context otherwise requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, the singular shall include the plural, and the plural shall include the singular. Any references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits, Annexes and Schedules are to exhibits, annexes and schedules attached hereto, each of which is incorporated herein for

(1)        Note to Draft: [redacted] reference to be removed if [redacted] elects not to tag.

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all purposes. Article and section titles or headings are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to articles, sections, or subdivisions thereof shall refer to the corresponding article, section, or subdivision thereof of this Agreement unless specific reference is made to such articles, sections or subdivisions of another document or instrument. Unless the context of this Agreement clearly requires otherwise, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and the words “hereof,” “herein,” “hereunder,” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

ARTICLE II

WORKING INTERESTS; REPRESENTATIONS AND WARRANTIES

2.1        Working Interest. As of the Effective Date, the Parties each own the Working Interests in each of the Leases as set forth on Annex III.

2.2        Representations and Warranties. Each of the Parties, severally and not jointly, solely in respect of itself and not another Party, hereby represents and warrants to the other Parties as follows as of the Effective Date: (a) such Party is duly formed, validly existing, and in good standing under the laws of its jurisdiction of formation, (b) such Party has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and has adequate power, authority, and legal right to enter into, execute, deliver and perform this Agreement, (c) such Party has duly executed and delivered this Agreement and this Agreement is legal, valid, and binding with respect to such Party and is enforceable against such Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally, (d) except to the extent contemplated herein, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or Third Party (collectively, “Consents”) is required in connection with the execution, delivery, or performance by such Party of this Agreement, or to consummate any transactions contemplated hereby that have not been obtained or waived prior to the Effective Date, and (e) provided, that the Consents are obtained, the authorization, execution, delivery, and performance of this Agreement by such Party does not, and will not, breach or conflict with or constitute a default under (A) such Party’s organizational documents or (B) any agreement or arrangement to which such Party is a party or by which it is otherwise bound.

ARTICLE III

OPERATING COMMITTEE; BUDGETS AND WORK PLAN

3.1        Management by Operating Committee. The Parties hereby establish an operating committee composed of representatives (each, a “Representative”) from the Parties duly appointed in accordance with this Article III (the “Operating Committee”). The Operating Committee shall exercise its rights and carry out its duties over the Assets in compliance with this Agreement.

3.2        Function of the Operating Committee. The Parties agree that, among the Parties, the timing, scope and budgeting of operations on the Assets (other than with respect to

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the Initial Budget and Work Plan) and amendments to the Initial Budget and Work Plan shall be ultimately approved by the Operating Committee. To the extent permitted or allowed under the applicable Operating Agreement, the Operator shall, in its own discretion and in accordance with the applicable Operating Agreement, propose, approve, and undertake any actions or decisions pursuant to such applicable Operating Agreement unless Unanimous Consent of the Operating Committee is required under this Agreement. The Operating Committee shall have no authority over the ownership of any interest in an Asset, which authority shall remain exclusively with the Party holding such ownership interest, subject to the other terms of this Agreement, including Article IV. The matters set forth below shall require the Unanimous Consent of the Operating Committee, and each Party agrees that it will not take or knowingly facilitate, and will cause its Controlled Affiliates and shall use its reasonable best efforts to cause its other Affiliates not to take or knowingly facilitate, any action under any applicable Operating Agreement or otherwise with respect to the Assets contemplated by clauses (a) through (h) of this Section 3.2 without the Unanimous Consent of the Operating Committee.

(a)         approving any Subsequent Budget and Work Plan;

(b)         making any amendments or modifications of the previously approved Initial Budget and Work Plan or any Subsequent Budget and Work Plan; provided, that, any increase to the aggregate amount of expenditures in the previously approved Initial Budget and Work Plan or any Subsequent Budget and Work Plan (as applicable) shall not require Unanimous Consent of the Operating Committee so long as such increase would not exceed the approved budgeted amount by more than ten percent (10%) and is otherwise consistent with the applicable Approved Budget;

(c)         approving any AFE with respect to an Approved Operation to the extent that all AFEs issued for such Approved Operation exceed 120% of the budgeted amount for such Approved Operation in an Approved Budget; provided, however, that any AFEs so approved by Unanimous Consent shall not be counted toward the ten percent (10%) overage referenced above in Section 3.2(b);

(d)         approving any E&D Operations or S&A Operations proposed by a Third Party unless previously authorized pursuant to an Approved Budget; provided, however, that any such E&D Operations or S&A Operations that are so approved by Unanimous Consent shall not be counted toward the ten percent (10%) overage referenced above in Section 3.2(b);

(e)         designating a new Operator (other than as provided in Section 3.8(e) or Section 3.8(f));

(f)         commencing or settling litigation related to the Assets that affect or would reasonably be expected to affect all Parties with respect to their ownership of the Working Interests, if the claims or settlements at issue exceed, or would reasonably be expected to exceed, a total of $2,000,000 in the aggregate or otherwise involve any equitable relief, or request for equitable relief, related to the Assets;

(g)         amending this Agreement or any applicable Operating Agreement; and

(h)         approving or amending of any Material Contracts.

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(i)          In the event that the Operating Committee approves any matter under Section 3.2 by Unanimous Consent, each Party shall take, and shall cause its Affiliates to take, such actions within such Party’s Control under an applicable Operating Agreement that are reasonably necessary to effectuate such approved matter (and shall not knowingly take any action that could reasonably be expected to subvert, or otherwise materially interfere with the effectuation of such approved matter, including by encouraging Third Party Working Interest holders under an Operating Agreement to submit alternative or competing proposals against those proposals approved by the Operating Committee pursuant to this Section 3.2). Without limiting the generality of the foregoing but subject to Section 3.7(c), each Party will vote its respective Working Interests under an applicable Operating Agreement in favor of, and make appropriate elections with respect to, and the Operator will make proposals for the activities contemplated by, matters that have been approved by the necessary consents required by this Section 3.2 as provided hereunder, and are otherwise in accordance with the terms of this Agreement and any applicable Operating Agreement. Once a matter is approved pursuant to the applicable Operating Agreement, the Joint Exploration Agreement, and the Participation Agreement, the provisions of such other agreements shall control the implementation of such matter other than as expressly set forth in this Agreement.

3.3        Operating Committee.

(a)        Composition.

(i)          The Operating Committee shall consist of six (6) natural persons.

(ii)         SN shall have the right to appoint two (2) Representatives and SN UnSub shall have the right to appoint one (1) Representative (each, a “Sanchez Representative”), provided, however, at any time following a Qualified Foreclosure Transfer, the Qualified Foreclosure Transferee shall have the right to appoint one (1) Representative (the “Qualified Foreclosure Transferee Representative”) and SN shall have the right to appoint two (2) Representatives (which such two (2) Representatives shall then be the only Sanchez Representatives hereunder), and SN UnSub will no longer have the right to appoint a Representative. Notwithstanding anything in this Agreement to the contrary, (a) SN shall have the right to direct the vote of each Sanchez Representative appointed by SN, (b) SN UnSub will have the right to direct the vote of the Sanchez Representative appointed by SN UnSub, and (c) the Qualified Foreclosure Transferee shall have the right to direct the vote of the Qualified Foreclosure Transferee Representative. Notwithstanding anything to the contrary in this Agreement, at any time that SN is in Default, the Sanchez Representative appointed by SN UnSub shall be an investment professional affiliated with GSO for so long as GSO owns any interest in SN UnSub.

(iii)        Blackstone shall have the right to appoint three (3) Representatives (each, a “Blackstone Representative”). Notwithstanding anything in this Agreement to the contrary, Blackstone shall have the right to direct the vote of each Blackstone Representative.

(iv)       The initial Representatives are set forth on Annex II.

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(v)        Each Representative may vote by delivering his or her written proxy to another Representative. A Representative shall serve until such Representative resigns or is removed as provided in Section 3.3(b).

(b)        Resignation; Removal and Vacancies. Any Representative may resign at any time by giving written notice to the Operating Committee. The resignation of any Representative shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Sanchez Representative may be removed at any time, with or without cause, by (and only by) SN (if such Sanchez Representative was appointed by SN) or SN UnSub (if such Sanchez Representative was appointed by SN UnSub). Any Blackstone Representative may be removed at any time, with or without cause, by (and only by) Blackstone. Any Qualified Foreclosure Transferee Representative may be removed at any time, with or without cause, by (and only by) the Qualified Foreclosure Transferee. The removal of a Representative shall be effective only upon receipt of notice thereof by the remaining Representatives and by SN, SN UnSub, Blackstone, or the Qualified Foreclosure Transferee, as applicable. Any vacancy in the number of Representatives occurring for any reason shall be filled promptly by the appointment of a new Representative by (i) SN, with respect to a Sanchez Representative appointed by SN, (ii) SN UnSub, with respect to a Sanchez Representative appointed by SN UnSub, (iii) Blackstone, with respect to a Blackstone Representative, and (iv) the Qualified Foreclosure Transferee, with respect to the Qualified Foreclosure Transferee Representative. The appointment of a new Representative is effective upon receipt of notice thereof by or at such time as shall be specified in such notice to the remaining Representatives.

3.4        Meetings of the Operating Committee.

(a)        Regular meetings of the Operating Committee shall be held on a regular basis, but not less than monthly, at such times or places as may be determined by the Operating Committee. Special meetings of the Operating Committee may be called by any of the Representatives, subject to the requirements listed under Section 3.4(b). Each Party shall use reasonable best efforts, in good faith, to cause its designated Representatives to attend each regular or special meeting of the Operating Committee. The Operating Committee and the Operator shall hold bi-monthly conference calls on the 1st and the 15th of each month (or if any such dates are not a Business Day, the immediately following Business Day) to discuss the daily drilling operations, the production reports required to be provided pursuant to Section 5.1(a) and other operational updates during regular business hours, and the Operator shall otherwise provide the Parties with full access to, and shall make its personnel available upon reasonable prior notice to discuss with the Operating Committee such matters; provided, that upon the reasonable request by any Party, the Operating Committee and Operator will hold additional conference calls not to exceed one conference call per week.

(b)        Notice of the time and place of any regular meeting of the Operating Committee shall be in accordance with the meeting schedule approved by the Operating Committee or as otherwise agreed to by the Parties. Special meetings of the Operating Committee may be called by any Party by providing notice to the Representatives at least three (3) days prior to such meeting. Special meetings of the Operating Committee to deal with

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emergencies may be called by a Party providing at least twelve (12) hours’ notice prior to the meeting, so long as each Representative provides written confirmation of receipt of notice or waives notice (including by attending the emergency meeting). Written notice of meetings of the Operating Committee, including the purpose of the meeting for special (including emergency) meetings, shall be given to each Representative with the notice of the meeting. Any Representative may waive notice of any meeting by the execution of a written waiver prior or subsequent to such meeting. The attendance of a Representative at any meeting shall constitute a waiver of notice of such meeting, except where a Representative attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction or voting of any business or matter because the meeting has not been lawfully called or convened. Notice may be given by electronic mail to an electronic mail address provided in writing by a Representative, by facsimile to a facsimile number provided in writing by a Representative, by personal delivery, or by national reputable courier service such as Federal Express or United Parcel Service to an address specified in writing by a Representative.

(c)         The Operating Committee may adopt whatever rules and procedures relating to its activities as it may deem appropriate; provided, that such rules and procedures shall not be inconsistent with or violate the provisions of this Agreement; and provided, further, that such rules and regulations shall permit Representatives to participate in meetings (and the representatives of the Parties to observe) by telephone, video conference or the like, or by written proxy, and such participation shall be deemed attendance for purposes of determining whether a Quorum is present.

(d)         At each regular meeting of the Operating Committee, the Operator shall update the Operating Committee on the operational performance of the Assets being operated by the Operator, including by presenting relevant quality, health, safety and environmental metrics regarding operations.

3.5        Quorum and Voting.

(a)         At all meetings of the Operating Committee, the presence of a majority of the Representatives (including at least one (1) Sanchez Representative appointed by SN, one (1) Blackstone Representative and either the Sanchez Representative appointed by SN UnSub or the Qualified Foreclosure Transferee Representative, as applicable) shall be necessary and sufficient to constitute a quorum of the Operating Committee for the transaction of business (a “Quorum”).

(b)         Each Representative shall be entitled to one (1) vote on each matter to be voted upon by the Operating Committee.

(c)         All actions and approvals of the Operating Committee listed in Section 3.2(a)-(h) shall be approved and passed at a meeting at which a Quorum is present by Unanimous Consent.

(d)         Any Representative may participate in a meeting of the Operating Committee via conference telephone or any communications equipment that allows all Representatives and other individuals participating in the meeting to communicate with each other.

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(e)         Any action required or permitted to be taken at any meeting of the Operating Committee may be taken without a meeting or a vote, if consents in writing, setting forth the action so taken, are signed by Representatives constituting Unanimous Consent. Each written consent shall bear the date and signature of each Representative who signs the consent.

3.6        Deadlock Mechanisms.

(a)        If any matter or proposal requiring Unanimous Consent for approval by the Operating Committee (i) is brought before the Operating Committee and such matter or proposal is not approved by Unanimous Consent or (ii) would have been brought before the Operating Committee, but for the fact that a Quorum was not present at three (3) consecutive meetings called for the purpose of approving such matter or proposal, then any Representative(s), by written notice to the other Representatives may call a meeting of the Operating Committee to reconsider such matter or proposal. Such meeting shall be held when, where and as reasonably specified in such notice, but not less than three (3) Business Days nor more than seven (7) Business Days after such notice has been delivered. If such meeting is called and held as provided in the immediately preceding sentence and the matter or proposal is offered at such meeting again and (A) is not approved by Unanimous Consent or (B) a Quorum is not present at such Operating Committee meeting, then any Representative(s) may within three (3) Business Days thereafter, declare a deadlock (a “Deadlock”) by giving written notice to the other Representatives containing a brief description of the nature of the issue subject to such Deadlock (a “Deadlock Notice”). A Deadlock may also be declared as provided in Section 5.3(e)(ii). All Deadlocks shall be subject to the provisions of Section 3.6(b) and, if applicable, mediation, in accordance with Section 3.6(c).

(b)        Within ten (10) Business Days after the receipt of a Deadlock Notice, a designated senior executive from each Party shall meet in good faith effort to reach an accord that will end the Deadlock. If a decision is not made by common accord that ends the Deadlock within ten (10) Business Days after the date of such meeting, any Representative(s) may declare a final Deadlock (a “Final Deadlock”) by providing written notice to the other Representative (a “Final Deadlock Notice”). Notwithstanding anything in this Agreement to the contrary, if the designated senior executive of any Party is unwilling or unable to meet with the designated senior representative of any other Party, then any Representative(s) may immediately invoke the provisions of Section 3.6(c).

(c)         If within ten (10) Business Days following receipt of a Final Deadlock Notice, the matter or proposal subject to such Final Deadlock remains in contention, then any Representative may subject the matter or proposal to non-binding mediation, which process shall be conducted as promptly as reasonably practicable, and the Parties will use their good faith efforts to cause a Representative and/or a designated senior executive to participate in such non- binding mediation.

3.7        Budgets and Work Plan; AFEs and Approved Operations.

(a)        Initial Budget and Work Plan. On the Effective Date and automatically upon the execution of this Agreement by the Parties, the Parties approved the Initial Budget and Work Plan attached hereto as Exhibit A (as may be amended from time to time by Unanimous

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Consent under Section 3.2(a), the “Initial Budget and Work Plan”), which sets forth estimates of the amounts to be incurred by the Operator (subject to authorization required under an applicable Operating Agreement) to conduct (x) the activities approved in such Initial Budget and Work Plan and (y) other operations related to the Assets contemplated by such Initial Budget and Work Plan, in each case, from the Effective Date through the second (2nd) anniversary of the execution of the Purchase Agreement (such activities and operations being the “Initial Approved Operations”). Each AFE issued by the Operator to implement an Approved Operation shall be deemed an Approved AFE in accordance with Section 3.2(c) and each Party shall consent to such Approved AFEs under any applicable Operating Agreement. Operator shall promptly issue supplements to any Approved AFE that it reasonably anticipates will exceed the estimated expenditures thereunder by one hundred twenty percent (120%) of the budgeted amount subject to approval by Unanimous Consent of the Operating Committee.

(b)         Subsequent Budgets and Work Plans.

(i)          The Operator shall prepare and submit to the Operating Committee for approval no later than October 1, 2018, and every October 1 thereafter, (A) a proposal for E&D Operations and S&A Operations to be conducted by the Operator during the subsequent twelve (12) month period and (B) a proposed budget (together, a “Subsequent Budget and Work Plan”) which sets forth in reasonable detail the projects and activities (the “Subsequent Proposed Operations”) and estimated amounts expected to be incurred by the Operator during the subsequent twelve (12) month period to conduct (x) the Subsequent Proposed Operations and (y) other estimated operating expenses related to the Assets. For the avoidance of doubt the expiration of an Approved Budget shall not affect any Approved Operation in such Approved Budget which is not yet complete. In the event that there is more than one Operator as a result of a Division of Operatorship or any other reason, then the applicable Post-Division Operators shall cooperate in good faith to submit such proposals to the Operating Committee as contemplated above.

(ii)         The Operating Committee shall work in good faith to approve or disapprove of the Subsequent Budget and Work Plan no later than forty-five (45) days prior to the expiration date of the Approved Budget then in effect. Upon approval, the Subsequent Budget and Work Plan shall become the Approved Budget (all Subsequent Proposed Operations, as may be approved or amended by the Operating Committee, shall become “Subsequent Approved Operations”).

(iii)        If the Operating Committee approves the Subsequent Budget and Work Plan, then the Operator shall (A) use its reasonable best efforts to propose to Working Interest holders under any applicable Operating Agreement and put into effect such Subsequent Approved Operations in accordance with the Approved Budgets and (B) incur costs and expenses in accordance with the Approved Budget, in each case to the extent such actions are approved by the required vote under the applicable Operating Agreement.

(iv)        If the Operating Committee fails to approve a Subsequent Budget and Work Plan by the expiration date of the Approved Budget then in effect, and such Approved Budget is (A) the Initial Budget and Work Plan, then the Operating Committee

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shall continue to negotiate in good faith (as among the Representatives and between the Operating Committee and the Operator, as applicable) for a six (6) month period following the expiration of the Initial Budget and Work Plan, or (B) any Subsequent Budget and Work Plan, then the Operating Committee shall continue to negotiate in good faith for a three (3) month period following the expiration of the applicable Approved Budget (as applicable, the “Budget Negotiation Period”). During the Budget Negotiation Period, until a Subsequent Budget and Work Plan is approved by the Operating Committee and agreed to by the Operator, the most recent Approved Budget shall remain in effect as between the Parties, subject to a ten percent (10%) increase for each line item of the then-existing Approved Budget during the Budget Negotiation Period, after which all activities shall cease if a Subsequent Budget and Work Plan is not approved; provided, that, during the Budget Negotiation Period, the Operator shall use its reasonable best efforts to (A) for the first three months during a Budget Negotiation Period, continue to engage in E&D Operations and S&A Operations which were approved pursuant to Approved Budgets (but for the avoidance of doubt, except as specifically approved by the Operating Committee pursuant to Section 3.2, the Operator shall not be authorized to engage in any E&D Operations or S&A Operations not included in an Approved Budget) (provided, that after such Budget Negotiation Period, no new E&D Operations and S&A Operations may be initiated regardless of whether they were previously included in an Approved Budget), (B) take such actions as may be necessary to comply with the APC Well Commitment and satisfy continuous drilling obligations and otherwise maintain the Leases in accordance with their terms, and (C) incur costs and expenses in the ordinary course of business in amounts consistent with the most recent Approved Budget, including with respect to producing wells pursuant to any applicable Operating Agreement, in each case to the extent such actions are approved by the required vote or are otherwise permissible under the applicable Operating Agreement.

(c)         Approval of Additional Activities. From time to time, SN, SN UnSub, Blackstone or, if applicable, the Qualified Foreclosure Transferee may present to the Operating Committee, E&D Operations and S&A Operations proposed to be undertaken with respect to the Assets that were not included in an Approved Budget.

(i)          For any new E&D Operations proposed to be undertaken that are not included in an Approved Budget (an “Additional E&D Proposal”), SN, SN UnSub or Blackstone or, if applicable, the Qualified Foreclosure Transferee, shall present to the Operating Committee and the Operator (A) proposed revisions to the Approved Budget in respect of such activities, (B) the surface location and objective formation of each vertical and lateral wellbore included in the Additional E&D Proposal, (C) the proposed spud and completion dates for each such wellbore, (D) relevant seismic/geophysical and reservoir data, anticipated oil, gas, and liquids ratios, initial production and estimated ultimate recovery figures, decline curves, and the drilling and completion design for each proposed well, (E) the total estimated cost (including Capital Expenditures and allocable overhead) of such activities, allocated by well, (F) an AFE in respect of such Additional E&D Proposal, and (G) any other information reasonably requested by the Operating Committee and the Operator. The Operating Committee and the Operator shall evaluate such Additional E&D Proposal and such portion of the Additional E&D Proposal that receives the Unanimous Consent of the Operating Committee shall be incorporated into

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the applicable Approved Budget and implemented by the Operator. Once approved, the Operator shall administer AFEs for such activities, subject to Section 3.2 and Section 3.7(a), which shall be deemed Subsequent Approved Operations and incorporated into an Approved Budget.

(ii)         For any new S&A Operations proposed to be undertaken that are not included in an Approved Budget (an “Additional S&A Proposal”), SN, SN UnSub, Blackstone or, if applicable, the Qualified Foreclosure Transferee shall present to the Operating Committee and the Operator, (A) proposed revisions to the Approved Budget in respect of such activities, (B) the proposed date of commencement of such activities and the proposed development and construction program for each included project (including the proposed timing and project scheduling), (C) the anticipated upside/cost saving for each included project and total estimated cost (including Capital Expenditures and allocable overhead) of such activities, allocated by project, (D) an AFE in respect of such Additional S&A Proposal, (E) any relevant data from any prior or comparable operations undertaken by SN, Blackstone or, if applicable, the Qualified Foreclosure Transferee or third parties relevant to the cost/benefit analysis of the proposed project(s), and (F) any other information reasonably requested by the Operating Committee or the Operator. The Operating Committee and the Operator shall evaluate such Additional S&A Proposal and such portion of the Additional S&A Proposal that receives the Unanimous Consent of the Operating Committee shall be incorporated into the Approved Budget and implemented by the Operator. Once approved, the Operator shall administer AFEs for such activities, subject to Section 3.7(a), which shall be deemed Subsequent Approved Operations and incorporated into an Approved Budget.

(d)        Timely Payment Commitment. Notwithstanding anything in the applicable Operating Agreements to the contrary, on or before the 15th day of each month, Operator shall provide the other Party(ies) an invoice (“Monthly Invoice”) for (i) such Party(ies) proportionate share of all projected cash outlays for the following month (“Estimated Cash Outlays”) and (ii) any adjustments to the previously sent invoices so that the amount ultimately paid by a Party for a given month is equal to the actual amounts expended by Operator for such month (“True-Up Amount”) (e.g., Operator will send a Monthly Invoice on or before June 15 and such Monthly Invoice will consist of the Estimated Cash Outlays for July plus or minus a True-Up Amount (if any) to reconcile the Estimated Cash Outlays for May). Each Party shall pay the Monthly Invoice on or before the last day of the month in which the Monthly Invoice was delivered to such Party.

(e)         APC Well Commitment; Other Required Actions. Unless otherwise approved by the Operating Committee by Unanimous Consent, Operator will propose wells necessary to the meet the APC Well Commitment and avoid any financial penalty thereunder and shall be authorized to take any other action to the extent necessary to meet any continuous drilling obligations under any Lease. To the extent Operator does not propose such wells when required pursuant to the foregoing sentence, any Party is permitted to propose wells under any applicable Operating Agreements in order to ensure such APC Well Commitment is satisfied to the extent that failure to propose wells at such point in time would reasonably be likely to result in financial penalty under the APC Well Commitment. Further, any Party shall be permitted to propose the taking of any other action reasonably required to meet any continuous drilling obligations under any Lease.

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3.8                               Operatorship Under the Operating Agreement.

(a)                         As of the Effective Date, the Parties acknowledge and agree that SN is designated as the operator of the Assets pursuant to, and in accordance with, the Operating Agreements (in such capacity, “Sanchez Operator”). As contemplated by this Agreement, Blackstone or its designee, including a buyer or its designee in connection with a Sale Transaction may succeed to SN’s status as operator of some or all of the Assets (in such capacity, “Blackstone Operator”) and, in that event, Sanchez Operator may thereafter succeed to Blackstone Operator’s status as operator of some or all of the Assets. Sanchez Operator and Blackstone Operator shall be referred to interchangeably as the “Operator,” and each reference to the “Operator” herein means either Sanchez Operator or Blackstone Operator, depending on which of such parties holds the operatorship of the Assets in question following the receipt of all Required Operatorship Consents. For the avoidance of doubt, the term “Operator” does not include any successor Third Party operator of the Assets other than Blackstone Operator once such successor Third Party operator has obtained all Required Operatorship Consents with respect to any applicable Lease, Wellpad or other Asset. None of the Operating Committee or the Parties, by virtue of their ownership of an interest in the Assets, shall have any power, authority, or any Control over the day-to-day operation or management of the Assets, which authority and obligations reside with the Operator pursuant to the Operating Agreements. The Operator shall use its reasonable best efforts to execute an Approved Budget as agreed upon by the Parties pursuant to this Agreement and act under each Operating Agreement consistently with this Agreement, including with respect to carrying out the development plan and budget as set forth in an Approved Budget; provided, however, notwithstanding anything to the contrary herein, if this Agreement and the express requirements of the Operator under an Operating Agreement directly conflict, the Operator shall comply with such Operating Agreement to the extent necessary to avoid violating the terms of such Operating Agreement; provided, further, that Operator shall use reasonable best efforts to follow the estimated detailed drilling and completion specifications set forth in each Approved Budget but immaterial deviations shall not require an amendment of the applicable Approved Budget or an approval by Unanimous Consent of the Operating Committee nor shall such immaterial deviations be considered a default or breach of the Operator’s obligations under this Agreement.

(b)                         Notwithstanding anything to the contrary in this Agreement, including the Operating Committee’s actions pursuant to Section 3.2, if any Party reasonably believes there is any emergency involving actual or imminent loss of life, material damage to any of the Assets or the environment, or substantial and immediate financial loss, such Party may, in the sole exercise of its discretion, act for and on behalf of the Parties (including by causing the Operator to take such actions) in any manner reasonably necessary or useful under the circumstances without the necessity of giving prior notice to the other Parties or receiving any approval or consent from the Operating Committee or any Party. In the event that any Party takes any action pursuant to this Section 3.8(b) without the prior approval of the Operating Committee, such Party shall promptly (but in all events within twenty-four (24) hours) notify the Operating Committee of the taking of such actions.

(c)                          Without the prior written consent of Blackstone, SN UnSub, and if applicable, the Qualified Foreclosure Transferee, except as required to implement a transfer of operatorship required by this Agreement, SN (in its capacity as Sanchez Operator) shall not

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resign or attempt to resign as the operator under any Operating Agreement or take or omit to take any action that would effectively or constructively result in the termination of its status as operator under any Operating Agreement.

(d)                          In the event of a transfer of operatorship under any Operating Agreement in accordance with Section 3.8(f), the Alternate Operator or its designee as successor operator shall, as a condition to such transfer, be deemed to become a party to this Agreement as Operator under such Operating Agreement and bound by the terms hereof in the same capacity as Operator, mutatis mutandis, and if not a Party to this Agreement, such operator shall be required to execute a joinder of this Agreement to such effect, and the Defaulting Operator shall be automatically discharged from all further obligations as the Operator under this Agreement with respect to any such Operating Agreement and the Assets subject to such Operating Agreement.

(e)                           Division of Operatorship. The following rights and procedures shall apply if (i) the Operating Committee is unable to approve a Subsequent Budget and Work Plan within the Budget Negotiation Period or (ii) either Blackstone or SN otherwise elects to cause a Division of Operatorship pursuant to this Section 3.8(e) for any reason during a Budget Negotiation Period or, as applicable, in the event that an Equitable Partition is to be consummated pursuant to Section 4.5, then, upon the expiration of such Budget Negotiation Period or at any time during such Budget Negotiation Period:

(i)                              Either Blackstone or SN shall have the right to cause a division of operatorship (a “Division of Operatorship”) pursuant to which, subject to the terms of the applicable Operating Agreements and the other provisions of this Section 3.8(e), the rights to operatorship pursuant to applicable Operating Agreements for the Wellpads shall be divided between Blackstone Operator and Sanchez Operator on a geographic Wellpad-by-Wellpad basis approximating an alternating, checkerboard pattern (or such other pattern as may be mutually agreed by SN and Blackstone), such that once the Division of Operatorship is completed, such Division of Operatorship shall (A) result in Blackstone Operator and Sanchez Operator each having rights to operatorship pursuant to applicable Operating Agreements over a number of Wellpads that constitute approximately fifty percent (50%) of the aggregate Fair Market Value of (x) the Working Interests underlying all the Wellpads and (y) the Existing Producing Wells and related offset locations and sections, and (B) evenly (or as evenly as commercially practicable) distribute to Blackstone Operator and Sanchez Operator: (1) the remaining drilling obligations under the APC Well Commitment and continuous drilling obligations under the oil and gas leases to which the applicable Working Interests are subject, (2) producing wells and current production, (3) remaining reserves, (4) potential future well locations, and (5) operatorship of the Existing Producing Wells and related offset locations and sections (an “Equitable Division”) and (6) in the case of an Alternative Equitable Partition, such other criteria set forth in Section 4.5(a). Upon the election of any Party to cause a Division of Operatorship, SN and Blackstone shall negotiate in good faith for a period of forty-five (45) days to designate by area, and based on substantially equal geographic divisions, all Wellpads under the Leases based on customary industry practices and their respective reserve reports covering the previous 12-month period and agree upon an Equitable Division. If, following such forty-five (45) day period, SN and Blackstone are unable to agree upon an Equitable Division, each of them shall retain an

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independent, Third Party financial advisor or investment bank with expertise in valuing oil and gas assets in the Eagle Ford Shale (a “Financial Advisor”) to determine an Equitable Division which will largely be based on such Party’s engineering and geological reserve reports for the last twelve (12) month period and taking into account the then current strip pricing forecast. Sanchez and Blackstone shall each present the results of its Financial Advisor and provide its associated reserve reporting, including reasonable supporting information, after a period of thirty (30) days to the other Party and each such Party shall have ten (10) days to review the proposal of such other Party. If SN and Blackstone are unable to agree upon an Equitable Division after the period described in the preceding sentence, then SN and Blackstone shall choose within ten (10) Business Days a third Financial Advisor and an engineering and geological advisor to audit the reserve reports of SN and Blackstone (the “Reserve Auditor”) from among the entities listed on Annex IV (or if SN and Blackstone are unable to agree on a Reserve Auditor and/or the third Financial Advisor within a reasonable timeframe, they shall cause the other Financial Advisors to choose a third Financial Advisor and Reserve Auditor from among the entities listed on Annex IV within the subsequent five (5) Business Day period) to determine an Equitable Division which shall (A) be based on the provisions set forth in this Section 3.8(e), (B) reflect the Equitable Division proposals by the two (or three, in the case of an Equitable Partition) Financial Advisors (unless such proposal is not consistent with the terms herein in which case such proposal will be rejected and not considered), (C) be rendered as promptly as practicable (but in any event no later than thirty (30) days after the appointment of such Financial Advisor and Reserve Auditor), and (D) be binding on the Parties. The Parties shall cooperate to provide all relevant information reasonably requested by such third Financial Advisor in connection with the determination of a final Equitable Division, including the audit of the Reserve Auditor of the reserve reports provided by SN and Blackstone. With respect to each applicable Operating Agreement, the Party (or its designee) who had operatorship prior to the Division of Operatorship shall be referred to as the “Pre-Division Operator,” the Party who is awarded operatorship pursuant to such Division of Operatorship (or where applicable pursuant to an Equitable Partition) shall be referred to as the “Post-Division Operator,” and the other Party to such Division of Operatorship shall be referred to as the “Post-Division Non-Operator.” For the avoidance of doubt, in the case of an Equitable Division, the provisions of this Section 3.8(e)(i) shall be deemed and interpreted to include SN UnSub as well as SN and Blackstone as part of the evaluation process, as contemplated in Section 4.5(a).

(ii)                           Following the final resolution of an Equitable Division pursuant to Section 3.8(e)(i) or an Equitable Partition pursuant to Section 4.5, each Party shall use its reasonable best efforts to take or cause to be taken all actions required to obtain as promptly as practicable any necessary consents or amendments required for a change in operatorship (“the “Required Operatorship Consents”) under the Leases, Operating Agreements and any other Material Contracts, including all purchase, marketing, transportation, storage, processing and/or sales contracts, related to the Wellpads or Leases reasonably identified by a Party and any other actions reasonably necessary or desirable to effect a Division of Operatorship or an Equitable Partition, including any required notices or filings with applicable Governmental Authorities. If any such required consent or amendment for a Wellpad or Lease is not obtained by the time an

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Equitable Division or an Equitable Partition, respectively, has been finalized pursuant to Section 3.8(e)(i), then the Parties shall continue to use their respective reasonable best efforts to obtain each required consent or amendment and until such consent or amendment is obtained (or until such other time as the Post-Division Operator reasonably determines that it has the right and capability to assume operatorship), the Pre-Division Operator shall maintain formal rights of operatorship for such Wellpad or Lease and the Post-Division Operator shall have the right to (A) be designated as the contract operator pursuant to the applicable Operating Agreement with respect to such Wellpad or Lease based on customary terms and conditions, whereby the Post-Division Operator shall have the right to physically conduct all operations, and/or (B) direct the Pre-Division Operator in its exercise of all rights of a reasonable operator with respect to such Wellpad or Lease as though the Post-Division Operator had been appointed as successor operator for such Wellpad or Lease, to the extent (in either case (A) or (B)) reasonably consistent with the Pre-Division Operator’s duties as operator under the applicable Operating Agreement, in which case the Pre-Division Operator shall remain the operator with respect to the applicable Asset and carry out all directions of the Post-Division Operator and not take any action under an Operating Agreement unless approved by the Post-Division Operator or required under the applicable Operating Agreement.

(iii)                        Upon the consummation of an Equitable Division, the Parties shall use their reasonable best efforts to (A) (1) cause all existing Operating Agreements to be terminated to the extent any such Operating Agreements apply to multiple Wellpads allocated to both SN and Blackstone in connection with an Equitable Division and (2) execute and cause Third Party Working Interest holders in such Wellpads to execute, in place of each terminated Operating Agreement, the Form Operating Agreement (and agree to any reasonable modifications that may be requested by any such Third Party Working Interest holder to such Form Operating Agreement that are reasonably necessary to obtain any required approval), attached hereto as Exhibit B, for each individual Wellpad allocated to a Party pursuant to a Division of Operatorship or (B) with respect to any Wellpad that is subject to an Operating Agreement relating only to such Wellpad, take such action as may be necessary to obtain the required approval to transfer operatorship rights to the applicable Post-Division Operator as successor operator under such Operating Agreement. Additionally, each Post-Division Operator shall provide the other Parties on an annual basis with an approved one (1) year budget and work plan and a three (3) year budgeted forecast regarding the development of each Party’s respective Assets for which such Post-Division Operator has been allocated rights of operatorship pursuant to a Division of Operatorship or an Equitable Partition.

(iv)                       Notwithstanding anything else to the contrary in this Agreement, at any time that a Non-Defaulting Party or its designee has rights to operatorship over one- hundred percent (100%) of the Leases or Wellpads, or following the date upon which any Operator Default Event (as defined below) has occurred and is not cured as provided in Section 3.9, the Defaulting Party or its Affiliates shall no longer have the right to elect to cause a Division of Operatorship pursuant to this Section 3.8(e).

(v)       Following a Division of Operatorship or an Equitable Partition, if a Post-Division Operator under any Operating Agreement elects to sell or otherwise

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transfer all of its interest in the assets covered by such Operating Agreement to a Third Party, and if such Third Party desires and is duly qualified to be selected as the successor operator under such Operating Agreement, the Post-Division Non-Operator and SN UnSub (to the extent they each then continue to own interests and have voting rights under such Operating Agreement) agree to vote for such Third Party to be selected as the successor operator, including a Third Party buyer in connection with a Sale Transaction or following an Equitable Partition. In all other circumstances in which a Post-Division Operator resigns (other than as a result of a transfer of operatorship to an Affiliate) or is removed as operator under an Operating Agreement, if the Post-Division Non-Operator desires and is duly qualified to be selected as the successor operator under such Operating Agreement, the Post-Division Operator and SN UnSub (to the extent they each then continue to own interests and have voting rights under such Operating Agreement) agree to vote for the Post-Division Non-Operator as successor operator. This Section 3.8(e)(v) shall survive the termination of this Agreement for a period of ten (10) years.

(vi)                       Promptly following the date of this Agreement, upon the request of Blackstone, the Parties shall use their good faith efforts to engage the Third Party owners of Working Interests in the Leases and enter into new joint operating agreements for each Wellpad consistent in all material respects with the existing Operating Agreements, in addition to any modifications upon which the Parties may agree, in order to facilitate an orderly Division of Operatorship if and when pursued pursuant to this Agreement.

(vii)                    Blackstone will indemnify SN and SN UnSub or, if applicable, the Qualified Foreclosure Transferee, for all damages incurred by such Parties (a) to the Consenting Parties or any other parties whose consent is required under any applicable Operating Agreements arising out of any litigation brought by the Consenting Parties under the Consent Agreement as a result of the consummation of an Equitable Division or an Equitable Partition and (b) to counterparties from whom a Required Operatorship Consent is required in connection with effecting a Division of Operatorship or an Equitable Partition without having obtained any Required Operatorship Consents, which in either case shall include all reasonable legal expenses. In connection with any such litigation pursuant to which Blackstone is obligated to indemnify SN and SN UnSub under this Section 3.8(e)(vii), Blackstone shall have the right to control the defense on behalf of Blackstone, SN, SN UnSub and their respective Affiliates and SN, SN UnSub or, if applicable, the Qualified Foreclosure Transferee, and their respective Affiliates shall reasonably cooperate in connection with such defense; provided, that the appointment of counsel by Blackstone shall be subject to the consent of SN, not to be unreasonably withheld, conditioned or delayed, and SN and SN UnSub or, if applicable, the Qualified Foreclosure Transferee shall have the right to participate in connection with the defense of any such litigation. In connection with the consummation and implementation of an Equitable Division or an Equitable Partition, the Parties will use their respective commercially reasonable efforts to cooperate with the Consenting Parties to provide for an orderly transition of operatorship and consult with the consenting parties in connection with the implementation of such transition, in each case, in order to maintain an amicable working relationship with the Consenting Parties.

(f)                                   Transfer of Operatorship Generally. Effective immediately upon the

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occurrence of any of the following: (i) Operator is removed as operator pursuant to the terms of any applicable Operating Agreement, (ii) Operator suffers a Specified Event of Default under a Specified Credit Agreement, (iii) Operator resigns as operator under any applicable Operating Agreement with or without the consent of the other parties thereto, (iv) Operator commits an act of gross negligence or willful misconduct with respect to its duties under an applicable Operating Agreement (“Negligent Operator Action”); provided, that notice of any Negligent Operator Action must be given to Operator detailing the alleged acts by Operator and Operator shall have a thirty (30) day period from receipt of such notice to cure any such Negligent Operator Action, unless the Negligent Operator Action concerns an ongoing operation being conducted, in which case, Operator must cure such Negligent Operator Action within forty-eight (48) hours of its receipt of the notice; (v) SN or any of its Affiliates breaches in any material respect its obligations under Section 4.5 or (vi) either Party while acting as Operator has committed a Default under this Agreement (any such event described in the preceding clauses (i) through (vi), collectively, an “Operator Default Event”), the operatorship of the applicable Assets (which, in cases (i), (iii), and (iv) above, for avoidance of doubt, shall mean only those Assets covered by the applicable Operating Agreement) and the right to serve as, or to designate, the operator of such Assets under the applicable Operating Agreement(s) shall, subject to the terms of such Operating Agreement(s), be transferred to Blackstone (if SN is then the Operator) or SN (if Blackstone is then the Operator), as applicable (the “Alternate Operator”) or its designated Affiliate or a qualified Third Party operator capable of operating the Assets and selected by the Alternate Operator (a “Third Party Operator”). The Operator who is replaced as a result of such Event of Default (the “Defaulting Operator”) shall (and shall cause its Controlled Affiliates, and shall use its reasonable best efforts to cause its other Affiliates, to) use their reasonable best efforts to (i) take all actions required (at the reasonable direction of the Alternate Operator to effectuate such transfer, including voting its and its Affiliates’ interests for an election of the Alternate Operator, its designee or a Third Party Operator, including through one or a series of related transactions, in each case to the extent permitted under the applicable Operating Agreement, (ii) obtain any necessary consents or amendments otherwise required for a change in operatorship under the Leases and applicable Operating Agreements and any other applicable Material Contracts including all Required Operatorship Consents, and (iii) carry out any other actions reasonably necessary to effect such transfer of operatorship. In the event the operatorship of an Asset is transferred to the Alternate Operator, its designee or a Third Party Operator pursuant to this Section 3.8(f), the Alternate Operator shall (and shall cause the successor operator, if other than the Alternate Operator, to), defend, indemnify and hold harmless the Defaulting Operator from all claims, Losses and damages raised by any Third Party related to the applicable Operating Agreements with respect to which operatorship has been transferred to the extent resulting from, pertaining to or arising from the operation of the applicable Assets by the Alternate Operator, its designee or the Third Party Operator from and after the date of such transfer of operatorship of the applicable Assets. The Alternate Operator shall (and shall cause the successor operator, if other than such Alternate Operator to) also use its reasonable best efforts to comply with all requirements of an operator under the applicable Operating Agreement or applicable law. In connection with any transfer of operatorship pursuant to this Section 3.8, the Parties shall use their reasonable best efforts to ensure that the new Operator shall have access to all assets relating to the Assets in which the Parties all hold an ownership interest in the same manner as the Defaulting Operator had prior to any such operatorship transfer, to the extent that a Division of Operatorship has not occurred or this Agreement has not been terminated. If

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any required consent or amendment required to effect the transfer of operatorship under any applicable Operating Agreement or any required consent or amendment for any other Material Contract related to a Lease or Wellpad for which operatorship is to be transferred, in each case as contemplated by this Section 3.8(f), is not obtained, including all Required Operatorship Consents, then until such consent or amendment is obtained (or until such other time as the Alternate Operator reasonably determines that it has the right and capability to assume operatorship), (i) the Parties shall continue to use their respective reasonable best efforts to obtain each required consent or amendment, (ii) the Defaulting Operator shall maintain formal rights of operatorship for such applicable Lease or Wellpad, and (iii) the Alternate Operator shall have the right to (A) be designated as the contract operator pursuant to the applicable Operating Agreement with respect to such Wellpad based on customary terms and conditions, whereby the Alternate Operator shall have the right to physically conduct all operations, and/or (B) direct the Defaulting Operator in its exercise of all rights of an operator with respect to such Wellpad as though such Alternate Operator had been appointed as successor operator for such Wellpad to the extent reasonably consistent with the Defaulting Operator’s express duties as operator under the applicable Operating Agreement, in which case the Defaulting Operator shall remain the operator with respect to the applicable Asset and carry out all directions of the Alternate Operator and not take any action under an Operating Agreement unless approved by the Alternate Operator or expressly required under the applicable Operating Agreement. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the transfer of operatorship and the rights related thereto described in this Section 3.8(f) shall be triggered automatically upon the occurrence of an Operator Default Event and shall not be affected in any respect by any change in, or cure of, an Operator Default Event.

3.9                               Default.

(a)                         Remedy Upon Default. For so long as SN, SN UnSub, Blackstone or, if applicable, the Qualified Foreclosure Transferee is in Default (a “Defaulting Party”), (i) its rights under Section 3.2 (Function of the Operating Committee), Section 3.7(b) (Subsequent Budgets and Work Plans), Section 3.8(e) (Operatorship) (such that a Defaulting Party shall not have the right to elect to cause a Division of Operatorship), Section 4.1(a) (Permitted Transfers) (such that a Defaulting Party shall not have a right to Transfer its Asset Interest to a Third Party even after the expiration of the three year limitation in Section 4.1(a), without the prior written consent of the Parties not in Default (the “Non-Defaulting Parties”) and provided, however, that such Default shall not affect rights regarding Permitted Liens), Section 4.2 (Tag-Along Rights), Section 4.3 (Right of First Offer), Section 4.5 (Sale Transaction) (such that if Blackstone is the Defaulting Party, it shall not have a right to compel the other Parties to participate in a Sale Transaction,), and Section 5.2 (Area of Mutual Interest) shall be suspended and any control rights associated with such provisions shall revert to the benefit of the Non-Defaulting Parties in percentages equal to their proportionate share of an AMI acquisition pending such cure or resolution of such Default and in connection therewith, the Representative(s) appointed by the Defaulting Party shall lose all voting rights with respect to the Operating Committee, and the affirmative vote of the Representatives who have not lost voting rights shall be the only votes required for any action to be taken by the Operating Committee (and shall be deemed to constitute Unanimous Consent); provided, that, (i) such rights shall not be suspended in the event the Party alleged to be in Default is contesting such allegation in good faith, pursuant to a binding arbitration process in accordance with Section 7.12(c), which shall be conducted as

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promptly as reasonably practicable (and the Parties will use their good faith efforts to cause a Representative and/or a designated senior executive to participate in such process), and (ii) the Operating Committee shall not have the authority to bind the Defaulting Party and its Affiliates to Subsequent Budgets and Work Plans or to any increases to the then-existing Approved Budget except to the extent that all such increases in the aggregate do not exceed such Approved Budget by more than ten percent (10%). A Default shall not be deemed to be continuing after the Defaulting Party has (i) cured such Default, (ii) entered into and satisfied its obligations under a binding written settlement with the Non-Defaulting Parties related to such Default, or (iii) satisfied its obligations, if any, arising from any arbitration or judicial proceeding related to such Default.

(i)                             Any reasonable, documented legal fees and other out-of-pocket costs of each Party to a dispute governed under this Section 3.9 shall be borne solely by the non-prevailing Party, as determined in connection with the relevant proceedings and, the prevailing Party in such proceedings shall be entitled, in addition to such other relief as may be granted, to reimbursement of such reasonable legal fees and costs from the non-prevailing Party.

(ii)                                  Any monetary award granted to a Party in connection with a dispute governed under this Section 3.9 shall include interest accruing daily at a rate of 1.1% per month, compounding monthly, from the date upon which it is determined the applicable state of Default began, until the Party in Default has satisfied in full its obligations arising from the arbitration proceedings (including the payment of such interest amount).

(b)                         Remedy Not Exclusive. The rights of the Non-Defaulting Party set forth in this Section 3.9 or elsewhere in this Agreement shall be in addition to such other rights and remedies that may exist at Law, in equity or under contract on account of such Default.

ARTICLE IV

TRANSFER; EXIT OPPORTUNITIES

4.1                               Restrictions on the Transfer of Interests.

(a)                         Permitted Transfers. Each Party may Transfer all or part of such Party’s rights, title and interest to any Asset or related assets in the Core Area acquired after the Effective Date and held directly or indirectly by any of the Parties (an “Asset Interest”), including such Party’s Working Interests, only in accordance with applicable Law and the provisions of this Agreement, including this Article IV. Prior to the third (3rd) anniversary of the Effective Date, except for transfers to Permitted Transferees and Foreclosure Transfers, none of the Parties shall be permitted to Transfer all or any portion of such Party’s Asset Interests without the prior written consent of the non-transferring Parties (each, a “Non-Transferring Party”), which consent may be given or withheld in the sole discretion of such Party. Any purported Transfer in breach of the terms of this Agreement shall be null and void ab initio, and the Non-Transferring Party shall not recognize any such prohibited Transfer. Any Party who Transfers or attempts to Transfer any Asset Interests (the “Transferring Party”) except in compliance herewith shall be liable to, and shall indemnify and hold harmless, the Non-

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Transferring Parties for all costs, expenses, damages, and other Liabilities resulting therefrom. No Party shall place or allow to be placed any Lien on any of its Asset Interests other than Permitted Liens. “Permitted Liens” means (i) Liens required of the Parties and/or subsidiary guarantors under any Applicable Credit Agreement (so long as such Applicable Credit Agreement is not, after the Effective Date, amended, restated, modified, renewed, refunded, replaced or refinanced in a manner that places Liens on the Asset Interests that restrict the exercise of another Party’s rights under this Agreement in a manner that is materially more restrictive (including in a manner that would adversely impact the exercise of any Party’s rights under this Article IV) than the restrictions imposed by such Liens on the Effective Date), (ii) Liens under or required by an applicable Operating Agreement, (iii) statutory Liens securing amounts not yet due and payable or which are being contested in good faith, (iv) judgment Liens that are bonded for appeal or will be paid by insurance, (iv) all overriding royalty and net profits interests affecting the Assets on the Effective Date, (v) Liens securing hedging related to the Assets, (vi) Liens related to debt financing arrangements that do not restrict the exercise of another Party’s rights under this Agreement in a manner that is materially more restrictive than the restrictions imposed by Liens that were in place on the Effective Date under other debt arrangements of such Party or its Affiliates, (vii) Liens related to marketing or midstream arrangements, (viii) any volumetric production payment transaction affecting a Party’s Asset Interest, provided such volumetric production payment transaction shall be released in connection with a Sale Transaction, (ix) all cashiers’, landlords’, workmens’, repairmens’, mechanics’, materialmens’, warehousemens’ and carriers’ Liens and other similar Liens imposed by Law, in each case, incurred in the ordinary course of business, (x) pledges, deposits or other Liens securing the performance of bids, trade contracts, leases or statutory obligations in each case, incurred in the ordinary course of business, (xi) purchase money Liens incurred in the ordinary course of business, (xii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use of any of the Asset Interests, (xiii) encumbrances in favor of a bank or other financial institution encumbering deposits or other funds maintained with a bank or other financial institution (which in no event shall burden any Working Interests), or (xiv) encumbrances arising out of, under or in connection with applicable securities Laws (which in no event shall burden any Working Interests and which shall be removed prior to the consummation of any Sale Transaction) or custodial arrangements with custodians of securities (which in no event shall burden any Working Interests).

(b)                          Effect of Permitted Transfer. Any Permitted Transferee must satisfy and comply with all requirements of a transferee of a Working Interest under any applicable Operating Agreement. Any Permitted Transferee to which any Asset Interests are Transferred hereunder shall be bound by, and sign on to and join, this Agreement, and shall become a Party for all purposes hereof and be bound by all provisions to which the Party that Transferred Asset Interests to it was or remains bound, provided that if a Permitted Transferee does not acquire all or substantially all Asset Interests of a Transferring Party hereunder, then it should obtain no rights under Article III. No Transfer of an Asset Interest shall relieve the Transferring Party of any obligations accruing prior to such Transfer under this Agreement or the applicable Operating Agreement. In a Foreclosure Transfer with respect to the Asset Interests of UnSub (a “Qualified Foreclosure Transfer”), the UnSub Agent or any designated special purpose vehicle established by the UnSub Agent, and in each case, any Permitted Transferee thereof (the “Qualified Foreclosure Transferee”) (a) shall be bound by, and sign on to and join, this Agreement, (b) shall

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become a Party (and replace SN UnSub as a Party) for all purposes hereof and (c) each other Party shall be deemed to consent to the Qualified Foreclosure Transferee becoming a Party; provided, however, that if such Foreclosure Transfer covers less than all or substantially all of SN UnSub’s Asset Interests, then unless otherwise agreed by SN UnSub and the Permitted Transferee, such Qualified Foreclosure Transferee shall not succeed to SN UnSub’s rights under Article III. Except as provided in Section 6.2 or in a Foreclosure Transfer, if a Transfer is made to a Third Party in manner permitted by this Agreement or otherwise with the consent of the Non-Transferring Parties, then this Agreement shall terminate upon the consummation of such Transfer but only with respect to the Asset Interest transferred (and this Agreement will remain in effect with respect to the remainder of the Asset Interests).

(c)                           Expenses. The Transferring Party shall bear all costs and expenses incurred in connection with any Transfer of all or any portion of its Asset Interests. Any transfer or similar taxes arising as a result of such Transfer shall be paid by the Transferring Party.

(d)                          Certain Indirect Transfers. Except for Transfers to Permitted Transferees, no Party shall indirectly Transfer any Asset Interests to the extent such Party is not permitted to Transfer Asset Interests directly pursuant to the terms hereof and any indirect Transfer shall be structured and consummated in such a manner that the Non-Transferring Party shall be provided the same rights and protections as it would have had if such Transfer were structured as a direct Transfer of such Asset Interests pursuant to the terms hereof; provided, however, that the sale of any equity interest in a Qualified Foreclosure Transferee to the extent necessary or desirable to comply with Law (including any bank regulatory requirements) shall not be subject to the restrictions set forth in Section 4.1(a). Notwithstanding anything in this Agreement to the contrary, a Transfer resulting from any change in control or transfer of ownership interests in Sanchez Energy shall not be treated as a Transfer under this Article 4 unless such Transfer constitutes a Change of Control in which case Section 4.2 shall apply.

4.2                               Tag-Along Right.

(a)                          Other than in connection with an IPO as contemplated by Section 4.4 and in connection with a Foreclosure Transfer, if at any time after the third (3rd) anniversary of the Effective Date and prior to an IPO of such Party (as defined herein), a Party proposes to Transfer all or any portion of its Asset Interests, whether in a single or series of related transactions, that constitute greater than thirty-five percent (35%) of such Party’s total Asset Interests held as of the Effective Date to a Third Party purchaser or purchasers (a “Proposed Sale”), after complying with Section 4.3, the Transferring Party shall furnish to the other Parties (the “Non-Initiating Parties”) a written notice of such Proposed Sale (the “Tag-Along Notice”) and provide the Non- Initiating Parties the opportunity to participate in such Proposed Sale on the terms described in this Section 4.2 to the extent of their respective ownership interests in the assets to be transferred in such Proposed Sale. The Tag-Along Notice will include:

(i)                              the material terms and conditions of the Proposed Sale, including (A) the Asset Interests to be Transferred, (B) the name of the proposed transferee (the “Proposed Transferee”), (C) the proposed amount and form of consideration (including the proposed price on a per Working Interest percentage basis based on an allocation of value by applicable Leases, Wellpads, and other applicable Assets, which will include an

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allocation to individual producing wells and undeveloped acreage based on the bona fide third party offer), and (D) the proposed Transfer date, if known, which date shall not be less than forty-five (45) Business Days after delivery of such Tag-Along Notice; and

(ii)                          an invitation to the Non-Initiating Party to participate in such Proposed Sale at the same per Working Interest percentage price per applicable Asset, for the same form of consideration and on the same terms and conditions as those offered to the Transferring Party in the Proposed Sale. The Transferring Party will deliver or cause to be delivered to the Non-Initiating Party copies of all transaction documents relating to the Proposed Sale as promptly as practicable after they become available.

(b)                         A Non-Initiating Party must exercise the tag-along rights provided by this Section 4.2 within twenty (20) Business Days following delivery of the Tag-Along Notice by delivering a notice (the “Tag-Along Offer”) to the Transferring Party indicating its desire to exercise its tag-along rights hereunder. If the Non-Initiating Party does not make a Tag-Along Offer within twenty (20) Business Days following delivery of the Tag-Along Notice, the Non- Initiating Party shall be deemed to have waived its rights under this Section 4.2 with respect to such Proposed Sale, and the Transferring Party shall thereafter be free to Transfer the applicable Asset Interests (as defined in Section 4.5(a)) to the Proposed Transferee without the participation of such Non-Initiating Party, for the same form of consideration set forth in the Tag-Along Notice, at a per Working Interest percentage price no greater than the per Working Interest percentage price per applicable Asset set forth in the Tag-Along Notice, and on other terms and conditions which are not more favorable to the Transferring Party than those set forth in the Tag- Along Notice. If one or more Non-Initiating Parties elects to participate in the Proposed Sale pursuant to this Section 4.2, (i) the consideration to be received by the Parties in such sale (a “Tag-Along Transaction”) will be calculated by taking the aggregate proceeds from such Tag- Along Transaction and allocating such proceeds among the Parties based upon the relative Fair Market Value of the Leases, Wellpads, and other applicable Assets and other interests included by the Parties (collectively, the “Tag Interests”), as agreed by the Parties or as otherwise determined pursuant to the valuation process set forth in Section 4.5(c), taking into account (in either case) the Parties’ proportionate ownership of the Working Interests in the properties transferred pursuant to the Tag-Along Transaction, the allocation of value among the Working Interests included in the sale as determined with the Third Party buyer (but only to the extent that all Parties approved in writing such allocation prior to execution of the applicable agreement), and any other relevant information, provided, that the total Fair Market Value of the aggregate interests to be sold for purposes hereunder will be equal to the sale price determined by the purchaser of the interests included by the Parties in the Proposed Sale; and (ii) the Non-Initiating Parties shall agree to make to the Proposed Transferee the same representations and warranties, covenants and indemnities as the Transferring Party agrees to make in connection with the Proposed Sale (which may be modified as necessary as to form to the extent one Party is Transferring Working Interests and the other Party is Transferring equity interests holding Working Interests, and such other distinctions as may be applicable to the Parties or their interests in the Leases, Wellpads, and other applicable Assets); provided, that (A) no Party shall be liable for the breach of any covenant by any other Party, (B) in no event shall any Party be required to make representations and warranties or provide indemnities as to any other Party, and (C) in no event shall a Non-Initiating Party be responsible for any Liabilities or indemnities in

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connection with such Proposed Sale in excess of the proceeds received by such Non-Initiating Party in the Proposed Sale.

(c)                          In the event that the consideration received in connection with a Proposed Sale consists of securities that are not registered under the Securities Act, and any Non-Initiating Party exercises its tag-along rights hereunder in connection with such Proposed Sale, if the Transferring Party is entitled to registration rights in respect of such securities, the Transferring Party shall ensure that each Non-Initiating Party, as applicable, will receive pro rata piggy back registration rights on any registration in which the Transferring Party is entitled to register such securities (together with a pro rata number of the total demand registrations granted to the Transferring Party).

(d)                         The offer of a Non-Initiating Party contained in any Tag-Along Offer shall be irrevocable, and, to the extent such Tag-Along Offer is accepted, such Non-Initiating Party shall be bound and obligated to Transfer in the Proposed Sale on the same terms and conditions, with respect to each Asset Interest Transferred, as the Transferring Party; provided, however, that if the terms of the Proposed Sale change with the result that the per Working Interest percentage price shall be less than the per Working Interest percentage price set forth in the Tag-Along Notice, the form of consideration shall be different or the other terms and conditions (other than, for the avoidance of doubt, inside tax basis associated with such interests, if applicable) shall be materially less favorable to such Non-Initiating Party than those set forth in the Tag-Along Notice, such Non-Initiating Party shall be permitted to withdraw the offer contained in the applicable Tag-Along Offer by written notice to the Transferring Party and upon such withdrawal shall be released from such Party’s obligations.

(e)                          If a Party exercises its rights under this Section 4.2, the closing of the sale of each Party’s Asset Interest in the Tag-Along Transaction will take place concurrently, other than in connection with a Change of Control. If the closing with the Proposed Transferee (whether or not the Non-Initiating Party has exercised its rights under this Section 4.2) shall not have occurred by 5:00 p.m. Eastern Time on the date that is one-hundred and twenty (120) days after the date of the Tag-Along Notice, as such period may be extended to obtain any required regulatory approvals, and on terms and conditions not more favorable to the Transferring Party than those set forth in the Tag-Along Notice, all the restrictions on Transfer contained herein shall again be in effect with respect to such Asset Interest and proposed Transfer.

(f)                           The costs of any transactions contemplated by this Section 4.2 shall be deducted pro rata from the proceeds to be paid to each Party in connection with such transaction, other than in connection with a Change of Control, in which case each Party participating in a Tag Transaction shall bear its own costs and expenses.

(g)                          Notwithstanding anything in this Agreement to the contrary, the Parties agree that a Change of Control with respect to Sanchez Energy shall be treated as a Transfer pursuant to this Section 4.2, provided that (i) a Tag Notice in such circumstances shall be given no later than two (2) Business Days following the public announcement of definitive documentation providing for a Change of Control, (ii) such Change of Control may be consummated prior to the consummation of the acquisition of the Non-Initiating Party’s Tag Interests (which at the election of the Non-Initiating Party may be effected as an asset sale or as

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the sale of equity interests of an entity directly or indirectly owning the Assets of the Non- Initiating Party (provided that the Proposed Transferee shall not be required to assume any indebtedness for borrowed money and such entity shall have had no material business operations since its formation other than as related to the Assets)), (iii) the Proposed Transferee and the Non-Initiating Party shall enter into a purchase agreement providing for the acquisition of the Non-Initiating Party’s Tag Interests no later than twenty five (25) Business Days after the Non- Initiating Party’s acceptance of a Tag Offer, which purchase agreement shall be substantially similar in all material respects to the terms and conditions of the Purchase Agreement, and (iv) the purchase price to be paid for the Non-Initiating Party’s Tag Interests shall be determined based on the Fair Market Value of such Tag Interests in accordance with Section 4.5(f), subject to any applicable purchase price adjustments set forth in the purchase agreement referenced in the foregoing clause (iii). Sanchez Energy shall use its reasonable best efforts to cause a proposed transferee to comply with the terms of this Section 4.2(g); provided that in any consensual transaction between Sanchez Energy and a proposed transferee that results in a Change of Control, including a transaction where the board of directors of Sanchez Energy approve such transaction, Sanchez Energy shall cause such transferee to comply with this Section 4.2(g).

4.3                               Right of First Offer.

(a)                         Other than in connection with an IPO as contemplated by Section 4.4, or in connection with a Foreclosure Transfer, and subject to the terms of any applicable Operating Agreement, if any Party proposes to Transfer any of the Asset Interests held by such Party, including Blackstone pursuant to Section 4.5 (a “ROFO Transferor”) to a Third Party purchaser, the ROFO Transferor agrees that, before entering into negotiations with a Third Party, the Transferring Party will first provide notice (a “ROFO Notice”) to the other Parties (the “ROFO Recipients”) that the ROFO Transferor proposes to pursue such a transaction. Each such ROFO Notice will invite the ROFO Recipient to submit to the ROFO Transferor an offer in writing (a “ROFO Offer”), which offer shall (i) be irrevocable and in good faith, (ii) be for all cash (except SN may choose to fund a ROFO Offer with cash or SN Common Stock or a combination thereof) (any such ROFO Offer including SN Common Stock as consideration an “SN Equity Financed Offer”)), (iii) specify in reasonable detail the material terms and conditions of such offer (including as set forth in Section 4.3(b) with respect to a SN Equity Financed Offer), (iv) shall provide for a closing date of no longer than ninety (90) days from the execution of a definitive purchase agreement and provide for no holdback or escrow of purchase price, and (v) shall remain open for acceptance by the ROFO Transferor for thirty (30) days after the ROFO Transferor’s receipt of such ROFO Offer, to purchase from the ROFO Transferor one hundred percent (100%) of the Asset Interests that are the subject of the ROFO Notice, which at the sole election of the ROFO Transferor may be structured as a purchase of Working Interests or equity interests of an entity holding Asset Interests (the “ROFO Interests”). The ROFO Offer shall be submitted to the ROFO Transferor within thirty (30) days after the ROFO Recipient’s receipt of the ROFO Notice and shall include a proposed definitive purchase agreement that such ROFO Recipient is prepared to execute upon the acceptance by the ROFO Transferor of the ROFO Offer. Upon the receipt by the ROFO Transferor of any ROFO Offer, the ROFO Transferor and the applicable ROFO Recipient shall negotiate in good faith for a period of thirty (30) days regarding the ROFO Offer. In the event the Parties are unable to reach agreement during such period, the ROFO Transferor may elect by notice to such ROFO Recipient submitted at any time

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during the 30-day period following such negotiation period to accept or reject the ROFO Offer (it being understood that a failure of the ROFO Transferor to submit an unqualified acceptance notice within such 30-day period shall constitute a rejection of the ROFO Offer). If the ROFO Transferor timely submits an acceptance notice, the ROFO Transferor and the applicable ROFO Recipient shall in good faith negotiate a definitive purchase and sale agreement (which shall include the terms and conditions set forth in the ROFO Offer) and use their reasonable best efforts to consummate the purchase and sale of the ROFO Interests as promptly as practicable and in any event within ninety (90) days from the execution of a definitive purchase agreement. If only one ROFO Recipient timely submits a ROFO Offer, the ROFO Transferor may effectuate the sale of all the ROFO Interests to such ROFO Recipient alone. If neither ROFO Recipient timely submits a ROFO Offer or any ROFO Offer is rejected (or deemed rejected as described above) by the ROFO Transferor, the ROFO Transferor may effectuate a sale of all the ROFO Interests to a Third Party so long as (i) if a ROFO Offer was made, the Transfer price is at least one hundred percent (100%) of the offer price set forth in such ROFO Offer (taking into account Section 4.3(b) below) and the other terms and conditions offered to the Third Party are not materially more favorable to the Third Party than those of such ROFO Offer; and (ii) the execution of definitive documentation for the sale of such ROFO Interests to such Third Party shall occur no later than two hundred and seventy (270) days after a rejection (or deemed rejection) of such ROFO Offer.

(b)                                 In connection with any SN Equity Financed Offer:

(i)                             the determination of the value of SN Common Stock included in a SN Equity Financed Offer shall (i) apply an appropriate illiquidity discount, which may take into account, as applicable, the discounts applied to comparable private placements or block trades of comparable size as compared to the applicable market price of such securities and/or discounts applied to publicly traded common equity used as acquisition currency by relevant valuation methodologies customarily used by leading financial valuation firms in similar circumstances and (ii) be discounted for any adverse liquidity effects that are attributable to the payment of any applicable taxes associated with the receipt of such SN Common Stock, in each case (i) and (ii), as reasonably determined by the ROFO Transferor, provided, that no discount with respect to clause (ii) shall apply if the SN Equity Financed Offer includes a portion of cash consideration equal to or greater than the expected aggregate amount of tax payable by the ROFO Transferor, including Blackstone and any of its direct and indirect equity owners as a result of the consummation of such SN Equity Financed Offer and assuming that the aggregate amount of such tax shall by computed using an assumed tax rate equal to the highest maximum combined marginal federal, state and local income tax rates applicable to an individual or corporate taxpayer resident in New York, NY;

(ii)                          the ROFO Offer shall provide for a fixed value, including a fixed value for the portion of consideration represented by SN Common Stock, payable upon closing, unless otherwise agreed to by the ROFO Transferor;

(iii)                       if the ROFO Transferor would beneficially own on a pro forma basis (calculated in accordance with clause (vi) below) more than 20% of the outstanding SN Common Stock, Sanchez Energy shall provide representation rights for the Sanchez

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Energy Board of Directors to the ROFO Transferor approximately equal to its pro forma beneficial ownership percentage of SN Common Stock following the consummation of any ROFO Offer pursuant to documentation reasonably acceptable to Blackstone;

(iv)                              no Event of Default (as such term may be then defined under the SN Credit Agreement) shall have occurred under the SN Credit Agreement;

(v)                          Sanchez Energy shall have a rating equal to or higher than “B3” (or the equivalent) by Moody’s or its successors, or an equivalent rating by S&P or Fitch, Inc. (or either of its successors);

(vi)                       the resulting share issuance will not cause the ROFO Transferor to beneficially own more than 35% of outstanding SN Common Stock on a pro forma basis excluding any SN Common Stock owned prior to the Effective Date or issued to Blackstone or GSO pursuant to this Agreement after the Effective Date;

(vii)                           the SN Common Stock shall be listed on the New York Stock Exchange or the NASDAQ Stock Market (or their respective successors); and

(viii)                 the SN Common Stock to be issued to the ROFO Transferor shall be entitled to the benefits of a registration rights agreement substantially similar in form and substance to the Registration Rights Agreement.

4.4                        Initial Public Offering. Notwithstanding anything to the contrary herein, at any time following the third (3rd) anniversary of the Effective Date, any Party shall have the right to consummate an initial public offering of a vehicle that includes its respective Working Interests in the Assets at the time such IPO is initiated (“IPO”). The Party planning to carry out the IPO (the “IPO Party”) may elect to exercise such right by delivering written notice of such election (an “IPO Notice”) to the other Parties (each a “Non-IPO Party”). Each Non-IPO Party shall (and shall cause its Controlled Affiliates, and shall use its reasonable best efforts to cause its other Affiliates, to), following receipt of an IPO Notice, cooperate and take such actions as are reasonably requested by the IPO Party or its Affiliates to help facilitate any such IPO, and the IPO Party shall reimburse each Non-IPO Party and its Affiliates for their reasonable out-of- pocket costs and expenses incurred in connection therewith.

4.5                               Sale Transaction.

Subject to the limitations and conditions set forth in this Section 4.5 and the Right of First Offer set forth in Section 4.3:

(a)                          If at any time after the third (3rd) anniversary of the Effective Date (or within nine (9) months following the termination of this Agreement), Blackstone elects, pursuant to a Bona Fide Offer, to pursue a Transfer to a Third Party (other than GSO or any of its Affiliates) pursuant to the terms of such Bona Fide Offer (the “Sale Transaction Transferee”) of all or substantially all of the Working Interests and other Assets acquired by Blackstone pursuant to the Purchase Agreement and all related assets in the Core Area acquired after the Effective Date and then held directly or indirectly by Blackstone and its Affiliates (including all rights to operatorship of Blackstone and its Affiliates related to the Leases and/or Wellpads) (other than

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with respect to Excluded AMI Transactions (as defined in Section 5.2)), or all of the equity interests of any entity directly or indirectly owning all of such Working Interests and other Assets and related assets (a “Sale Transaction,” which shall include a Sale Transaction Equitable Partition and the consummation of the sale contemplated thereby, but not an Alternative Equity Partition), and provided, that (i) Blackstone is not the Operator of all of the Assets, (ii) SN or any of its Affiliates is the Operator of any of the Assets and (iii) SN, SN UnSub and any of their respective Affiliates that then own any interests in the Asset Interests have not unconditionally agreed in writing to vote their applicable interests to support the designation of the Third Party who has made such Bona Fide Offer as operator under the applicable Operating Agreements, Blackstone shall, subject to Section 4.5, including Sections 4.5(h) and 4.5(i), have the right to compel Sanchez Energy, SN, SN UnSub, and their respective Affiliates to sell or otherwise convey to the Sale Transaction Transferee all of their Working Interests and other Assets (and other related assets acquired following the Effective Date) (including all rights to operatorship of SN and its Affiliates related to the Leases and/or Wellpads (“SN Operatorship Rights”)) within an area of land comprising 75% of the Fair Market Value of the Core Area (the “Included Percentage”) (provided that if the transfer of such land would result in Sanchez Energy transferring all or substantially all of its assets pursuant to applicable Law, then such applicable percentage of Fair Market Value shall be such lesser percentage that would not constitute all or substantially all of the assets of Sanchez Energy pursuant to applicable Law, but in no event shall such percentage be lower than 66%) (it being agreed that for purposes of this Section 4.5, the Core Area shall not include any acreage for which a Party or any of its Affiliates does not then own Working Interests) (such area, the “Included Sale Transaction Area,” and the remainder of the Core Area, the “Excluded Sale Transaction Area” and such remaining percentage, the “Excluded Percentage”) to be determined as provided below in this Section 4.5(a), and in connection and contemporaneously with such Sale Transaction, Blackstone shall convey (and if applicable, cause its Affiliates to convey) all of their Working Interests and other Assets (and other related assets acquired following the Effective Date) (including all rights to operatorship of Blackstone and its Affiliates related to the Leases and/or Wellpads (“Blackstone Operatorship Rights”)) within the Excluded Sale Transaction Area to SN and SN UnSub. Upon the election by Blackstone to pursue a Sale Transaction, SN, SN UnSub, and Blackstone shall negotiate in good faith for a period of forty-five (45) days to agree upon and designate the Included Sale Transaction Area and the Excluded Sale Transaction Area, based on substantially proportionate geographic divisions and customary industry practices and their respective reserve reports covering the previous 12-month period, such that the Included Sale Transaction Area comprises the Included Percentage and the Excluded Sale Transaction Area comprises the Excluded Percentage, respectively, of the aggregate Fair Market Value of the Core Area (a “Sale Transaction Equitable Partition”) in addition to an alternative partition such that the Included Sale Transaction Area comprises Assets in the Core Area equal to 50% of the aggregate Fair Market Value of the Core Area (or if at such time the relative ownership percentages of SN and its Affiliates and Blackstone and its Affiliates in the Core Area are not 50%/50%, then the percentage of the Fair Market Value owned in the Core Area by Blackstone and its Affiliates as compared to SN and its Affiliates) (such percentage, the “Blackstone Percentage”) and the Excluded Sale Transaction Area comprises that percentage of Assets in the Core Area equal to 100% less the Blackstone Percentage (an “Alternative Equitable Partition” and together with a Sale Transaction Equitable Partition, each an “Equitable Partition”). An Equitable Partition shall (i) proportionately distribute to SN and SN UnSub, on the one hand, and the Sale Transaction

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Transferee or Blackstone, as applicable, on the other hand, in the same proportion and with substantially similar characteristics as each Party held in the Core Area, prior to the Equitable Partition, the following: (1) the remaining drilling obligations under the APC Well Commitment and continuous drilling obligations under the oil and gas leases to which the applicable Working Interests are subject, (2) producing wells and current production (including substantially similar decline profiles and cash flow profiles), proved developed non-producing acreage and undeveloped acreage, (3) remaining reserves, (4) potential future well locations, and (5) allocation of exposure to demand charges, minimum volume commitments and commodity charges (and other similar costs and obligations) under the midstream and marketing agreements in place in the Core Area; (ii) seek to allocate the entirety of a Lease and the acreage governed by an applicable joint operating agreement into either the Included Sale Transaction Area or the Excluded Sale Transaction Area; (iii) take into account any other relevant factors, including, if applicable, a prior Division of Operatorship, and any restrictions on assignment of the applicable Working Interests and other Assets and, subject to the other express provisions of this Section 4.5, seek to mitigate any such restrictions if they are reasonably likely to impede or delay an Equitable Partition and (iv) in the case of an Alternative Equitable Partition, in no event shall SN UnSub have lower values of PDP PV-10 or projected cash flow from PDP reserves after such Alternative Equitable Partition and provided further that any assignments and conveyances among the Parties under an Alternative Equitable Partition shall be on terms substantially similar to the assignment and conveyance terms under the Purchase Agreement). If, following such forty-five (45) day period, SN, SN UnSub, and Blackstone are unable to agree upon an Equitable Partition, then the Equitable Partitions shall be decided by Financial Advisors and Reserve Auditor(s) using the same process as provided for an Equitable Division pursuant to Section 3.8(e)(i), mutatis mutandis (but with such modifications as may be necessary to determine a Sale Transaction Equitable Partition and an Alternative Equitable Partition in accordance with this Section 4.5, including in order to include SN UnSub as a party to such process), and after the final determination of the Equitable Divisions by the Financial Advisors and upon the execution of definitive documentation as required to carry out the Sale Transaction or the Alternative Equitable Partition, as applicable, pursuant to this Section 4.5, the Parties hereto and their Affiliates shall use their respective reasonable best efforts to effectuate the applicable Equitable Division as promptly as practicable (for no additional consideration other than as may be necessary to ensure that the relative percentages of Fair Market Value in an Alternative Equitable Partition are satisfied). In order to facilitate an efficient and orderly Sale Transaction process, Blackstone may elect to initiate (and cause Sanchez Energy to participate in) the determination of the Equitable Partitions upon the delivery by Blackstone of a ROFO Notice, and from such time as a ROFO Notice is provided until the time that a Sale Transaction or Equitable Division is consummated as provided for in this Section 4.5, neither SN nor its Affiliates shall initiate a Division of Operatorship. In the event that Blackstone is unable to cause Sanchez Energy, SN, SN UnSub and/or their respective Affiliates to participate in a Sale Transaction as a result of any of the limitations set forth in this Section 4.5, then Blackstone shall have the right to effectuate an Alternative Equitable Partition, whereby Blackstone shall be entitled to all Assets of the Parties in the Included Sale Transaction Area and SN and SN UnSub shall be entitled to all Assets of the Parties in the Excluded Sale Transaction Area (in each case as such areas are determined pursuant to this Section 4.5(a) with respect to an Alternative Equitable Partition, for no consideration payable other than as may be necessary to ensure that the relative percentages of Fair Market Value in an Alternative Equitable Partition are satisfied), and the Parties shall use

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their respective reasonable best efforts to effect such Alternative Equitable Partition as promptly as practicable. In connection with the effectuation of an Alternative Equitable Partition and to the extent a Sale Transaction has not been consummated, the Parties shall use their respective reasonable best efforts to cause Blackstone or its designee (or if applicable a Sale Transaction Transferee) to become operator under each joint operating agreement applicable to the Assets included in the Included Sale Transaction Area and cause SN or its designee to become operator under each joint operating agreement applicable to the Assets included in the Excluded Sale Transaction Area, and in the event that such operatorship is not vested in the applicable party prior to the time that a Sale Transaction Equitable Partition (which shall be consummated as of the closing of a Sale Transaction or as promptly as practicable thereafter) or Alternative Equitable Partition is otherwise ready to be completed, then the principles of Section 3.8(e) shall apply, mutatis mutandis, as though the party to whom operatorship should be transferred were the Post-Division Operator and the Party or its Affiliate that is the operator under an applicable joint operatorship were the Pre-Division Operator (including, without limitation, Section 3.8(e)(ii)), and, if necessary, the Pre-Division Operator shall maintain a sufficient minimal interest so as to not effect an automatic resignation of operatorship under the applicable operating agreements.

(b)                         Each of Blackstone, Sanchez Energy, SN and SN UnSub and each of their applicable Affiliates shall consent to such Sale Transaction or to carry out an Alternative Equitable Partition and will cooperate in good faith and use reasonable best efforts to obtain all necessary approvals and authorizations from its and its subsidiaries’ shareholders (including holders of any preferred equity interests), Board of Directors or other governing bodies, joint venture partners and lenders (including, for the avoidance of doubt, consent from lenders to an Alternative Equitable Partition as required hereunder, notwithstanding any applicable minimum cash consideration requirement that would otherwise be applicable thereto, and regardless of whether any restriction or limitation in any financing arrangement that is otherwise permitted by this Section 4.5), as applicable, and will cooperate in good faith and use reasonable best efforts to remove all Permitted Liens (other than the Permitted Liens described in clauses (iv) and (xii) of the definition thereof) from the applicable Assets and other interests to be conveyed in a Sale Transaction or Alternative Equitable Partition and to take or cause to be taken all other reasonable actions, including seeking any necessary consents required for assignment of interests in the Assets and related interests to be conveyed in a Sale Transaction or Alternative Equitable Partition or a change in operatorship to the applicable purchaser in a Sale Transaction or in an Alternative Equitable Partition or any other actions reasonably necessary or desirable to cause the consummation of such Sale Transaction on the terms of the Bona Fide Offer and in order to maximize the value to be realized by the Parties in connection with a Sale Transaction or otherwise to effect an Alternative Equitable Partition. For the avoidance of doubt, the preceding sentence shall not be construed to require Sanchez Energy, SN or SN UnSub to restructure its ownership of the Assets, provided that, subject to the terms of this Agreement, none of Blackstone, Sanchez Energy, SN and SN UnSub nor any of their Affiliates shall take any action for the purpose of preventing or materially impeding the consummation of a Sale Transaction or an Alternative Equitable Partition. Notwithstanding anything in Section 4.5 or this Agreement to the contrary, (i) Blackstone’s rights to compel a Sale Transaction or an Alternative Equitable Partition and (ii) the obligations of Sanchez Energy, SN, SN UnSub, and their respective Affiliates to consent to such transaction, are subject to (a) compliance by SN, SN UnSub and their respective Affiliates with the requirements under each of their debt financing arrangements

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as of the Effective Date (as the same may be amended and together with any new debt financing arrangement, in each case that shall have been established in good faith and for valid business purposes and on market terms); provided that Sanchez Energy, SN, SN UnSub, and their respective Affiliates shall use their respective reasonable best efforts to ensure that any new debt financing arrangement or amendment of an existing financing arrangement entered into after the Effective Date shall not expressly restrict an Alternative Equitable Partition as required hereunder, notwithstanding any applicable minimum cash consideration requirement that would otherwise be applicable thereto, (b) compliance with all of the provisions of this Section 4.5, or (c) required landowner consents, midstream consents or other third party consents.

(c)                                  [Intentionally Omitted]

(d)                         Subject to the limitations and conditions of this Section 4.5, the Parties will execute the agreement negotiated by Blackstone in connection with such a Sale Transaction (a “Sale Transaction Agreement”) and will take such other actions as may be reasonably requested by Blackstone to effect such Sale Transaction; provided, however, that (i) Sanchez Energy, SN, SN UnSub or their Affiliates bound hereby, as applicable, shall only be required to make the same (or substantially similar in all material respects) representations, warranties and covenants and the same indemnities as Blackstone agrees to make in connection with the Sale Transaction (unless expressly contemplated otherwise in this Section 4.5), except that in no event shall any Party be required to agree to any non-competition or non-solicitation covenant in connection with the Sale Transaction or to make any representation or warranty that would be inaccurate when made without the ability to provide disclosure against such representation or warranty; (ii) no Party shall be liable for the breach of any covenants of any other Party; (iii) in no event shall any Party be required to make representations and warranties or provide indemnities as to any other Party; (iv) any liability relating to representations and warranties (and related indemnities) or other indemnification obligations in connection with the Sale Transaction and related to the Assets shall be shared by the Parties pro rata on a several (but not joint) basis in proportion to the proceeds received by each Party in the Sale Transaction; (v) no Party shall have aggregate liability relating to the representations and warranties (and related indemnities) or other indemnification obligations in excess of the purchase price (nor shall any Party have aggregate liability with respect to the breach of non-fundamental or tax-related representations and warranties (and related indemnities) in excess of twenty five percent (25%) of the purchase price to be received in the Sale Transaction by such Party without such Party’s consent, which may be withheld by such Party in its sole discretion); and (vi) any escrow or other holdback of proceeds shall be allocated on a pro rata basis among the applicable Parties.

(e)                          In connection with a Sale Transaction, the form of consideration will consist of either (i) all cash or (ii) cash and not more than twenty-five (25%) in value of publicly traded securities, subject to the following: In connection with such a Sale Transaction (i) if the form of consideration is a combination of cash and securities, the portion of such consideration that is cash shall be the greater percentage of (A) seventy-five (75%) percent cash and (B) the percentage of cash necessary for Sanchez Energy, SN and its Affiliates to meet any debt financing covenants which are then in existence (up to 100% cash requirements) (provided that Blackstone or its applicable Affiliate may elect to take a higher percentage of equity consideration in a Sale Transaction than the other participating sale parties in order to satisfy the requirements of this clause (i)), (ii) subject to the preceding clause (i), all Parties shall be

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allocated the same form of consideration, or if any Parties are given an option as to the form and amount of consideration to be received, all Parties will be given the same option, and (iii) the consideration to be received by the Parties in a Sale Transaction will be calculated by taking the aggregate proceeds from such Sale Transaction (excluding all out-of-pocket costs incurred by the Parties in connection with such Sale Transaction, which shall be borne by the Parties in proportion to their respective rights to the aggregate sale proceeds; provided, that any agreements with accountants, attorneys, investment bankers or other such professional service firms in connection with a Sale Transaction shall be negotiated at arms-length and be at prevailing market rates and provided, further, that SN shall have the right to consent to any investment bank hired to direct the Sale Transaction process, such consent not to be unreasonably withheld, conditioned or delayed) and allocating such proceeds among the Parties based upon the relative Fair Market Value of the Assets and other interests included by Blackstone, SN, and SN UnSub and their respective Affiliates in the Sale Transaction (collectively, the “Drag Interests”), as agreed by the Parties or as otherwise determined pursuant to an Equitable Partition.

(f)                           For purposes of Section 4.5(e) and Section 4.2(b), in the event the applicable Parties (for purposes of this paragraph, collectively, the “Dispute Parties”) disagree as to the relative Fair Market Value of the Drag Interests or Tag Interests, as applicable, included by each Party and cannot resolve such dispute (after good faith negotiations lasting no more than ten (10) Business Days) (it being agreed that an Equitable Partition determined in accordance with Section 4.5(a) shall be final and binding on the Parties), then any Dispute Party may elect for the Dispute Parties to engage one mutually-agreeable reputable national or regional investment bank or valuation firm with experience in the valuation of oil and gas interests in Eagle Ford Shale (the “Valuation Firm”) to determine the relative Fair Market Value (on a percentage basis) of the Drag Interests or Tag Interests, as applicable, included by each Party. In the event that Blackstone has not effected a Division of Operatorship, any determination of the Fair Market Value shall assume that Blackstone holds rights to operatorship of such portion of the Assets as though an Equitable Division had been consummated. The Valuation Firm shall be selected by the Dispute Parties from among the parties included on Annex IV and if the Dispute Parties are unable to agree then SN in the case of a Sale Transaction or Blackstone in the case of a Proposed Sale shall choose. The Dispute Parties shall each cooperate fully with the Valuation Firm, including by providing all reasonably requested information, data and work papers of such Dispute Party and shall make available personnel and accountants to explain any such information, data or work papers. The Parties shall cause the Valuation Firm to render its determination as soon as reasonably practicable but in no event later than fifteen (15) Business Days after the Valuation Firm was engaged; provided, however, if the dispute relates to Tag Interests, the Parties shall cause the Valuation Firm to render its determination no later than the second (2nd) Business Day prior to the expiration of the Tag-Along Offer. The Valuation Firm’s determination of the relative value of the Drag Interests (the “Final Valuation”) shall be final and binding on the Dispute Parties, and any proceeds to be received in such indirect approved sale shall be split between the Dispute Parties based upon the relative valuation percentages set forth in the Final Valuation. The fees and costs of the Valuation Firm shall be split equally between the Parties based on their respective proportionate amount of Working Interests to be conveyed in the applicable transaction, and the Parties shall provide, and shall cause their Controlled Affiliates, and shall use their reasonable best efforts to cause their other Affiliates to provide, all information available to them that may be reasonably requested by the Valuation Firm.

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(g)                          In connection with a Sale Transaction, if reasonably requested by the applicable buyer, Sanchez Energy, if the Sanchez Operator remains the Operator for any Wellpads or Leases, shall use its commercially reasonable efforts to enter into a customary transition services agreement with the purchaser at the closing of such Sale Transaction, or Sanchez Energy shall cause any applicable Affiliate or entity then providing management services to Sanchez Energy and capable of providing transition services to enter into such agreement, which transition services agreement shall be substantially similar in all material respects to the transition services agreement with Affiliates of Anadarko pursuant to the Purchase Agreement, provided, that the term shall be no more than two months and Sanchez Energy or its Affiliate shall be entitled to earn a mark-up of 10% over cost on all services provided thereunder.

(h)                         Notwithstanding anything contained in this Section 4.5 to the contrary but, with respect to SN UnSub, subject to Section 4.5(i), (i) there shall be no liability or obligation on behalf of Blackstone or its Affiliates if such entities determine, for any reason, not to consummate a Sale Transaction or an Equitable Partition, and Blackstone shall be permitted to discontinue at any time any Sale Transaction or Equitable Partition initiated by Blackstone by providing written notice to SN and SN UnSub; (ii) Blackstone may not cause Sanchez Energy, SN, SN UnSub and their respective Affiliates to participate in a Sale Transaction unless the consideration received by Sanchez Energy, SN, SN UnSub and their respective Affiliates in such Sale Transaction (including distributions of cash on hand at SN and SN UnSub that are made to SN and UnSub in connection with such sale) would be greater than or equal to the sum (the “Required Return Sum”), without duplication, of (A) (i) the amount of capital which was invested, borrowed, used or otherwise provided in connection with the financing, acquisition, ownership or operation of the Assets, and any related assets (including for the avoidance of doubt, any assets being retained by SN or Unsub in the Sale Transaction) less all distributions previously made on account of any equity capital invested by Parties other than GSO (or its Affiliates), (ii) payments by the relevant Person and its Affiliates arising under or related to the redemption, repayment or refinancing of any securities, credit facilities, financial vehicles, debentures, notes, guarantees or liabilities procured to carry out any and all transactions contemplated under the Purchase Agreement or this Agreement, in each case, that are required as a result of the consummation of a Sale Transaction, and (iii) disbursements, fees or costs reasonably incurred or to be incurred by the relevant Person and its Affiliates to suspend, reassign, demobilize, stack, terminate, sell off and restructure all applicable personnel, equipment and operations related, directly or indirectly, to the Assets in connection with such Sale Transaction, (B) the amount of capital GSO (or its Affiliates) invested in SN UnSub, (C) the Base Preferred Return Amount as required under the SN UnSub Partnership Agreement and (D) the outstanding indebtedness for borrowed money of SN and SN UnSub upon such applicable date of determination (net of any cash and cash equivalents of SN and SN UnSub as of such date) to the extent that a buyer in connection with a Sale Transaction does not assume or directly repay such outstanding indebtedness; provided for purposes of the foregoing subparts (A) through (D), that such equity or debt that is amended, incurred or established following the Effective Date is done so in good faith and for valid business purposes and on terms determined in the reasonable judgment and in good faith by the party amending, incurring or establishing such equity or debt; provided further that with the written consent of GSO, the Required Return Sum will be adjusted downward equitably to reflect the percentage of Assets actually to be transferred in a Sale Transaction by SN and SN UnSub as compared to the Assets acquired by

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SN and SN UnSub pursuant to the Purchase Agreement. In addition, (i) a fair and reasonable allocation of the proceeds from a proposed Sale Transaction between SN and SN UnSub shall be made in the reasonable judgment, in good faith and for valid business purposes, of Sanchez Energy, SN and SN UnSub (in accordance with their then existing debt arrangements) and (ii) in no event shall SN or SN UnSub be compelled to enter into a Sale Transaction unless, after the application of the proceeds from such Sale Transaction, after satisfying the conditions in the foregoing subpart (i), the proceeds payable to SN UnSub shall be an amount sufficient to return to its equity holders 100% of the equity invested in SN UnSub.

(i)                             Notwithstanding anything in this Section 4.5 or this Agreement to the contrary, prior to the Redemption Date, without the prior written consent of GSO, SN UnSub shall not (and shall not be required to), and no Party shall cause SN Unsub to participate in any transfer or disposition (or enter into definitive documentation providing for any transfer or disposition) of any of its Working Interest or other Assets (or any portion thereof) under this Section 4.5 (other than an Alternative Equitable Partition), and Blackstone shall not have the right to compel a Sale Transaction with respect to SN UnSub’s Working Interests and Assets (or any portion thereof), unless such transfer or disposition complies with the terms and conditions of SN UnSub’s (i) debt financing arrangements applicable as of the Effective Date and such other debt financing arrangements that as amended, or as incurred or established following the Effective Date in good faith and for valid business purposes and on terms determined in the reasonable judgment and in good faith by the party amending, incurring or establishing such debt, and (ii) the requirement that the Preferred Units receive an amount of cash equal to the Base Preferred Return Amount with respect to each Preferred Unit in redemption in full of all outstanding Preferred Units, pursuant to and in compliance with the SN UnSub GP LLC Agreement and SN UnSub Partnership Agreement, less any debt incurred, Preferred Units or Common Units issued by SN UnSub in connection with funding of properties outside of the AMI, and (iii) GSO shall have the right to act on behalf of, and enforce all rights of, SN UnSub in connection with this Section 4.5. For the avoidance of doubt and for purposes of clarity, an Alternative Equitable Partition is intended to provide SN UnSub with substantially similar characteristics and value, after giving effect to such Alternative Equitable Partition, as SN UnSub held in the Core Area prior to the Alternative Equitable Partition, in accordance with the procedures in Section 4.5(a).

ARTICLE V

ADDITIONAL COVENANTS

5.1                               Information Rights.

(a)                         Notwithstanding anything to the contrary in the Operating Agreements (but, for the avoidance of doubt, in addition to the information and data required to be provided to the Parties pursuant any Operating Agreement), Operator shall provide the Parties, in electronic format, with the following information and reports with respect to the Assets reasonably promptly after such information becomes available to Operator or could have been prepared without incurring unreasonable time and cost by Operator or any of its Affiliates:

(i)                                     daily volumes for oil, gas, condensate, and water, choke size and tubing, casing, and flowing pressure;

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(ii)                           monthly lease operating expense statement;

(iii)                        monthly oil, gas, and condensate sales reports;

(iv)                       drilling and workover reports, which shall include the current depth, the corresponding lithological information, data on drilling fluid characteristics, information about drilling difficulties or delays (if any), mud checks, mud logs, and hydrocarbon information, casing and cementation tallies, and estimated cumulative costs;

(v)                          daily drilling (including completion, stimulation, testing, artificial lifting, daily mud reports, mud logging, directional drilling, etc.) reports;

(vi)                       copies of all completion and plugging reports;

(vii)                    to the extent permissible, copies of all seismic data and reports, well tests, core data, microseismic, and associated analysis reports;

(viii)                 to the extent Operator prepares or receives such information, (A) geological and geophysical, reservoir engineering, drilling and well completion studies, development schedules, and annual progress reports on development projects and (B) well performance reports;

(ix)                       copies of written notices provided by Governmental Authorities or any Third Party regarding material violations or potential material violations of applicable Law;

(x)                          copies of all material reports provided by Operator to, or filings made by Operator with, any Governmental Authority relating to material violations or potential material violations of applicable Law;

(xi)                       copies of any material correspondence between Operator and any Governmental Authority relating to material violations or potential material violations of applicable law;

(xii)                    to the extent not included in clauses (i)-(xi) above, all material information, data, projections, interpretative data and analysis, operating plans, records, and analysis utilized by Operator in preparing (including the basis for proposing) a Subsequent Budget and Work Plan; and

(xiii)                 to the extent not included in clauses (i)-(xii) above, as soon as reasonably practicable following a request from a Party, all information reasonably requested by a Party for any purposes, including in connection with satisfying or complying with information requests and disclosure requirements in respect of financing or other capital market activities, including requests from current and prospective lenders and investors, rating agencies, securities exchanges, and Governmental Authorities.

(b)                                 The information described in Section 5.1(a) shall be stored on a commercially available secure, third-party electronic database and document sharing platform

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and made available to each Party (“VDR”). Such VDR shall be Intralinks, Merrill Datasite, or another VDR platform that is mutually agreeable to the Parties. The VDR shall be maintained by Operator and such expenses shall be shared equally amongst the Parties.

5.2                               Area of Mutual Interest.

(a)                         The Parties hereby establish an Area of Mutual Interest (“AMI”), commencing on the Effective Date of this Agreement and covering lands depicted on Exhibit C attached hereto, plus a 4-mile halo in any direction from the perimeter of such lands (excluding, however, any properties owned by SN and its Affiliates as of the Effective Date within the lands depicted on Exhibit C, which shall not be included within the AMI nor otherwise be subject to this Agreement). The AMI shall terminate and have no further force and effect on the earlier of (i) the date that is five (5) years after the Effective Date, or (ii) the date on which this Agreement is terminated in its entirety in accordance with Section 6.1.

(b)                         For purposes of this Section 5.2, an “Acquisition” shall mean any acquisition of, or agreement or option to acquire, rights, title or interests to any oil and gas properties covering lands within the AMI by a Party or any of its Affiliates (which in the case of Blackstone, for the avoidance of doubt, shall include HoldCo), subject to Section 5.2(h), between the Effective Date and the expiration of the AMI pursuant to Section 5.2(a). Such Acquisition whether acquired directly or indirectly, shall include without limitation, oil and gas leases, options to lease, farm-ins, options to farm-in, acreage contributions, bottom hole agreements or exploratory agreements. If an Acquisition includes lands located within the AMI and lands located outside the boundaries of the AMI, the Acquisition shall be deemed to include only the lands located inside the AMI, unless the Parties agree otherwise.

(c)                          All Acquisitions must be reported by the acquiring Party to the non- acquiring Parties thirty (30) days prior to the actual closing date of such Acquisition. Such notification shall include, but is not be limited to, a description of the interest acquired, the area covered, the terms of the Acquisition and the cost (including brokerage fees), and a copy of the proposed agreement for the Acquisition.

(d)                         For purposes of this Section 5.2, the proportionate shares of Blackstone, SN, and SN UnSub or the Qualified Foreclosure Transferee, if applicable, in the right to participate in an Acquisition shall be fifty percent (50%), thirty percent (30%), and twenty percent (20%), respectively. Each non-acquiring Party will have twenty (20) days after receipt of the notice to furnish the acquiring Party with written notice of its election to acquire, or cause its subsidiary to acquire, its proportionate share of the Acquisition for its proportionate share of the purchase price (or cash equal to fair equivalent value if the Acquisition was made for non- cash consideration); provided, however, that if Blackstone or its Affiliates is the acquiring Party, SN UnSub may assign its right to participate in such Acquisition to SN, or SN may assign its right to participate in such Acquisition to SN UnSub, in which case SN and SN UnSub shall provide a joint written notice evidencing SN’s (or SN UnSub’s) election to acquire both shares and SN UnSub’s (or SN’s) agreement to such election; provided, further, that if SN, SN Unsub or their respective Affiliates is the acquiring party, Blackstone shall have the right to assign its right to participate in such Acquisition to HoldCo, or, subject to the prior written consent of SN in its sole discretion, any other Affiliate. Failure of a Party to provide a written notice of its

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election within the twenty (20) day period will be deemed an election not to acquire its proportionate share of the Acquisition which will thereafter no longer be subject to the AMI provisions under this Agreement or any applicable Operating Agreement. Further, if neither non-acquiring Party elects to acquire its proportionate share of an Acquisition, the properties acquired in such Acquisition shall not be subject to this Agreement.

(e)                          If a non-acquiring Party elects to acquire its proportionate share (or, if applicable, SN elects to acquire both its share and SN UnSub’s share or SN UnSub elects to acquire both its share and SN’s share) of the Acquisition, such non-acquiring Party shall promptly (within ten (10) days of giving its notice) pay for its proportionate share(s) of the Acquisition, and the acquiring Party, within three (3) Business Days of receipt of that payment from the non-acquiring Party for its share(s) of the Acquisition cost, shall deliver (or cause its Affiliates to deliver) to the non-acquiring Party an assignment of the non-acquiring Party’s proportionate share(s) of the Acquisition. Assignments pursuant to the AMI shall not contain any reservations in favor of the acquiring Party (or its Affiliates), other than the reservations burdening the Acquisition as of the date of the Acquisition by the acquiring Party (or its Affiliates). Such assignments shall be prepared in accordance with Exhibit D and be properly executed and notarized for recording purposes.

(f)                           The acquiring Party shall have the right to serve as operator pursuant to an applicable Operating Agreement for an Acquisition that such acquiring Party brings to the other Party pursuant to this Section 5.2 (to the extent permitted by such Operating Agreement); provided, that, prior to the occurrence of an Operator Default Event of SN, SN shall be entitled to serve as Operator for any Acquisitions within the Core Area and any oil and gas leasehold interests covering lands within the Core Area shall be subject to the terms and conditions of this Agreement as though it were an Asset (and shall be deemed to be included in the definition of “Asset” for all purposes hereunder) and added to Annex III accordingly.

(g)                          If any Party is in Default, any other Party may (provided, that such other Party is not in Default) elect, by written notice, to have the terms of this Section 5.2 not restrict the activities of such other Party or any of its Affiliates during the period that the Default is continuing (provided, that a Party may thereafter continue to own and develop assets acquired during the applicable period) and any assets acquired by a Non-Defaulting Party during a Default shall be offered only to the other Non-Defaulting Party under this Section 5.2 and the Defaulting Party shall not be deemed to own or in any way otherwise be entitled to any rights or benefits in respect thereof.

(h)                         Notwithstanding the foregoing, the provisions set forth in this Section 5.2 shall not in any way limit or apply to (i) the activities of any Affiliate of SN or SN UnSub not Controlled by SN or SN UnSub, as applicable (except for in the case of SN, Sanchez Energy and its subsidiaries (other than SN UnSub and its subsidiaries), so long as SN remains a Controlled Affiliate of Sanchez Energy), or (ii) (A) the activities of any Affiliate of Blackstone in its business other than the private equity investments made by the “Blackstone Capital Partners VI,” “Blackstone Capital Partners VII,” “Blackstone Energy Partners I,” and/or “Blackstone Energy Partners II” investment funds (collectively, the “Blackstone Funds”) affiliated with or managed by Blackstone Management Partners L.L.C., (B) the activities of GSO Capital Partners L.P. or any investment funds or vehicles managed by GSO Capital Partners L.P. or any portfolio

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companies or other investments of GSO Capital Partners L.P., or (C) the acquisition by any investment funds or vehicles managed by Blackstone Management Partners L.L.C. or any of its Affiliates to the extent such transaction represents the acquisition of any securities of an entity owning an interest in the AMI if such class of securities being acquired are listed on a national securities exchange and such acquisition does not provide for voting interests in excess of 25% of such entity, provided, that in each of clauses (ii)(A), (B) and (C), (y) Blackstone does not Control or have the right to Control any of the Persons mentioned in clauses (ii)(A), (B) or (C) above, and (z) any of such Persons does not act at the direction of or with encouragement from Blackstone with respect to any matters contemplated by this Section 5.2. For the avoidance of doubt, if any of the actions prohibited under clauses (y) or (z) above occurs, the respective Persons mentioned in clauses (ii)(A), (B) or (C) above shall be subject to, and their activities shall be limited in accordance with, this Section 5.2; provided, however, that for the avoidance of doubt, portfolio companies of GSO Capital Partners L.P. for which neither GSO Capital Partners L.P. nor its Affiliates have majority board control shall not be subject to the AMI provisions of this Section 5.2 notwithstanding the foregoing. The transactions and other activities excluded by this Section 5.2(h) from the other provisions of this Section 5.2 shall be referred to herein as “Excluded AMI Transactions.”

(i)                             Agreement Memorandum. The Parties hereby agree to execute and promptly file a memorandum of this Agreement in the real property records of Maverick, Dimmit, Webb, and LaSalle Counties substantially in the form attached hereto as Exhibit E.

5.3                               Spacing Protections.

(a)                                 Limited Restricted Zone. With respect to each well drilled on lands in the AMI after the Effective Date but prior to the Redemption Date, each Party agrees:

(i)                             not to, and to cause its Affiliates not to, plan or propose, or permit the Operator to plan or propose, to drill any part or segment of the horizontal portion of the wellbore of such well within the Limited Restricted Zone of any Existing Producing Well;

(ii)                          not to include in any Approved Budget or Work Plan any well or wells that would be drilled into the Limited Restricted Zone of any Existing Producing Well;

(iii)                       not to participate in or consent to any operation proposed or conducted by a third party under an Operating Agreement to drill a well or wells that would be drilled into the Limited Restricted Zone of any Existing Producing Well; and

(iv)                      not to complete or produce the horizontal portion of the wellbore of any well drilled into the Limited Restricted Zone of an Existing Producing Well (unless, in the case of the Operator, it is required to do so under an applicable Operating Agreement) (collectively (i) through (iv) above, the “Limited Spacing Restrictions”).

(b)                                 Full Restricted Zone. Except for Exception Wells as provided below, with respect to each well drilled on lands in the AMI after the Effective Date but prior to the earlier of

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(x) the fifth (5th) anniversary of the Effective Date, (y) the Redemption Date, or (z) mutual agreement of the Parties to modify these restrictions, each Party agrees:

(i)                              not to, and to cause its Affiliates not to, plan or propose, or permit the Operator to plan or propose, to drill any part or segment of the horizontal portion of the wellbore of such well within the Full Restricted Zone of any Existing Producing Well;

(ii)                           not to include in any Approved Budget or Work Plan any well or wells that would be drilled into the Full Restricted Zone of any Existing Producing Well;

(iii)                        not to participate in or consent to any operation proposed or conducted by a third party under an Operating Agreement to drill a well or wells that would be drilled into the Full Restricted Zone of any Existing Producing Well; and

(iv)                       not to complete or produce the horizontal portion of the wellbore of any well drilled into the Full Restricted Zone of an Existing Producing Well (unless, in the case of the Operator, it is required to do so under an applicable Operating Agreement) (collectively (i) through (iv) above, the “Full Spacing Restrictions”).

(c)                                  Illustration.                                Illustrations of the Limited Restricted Zone and Full Restricted Zones are shown in Annex VII attached hereto.

(d)                          Exceptions to Full Spacing Restrictions. Notwithstanding the foregoing, the Operator may drill and complete up to thirty (30) wells (the “Exception Wells”) in the areas in the AMI shown in Annex VII (the “AMI Test Areas”) that do not comply with the Full Spacing Restrictions as long as such Exception Wells comply with the Limited Spacing Restrictions.

(e)                                  Modifications to Full Restricted Zone.

(i)                              Notice. Any Party may request that the Full Restricted Zone be modified by giving written notice to the other Parties if (1) twenty (20) Exception Wells have been drilled and completed, (2) at least six (6) Exception Wells have been drilled and completed in each AMI Test Area subject to the proposed modification of the Full Restricted Zone (the “Test Wells”), and (3) the Test Wells have been producing for at least six (6) months. Such written notice shall include a description of the proposed modifications to the Full Restricted Zone and reasonably detailed technical information and data from such requesting Party’s consulting reservoir engineers supporting such modifications to the Full Restricted Zone (the “Proposed Modifications”). Each Party shall work in good faith to review the Proposed Modifications and all supporting information. The Proposed Modifications may not contain spacing restrictions that are less restrictive or protective in either the horizontal or vertical plane than those in the Limited Restricted Zone. If the other Parties (and their respective consulting engineers) agree that the Proposed Modifications will not lead to any material reduction in value to each Party’s respective Asset base, then the Full Spacing Restrictions shall be modified pursuant to the Proposed Modifications until such time that the Parties agree to subsequent Proposed Modification.

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(ii)                          Failure to Agree. If the other Parties (and their respective consulting engineers) fail to agree that the Proposed Modifications will not lead to any reduction in value to each Party’s respective Asset base within 30 days after the date of the first notice provided in Section 5.3(e)(i), then any Party may within seven (7) Business Days thereafter, declare a Deadlock by providing a Deadlock Notice to the other Parties. Thereafter, such Deadlock shall be subject to the provisions of Section 3.6(b) and, if applicable, non-binding mediation, in accordance with Section 3.6(c). For the avoidance of doubt, as it relates to this Section 5.3, any decision on behalf of SN UnSub prior to the Redemption Date shall require the approval of the Class B Member of SN UnSub.

(iii)                       Amendment. Prior to drilling offset wells pursuant to such Proposed Modifications, then this Annex VII shall be amended to reflect the Proposed Modifications to the Full Restricted Zone agreed to by the Parties hereunder.

(f)                           Covenants Running with the Land and Assumption. The obligations of the Parties in this Section 5.3 are covenants running with the land and shall be binding upon the Parties and their successors and assigns. For the avoidance of doubt, the Parties agree that the obligations in this Section 5.3 will burden the lands in the AMI and create a privity of estate between the Parties. It is the Parties’ express intent that such obligations will not be subject to rejection in the event of any bankruptcy involving any Party or any successor or assign to any of the leases, lands, or wells that are subject to this Agreement. Each Party agrees to cause its successors and assigns to expressly assume the obligations under this Section 5.3 in connection with any Transfer of all or part of its Assets.

(g)                          Existing Producing Wells and Drilled and Uncompleted Wells. The restrictions listed in this Section 5.3 shall apply solely to wells that are drilled and completed within the Limited Restricted Zone or the Full Restricted Zone of an Existing Well and shall not apply to the Existing Drilled and Uncompleted Wells.

(h)                         Applicability to Blackstone. Notwithstanding anything in Section 5.3, Blackstone shall not be subject to either the Full Spacing Restrictions or the Limited Spacing Restrictions in Section 5.3 after 5 years following the Effective Date.

5.4                       Cooperation. The Parties agree to cooperate, and to cause their Affiliates to cooperate, with one another in connection with the arrangement of any debt financing related to the Assets as may be reasonably requested by a Party. Any reasonable, out-of-pocket expenses incurred by a Party and its Affiliates in providing reasonable cooperation to a Party in accordance with this Section 5.4 shall be reimbursed by the Party seeking such cooperation.

ARTICLE VI

TERM AND TERMINATION

6.1                       Term and Termination. Subject to Section 6.2, the term of this Agreement shall commence on the Effective Date and continue until the earliest of:

(a)                         termination by mutual written agreement of each Party;

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(b)                         the eighth anniversary of the Effective Date;

(c)                          with respect to any interest in the Assets transferred (other than pursuant to a Permitted Transfer or a Foreclosure Transfer) to a Third Party (which for the avoidance of doubt shall not include Sanchez Production Partners LP, Sanchez Oil & Gas Corporation or its Affiliates, any Permitted Holder or any other entity Controlled by any Permitted Holder), upon the consummation of such transfer but only with respect to the interest transferred (and this Agreement will remain in effect with respect to the remainder of the Assets), subject to Section 4.1(b) and the provisions that survive pursuant to Section 6.2 and which are assigned in connection with a Transfer pursuant to Section 7.3;

(d)                         termination by any Party in its sole discretion after a Division of Operatorship or an Alternative Equitable Partition is completed, but only within thirty (30) days after the consummation of the Alternative Equitable Partition or final Equitable Division resulting therefrom; and

(e)                          termination by a Non-Defaulting Party in its sole discretion following a Default, but only within thirty (30) days after such Default. Following the termination of this Agreement in accordance with this Section 6.1, upon the written request of any Party, the Parties agree to execute and file for record a notice of termination of this Agreement in the form attached hereto as Exhibit G.

6.2                       Effect of Termination. The expiration or termination of this Agreement, for any reason, shall not release any Party from any obligation or liability to any other Party, including any payment obligation, that (i) has already accrued hereunder, (ii) comes into effect due to the expiration or termination of the Agreement, or (iii) otherwise survives the expiration or termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) the right of Blackstone to pursue a Sale Transaction and/or an Equitable Division pursuant to Section 4.5 (and the provisions set forth in Article VII as they may relate to Section 4.5) shall survive termination due to Division of Operatorship for the later of (A) a period of nine (9) months following the consummation of such Division of Operatorship (it being understood that in the event an Alternative Equitable Partition is to be completed, then the parties shall complete such Alternative Equitable Partition regardless of whether such nine (9) month period has expired) or (B) five (5) months after determination of a final and binding Equitable Partition in accordance with Section 4.5; (ii) the information rights set forth in Section 5.1 shall survive a termination due to a Division of Operatorship indefinitely or until neither Blackstone, SN, nor any of their Affiliates (or any designee thereof) operates any of the Assets, (iii) Section 3.8(e)(i) shall survive for a period of six months following a termination resulting from a sale by SN, or any other Affiliate thereof serving as Operator, to a Third Party, or following a termination under Section 6.1(d), (iv) Section 3.8(e)(ii) and Section 3.8(e)(iii) and the penultimate sentence of Section 3.8(e) shall survive termination indefinitely until all Required Operatorship Consents are obtained (including to the extent a Division of Operatorship is effected following termination of the Agreement pursuant to the immediately preceding clause (iii)), provided that the last sentence of Section 3.8(e)(iii) shall survive the termination of this Agreement in any event for a period of ten years; (v) the provisions of Section 3.8(e)(v) shall survive the termination of this Agreement

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for a period of ten years; and (vi) the spacing restrictions in Section 5.3 shall survive termination until the dates set forth in Section 5.3 .

ARTICLE VII

GENERAL PROVISIONS

7.1                       Entire Agreement. This Agreement, the Operating Agreements and the Purchase Agreement, constitute the entire agreement with respect to the subject matter covered hereby and supersede (i) all prior oral or written proposals, term sheets or agreements, (ii) all contemporaneous oral proposals or agreements, and (iii) all previous negotiations and all other communications or understandings between the Parties with respect to the subject matter hereof.

7.2                       Waivers. Neither action taken (including any investigation by or on behalf of any Party) nor inaction pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein by the Party not committing such action or inaction. A waiver by any Party of a particular right, including breach of any provision of this Agreement, shall not operate or be construed as a subsequent waiver of that same right or a waiver of any other right.

7.3                       Assignment; Binding Effect. Subject to the terms and conditions hereunder, each Party may assign its rights or interests under this Agreement, or delegate any duties hereunder, without the prior written consent of the other Party, provided, that such assignment or delegation is made in connection with the conveyance by a Party or its Affiliate of (i) all its interest in an Asset to a Third Party, (ii) all or some of its interests in an Asset to an Affiliate, in each case in accordance with the terms of this Agreement or (iii) otherwise in connection with a Sale Transaction, including, for the avoidance of doubt, all rights set forth in Section 3.8(e)(ii) (including with respect to the survival period of such provision as set forth under Section 6.2). This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns; provided, however, that in the case of only a partial assignment by a Party of their rights or interests under this Agreement to an Affiliate or Permitted Transferee, such Affiliate or Permitted Transferee shall not succeed to such transferring Party’s rights under Article III, unless otherwise agreed by the Parties and such Affiliate or Permitted Transferee.

7.4                       Governing Law; Severability.

(a)                         THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)                         In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of applicable Law, the applicable provision of Law shall control. If any provision of this Agreement or the application thereof to any Person or circumstance, is held invalid or unenforceable to any extent, the remainder of this Agreement and the application

40

of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by applicable Law.

7.5                       Further Assurances. Subject to the terms and conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. In case, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties shall take or cause to be taken all such necessary action.

7.6                       Counterparts. This Agreement may be executed in multiple counterparts and delivered by facsimile or portable document format, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

7.7                       Confidential Information.

(a)                         The Parties acknowledge that they and their respective appointed Representatives (if any) shall receive information from or regarding Assets in the nature of trade secrets or that otherwise is confidential information or proprietary information (as further defined below in this Section 7.7(a), “Confidential Information”), the release of which would be damaging to the Parties or Persons with which the Parties conduct business. Each Party shall hold in strict confidence, and shall require that such Party’s appointed Representatives (if any) hold in strict confidence, any Confidential Information that such Party or such Party’s appointed Representative receives, and each Party shall not, and each Party shall require that such Party’s appointed Representatives agree not to, disclose such Confidential Information to any Person other than another Party or Representative, or use such information for any purpose other than to evaluate, analyze, and keep apprised of the Assets and such Party’s interest therein, except for disclosures (i) to comply with any Laws (including applicable stock exchange or quotation system requirements), provided, that, if permitted by applicable Law, a Party or Representative must notify all the Parties promptly of any disclosure of Confidential Information which is required by Law, and any such disclosure of Confidential Information shall be to the minimum extent required by Law, (ii) to Affiliates, partners, members, stockholders, investors, directors, officers, employees, agents, attorneys, consultants, lenders, professional advisers or representatives of the Party or Representative or their Affiliates; provided, that such Party or Representative shall be responsible for assuring such Affiliates,’ partners,’ members,’ stockholders,’ investors,’ directors,’ officers,’ employees,’ agents,’ attorneys,’ consultants,’ lenders,’ professional advisers’ and representatives’ compliance with the terms hereof (and such Party or Representative, as applicable, shall be liable for any non-compliance by such Persons as if such Persons were bound as a Party hereto), except to the extent any such Person who is not an Affiliate, partner, member, stockholder, director, officer or employee has agreed in writing addressed to all the Parties to be bound by customary undertakings with respect to confidential and proprietary information similar to this Section 7.7(a), (iii) to Persons to which that Party’s Asset Interests may be Transferred as permitted by this Agreement, but only if the recipients of such information have agreed to be bound by customary confidentiality and non-use undertakings similar to this Section 7.7(a), (iv) of information that a Party or Representative also has received from a source independent of another Party or Representative and that such Party or

41

Representative reasonably believes such source obtained such information without breach of any obligation of confidentiality to another Party, Representative or any of their Affiliates, (v) that have been or become independently developed by a Party, a Representative or their Affiliates, or on their behalf without using any of the Confidential Information, (vi) that are or become generally available to the public (other than as a result of a prohibited disclosure by such Party or Representative or Persons for which such Party or Representative is responsible for under clause (ii) above), (vii) in connection with any proposed Transfer of all or part the Working Interests of a Party, the proposed sale of all or substantially all of a Party or its direct or indirect parent or the proposed debt or equity financing of a Party or its direct or indirect parent, to Persons to which such interest may be directly or indirectly transferred or which may provide such debt or equity financing (and their respective advisors or representatives), but only if the recipients of such information have agreed to be bound by customary undertakings with respect to confidential and proprietary information similar to this Section 7.7(a) (unless, in the case of advisors or representatives, such Persons are otherwise bound by a duty of non-disclosure and non-use with respect to confidential and proprietary information), (viii) to Third Parties to the extent necessary for a Person to provide services in connection with its capacity as Operator, as applicable, or (ix) to the extent the non-disclosing Parties shall have consented to such disclosure in writing. The Parties agree that breach of the provisions of this Section 7.7(a) by such Party or such Party’s appointed Representative (if any) would cause irreparable injury to the non-disclosing Parties for which monetary damages (or other remedy at Law) would be inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Party or Representative to comply with such provisions and (ii) the uniqueness of the Assets and the confidential nature of the Confidential Information. Accordingly, the Parties agree that the provisions of this Section 7.7(a) may be enforced by any Party by temporary or permanent injunction (without the need to post bond or other security, therefor), specific performance or other equitable remedy and by any other rights or remedies that may be available at law or in equity. The term “Confidential Information” shall include any information pertaining to the identity of the Parties and the Assets, which is not available to the public, whether written, oral, electronic, visual form or in any other media, including, such information that is proprietary, confidential or concerning the Parties ownership and operation of the Assets or related matter, including any actual or proposed operations or development project or strategies, other operations and business plans, actual or projected revenues and expenses, finances, contracts and books and records. Notwithstanding the foregoing, Blackstone and its Affiliates may make disclosures to its direct and indirect limited partners and members such information (including Confidential Information) as is customarily provided to current or prospective limited partners in private equity funds sponsored or managed by Affiliates of Blackstone, provided, that if such Persons are receiving Confidential Information such Persons are bound by customary undertakings with respect to confidential and proprietary information similar to this Section 7.7(a). In the event that a Party wishes to issue a press release relating in any respect to the Assets that in the opinion of such Party does not contain Confidential Information, each Party shall be consulted and have a reasonable amount of time to review and comment upon such proposed press release prior to its issuance. Notwithstanding anything herein to the contrary, in the event a Party has approved or been consulted with respect to any disclosures as required hereunder, the other Party, its Representatives or its Affiliates shall be entitled to make disclosures substantially similar (as to form and content) to those prior

42

disclosures that the non-disclosing Party has approved or been consulted with respect to, as applicable.

(b)                          The Parties acknowledge and agree that none of the Parties shall furnish or otherwise provide a copy of this Agreement (or any part hereof) to any Person (other than the Parties, their Representatives, and Affiliates, and their respective representative(s) and adviser(s)), unless (i) otherwise agreed in writing by each of the Parties, (ii) required by applicable Laws (and if required by applicable Laws, a copy of the applicable portions of this Agreement shall be furnished only to the extent necessary to comply with such applicable Laws), (iii) by any Party, as required to implement any of the hedging arrangements and financings, and (iv) in compliance with clauses (i)-(ix) of Section 7.7(a), as if this Agreement were Confidential Information.

7.8                        No Third Party Beneficiaries. Except as set forth in Section 7.14, except for the UnSub Agent in respect of the Cure Right and rights of a Qualified Foreclosure Transferee, and except for the rights of GSO under Section 4.5 (which may be enforced by GSO) the provisions of this Agreement are for the exclusive benefit of the Parties and their respective successors and permitted assigns. Except for the foregoing, this Agreement is not intended to benefit or create rights in any other Person, including (a) any Person to whom any debts, Liabilities, or obligations are owed by a Party, or (b) any liquidator, trustee, or creditor acting on behalf of any Party, and no such creditor or any other Person shall have any rights under this Agreement.

7.9                        Non-Solicitation. For a period from and after the date hereof until the date that is sixty (60) months after the termination of this Agreement Blackstone shall not, and Blackstone shall cause entities that are Controlled Affiliates of the Blackstone Funds not to, directly or indirectly, (i) solicit, induce or encourage any such employee or officer of the SN, SN UnSub or any of their respective Affiliates to leave their respective positions of employment with SN, SN UnSub and/or or any of their respective Affiliates, (ii) hire or employ any of such employees or officers, whether as a consultant or otherwise, or (iii) hire or employ any such former employee or officer, whether as a consultant or otherwise, within six (6) months of such person’s final employment date with SN, SN UnSub or or any of their respective Affiliates; provided, that this Section 7.9 shall not preclude Blackstone or any of its Affiliates from soliciting for employment or hiring any such employee, agent or contractor who has been terminated (and not rehired) by SN, SN UnSub or any of their respective Affiliates. Notwithstanding anything in this Agreement to the contrary, a breach of this Section 7.9 shall not be considered for purposes of determining a Default hereunder unless the breach was effected with the knowledge of a private equity professional of the Blackstone Funds and the action underlying such breach would violate the terms of this Section 7.9, or alternatively if Sanchez Energy is able to establish a sustained pattern of breaches of this Section 7.9, and in each case provided that Blackstone take such steps necessary to immediately terminate such employee unless otherwise waived in writing by Sanchez Energy.

7.10                 Notices. Except as otherwise provided in this Agreement to the contrary, any notice or communication required or permitted to be given under this Agreement shall be in writing and sent to the address of the Party (or Person) set forth below, or to such other more recent address of which the sending Party actually has received written notice:

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(a)    if to SN, to:

Sanchez Energy Corporation

1000 Main Street, Suite 3000

Houston, Texas 77002

Attention: Greg Kopel

Electronic Mail: gkopel@sanchezog.com

and with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 43rd Floor

Houston, TX 77002

Fax: 713-236-0822

Attn:                                       David Elder

Michael J. Byrd

Electronic Mail: delder@akingump.com

¶mbyrd@akingump.com

(b)    if to SN UnSub, to:

SN EF UnSub, LP

c/o Sanchez Energy Corporation

1000 Main Street, Suite 3000

Houston, Texas 77002

Tel:                                              713.756.2782

with a copy to:

GSO ST Holdings LP

1111 Bagby Street, Suite 2050

Houston, TX 77002

Attention: Robert Horn

Electronic Mail: Robert.horn@gsocap.com

With a copy to:

Christopher Richardson

Andrews Kurth Kenyon LLP

600 Travis

Suite 4200

Houston, TX 77002

Electronic Mail: crichardson@andrewskurth.com

(c) if to Blackstone, to:

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Aguila Production, LLC

345 Park Avenue, 43rd Floor

New York, New York 10154

Attention: Angelo Acconcia

Electronic Mail: acconcia@blackstone.com

and with copies to:

Blackstone Management Partners L.L.C.

345 Park Avenue, 43rd Floor

New York, New York 10154

Attention: Angelo Acconcia

Electronic Mail: acconcia@blackstone.com

and

Kirkland & Ellis LLP
600 Travis St., Suite 3300
Houston, Texas 77002
Attention:	Andrew Calder, P.C.
Rhett Van Syoc
Electronic Mail:	andrew.calder@kirkland.com
rhett.vansyoc@kirkland.com

and

(d)                          if to the UnSub Agent, to:

JPMorgan Chase Bank, N.A.

712 Main Street, 12th Floor South

Houston, TX 77002

Attention:Darren Vanek

Electronic Mail: darren.m.vanek@jpmorgan.com

and with a copy to (which shall not constitute notice):

Each such notice or other communication shall be sent by personal delivery, by registered or certified mail (return receipt requested), by national, reputable courier service (such as Federal Express or United Parcel Service) or by electronic mail.

7.11                 Remedies. Except as provided herein, the rights, obligations, and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity. In addition, any successful Party is entitled to costs related to enforcing this Agreement, including, reasonable and documented attorneys’ fees and court costs. Notwithstanding anything herein to the contrary, the Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed by either Party in accordance with the terms hereof and that monetary damages, even if available, would not be an adequate remedy therefor. As a result of the preceding sentence, each Party shall be entitled to specific performance to prevent breaches of this Agreement and

45

the terms hereof (including the obligation consummate transactions contemplated herein), without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy) in addition to any other remedy at Law or equity. The Parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

7.12                        Disputes.

(a)                         Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT LOCATED IN HOUSTON, TEXAS OR TEXAS STATE COURT LOCATED IN HOUSTON, TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (i) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (iii) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)                         Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL

46

DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)                           Notwithstanding anything contained in Section 7.12(a), in the event a Party wishes to contest whether it is in Default (the “Contesting Party”), such Party shall provide the Non-Defaulting Parties with its written objection within fifteen (15) days after receipt of a notice of Default (the “Objection Notice”). In such event, a representative of the Contesting Party and each of the Non-Defaulting Parties shall meet and use good faith efforts to mutually agree on a resolution. If such representatives are unable to resolve the disagreement within fifteen (15) days after receipt of the Objection Notice, then the disagreement shall be resolved by arbitration, which arbitration proceedings shall be held in Houston, Texas and conducted pursuant to the Rules for Commercial Arbitration promulgated by the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 7.12(c). In connection therewith, the arbitrator shall be selected by mutual agreement of the parties to such dispute, or absent such agreement, within ten (10) Business Days of becoming aware that such agreement cannot be made as to the selection of the arbitrator, by the American Arbitration Association. The arbitrator shall not have worked as an employee, consultant, independent contractor or outside counsel for any of the Parties to such dispute or any of their respective Affiliates during the ten (10) year period preceding the arbitration or have any financial interest in the dispute or any assets or businesses of the parties to such dispute. The arbitrator’s determination shall be made within fifteen (15) Business Days after submission of the matters in dispute and, absent manifest error, shall be final and binding upon the Parties to such dispute, without right of appeal. In making its determination, the arbitrator shall be and remain at all times wholly impartial, and, once appointed, the arbitrator shall have no ex parte communications with any of the Parties to the dispute concerning the arbitration or the underlying dispute.

7.13                 Expenses. Except as otherwise provided in this Agreement, each of the Parties shall bear its own costs and expenses (including any legal, accounting and other professional fees and expenses) incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

47

7.14                 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees, and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, Controlling Person, fiduciary, representative, or employee of any Party (or any of their successor or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder, or member of any Party (or any of their successors or permitted assignees), or any Affiliate thereof, or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, Controlling Person, fiduciary, representative, general or limited partner, stockholder, manager, or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract, or otherwise) by or on behalf of such Party against the Party Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation, or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

7.15                 Conflict. In the event of a conflict between the terms of this Agreement and the terms of any Operating Agreement applicable to the Assets, the terms of this Agreement shall control as among the Parties.

7.16                 Subchapter K. The Parties hereby agree that any arrangement established pursuant to this Agreement be excluded from the application of Subchapter K of Chapter 1 of the Code

7.17                 Relationship of SN and SN UnSub. Notwithstanding anything herein to the contrary, (a) the obligations under this Agreement of SN, on the one hand, and SN UnSub, on the other hand, are several and such obligations shall not be deemed “joint and several,” (b) SN shall not have any liability, penalties, or limitation of rights for any breach of this Agreement or any provision hereof by SN UnSub, and (c) SN UnSub shall not have any liability, penalties, or limitation of rights for any breach of this Agreement or any provision hereof by SN. Furthermore, and for the avoidance of doubt, no Party shall be responsible in any way for the performance of the obligations of any other Party under this Agreement. Nothing contained herein, and no action taken by any Party pursuant thereto, shall be deemed to constitute or form a partnership, association, joint venture or any other kind of group or entity, or create a presumption that a Party is in any way acting in concert or as a group with respect to such

48

obligations or the transactions contemplated by this Agreement. Each Party shall be entitled to independently protect and enforce its rights, in equity, contract or law, including, the rights arising out of this Agreement, and it shall not be necessary for any other Party to be joined as an additional party in any proceeding for such purpose.

7.18                Operating Committee; Affiliates. To the extent that this Agreement expressly purports to require any Representative of a Party or the Operating Committee to take any action or refrain from taking any action, each such Party agrees to use its reasonable best efforts to cause its Representative(s) and the Operating Committee, as applicable, to take such action or refrain from taking such action, as applicable. To the extent this Agreement purports to require a Party to require any of its Affiliates to take any action or refrain from taking any action, each such Party shall only be required to use its reasonable best efforts to cause an Affiliate not Controlled by it (except for in the case of SN, Sanchez Energy and its subsidiaries (other than SN UnSub and its subsidiaries), so long as SN remains a Controlled Affiliate of Sanchez Energy) to take such action or refrain from taking such action, as applicable.

7.19                Force Majeure. If any Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to indemnify or make money payments or furnish security, that Party shall give to all other Parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the Party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term “force majeure,” as used in this Section, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other event, circumstance or cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension. The affected Party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the Party concerned.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have executed this Joint Development Agreement as of the date first set forth above.

SANCHEZ ENERGY CORPORATION:

By:
Name:
Title:

SN EF MAVERICK, LLC:

By:
Name:
Title:

SN EF UNSUB, LP:

By:
Name:
Title:

AGUILA PRODUCTION, LLC:

By:
Name:	Angelo Acconcia
Title:	President

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Annex I

Defined Terms

As used in this Agreement, the following terms have the following meanings:

“Acquisition” has the meaning set forth in Section 5.2(b).

“Additional E&D Proposal” has the meaning set forth in Section 3.7(c)(i).

“Additional S&A Proposal” has the meaning set forth in Section 3.7(c)(ii).

“AFE” means a written description and cost estimate of a proposed activity or operation accompanying a proposal for such activity or operation made pursuant to an Operating Agreement and forwarded to the Operating Committee by Operator pursuant to an Operating Agreement. Any AFE that proposes more than one operation shall be considered a separate AFE as to each operation only for those operations for which the Parties are permitted to make separate elections under the terms of the relevant Operating Agreement.

“Affiliate” means, when used with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person in question; provided, that, notwithstanding the foregoing, (a) SN and its respective Affiliates, (b) SN UnSub and its respective Affiliates, and (c) Blackstone and its Affiliates, shall not be considered Affiliates of one another solely by virtue of (x) their ownership or Control of the Assets or (y) being a Party to this Agreement, an Operating Agreement or any management services agreement.  For purposes of this Agreement, (i) subject to the preceding sentence, Sanchez Oil & Gas Corporation and its Affiliates including all Permitted Holders, shall be deemed to be Affiliates of SN; provided, however, (i) The Blackstone Group, L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group, L.P. or its Affiliates that are not part of the credit-related businesses of The Blackstone Group L.P. shall not be considered or otherwise deemed to be an Affiliate of GSO or any of its Affiliates that are part of the credit- related businesses of The Blackstone Group L.P., and (ii) none of GSO or its Affiliates or any fund or account managed, advised or subadvised by GSO or its Affiliates shall constitute an Affiliate of SN, SN UnSub, or any of their Affiliates, nor shall ownership by GSO or its Affiliates or any fund or account managed, advised or subadvised by GSO or its Affiliates of any ownership interest in the Partnership or the General Partner result in GSO or its Affiliates or any fund or account managed, advised or subadvised by GSO or its Affiliates constituting an Affiliate of SN, SN UnSub, or any of their Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Alternate Operator” has the meaning set forth in Section 3.8(f).

“Alternative Equitable Partition” has the meaning set forth in Section 4.5(a).

“AMI” has the meaning set forth in Section 5.2.

“Anadarko” has the meaning set forth in the recitals.

“APC Well Commitment” means wells required to be drilled pursuant to that certain Development Agreement, dated as of the date hereof, by and among Anadarko, SN, SN UnSub and Blackstone

“Applicable Credit Agreement” means, in the case of (i) SN, the Second Amended and Restated Credit Agreement, dated as of June 30, 2014, among Sanchez Energy, Royal Bank of Canada, as administrative agent and the other financial institutions party thereto from time to time, as amended, restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time (the “SN Credit Agreement”), (ii) SN UnSub, [describe new credit facility], as amended, restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time (the “UnSub Credit Agreement”)], (iii) Blackstone Operator, [describe new Blackstone credit agreement], as amended, restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time (the “BX Credit Agreement”), and (iv) a Third Party Operator, any of such Third Party Operator’s debt facilities, indentures, commercial paper facilities, secured or unsecured capital market financings or other debt issuances, in each case with banks or other institutional lenders or institutional investors or other lenders or credit providers providing for revolving credit loans, term loans, receivables financing, letters of credit or other borrowings, capital markets financings or other debt issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time (the “Third Party Credit Agreement”), and (v) a Qualified Foreclosure Transferee, any of such Qualified Foreclosure Transferee’s debt facilities, indentures, commercial paper facilities, secured or unsecured capital market financings or other debt issuances, in each case with banks or other institutional lenders or institutional investors or other lenders or credit providers providing for revolving credit loans, term loans, receivables financing, letters of credit or other borrowings, capital markets financings or other debt issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time.

“Approved AFE” means an AFE approved by the Operating Committee pursuant to Section 3.2(g) or deemed approved under Section 3.7(c).

“Approved Budget” means the Initial Budget and Work Plan, any Subsequent Budget and Work Plan approved under Section 3.7(b)(ii), and any amendment to the Initial Budget and Work Plan or approved Subsequent Budget and Work Plan approved as provided under Section 3.2.

“Approved Operation” means an Initial Approved Operation and any Subsequent Approved Operation.

“Area of Mutual Interest” has the meaning set forth in Section 5.2(a).

“Asset Interest” has the meaning set forth in Section 4.1(a).

“Assets” means collectively, the right, title and interest in and to the assets included in the term “Asset” as used in the Purchase Agreement.

“Base Preferred Return Amount” has the meaning give to such term in the SN UnSub Partnership Agreement as in effect as of the Effective Date.

“Blackstone” has the meaning set forth in the preamble.

“Blackstone Percentage” has the meaning set forth in Section 4.5(a).

“Blackstone Operator” has the meaning set forth in Section 3.8(a).

“Blackstone Operatorship Rights” has the meaning set forth in Section 4.5(a).

“Blackstone Representative” has the meaning set forth in Section 3.3(a)(iii).

“Board of Directors” means the board of directors of SN.

“Bona Fide Offer” means a bona fide offer received by Blackstone from a Third Party that was obtained or marketed by Blackstone through a bona fide arms-length process (it being understood that such process need not be a broadly marketed process, but could be a direct negotiation and offer from a single party) designed to achieve the fair market value for the Working Interests, Assets and/or other related assets, or equity interests, as applicable, related to such offer.  For the avoidance of doubt, a Bona Fide Offer will be deemed not to include a Foreclosure Transfer.

“Budget Negotiation Period” has the meaning set forth in Section 3.7(b)(iv).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by applicable Law to be closed in New York, New York or Houston, Texas.

“BX Credit Agreement” has the meaning set for in the definition of “Applicable Credit Agreement.”

“Capital Expenditures” means any expenditure by a Party that is required to be capitalized for purposes of such Party’s financial statements in accordance with GAAP.

“Change of Control” means, with respect to Sanchez Energy, any of the following transactions: (a) a merger, consolidation or other reorganization, unless securities representing more than 35% of the total combined voting power of the voting securities of the successor entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned Sanchez Energy’s outstanding voting securities immediately prior to such transaction; or (b) any transaction or series of transactions pursuant to which any “person” or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) becomes directly or indirectly the beneficial owner of any of Sanchez Energy’s securities possessing more than 65% of the total combined voting power of Sanchez’s securities (as measured in terms of the power to vote with respect to the election of its board of directors) outstanding immediately after the consummation of such transaction or series of transactions, whether such transaction involves a direct issuance from Sanchez Energy or the acquisition of outstanding securities held by one or more of Sanchez Energy’s existing stockholders; excluding, in each case of (a) or (b) above, any transaction with a Permitted Transferee or a Permitted Holder.

“Closing” means the closing of the transactions contemplated by the Purchase Agreement.

“Confidential Information” has the meaning set forth in Section 7.7(a).

“Consent” has the meaning set forth in Section 2.2.

“Consent Agreement” means that certain Consent to Assignment of Interest dated December 24, 2016, from Briscoe Ranch, Inc. et al. to Sanchez Energy and Anadarko E&P Onshore LLC.

“Consenting Parties” means Briscoe Ranch, Inc., Miramar Holdings, L.P., Rancho la Cochina Minerals, Ltd., Janey Briscoe Marmion GST Trust, and El Pescado Minerals, Ltd.

“Control” (including its derivatives and similar terms) means, with respect to any specified Person, the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Core Area” means the area marked in [blue] on Exhibit C.

“Cure Right” has the meaning set forth in the definition of “Default”.

“Deadlock” has the meaning set forth in Section 3.6(a).

“Deadlock Notice” has the meaning set forth in Section 3.6(a).

“Default” means, in respect of any Party, the failure by such Party or any of its Affiliates to remedy, within thirty (30) days of receipt of a Default Notice from any other Party, the material non-performance or material non-compliance with a material provision of this Agreement by such Party or any of its Affiliates (provided, however, that UnSub and SN shall not be considered to be “Affiliates” for the purposes of this definition of “Default”, such that a Default by SN (or by SN’s Affiliates other than SN UnSub) shall not be deemed to be a default by SN UnSub, and a Default by SN UnSub shall not be deemed to be a Default by SN); provided, however, in the event of a failure by UnSub, the UnSub Agent shall also have the right (but not the obligation) to remedy any such failure within such thirty (30) day time period (the “Cure Right”).

“Default Notice” means a written notice from a Party containing a detailed description of the basis of a claim that another Party has materially failed to perform or materially failed to comply with this Agreement, including specific references to the provisions in this Agreement that such Party has materially failed to comply with or perform; provided, however, in the event of an alleged failure by UnSub, such written notice shall also be delivered to the administrative agent under the UnSub Credit Agreement (the “UnSub Agent”) substantially concurrently with delivery to UnSub.

“Defaulting Operator” has the meaning set forth in Section 3.8(f).

“Defaulting Party” has the meaning set forth in Section 3.9(a).

“Dispute Parties” has the meaning set forth in Section 4.5(f).

“Division of Operatorship” has the meaning set forth in Section 3.8(e)(i).

“Drag Interests” has the meaning set forth in Section 4.5(e).

“E&D Operations” means all activities and operations related to subsurface exploration and development of the Assets (including all drilling, reworking, plugging back, shutting-in, completing, re-completing, re-fracturing, stimulation, acidization, enhanced recovery operations, plugging and abandonment operations) as well as construction of wellpads and installation and operation of wellsite facilities.

“Effective Date” has the meaning set forth in the preamble.

“Equitable Division” has the meaning set forth in Section 3.8(f)(i).

“Equitable Partition” has the meaning set forth in Section 4.5(a).

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, equity interests or other partnership/limited liability company interests, and any commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“Estimated Cash Outlays” has the meaning set forth in Section 3.7(d).

“Excluded AMI Transactions” has the meaning set forth in Section 5.2(h).

“Excluded Sale Transaction Area” has the meaning set forth in Section 4.5(a).

“Existing Drilled and Uncompleted Wells” means the oil and gas wells listed in Annex VI.

“Existing Producing Wells” means the oil and gas wells listed in Annex V.

“Existing Wellpad” means, as of any date of determination, each then-existing wellpad with average daily production in excess of [300] BOE/D over the prior twelve-month period under the Leases pursuant to which the Parties (including their respective Affiliates) retain any Working Interests.

“Fair Market Value” means the value of any specified interest or property, which shall not in any event be less than zero, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller, conveyance of operatorship associated with any specified interest or property or a control premium.

“Final Deadlock” has the meaning set forth in Section 3.6(a).

“Final Deadlock Notice” has the meaning set forth in Section 3.6(b).

“Final Valuation” has the meaning set forth in Section 4.5(f)(ii).

“Financial Advisor” has the meaning set forth in Section 3.8(e)(i).

“Foreclosure Transfer” means any assignment, transfer, conveyance, exchange or any other alienation resulting from any judicial or non-judicial foreclosure by the holder of a security interest or other encumbrance or any Transfer to the holder of a security interest or other encumbrance in connection with a workout, bankruptcy, restructuring or similar arrangement, including in each case to the extent effectuated pursuant to Sections 363 or 1129 of the U.S. Bankruptcy Code.

“Form Operating Agreement” means the form of AAPL Joint Operating Agreement attached hereto as Exhibit B.

“Full Restricted Zone” means, for each Existing Producing Well, a three dimensional area in the shape of a rectangular prism, defined by the following: the rectangular subsurface zone extending perpendicularly (i) 600 feet on the horizontal plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well and (ii) 150 feet on the vertical plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well.

“Full Spacing Restrictions” has the meaning set forth in Section 5.4(a)(iii).

“Future Wellpads” means all prospective wellpads for acreage under the Leases on which there are no Existing Wellpads based on customary industry practices and the reserve report for each Party covering the previous 12-month period.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

“Governmental Authority” means any legislature, court, tribunal, arbitrator, authority, agency, department, commission, division, board, bureau, branch, official or other instrumentality of the U.S., or any domestic state, county, city, tribal or other political subdivision, governmental department or similar governing entity, and including any governmental, quasi-governmental, regulatory, administrative or non-governmental body exercising similar powers of authority.

“GSO” means ST Holdings L.P.

“HoldCo” means Aguila Production HoldCo, LLC.

“Included Area Value Percentage” has the meaning set forth in Section 4.5(a).

“Initial Approved Operations” has the meaning set forth in Section 3.7(a).

“Initial Budget and Work Plan” has the meaning set forth in Section 3.7(a).

“Included Sale Transaction Area” has the meaning set forth in Section 4.5(a).

“IPO” has the meaning set forth in Section 4.4.

“IPO Notice” has the meaning set forth in Section 4.4.

“IPO Party” has the meaning set forth in Section 4.4.

“Joint Exploration Agreement” means the Joint Exploration Agreement, dated to be effective as of March 1, 2008, by and between Anadarko E&P Company LP and TXCO Energy Corp., as amended from time to time.

“[redacted]” has the meaning set forth in the recitals.

“Laws” means all federal, state and local statutes, laws (including common law), rules, regulations, codes, orders, ordinances, licenses, writs, injunctions, judgments, subpoenas, awards and decrees and other legally enforceable requirements enacted, adopted, issued or promulgated by any Governmental Authority.

“Leases” means, collectively, the oil, gas and mineral leases and subleases, royalties, overriding royalties, net profits interests, carried and convertible interests, and other rights included in the term “Leases” as used in the Purchase Agreement.

“Liabilities” means, as to any Person, all liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“Lien” shall have the meaning ascribed to “Encumbrance” in the Purchase Agreement.

“Limited Restricted Zone” means, for each Existing Producing Well, two overlapping three dimensional areas, each in the shape of a rectangular prism, defined by the following: (i) the rectangular subsurface zone extending perpendicularly (A) 600 feet on the horizontal plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well and (B) 90 feet on the vertical plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well; and (ii) the rectangular subsurface zone extending perpendicularly (A) 275 feet on the horizontal plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well and (B) 150 feet on the vertical plane in either direction from any part of the perforated interval of the wellbore of such Existing Producing Well.

“Limited Spacing Restrictions” has the meaning set forth in Section 5.4(a)(iv).

“Losses” mean means any liabilities, losses (including first party losses), fines, penalties, interest, damages, costs, expenses (including expenses of actions, amounts paid in connection with any assessments, judgments or settlements relating thereto, interest and penalties recovered by a Third Party with respect thereto and out-of-pocket expenses and reasonable attorneys’ fees, experts’ fees and expenses reasonably incurred in defending against any such action) arising from or related to an injury, illness, death, property damage, property loss or environmental pollution or contamination, and any other costs associated with control, removal, restoration and cleanup of pollution or contamination.

“Material Contracts” means [any contract related to E&D Operations or S&A Operations or otherwise relating to the Assets, including drilling and completion agreements, gathering agreements, processing agreements, transportation agreements, supply agreements, disposal agreements, electric supply agreements or marketing or sales agreements worth more than $1,000,000.]

“Monthly Invoice” has the meaning set forth in Section 3.7(d).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Non-Core Area” means the area marked in [green] on Exhibit C.

“Non-Defaulting Party” has the meaning set forth in Section 3.9(a).

“Non-Initiating Party” has the meaning set forth in Section 4.2(a).

“Non-IPO Party” has the meaning set forth in Section 4.4.

“Non-Operating Party” has the meaning set forth in Section 3.10.

“Non-Transferring Party” has the meaning set forth in Section 4.1(a).

“Operating Agreement” means any Joint Operating Agreement for any of the Leases and, to the extent applicable, the Joint Exploration Agreement and Participation Agreement as it may relate to a Party’s ownership of any interest in a Lease.

“Operating Committee” has the meaning set forth in Section 3.1.

“Operator” has the meaning set forth in Section 3.8(a).

“Operator Default Event” has the meaning set forth in Section 3.8(f).

“Participation Agreement” means that certain Maverick Basin Area Participation Agreement, dated effective January 1, 2011, by and between Anadarko and [redacted]. “Parties” has the meaning set forth in the preamble.

“Party” has the meaning set forth in the preamble.

“Party Affiliate” has the meaning set forth in Section 7.14.

“Permitted Holders” means (a) Antonio R. Sanchez, III and A.R. Sanchez, Jr., (b) any spouse or descendant of any individual named in (a), or (c) any other natural person who is related to, or who has been adopted by, any such individual or such individual’s spouse referenced in (a)-(b) above within the second degree of kinship, or (d) any Person Controlled, directly or indirectly, by any of the Persons referenced in clauses (a)-(c) above, individually or collectively by one or more of such Persons.

“Permitted Liens” has the meaning set forth in Section 4.1(a).

“Permitted Transferee” means, when used with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.  For purposes of this Agreement, (i) Sanchez Production Partners LP and its Controlled Affiliates shall be deemed to be a Permitted Transferee of SN, except with respect to Section 4.2 for which purposes Sanchez Production Partners LP and its Controlled Affiliates shall not be deemed to be a Permitted Transferee of Sanchez, (ii) Permitted Holders shall be a Permitted Transferee of SN; and (iii) SN and SN UnSub shall each be treated as a Permitted Transferee of each other.

“Person” means any individual or entity, including any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority.

“Post-Division Non-Operator” has the meaning set forth in Section 3.8(e)(i).

“Post-Division Operator” has the meaning set forth in Section 3.8(e)(i).

“Pre-Division Operator” has the meaning set forth in Section 3.8(e)(i).

“Preferred Units” has the meaning give to such term in the SN UnSub Partnership Agreement.

“Proposed Sale” has the meaning set forth in Section 4.2(a).

“Proposed Transferee” has the meaning set forth in Section 4.2(a)(i).

“Purchase Agreement” has the meaning set forth in the recitals.

“Qualified Foreclosure Transferee” has the meaning set forth in Section 4.1(b).

“Qualified Foreclosure Transferee Representative” has the meaning set forth in Section 4.1(b).

“Quorum” has the meaning set forth in Section 3.5(a).

“Redemption Date” means the date of redemption of all outstanding Preferred Units in cash under the SN UnSub Partnership Agreement, as such agreement may be amended from time to time, issued as of the Effective Date pursuant to that certain Securities Purchase Agreement dated as of January 12, 2017, by and among Sanchez Energy, SN UR Holdings, LLC, a Delaware limited liability company; SN EF UnSub Holdings, LLC, a Delaware limited liability company; SN UnSub; SN EF UnSub GP, LLC, a Delaware limited liability company; GSO ST Holdings Associates LLC, a Delaware limited liability company; and GSO ST Holdings LP, a Delaware limited partnership.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and between HoldCo and Sanchez Energy.

“Representative” has the meaning set forth in Section 3.1.

“Required Return Sum” has the meaning set forth in Section 4.5(i).

“Reserve Auditor” has the meaning set forth in Section 3.8(f)(i).

“ROFO Interests” has the meaning set forth in Section 4.3.

“ROFO Notice” has the meaning set forth in Section 4.3.

“ROFO Offer” has the meaning set forth in Section 4.3.

“ROFO Recipient” has the meaning set forth in Section 4.3.

“ROFO Transferor” has the meaning set forth in Section 4.3.

“S&A Operations” means any and all activities and operations associated with development and operation of the Assets other than E&D Operations, including, without limitation, procurement, construction, and operation of non-wellsite surface facilities such as water supply, storage, gathering and disposal facilities; electric power facilities; lease roads, frac ponds, and central tank batteries; gathering, treating, compression, dehydration, stabilization, and fractionation facilities; in each case, insofar as such operations are not otherwise dedicated to third-parties pursuant to existing contractual commitments burdening the Assets.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale Transaction” has the meaning set forth in Section 4.5(a).

“Sale Transaction Agreement” has the meaning set forth in Section 4.5(d).

“Sale Transaction Equitable Partition” has the meaning set forth in Section 4.5(b).

“Sale Transaction Transferee” has the meaning set forth in Section 4.5(a).

“Sanchez Energy” means Sanchez Energy Corporation, a Delaware corporation, or for purposes of Section 4.3, any issuer of SN Common Stock.

“Sanchez Operator” has the meaning set forth in Section 3.8(a).

“Sanchez Representative” has the meaning set forth in Section 3.3(a)(ii).

“SN Common Stock” means shares of common stock of Sanchez Energy, par value $0.01 per share, and any class of stock or other securities resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any liquidation, dissolution or winding up of Sanchez Energy, and any shares or other securities issued in respect of SN Common Stock in connection with any exchange for or replacement of such shares of SN Common Stock, recapitalization, merger, consolidation, conversion or similar transaction.

“SN Credit Agreement” has the meaning set for in the definition of “Applicable Credit Agreement.”

“SN Equity Financed Offer” has the meaning set forth in Section 4.3.

“SN Operatorship Rights” has the meaning set forth in Section 4.5(a).

“SN UnSub Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of SN UnSub, dated as of [•].

“SN UnSub GP LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of SN EF UnSub GP, LLC, dated as of [•].

“Specified Credit Agreement” means if Operator is (i) SN, the SN Credit Agreement, (ii) BX, the BX Credit Agreement, or (iii) a Third Party, a Third Party Credit Agreement.

“Specified Event of Default” means an Event of Default as such may be defined from time to time under a Specified Credit Agreement, and as a result of such Event of Default, Operator’s obligations thereunder have been accelerated prior to their stated maturity and the obligations which have been so accelerated exceed $20,000,000.

“Subsequent Approved Operations” has the meaning set forth in Section 3.7(b) and Section 3.7(c).

“Subsequent Budget and Work Plan” has the meaning set forth in Section 3.7(b)(i).

“Subsequent Proposed Operations” has the meaning set forth in Section 3.7(b)(i).

“Ta g-Along Notice” has the meaning set forth in Section 4.2(a).

“Ta g-Along Offer” has the meaning set forth in Section 4.2(b).

“Ta g-Along Transaction” has the meaning set forth in Section 4.2(b).

“Tag Interests” has the meaning set forth in Section 4.2(b).

“Third Party” means any Person other than a Party or one of their Affiliates or a Permitted Holder.

“Third Party Credit Agreement” has the meaning set for in the definition of “Applicable Credit Agreement.”

“Third Party Operator” has the meaning set forth in Section 3.8(f).

“Transfer” (including its derivatives and similar terms) means, with respect to an Asset Interest, a direct or indirect, voluntary or involuntary, sale, assignment, transfer, conveyance, exchange, bequest, devise, gift or any other alienation, including, except to the extent constituting Permitted Liens, any pledge or grant of a security interest (in each case, with or without consideration and whether by operation of Law or otherwise, including, by merger or consolidation) of any rights, interests or obligations with respect to all or any portion of such Asset Interest.

“Transferring Party” has the meaning set forth in Section 4.1(a).

“True-Up Amount” has the meaning set forth in Section 3.7(d).

“Unanimous Consent” means (x) the affirmative vote of all of the Representatives of a Party not then in Default in attendance at a duly called and convened meeting of the Operating Committee, which for the avoidance of doubt (assuming no Party is in Default) shall include the affirmative vote of at least one (1) Sanchez Representative appointed by SN, at least one (1) Blackstone Representative, and, either (1) Sanchez Representative appointed by SN UnSub or, if applicable, the Qualified Foreclosure Transferee Representative, or (y) the affirmative written consent in lieu of a meeting executed by all of the Representatives of Parties not in Default then constituting the Operating Committee.

“UnSub Agent” has the meaning set forth in the definition of “Default Notice”.

“UnSub Credit Agreement” has the meaning set for in the definition of “Applicable Credit Agreement.”

“Valuation Firm” has the meaning set forth in Section 4.5(f)(i).

“VDR” has the meaning set forth in Section 5.1(b).

“Wellpads” means, collectively, the Existing Wellpads and the Future Wellpads.

“Working Interest” means with respect to any lease or well or wellpad relating to the Assets, the fractional interest in and to such lease, well or wellpad that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such lease or well.

*          *          *

ANNEX C

FORM OF

MANAGEMENT SERVICES AGREEMENT

Final Form

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”), dated [•] (the “Effective Date”), is by and between Aguila Production HoldCo, LLC, a Delaware limited liability company (the “Company”), and [[•], a [•]] (“Sanchez”) and solely for the purposes of Section 5.8(d), SN EF Maverick, LLC, a Delaware limited liability company (“SN”).  Sanchez and the Company are referred to herein separately as a “Party” and collectively as the “Parties.”

Recitals:

WHEREAS, the Company desires to engage Manager (as defined below) to provide the comprehensive management services described herein to the Company and all of its subsidiaries (collectively, the “Company Group”), including the facilitation of the ownership, operation, finance, maintenance, exploration, production and development of oil and gas opportunities and investments and other related rights, assets and interests in Maverick, Dimmit, Webb and LaSalle Counties, Texas.

WHEREAS, the Manager is willing to undertake such engagement, subject to the terms and conditions of this Agreement.

Agreements:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

Definitions

Capitalized terms used in this Agreement but not expressly defined in this Agreement shall have the respective meanings ascribed to such terms in the LLC Agreement (as defined below).  As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Fee” means an administrative fee of two percent (2%) of annual G&A Costs.

“Affiliates” has the meaning set forth in the LLC Agreement.

“Agreed Rate” means two percent (2%) plus the prime rate on corporate loans at large U.S. money center commercial banks as set forth in The Wall Street Journal “Money Rates” table under the heading “Prime Rate,” on the first date of publication for the month in which payment is due, or the maximum rate of interest permitted by applicable Laws.

“Agreement” has the meaning set forth in the Preamble.

“Approved Budget” has the meaning set forth in the Joint Development Agreement.

“Blackstone” has the meaning set forth in the LLC Agreement.

“Blackstone Group” means Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P.

“Board” has the meaning set forth in the LLC Agreement.

“Change in Control” means, with respect to the Company, any events, transactions or other circumstances (or any series of the foregoing) resulting in the Blackstone Group no longer owning (directly or indirectly, individually or collectively) Equity Interests (i) representing over 50% of the Voting Stock of the Company or (ii) entitling the Blackstone Group to elect at least a majority of directors (or Persons with management authority performing similar functions) of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Bank Accounts” has the meaning set forth in Section 3.1.

“Company Business” means the ownership, operation (including marketing and hedging activities), finance, maintenance, exploration, production and development of Hydrocarbon Interests owned by a member of the Company Group.

“Company Confidential Information” means all nonpublic or confidential information (i) furnished to Manager or its representatives by or on behalf of Company or (ii) prepared by Company (and disclosed to Manager) or at the direction of Company in the performance of Services utilizing the information referred to in clause (i) (in each case irrespective of the form of communication and whether such information is furnished on or after the date hereof).

“Company Group” has the meaning set forth in the recitals.

“Company Revenues” has the meaning set forth in Section 3.1.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, equity interests or other partnership/limited liability company interests, and any commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“Excluded Services” has the meaning set forth in Section 2.2(b).

“Financial Records” has the meaning set forth in Section 4.1.

“Force Majeure Events” has the meaning set forth in Section 7.10.

“G&A Costs” means the cost of providing the Services allocated in accordance with Manager’s (or such other Affiliate’s, including SOG’s) regular and consistent accounting practices, including (a) the cost of supplies and the operation and maintenance of equipment used in the provision of the Services, (b) the cost of employee wages, bonuses, severance payments,

2

employment taxes (including social security taxes and unemployment taxes) and benefits for employees participating in the provision or support of the provision of the Services, (c) direct costs, (d) indirect administrative costs and (e) general and overhead costs and equity compensation expenses, in each case, excluding any Operating Expenses and disbursements paid to Third Parties under Section 3.2(a); provided, that G&A Costs for any month shall be no greater than $500,000 per month to the Company subject to reasonable adjustments that are consistent with market terms as a result of an increase in actual G&A Costs incurred by Manager and/or its Affiliates (including SOG) and based upon a reasonable allocation of such costs among the Company and other entities for which Manager and/or its Affiliates provides management services as reasonably agreed upon by the Company and Manager; provided, further, that there shall be no duplication with respect to any costs that are treated as G&A Costs pursuant to this Agreement and the same costs that are charged to the Company Group by Manager or any of its Affiliates pursuant to any applicable operating agreement relating to the Company Business pursuant to which Manager or any of its Affiliates serves as operator; provided, further, that G&A Costs shall include the Administrative Fee.

“Governmental Authority” has the meaning set forth in the LLC Agreement.

“Hydrocarbon Interests” means (a) all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including fee mineral interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), including any rights to acquire any of the foregoing, and (b) all oil and gas gathering, treating, compression, storage, processing and handling assets of any kind, including all pipelines, wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, processing plants, and other related equipment of any kind.

“Indemnified Manager Persons” has the meaning set forth in Section 5.8(a).

“Inventions” has the meaning set forth in Section 2.8.

“IPO” has the meaning set forth in the Joint Development Agreement.

“Joint Development Agreement” means that certain Joint Development Agreement by and among Aguila Production, LLC, a Delaware limited liability company, SN EF Maverick, LLC, a Delaware limited liability company, SN EF UnSub, LP, a Delaware limited partnership and solely for the purposes of Section 2.2., Section 4.2, Section 4.5 and Article VII therein, Sanchez Energy Corporation, a Delaware corporation, in effect as of the Effective Date.

“Laws” has the meaning set forth in the LLC Agreement.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Aguila Production HoldCo, LLC, dated as of the Effective Date.

“Losses” means all costs, expenses (including reasonable attorneys’ fees, court costs, and other costs of suit), demands, damages, suits, judgments, orders, penalties, liabilities, and other losses, including in connection with seeking indemnification, whether joint or several.

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“Loss Notice Amount” means $75,000.

“Majority Consent” has the meaning set forth in the LLC Agreement.

“Manager” means Sanchez or an Affiliate thereof designated by Sanchez.

“Manager Confidential Information” means any and all nonpublic or confidential information provided by or on behalf of Manager in the performance of the Services, including under Section 5.10(c) (in each case irrespective of the form of communication and whether such information is furnished on or after the date hereof).

“Marketing Transition Services Agreement” means that certain Marketing Transition Services Agreement, dated as of the date hereof, by and among SN EF Maverick, LLC, Anadarko Energy Services Company, Kerr-McGee Oil & Gas Onshore LP and Anadarko E&P Onshore LLC.

“Notice” has the meaning set forth in Section 7.2.

“Operating Agreement” has the meaning set forth in the Joint Development Agreement.

“Operating Expenses” means any reasonable costs and expenses incurred directly by the Company and paid for out of the Company Bank Accounts.

“Operator” has the meaning set forth in the Joint Development Agreement.

“Out-of-Pocket Expenses” has the meaning set forth in Section 5.6.

“Party” and “Parties” are defined in the Preamble.

“Payment Reserves” has the meaning set forth in Section 3.3(b).

“Permitted Actions” means all agreements, contracts and actions permitted to be taken by Manager under this Agreement or the LLC Agreement or that do not expressly require approval of the Board, any committee of the Board or any of Company’s members under Article VI of the LLC Agreement, or which have been so approved.

“Permitted Encumbrances” means and includes:  (a) lessor’s royalties, overriding royalties, production payments, and carried interests; (b) sales contracts covering oil, gas, or associated liquid or gaseous hydrocarbons that individually or in the aggregate are not such as to materially detract from the value of or materially interfere with the ownership of the assets of the Company; (c) preferential rights to purchase and required third party consents to assignments and similar agreements (x) with respect to which waivers or consents are obtained from the appropriate parties or required notices have been given to the holders of such rights and the appropriate time period for asserting such rights has expired without an exercise of such rights or (y) which are not applicable to, or exercisable in connection with, the execution and delivery of this Agreement and the LLC Agreement or the consummation of the transactions contemplated hereunder or thereunder; (d) all rights to consent by, required notices to, filings with, or other actions by any Governmental Authority in connection with the sale or conveyance of oil and gas

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leases or interests therein or sale of production therefrom if the same are customarily obtained subsequent to such sale or conveyance; (e) Liens for taxes or assessments not due or not delinquent on the Effective Date; (f) defects or irregularities of title arising out of events that have been barred by limitations; (g) any Liens permitted or contemplated by the terms and conditions of this Agreement or that are customarily associated with the performance of the Services hereunder; (h) any Liens resulting or arising from, directly or indirectly, the failure of any member of the Company Group to pay any amounts owed by such Person to a Third Party, Manager or any of Manager’s Affiliates or to deposit funds in the Company Bank Accounts when so required hereunder; (i) Liens arising under operating agreements, unitization and pooling agreements and sales contracts in the ordinary course of business; (j) materialman’s, mechanic’s, repairman’s, contractor’s, operator’s, and other similar Liens or charges arising in the ordinary course of business and (k) any matter waived in writing by the Company.

“Person” has the meaning set forth in the LLC Agreement.

“Sanchez” has the meaning set forth in the Preamble.

“Sanchez Credit Agreement” means:

a)             that certain Second Amended and Restated Credit Agreement, dated as of June 30, 2014 among Sanchez Energy Corporation, a Delaware corporation, as borrower, the lenders party thereto and Royal Bank of Canada as administrative agent, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of September 9, 2014, as amended by that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of March 31, 2015, as amended by that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of July 20, 2015, as amended by that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of September 29, 2015, as amended by that certain Fifth Amendment to Second Amended and Restated Credit Agreement, dated as of October 30, 2015, as amended by that certain Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of January 22, 2016 and as amended by that certain Seventh Amendment to Second Amended and Restated Credit Agreement, dated as of March 18, 2016;

b)             that certain 6.125% Senior Secured Notes Due 2023 Indenture dated June 27, 2014 among Sanchez Energy Corporation, a Delaware corporation, the guarantors party thereto, and U.S. Bank National Association, as trustee; and

c)              that certain 7.75% Senior Notes Due 2021 Indenture dated June 13, 2013 among Sanchez Energy Corporation, a Delaware corporation, the guarantors party thereto, and U.S. Bank National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of September 11, 2013 and as further supplemented by that certain Second Supplemental Indenture, dated as of June 2, 2014, in each of (a), (b) and (c), as amended, restated, supplemented, refinanced or replaced from time to time.

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“Services” has the meaning set forth in Section 2.2(a).

“SOG” means Sanchez Oil & Gas Corporation, a Delaware corporation.

“Successor Manager” has the meaning set forth in Section 6.1(b).

“Third Party” has the meaning set forth in the LLC Agreement.

“Transition Services Agreement” means that certain Transition Services Agreement, dated as of the date hereof, by and between Anadarko E&P Onshore LLC and SN EF Maverick, LLC.

“Voting Stock” means, with respect to any Person, Equity Interests in such Person (and/or, if applicable, such Person’s general partner), the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons with management authority performing similar functions) of such Person.

“Working Capital Reserves” has the meaning set forth in Section 3.3(a).

ARTICLE II Services

Regarding Assets

Section 2.1                            Manager.

(a)                          Engagement.    Subject  to the terms and provisions of this Agreement, effective as of the Effective Date and continuing for the term set forth in Article VI, the Company engages and hires Manager, and Manager accepts such engagement and hiring, to perform the Services. Subject to Article V, all services provided, acts performed, and activities conducted (whether by employees of Manager or by contractors, consultants, accountants, attorneys, or other Third Parties) under and in accordance with this Agreement shall be for the account of the Company or other member of the Company Group.

(b)                          Role.   Subject to the terms of the LLC Agreement, the Company and Manager intend that, as of the Effective Date and continuing for the term set forth in Article VI, Manager shall serve as manager of the Company Business pursuant to the terms of this Agreement.

Section 2.2                            Performance of Services.

(a)                          Manager shall provide to the Company Group day-to-day general, administrative, business and financial services consistent with the purpose of the Company as specified in Section 2.4 of the LLC Agreement and of a type customarily provided to a non- operator of Hydrocarbon Interests, which services shall, to the extent consistent with the foregoing, include (i) the services listed on Schedule 1 and (ii) the following additional services on behalf of the Company Group (collectively, the “Services”) but, in all cases, excluding the Excluded Services or services that do not constitute Permitted Actions:

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(i)         Discharge of Obligations.   Manager shall pay and discharge, on behalf of the Company Group, to the extent the Company has made such funds available to Manager, all expenses incurred with respect to the Company Business, and, to the extent the Company has made such funds available to Manager, shall pay and discharge, on behalf of the Company Group, all other liabilities related to the Company Business, in each instance, in the manner provided for in Article III.  Manager shall keep a complete and accurate record (in all material respects) of the accounts upon which such expenses and liabilities are based, showing charges and credits made and received, including overriding royalties and other burdens on the assets of the Company Group in accordance with applicable agreements and Laws. Upon reasonable notice to Manager, the Company shall have access to such records during normal business hours in accordance with, and subject to the limitations set forth in Section 4.1, as if such records are Financial Records.

(ii)        Protection from Liens.  Manager, solely in its capacity as Manager acting under this Agreement, shall not place any Liens on the assets, except for Permitted Encumbrances, or to the extent the Company directs Manager to do so or such liens or encumbrances arise as a result of any contract or agreement entered into or any action or inaction taken by the Manager at the direction or with the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(iii)      Receipt of Notices and Other Communication.    Manager shall review, categorize, classify, organize, record, file, and maintain all notices, correspondence, reports, instruments, writings, agreements, documents, claims, assertions, demands, records, invoices, and other communications received by Manager addressed to (or intended for) any member of the Company Group and pertaining to the Company Group, and shall use commercially reasonable efforts to respond in a timely manner to the foregoing as necessary on behalf of the Company Group.  Manager shall promptly deliver Notice to the Company with respect to any claim or demand received by Manager adversely affecting the Company Group and the Company Business that could reasonably be expected to exceed the Loss Notice Amount or otherwise adversely impact the Company Group or their assets in any material respect.

(iv)       Regulatory Compliance.  Manager shall, on behalf of the Company Group, prepare, apply for, submit, file, receive, hold, use, abandon, or relinquish, as appropriate, all permits and licenses required by applicable Laws in connection with the assets and the conduct of the business of the Company Group.  Such permits and licenses shall be in the name of the applicable member of the Company Group and such member shall be financially responsible for all matters involving or relating to such permits and licenses and any circumstances arising from or relating to such permits and licenses.

(v)        Claims and Actions.   Subject to Section 5.8, Manager shall, in cooperation with the Company, protect and defend against any non-material

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adverse claim or demand made jointly against any member of the Company Group and Manager by, and pursue non-material claims of the Company Group and Manager made jointly against, Third Parties with respect to the Company Business, and all interests attributable thereto, including the employment or use of counsel for the prosecution or defense of litigation and the contest, settlement, release, or discharge of any such claim or demand. Manager shall notify the Company of (i) every adverse claim or demand made or threatened to be made by any Person (including any Governmental Authority) involving the Company or Manager (with respect to the performance of Services hereunder) to which Manager becomes aware that could reasonably be expected to exceed the Loss Notice Amount or otherwise adversely impact the Company Group in any material respect and (ii) any lawsuits or proceedings instituted with respect to the Company Group or their assets or production attributable thereto to which Manager becomes aware. Manager shall have no authority to retain Third Party counsel on the Company Group’s behalf with respect to any such claim or demand or settle any such claim or demand on the Company Group’s behalf without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(vi)                       Suspense Accounts.       Manager shall maintain, on behalf of the Company, all suspense accounts related to the Company Business.

(vii)      Performance of Contracts.     Manager shall, on behalf of the Company, use its commercially reasonable efforts to cause to be performed and observed the terms and conditions of all agreements to which any member of the Company Group is a party.

(viii)    Environmental Audit.     At the request of the Company, Manager shall cooperate with and facilitate the Company’s retention of any qualified environmental consultant to provide such reports to the Company concerning any Hydrocarbon Interest of the Company Group as the Company shall reasonably request; provided, however, that the Company shall timely provide the Company funds necessary to pay and discharge all costs and expenses associated with the retention of such environmental consultant.

(b)        Excluded Services.   Notwithstanding anything in this Agreement to the contrary, in no event shall Manager be required under this Agreement to perform any functions, duties or services of the Operator (under the Joint Development Agreement, any Operating Agreement or otherwise) or other operator of the Hydrocarbon Interests that are or would otherwise customarily be performed by such Person (collectively, the “Excluded Services”). Manager’s obligation to provide the Services shall be conditioned upon and subject to any legal obligations, prohibitions or restrictions applicable to it, and this Agreement shall not obligate Manager to violate, modify or eliminate any such obligation, prohibition or restriction. Notwithstanding anything herein to the contrary, the failure of Manager to provide to any member of the Company Group any Service for which Manager is not entitled to receive full reimbursement under this Agreement shall not be deemed a breach or violation of (or failure to perform under) this Agreement.

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Section 2.3      Prohibited Acts.  Manager shall not have the authority or be permitted to take, in the name or on behalf of the Company, any action, unless and until the Company has the authority and is permitted to take such action under the LLC Agreement, including the approval of the Board as contemplated by Section 6.3 of the LLC Agreement, it being agreed to and understood that, without limiting any other powers or duties of Manager provided in this Agreement, Manager is hereby authorized to act as agent of Company and each other member of the Company Group for the procurement or performance of all Services to be procured for the Company or any other member of the Company Group by Manager pursuant to this Agreement, and to, in Company’s name or in the name of any other member of the Company Group and on its or such other member’s behalf or in the name of Manager but subject to the terms of this Agreement, to take all Permitted Actions in connection with the performance of the Services, including the execution of any agreements or other instruments.

Section 2.4      Insurance Coverage.  Manager shall use commercially reasonable efforts to either (i) cause the Company Group to obtain and maintain in full force and effect during the term of this Agreement the coverages set forth on Schedule 2 (and Company shall be obligated to obtain and maintain such insurance), which shall name Manager and SOG as an additional insured thereunder and shall contain waivers by the insurers of any and all rights of subrogation to pursue any claims or causes of action against Manager and SOG or (ii) name the Company and Manager as an additional insured under an insurance policy of SOG and cause such insurance policy to be maintained in full force and effect during the term of this Agreement with coverages equivalent to or greater than as set forth on Schedule 2 and contain waivers by the insurers of any and all rights of subrogation to pursue any claims or causes of action against Manager and SOG.

Section 2.5      Seismic Agreements.  Seismic and other reserve related data Sanchez has access to, solely to the extent such data is relevant to the assets of the Company Group, shall be made available to the Company Group subject to and in accordance with the terms of a geophysical seismic data use license agreement in a form reasonably acceptable to Manager and its Affiliates to be entered into by Manager (or one or more of its Affiliates) and the appropriate member(s) of the Company Group (provided such access does not breach, conflict or violate any Third Party licensing agreement or other contract).

Section 2.6      Employees  of  the  Manager.     Manager shall select, employ, pay compensation (including the payment of all social security taxes, unemployment taxes and similar payments related thereto) and any applicable severance (which severance shall be reimbursable by the Company to Manager) to, supervise and direct all personnel and employees of the Manager necessary for the performance of the Services.

Section 2.7      No Commingling of Assets.  To the extent Manager shall have charge or possession of any of the Company Group’s assets in connection with the provision of the Services pursuant to this Agreement, Manager shall (a) hold such assets in the name and for the benefit of the Company Group and (b) separately maintain and not commingle such assets with any assets of the Manager or any other Person.

Section 2.8      Inventions and IP Ownership.   The Parties agree that any inventions, improvements, designs, original works of authorship, formulas, processes, compositions of

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matter, computer software programs, databases, mask works, and trade secrets (whether or not patentable, copyrightable or protectable as trade secrets or other intellectual property rights) that, in each case, are conceived, first reduced to practice, or created, by Manager in connection with providing the Services, either alone or jointly with others (“Inventions”), will be the sole and exclusive property of Manager.  Company hereby assigns, and agrees to assign, to Manager any and all rights that Company may have in any such Inventions and in any intellectual property rights therein or related thereto.  Company agrees to assist Manager and any Manager designee in obtaining, enforcing, and perfecting, Manager’s right in the Inventions in any and all countries, including by executing any intellectual property assignment agreements.   Company hereby appoints Manager as Company’s attorney-in-fact to execute documents on Company’s behalf for the purposes set forth in this paragraph.

Section 2.9                           Company Information.  It is contemplated by the Parties that, during the term of this Agreement, Company will be required to provide certain notices, information and data necessary for Manager to perform the Services and its obligations under this Agreement. Manager shall be permitted to rely on any information or data provided by Company to Manager in connection with the performance of its duties and provision of Services under this Agreement.

ARTICLE III

Revenues and Disbursements

Section 3.1                           Receipt of Revenues.    Manager shall have the authority and duty to collect on behalf of the Company Group all proceeds and cash attributable to the Company Group’s assets (the “Company Revenues”) into one or more banks accounts maintained in the name of the Company or other member of the Company Group (the “Company Bank Accounts”).  Manager shall use commercially reasonable efforts to cause all amounts due and owing to the Company Group to be paid on a timely basis.  Manager shall keep a complete and accurate account (in all material respects) of all proceeds received on behalf of the Company Group.   All Company Revenues received by the Manager on behalf of the Company Group (other than in respect of amounts due and owing to Manager or its Affiliates) shall promptly be deposited in the Company Bank Accounts and shall only be disbursed therefrom in accordance with this Agreement.  To the extent Manager or any of its Affiliates receives any Company Revenues (other than in respect of amounts due and owing to such Person), Manager shall, or shall cause its Affiliate to, as applicable, promptly deposit such Company Revenues in the Company Bank Accounts.

Section 3.2                           Disbursements.

(a)                         Payments.  Manager shall make disbursements of the Company Revenues from the Company Bank Accounts from time to time necessary to timely discharge all costs and expenses and other amounts due and owing by the Company Group, including those costs and expenses attributable to ownership of the assets of the Company Group and other related business activities (and not discharged out of gross revenues before such member of the Company Group receives such revenues), and payment of applicable sales, use, excise, value added and other similar taxes assessed or imposed on the assets of the Company Group.

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(b)                          No Liability.  The disbursement of funds, or the failure to so disburse, by Manager under this Agreement shall in no event relieve the Company Group of any liability, except to the extent Manager applies the Company Revenues against amounts owing to it or its Affiliates.

Section 3.3                           Reserve Accounts.

(a)                          Working Capital.   Manager, using its reasonable professional judgment, shall advise the Board in connection with establishing appropriate working capital reserves (“Working Capital Reserves”) out of the Company Revenues of amounts sufficient for the Company Group to timely discharge obligations which are reasonably anticipated to be incurred in excess of anticipated revenue receipts.

(b)                          Payment Reserves.  Manager, using its reasonable professional judgment, shall advise the Board in connection with establishing appropriate reserves out of the Company Revenues of amounts sufficient for the Company Group to timely pay disputed liabilities of the Company Group or refund disputed proceeds received by the Company Group, in each instance, as attributable to the assets of the Company Group (“Payment Reserves”).

(c)                           Insufficient Funds.  The inadequacy of any Working Capital Reserves or Payment Reserves shall in no event relieve the Company Group of any liability under this Agreement or otherwise.

Section 3.4                            Arrangements with Banking Institutions.   Manager and the Company agree to take all such steps as are reasonably requested by any bank or banks, solely in respect of the Company Bank Accounts in which the Company Revenues are deposited, to accord Manager the authority to deposit and disburse funds therefrom solely as provided herein.

ARTICLE IV

Accounting and Reports

Section 4.1                            Accounting and Audit.  Manager will maintain the books, records, and accounts of operations, revenues, and expenditures of the Company Group in respect of the assets of the Company Group, and shall report all such information to the Company from time to time as requested by the Company.  All such records (collectively, the “Financial Records”) shall be maintained at the principal office of Manager.  All Financial Records shall be available, upon 30 days’ prior notice to Manager, for reasonable audit, inspection, or copying by the Company or any of its representatives during normal business hours at the Manager’s principal office no more than twice per calendar year.  If the Company or any of its members gives Manager Notice of any exception or objection to any item of accounting for the Company Revenues or disbursements hereunder (in accordance with the provisions of Article III) within two (2) years after the end of the calendar year during which such accounting item was entered into the books maintained by Manager pursuant to this Section 4.1, Manager shall work in good faith with the Company or such member, as the case may be, to resolve such exception or objection as soon as reasonably practicable.  Any amount determined to be owing to the Company Group by Manager (or to Manager by Company Group) in connection with such exception or objection shall bear interest at the Agreed Rate from the date such amount should have been distributed to or retained

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by the Company Group (or Manager) pursuant to Article III until the date such amount is paid by Manager to the Company (or to Manager by Company Group).  If the Company or any member of the Company fails to object or except to any item of accounting or disbursement within such two-year (2) period, then the books maintained by Manager for such calendar year shall be deemed to be final and no further adjustment shall be made to any accounting items or disbursements for such calendar year.

Section 4.2                            LLC Reports.   Manager shall provide to the Company any statements, reports, and other information provided for in Section 9.3 of the LLC Agreement by the dates set forth therein and such other information and reports as may from time to time be reasonably requested by the Company.

ARTICLE V

Standard of Performance; Reimbursement of Costs; Indemnification

Section 5.1                            Standard of Conduct.  With respect to the conduct and performance of all duties, services, and obligations of Manager under this Agreement, Manager, at a particular time, shall conduct itself with a degree of care, diligence, and skill, as the same may change from time to time, but applied in light of the facts known at the time, of a reasonably prudent operator, consistent with general industry-standard practices applied or utilized in comparable circumstances in the oil and gas industry in the geographic region(s) where the Company Business is conducted. Notwithstanding the foregoing, Manager shall not be deemed in breach or violation of (or to have failed to perform) its obligations under this Section 5.1 unless Manager’s conduct or performance hereunder constitutes bad faith, gross negligence, willful misconduct, or actual fraud.

Section 5.2                            Compliance with Laws; Conflicts.  In conducting its services and duties hereunder, Manager shall comply, in all material respects, with all applicable Laws.

Section 5.3                            Proper Staff.      Manager covenants and agrees that it will use commercially reasonable efforts to at all times retain and have available to it a professional staff and outside consultants which together will be reasonably adequate in size, experience, and competency, as determined by Manager, to discharge properly the duties and functions of Manager hereunder, including engineers, geologists, and other technical personnel, accountants, and secretarial and clerical personnel. Manager shall devote all such personnel and time as are necessary to provide the Services hereunder consistent with the standards set forth in this Article V, as determined by Manager.

Section 5.4                            Budget.    With respect to Manager’s activities under this Agreement, Manager agrees to use commercially reasonable efforts to operate in a manner that is consistent with the applicable Approved Budget then in effect or otherwise pursuant to such budget as is established by the Company and approved by Manager (such consent not to be unreasonably withheld, conditioned or delayed).  Notwithstanding the foregoing, Manager shall not be liable for a breach of this Section 5.4, or any other provision of this Agreement for any actions performed or omissions made (i) in accordance with directions given by the Company Group, or (ii) as a result of the failure by the Company to timely provide to Manager the funds necessary to pay all costs and expenses incurred (or to be incurred) by Manager in providing the Services.

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Notwithstanding anything to the contrary contained herein, Manager shall have no obligation to pay any costs and expenses in connection with the Services hereunder (under Article III, Section 5.6 or otherwise) out of its own funds (and seek reimbursement from Company), it being required instead that Company, at Manager’s request, will ensure that the funds to pay such costs and expenses are deposited in the Company Bank Accounts and available for withdrawal or use by Manager or otherwise paid or made available to Manager in advance (and the Company hereby agrees to the foregoing).

Section 5.5                            Contractors; Affiliate Transactions.

(a)                          Contractors.   All Services provided hereunder shall be performed by Manager, by its Affiliates, or by contractors, consultants, accountants, attorneys, or other Third Parties engaged by Manager.  Manager shall (i) if an agreement is to be entered into with a Third Party, engage such Third Parties under such agreements with terms which are customary and reasonable for the type and character of the Services being provided hereunder and which provide for such Services to be furnished at rates competitive with those otherwise generally available in the area in which such Services are performed and (ii) review and monitor the provision of any such Services by such Third Parties.  Manager shall not charge the Company any mark-up or other profit over the actual costs charged Manager by such providers.

(b)                          Affiliates.      Other than compensatory, indemnification and similar arrangements with individuals and arrangements and agreements with SOG and Sanchez Production Partners LP, Manager will not enter into any agreement or arrangement with any Affiliate of Manager for the performance of Services hereunder unless (i) approved by the Company by Majority Consent, such consent not to be unreasonably withheld, conditioned or delayed (as provided in Section 6.11 of the LLC Agreement) or (ii) the terms of such agreement or arrangement are on an arm’s-length basis and not materially less favorable, directly or indirectly, to the Company than would be obtained in a transaction with a Third Party.

Section 5.6                            Third Party Costs.  The Company will pay, or cause to be paid, directly, or (at Manager’s election) reimburse Manager and its Affiliates for, their respective Out-of- Pocket Expenses (as defined below) incurred by Manager or its Affiliates in accordance with Section 5.10; provided, that Manager shall be entitled to make such payments on the Company’s behalf from the Company Bank Accounts.  For the purposes of this Agreement, the term “Out- of-Pocket Expenses” means the out-of-pocket costs and expenses reasonably incurred by Manager and its Affiliates in connection with providing the Services hereunder, or otherwise incurred by Manager or its Affiliates from time to time in the future in connection with their provision of Services hereunder (excluding for the avoidance of doubt G&A Costs, Operating Expenses or equity compensation expenses for which Manager and its Affiliates have been paid or reimbursed under Section 5.7 or disbursements which have been paid on behalf of the Company directly under Section 3.2(a)) including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by Manager or any of its Affiliates, (b) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on- line financial services or similar services, retained or used by Manager or any of its Affiliates, and (c) Third Party transportation, per diem costs, word processing expenses or any similar expense not associated with Manager or its Affiliates’ ordinary operations.  Notwithstanding the

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foregoing, Out-of-Pocket Expenses shall not include expenses incurred by Manager and its Affiliates in connection with a sale or transfer of Manager’s or any of its Affiliates’ interests in the Company nor taxes payable by Manager (other than sales and similar taxes payable to Third Party vendors), subject to Section 5.9.   All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement, to the bank account indicated to the Company by the relevant payee.

Section 5.7                            General and Administrative Costs.    The Company shall reimburse Manager for the G&A Costs attributable to or allocated to the Services in accordance with Section 5.10.

Section 5.8                            Indemnification and Exculpation.

(a)                          The Company shall indemnify the Manager and its Affiliates (and their respective directors, officers, employees, managers, members, partners, controlling Persons and equityholders) (collectively, “Indemnified Manager Persons”) in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by any Indemnified Manager Person or to which it becomes subject, however so arising whether under tort, contract, negligence, strict liability or otherwise, to the extent resulting from, arising out of, or relating to or in connection with (i) any breach of any covenant, obligation or agreement on the part of any member of the Company Group contained in this Agreement, (ii) the nonfulfillment of or failure to perform any covenant or agreement on the part of any member of the Company Group contained in this Agreement, and (iii) the Services or this Agreement, except to the extent that any Losses have been caused by the bad faith, gross negligence, willful misconduct or actual fraud of Manager or any of its Affiliates or representatives, and for any Losses suffered, incurred, or sustained by an Indemnified Manager Person as a result of any uncured, intentional, and material breach by the Manager of any of its covenants or agreements contained in this Agreement. The Company will reimburse the Indemnified Manager Persons for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses of one counsel for all such Indemnified Manager Persons (and any required local counsel) and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Manager Persons are entitled to indemnification under the terms of this Section 5.8(a), or any action or proceeding arising therefrom, whether or not such Indemnified Manager Person is a party thereto.

(b)                          In no event shall either Party or its respective directors, officers, employees, managers, members, partners, controlling Persons and equityholders have any liability for any Losses under any provision of this Agreement for any punitive, consequential, special or indirect damages, whether based on statute, contract, tort or otherwise, and whether or not arising from the other Party’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault other than punitive, consequential, special or indirect damages suffered by a Person other than an Indemnified Manager Person for which the Company has responsibility pursuant to this Article V.

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(c)                           The Parties acknowledge and agree that the indemnification provisions of this Article V and any other rights and remedies available to a Party under this Agreement are cumulative and in addition to, not exclusive of or in substitution for, any implied rights or remedies provided by law or equity for the breach or nonfulfillment of any covenant or agreement on the part of the Company and Manager under this Agreement.

(d)                          Notwithstanding Manager’s agreement to perform, or cause to be performed, the Services in accordance with the provisions hereof, the Company acknowledges, on its own behalf and on behalf of each member of the Company Group, that performance by Manager or any other Person of Services pursuant to this Agreement will not subject Manager or any other Indemnified Manager Persons to any Losses whatsoever, except to the extent resulting from, arising out of or relating to or in connection with Manager’s bad faith, gross negligence, willful misconduct, or actual fraud in performing its obligations under this Agreement; provided, however, that (i) Manager’s and each of its Affiliates (and their respective directors, officers, employees, managers, members, partners, controlling Persons and equityholders) aggregate liability, collectively, as a result of such bad faith, gross negligence, willful misconduct or actual fraud will be limited to an amount equal to the G&A Costs paid by the Company to Manager over the 24 month period preceding the date of the action or inaction that gave rise to such liability and (ii) SN shall be liable for the Losses incurred by the Company described in the preceding clause (i); provided, further, that any damages payable pursuant to this Section 5.8(d) shall be subject to the terms and conditions of the Sanchez Credit Agreement; provided, further, however, that if any of such Losses are covered by any insurance policy of the Company, the aggregate liability of such Indemnified Manager Person with respect to such Losses shall be reduced by the amount recovered by the Company under such policy in respect of such Losses.

(e)                           Whenever any claim arises for indemnification hereunder, the indemnified Person shall promptly notify the indemnifying Party of the claim and, when known, the facts constituting the basis for such claim, except that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a Third Party, except as otherwise expressly provided in this Section 5.8, such notice shall specify, if known, the amount or an estimate of the amount of the Losses asserted by such Third Party.

(f)                            In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a Party, the indemnifying Party, may, upon notice to the indemnified Person, assume the defense of any such claim or legal proceeding.  Except with the written consent of the indemnified Person, the indemnifying Party shall not consent to the entry of any judgment or settlement arising from any such claim or legal proceedings which, in each case, provides for any non-monetary relief or does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified Person of a release from all Losses in respect thereof, unless in the latter case the indemnifying Party has actually paid to the indemnified Person the full amount of such judgment or settlement.   Any indemnified Person shall be entitled to participate in (but not control) the defense of any such claim or litigation resulting therefrom.  If the indemnifying Party does not elect to control the litigation as provided above, the indemnified Person may defend against such claim or litigation in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying Party, on such terms as such indemnified Person may deem appropriate, and the indemnifying Party shall

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promptly reimburse the indemnified Person (subject to Section 5.8(b)) from time to time as such Losses are incurred.  All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification Losses.

(g)                           Except as provided above, all claims for Losses brought by Third Parties against Company or any Subsidiary (x) arising out of or in any way relating to the provision of Services hereunder and (y) not discharged by insurance required hereunder, shall only be settled or, with Manager’s concurrence, defended by Manager, at Company’s expense.

Section 5.9                            Taxes.   In addition to the other sums payable under this Agreement, the Company shall pay, and hold Manager harmless against, all sales, use or other taxes, or other fees or assessments imposed by any applicable Laws in connection with the provision of the Services, other than income, franchise or margin taxes measured by Manager’s net income or margin and any gross receipts of other privilege taxes imposed on Manager.  Manager and the Company shall cooperate with each other and use commercially reasonable efforts to assist the other in entering into such arrangements as the other may reasonably request in order to minimize, to the extent lawful and feasible, the payment or assessment of any taxes relating to the transactions contemplated by this Agreement; provided, however, that nothing in this Section 5.9 shall obligate Manager to cooperate with, or assist, the Company in any arrangement proposed by the Company that would, as determined by Manager in such Party’s sole discretion, have a detrimental effect on such Party.

Section 5.10                     Invoicing and Payment.

(a)                          On the Effective Date, the Company will pay to Sanchez an amount equal to $1,000,000.  Manager will invoice Company on or before the last day of each month for G&A Costs, Out-of-Pocket Expenses or amounts payable under Article III incurred during the immediately prior month and, in addition, provide an estimate of the current month’s G&A Costs (not to exceed the then-current monthly cap) and Out-of-Pocket Expenses.  The Company shall pay invoiced amounts within 15 days after the receipt of each such invoice.  Any requests for payment in subsequent months will include corrections for any variances between estimated costs and actual costs incurred in prior months and shall reflect payment for or application of previous months’ variances.  Notwithstanding the foregoing or anything else in this Agreement to the contrary, Manager may elect to retain proceeds that it receives on behalf of the Company to the extent it would otherwise invoice Company for such amounts and in such event it shall show any such retained amounts as a credit on such invoice. Failure by Manager to submit an invoice for any amounts due hereunder shall not relieve Company of its payment obligations under this Agreement when due hereunder.

(b)                          For the term of the Transition Services Agreement and the Marketing Transition Services Agreement, the Company shall fund into the Company Bank Accounts the Company’s proportionate share of the fees due under the Transition Services Agreement and the Marketing Services Transition Agreement at least three (3) business days before payment under such agreements is due.

(c)                           THE COMPANY MAY, WITHIN 120 DAYS AFTER THE END OF THE CALENDAR YEAR DURING WHICH AN INVOICE WAS RECEIVED FROM

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MANAGER, TAKE WRITTEN EXCEPTION TO ANY CHARGE, ON THE GROUND THAT THE SAME WAS NOT AN ACTUAL (OR, IF APPLICABLE, REASONABLE) COST, FEE OR EXPENSE INCURRED BY OR DUE TO MANAGER IN CONNECTION WITH THE PROVISION OF SERVICES, OR ON ACCOUNT OF ANY ERROR OR INACCURACY ON ANY INVOICE.   THE COMPANY SHALL NEVERTHELESS PAY MANAGER ANY INVOICED OR OTHER AMOUNT IN FULL WHEN DUE OR REQUESTED, OR DEPOSIT SUCH AMOUNTS INTO THE COMPANY BANK ACCOUNTS WHEN SO REQUESTED FOR WITHDRAWAL BY MANAGER.  SUCH PAYMENT OR DEPOSIT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF THE COMPANY TO RECOUP OR RECEIVE CREDIT FOR ANY CONTESTED PORTION OF ANY AMOUNT SO PAID.   IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE AN ACTUAL (OR, IF APPLICABLE, REASONABLE) COST, FEE OR EXPENSE INCURRED BY OR DUE TO MANAGER, OR IS OTHERWISE AN ERROR OR INACCURACY IN CONNECTION WITH THE PROVISION OF SERVICES, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE CREDITED AGAINST FUTURE AMOUNTS DUE HEREUNDER OR, UPON EXPIRATION OR TERMINATION OF THIS AGREEMENT AFTER ALL SUCH CREDITS HAVE BEEN APPLIED, REFUNDED BY MANAGER TO COMPANY.   COMPANY SHALL HAVE NO RIGHT TO DISPUTE ANY PAYMENT, INVOICE OR WITHDRAWAL AFTER SUCH 120 DAY PERIOD, AND SHALL BE DEEMED TO HAVE WAIVED ANY CLAIMS OR RIGHTS WITH RESPECT TO SUCH AMOUNTS TO THE EXTENT NOT DISPUTED WITHIN SUCH PERIOD.

(d)                          Company shall have the right, upon 30 days’ prior notice to Manager, and at reasonable times during usual business hours of Manager or its Affiliates to, no more than twice per year, audit the records of Manager (excluding the Financial Records) for the purposes of this Section 5.10; provided, however, that such audit does not unreasonably interfere with the operations of Manager or its Affiliates.  Company shall bear all costs and expenses incurred in connection with any audit.  Notwithstanding anything herein to the contrary, Manager shall not be obligated to disclose or make available to the Company any information prohibited by applicable Laws or restricted by contractual obligations of confidentiality. This Section 5.10 shall survive termination or expiration of this Agreement for a period of two years from termination or expiration with respect to periods prior to such termination or expiration.

(e)                           Any amount determined to be owing by one Party to the other Party in connection with a dispute under Section 5.10(d) shall bear interest at the Agreed Rate from the date such amount should have been paid to or retained by the Company until the date such amount is paid by the Party required to make such payment to the other Party.

ARTICLE VI

Term

Section 6.1                            Term; Effect of Termination.

(a)                          Term.  The term of this Agreement (or with respect to clause (iii) below, the term of this Agreement solely with respect to any particular Service so terminated) shall commence on the Effective Date hereof and continue until the earlier of:

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(i)          termination by mutual written agreement of Manager and the Company (by Majority Consent);

(ii)         by either the Company or the Manager upon the occurrence of an IPO of the Company or the date on which the Company otherwise ceases to own any interest in the Company Business or has disposed of, directly or indirectly, all or substantially all of its assets (provided that the terminating party shall have provided at least ninety (90) days written notice of the date of termination under this Section 6.1(a)(ii));

(iii)        termination by the Company (by Majority Consent) of any particular Services after the first anniversary of the Effective Date upon thirty (30) days written notice to Manager or earlier as agreed by the Parties (provided that such written notice has specified in reasonable detail the Services that the Company has elected to terminate);

(iv)        termination by the Company (by Majority Consent) if (A) Manager fails to perform in any material respect any of its material obligations under this Agreement and (B) such failure is not (x) excused by Force Majeure Events or (y) cured by Manager within thirty (30) days after Notice thereof by the Company (unless such failure is not reasonably capable of being cured within such thirty- day (30) period, in which case Manager shall have commenced remedial action to cure such failure within such thirty-day (30) period and continued to diligently and timely pursue the completion of such remedial action and shall have cured within sixty (60) days after Notice);

(v)         termination by Manager if (A) the Company fails to perform in any material respect any of its material obligations under this Agreement (including any payment obligation) and (B) such failure is not cured by the Company within thirty (30) days after Notice thereof by Manager (unless such failure, other than a payment failure, is not reasonably capable of being cured within such thirty-day (30) period, in which case Manager shall have commenced remedial action to cure such failure within such thirty-day (30) period and continued to diligently and timely pursue the completion of such remedial action and shall have cured within sixty (60) days after Notice);

(vi)        termination by Manager following the date on which (i) Blackstone, together with its Affiliates, first ceases to own, collectively, over 50% of each class or series of Voting Stock of the Company or (ii) a Change in Control occurs;

(vii)       termination by Manager following the date on which Manager or an Affiliate of Manager is no longer a member in the Company or is not the Operator or a Party to the Joint Development Agreement or no longer entitled to appoint any Representatives to the Operating Committee (as such terms are defined in the Joint Development Agreement);

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(viii)     termination by a Party if the other Party: (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceeding; (D) files a petition or answer in a court of competent jurisdiction seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed in a proceeding of the type described in subclauses (A) through (D) of this clause (viii); (F) seeks, consents, or acquiesces to the appointment of a trustee, receiver, or liquidator of all or any substantial part of such its assets or properties; or (G) such Party is liquidated and dissolved; or

(ix)       termination by Manager following the date on which Manager has determined, in good faith, that all Services for which Manager was engaged under this Agreement have been terminated by the Company under Section 6.1(a)(iii); provided, that Manager delivers written notice to the Company and the Company fails to respond within fifteen (15) days.

(b)           Effect of Termination.  Upon any termination of this Agreement under Section 6.1(a) (other than Section 6.1(a)(iii)) and following any transition period under Section 6.4, all rights and obligations under this Agreement shall cease except for (i) rights or obligations that are expressly stated to survive a termination of this Agreement, (ii) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination and provide transition services under Section 6.4, and (iii) Section 7.16 and those provisions specified therein to survive termination or expiration of this Agreement.  Manager shall promptly relinquish its role as manager hereunder and ensure the transition of such role to such Person as may be designated by the Board by Majority Consent, subject to Section 6.4 (such Person, the “Successor Manager”).

Section 6.2            No Early Termination.  Except for the events of termination provided for in Section 6.1(a) or upon the written consent of the Company, Manager shall not resign as Manager hereunder or otherwise terminate this Agreement for any reason. Notwithstanding the events of termination provided for in Section 6.1(a), neither the Company nor Manager may terminate this Agreement during the first ninety (90) days after the Effective Date.

Section 6.3            Delivery.  Upon termination of this Agreement under Section 6.1(a) and the conclusion of any transition period under Section 6.4 and/or appointment of a Successor Manager (if applicable), Manager shall promptly deliver to the Successor Manager, or such other person as the Company may designate in writing upon Majority Consent of the Board or as otherwise specified herein, copies of all title files, division order files, well files, production records, equipment inventories, and production, severance and ad valorem tax records pertaining to the Company Business and other information about the Company Business reasonably requested by the Company (which are in the possession of Manager) and the Financial Records (in the case of Section 6.1(a)(iii) solely to the extent relating to the Services terminated), but in all cases excluding confidential or proprietary information of Manager or its Affiliates, including seismic and related data or information.  The Company shall pay all reasonable out-of-pocket costs incurred by Manager to prepare and deliver such files and records.

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Section 6.4            Transition Services.  Upon termination of this Agreement under Section 6.1(a), other than Section 6.1(a)(iii) and Section 6.1(a)(v), Manager shall, at the Company’s request (i) continue to provide the Services to the Company under this Agreement as if this Agreement had not been terminated for up to 60 days following termination, until such time that the Successor Manager has been designated pursuant to Section 6.1(b) and engaged by the Company, and (ii) assist the Company for up to 60 days following termination in identifying and engaging a Successor Manager capable of providing substantially all of the Services as were provided by the Manager at no greater cost than that charged hereunder.  After the Successor Manager has been engaged by the Company, Manager, if it is required to provide the transition assistance pursuant to the first sentence of this Section 6.4, shall use commercially reasonable efforts to provide the Successor Manager reasonable assistance for a period of up to 2 months following the date on which a termination of this Agreement is effective under Section 6.1(a) to transition the Manager’s duties under this Agreement to the Successor Manager.  In providing the transition services hereunder, Manager shall use the same degree of care used in performing the Services previously on behalf of the Company in accordance with this Agreement.  The Company will reimburse Manager for its reasonable and documented out-of-pocket costs and expenses incurred in providing transition services hereunder, provided that the Services provided under clause (i) of the first sentence of this Section 6.4 shall be provided in accordance with the terms of this Agreement as if such termination had not occurred.

ARTICLE VII

Other Provisions

Section 7.1            Assignment and Binding Effect.  Manager shall not assign its rights or, except as contemplated by Section 5.5, delegate its duties under this Agreement without the prior written consent of the Company (it being understood that Manager shall have the right to delegate any of its duties under this Agreement to SOG and other Affiliates of Manager). Subject to the foregoing, this Agreement shall be binding upon the Parties and their successors and assigns.

Section 7.2            Notices.  Except as otherwise provided in this Agreement to the contrary, any notice or communication required or permitted to be given under this Agreement shall be in writing and sent to the address of the Party set forth below, or to such other more recent address of which the sending Party actually has received written notice (the “Notice”):

If to the Company:

Aguila Production HoldCo, LLC

c/o Blackstone Management Partners L.L.C.

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Angelo Acconcia

Email: acconcia@blackstone.com

with a copy (which shall not constitute Notice) to:

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Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention:                                         Andrew Calder, P.C.

Rhett Van Syoc

Facsimile:                                         (713) 835-3601

Email:                                                            andrew.calder@kirkland.com

rhett.vansyoc@kirkland.com

If to Manager:

[                ]

[                ]

[                ]

[                ]

Attention: [                ]

Facsimile: [                ]

Each such notice or other communication shall be sent by personal delivery, by registered or certified mail (return receipt requested), by national, reputable courier service (such as Federal Express or United Parcel Service) or by facsimile or electronic mail.

Section 7.3            Entire Agreement.  This Agreement and each other document, agreement, instrument or certificate delivered in connection herewith constitute the entire agreement of the Parties with respect to subject matter hereof and shall not be changed or modified except by written agreement executed by all Parties.

Section 7.4            Waivers.  The waiver by a Party of a breach of any provision of this Agreement by the other Party shall not be construed as a waiver of any subsequent or other breach by the other Party.

Section 7.5            Invalidity.  If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

Section 7.6            Applicable Law.  This Agreement shall be construed under and governed by the laws of the State of Delaware, without regards to any conflict of laws principles which, if applied, might permit or require the application of the laws of another jurisdiction.

Section 7.7            Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process; Damages.  EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT LOCATED IN HOUSTON, TEXAS OR TEXAS STATE COURT LOCATED IN HOUSTON, TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED

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HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURT.  EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURT FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURT.  EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURT AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS.  A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES HERETO SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY A PARTY HERETO REFUSES TO ACCEPT SERVICE, EACH PARTY HERETO AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY FOR ANY CONSEQUENTIAL DAMAGES, INCLUDING ANY DAMAGES FOR BUSINESS INTERRUPTION, LOSS OF USE, DATA, REVENUE OR PROFIT, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT THE OTHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT A PARTY MAY RECOVER FROM ANY OTHER PARTY ALL COSTS, EXPENSES OR DAMAGES, INCLUDING LOST PROFITS, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES PAID OR OWED TO ANY THIRD PERSON FOR WHICH SUCH PARTY HAS A RIGHT TO RECOVER FROM SUCH OTHER PARTY UNDER THE TERMS HEREOF.

Section 7.8            Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED.  EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES HERETO.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER

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COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY.   IN THE EVENT OF LITIGATION, THIS AGREEMENT MAYBE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.9            Relationship of Parties.  In the performance of the Services hereunder, Manager shall act as an independent contractor for the Company.  The Parties do not intend to create, nor shall this Agreement be construed as creating, a partnership or association which might render the Parties liable as partners.  Manager shall be responsible for the payment of federal income tax, social security tax, workers’ compensation insurance, unemployment tax, and other similar payments, if any, relating to Manager’s business and employees, and the Company shall not be responsible for any such amounts.

Section 7.10         Force Majeure.  Manager shall not be responsible for any loss or damage to the Company (or be in breach or violation of this Agreement) for nonperformance or delay in performing any of Manager’s obligations under this Agreement to the extent resulting from any act of God, fire, lightning, landslide, earthquake, storm, storm warning, flood, or other adverse weather condition; strike, lockout, or other industrial disturbance in respect of Manager’s employees; war, act of terrorism, military operation, or national emergency; the inability of Manager to acquire at reasonable prices, or the delay on the part of Manager in acquiring at reasonable prices, materials, equipment or permits, needed to enable Manager to perform; explosions, breakage or destruction of or accident or damage to machinery, equipment, facilities, or lines of pipe, and the repair, maintenance, improvement, or replacement of equipment, facilities, or lines of pipe; and acts of any Governmental Authority or any other material disruptive events outside the reasonable control of Manager (“Force Majeure Events”).  Manager shall use its commercially reasonable efforts to cure any such Force Majeure Events as soon as reasonably practicable (other than in the case of a strike or lockout of Manager’s employees), and use its commercially reasonable efforts to complete, as soon as reasonably practicable, performance of Manager’s obligations under this Agreement.

Section 7.11         Construction of Agreement.  In construing this Agreement:

(a)           no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

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(b)           no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

(c)            examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(d)           the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

(e)            a defined term has its defined meaning throughout this Agreement and each exhibit to this Agreement, regardless of whether it appears before or after the place where it is defined;

(f)            the plural shall be deemed to include the singular, and vice versa;

(g)            each gender shall be deemed to include the other genders; and

(h)           each exhibit to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any exhibit, attachment, or schedule, the provisions of the main body of this Agreement shall prevail.

Section 7.12          Third Party Beneficiaries.  Except as set forth in Section 7.13, nothing in this Agreement, express or implied, is intended or shall confer upon any Person other than the Parties or their respective successors and permitted assigns and the indemnified Persons (for purposes of Section 5.8), any rights, remedies or liabilities under or by reason of this Agreement.

Section 7.13          No Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties hereto and no Affiliates of any Party (or any other Manager Indemnified Person or Company Indemnified Person, as applicable, other than the Parties hereto) shall have any liability for any obligations or liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

Section 7.14          Confidential Information.

(a)           Company Confidential Information.  Manager shall maintain the confidentiality of all Company Confidential Information; provided, however, that Manager may disclose such Company Confidential Information (i) to its Affiliates to the extent deemed by Manager to be reasonably necessary or desirable to enable it to perform the Services (provided, however, that such Affiliate is informed of the confidentiality and non use provisions of this Agreement and agrees to comply with such provisions); (ii) to the extent necessary for Manager or its Affiliates to provide services for Third Parties that have interests in the Properties; (iii) in any judicial or alternative dispute resolution proceeding to resolve disputes between Manager or its Affiliates and Company or its Affiliates arising hereunder; (iv) to the extent disclosure is legally required under applicable Laws (provided, however, that prior to making any legally

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required disclosures in any judicial, regulatory or dispute resolution proceeding, Manager shall promptly notify the Company and, if requested by the Company and at the Company’s sole cost and expense, seek a protective order or other relief to prevent or reduce the scope of such disclosure) or any agreement existing on the date hereof to which Manager is a party or by which it is bound and which have been disclosed to the Company; (v) to Manager’s or its Affiliates’ existing or potential lenders, investors, joint interest owners, purchasers or other parties with whom Manager or its Affiliates may enter into contractual relationships, to the extent deemed by Manager to be reasonably necessary or desirable to enable it to perform the Services or to obtain the financing or to pursue such other transaction or contractual arrangement for which such disclosure is necessary or desirable, as applicable (provided, however, that Manager shall require such Third Parties to agree to maintain the confidentiality of the Company Confidential Information so disclosed); (vi) if authorized by the Company; and (vii) to the extent such Company Confidential Information was already known to Manager or its Affiliates (through a source other than the Company or its representatives or Affiliates) or becomes publicly available other than through a breach by Manager of its obligations arising under this Section 7.14(a) or is independently made known to Manager or its Affiliates (by a source not known by Manager or such Affiliate, as the case may be, to be in breach of a confidentiality obligation with respect to such disclosure). Manager acknowledges and agrees that (x) the Company Confidential Information is being furnished to it for the sole and exclusive purpose of enabling it to perform the Services and (y) the Company Confidential Information may not be used by it for any other purposes, unless disclosure is permitted by clauses (i), (ii), (iii), (iv), (v) and (vi) above, and in such event may be used solely to the extent contemplated by such clauses, or by clause (vii).

(b)           Manager Confidential Information.  The Company shall maintain the confidentiality of all Manager Confidential Information; provided, however, that the Company may disclose Manager Confidential Information (i) in order to permit Manager to perform the Services, as determined in advance by Manager in writing (provided, however, that if Manager does not consent to such disclosure and, as a result thereof, Manager is not able to perform the Services, the Company shall not be in breach of this Agreement as a result thereof); (ii) in any judicial or alternative dispute resolution proceeding to resolve disputes between the Company or its Affiliates and Manager or its Affiliates arising hereunder; (iii) to the extent disclosure is legally required under applicable Laws (provided, however, that prior to making any legally required disclosures in any judicial, regulatory or dispute resolution proceeding, the Company shall promptly notify Manager thereof and, if requested by Manager, at Manager’s sole cost and expense, seek a protective order or other relief to prevent or reduce the scope of such disclosure); (iv) if authorized by Manager in writing; and (v) to the extent such Manager Confidential Information was already known to the Company (through a source other than Manager or its representatives or Affiliates) or becomes publicly available other than through a breach by the Company of its obligations arising under this Section 7.14(b) or is independently made known to the Company or its Affiliates (by a source not known by the Company or such Affiliate, as the case may be, to be in breach of a confidentiality obligation with respect to such disclosure).  The Company acknowledges and agrees that (x) the Manager Confidential Information is being furnished to it for the sole and exclusive purpose of enabling it to perform the Services and (y) the Manager Confidential Information may not be used by it for any other purposes, unless disclosure is permitted by clauses (i), (ii), (iii), and (iv) above, and in such event may be used solely to the extent contemplated by such clause, or by clause (v).

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(c)            Business Conduct. Nothing in this Section 7.14 shall prohibit Manager or any of its Affiliates or other Persons to whom it provides similar services from conducting business in the areas where the Company Group’s properties are located or otherwise competing with the Company Group.

(d)           Remedies and Enforcement.  Manager and the Company each acknowledge and agree that a breach by it of its obligations under this Section 7.14 would cause irreparable harm to the other Party and that monetary damages would not be adequate to compensate the other Party. Accordingly, Manager and the Company agree that the other Party shall be entitled to immediate equitable relief, including a temporary or permanent injunction, to prevent any threatened, likely or ongoing violation of this Section 7.14, without the necessity of posting bond or other security.  Manager’s and the Company’s right to equitable relief shall be in addition to other rights and remedies available to Manager or the Company, for monetary damages or otherwise.

(e)            This Section 7.14 shall survive termination or expiration of this Agreement for a period of two years from termination or expiration with respect to periods prior to such termination or expiration.

Section 7.15          Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if both of the signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

Section 7.16          Survival of Agreements.  The Company’s and Manager’s various representations, warranties, covenants, agreements and duties in and under this Agreement shall survive the execution and delivery of this Agreement and terminate upon termination or expiration of this Agreement, except for Sections 2.8 (Inventions and IP Ownership), 5.6 (Third Party Costs), 5.7 (General and Administrative Costs) and 5.10 (Invoicing and Payment) (in each of Section 5.6, 5.7 and 5.10, with respect to any accrued by unpaid obligations as of the date of termination or expiration (and including, without limitation, any severance costs incurred prior to or after termination or expiration)), 5.8 (Indemnification and Exculpation), 6.3 (Delivery), 7.2 (Notices), 7.6 (Applicable Law), 7.7 (Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process), 7.8 (Waiver of Jury Trial), 7.11 (Construction of Agreement), 7.12 (Third Party Beneficiaries), 7.13 (No Recourse), 7.14 (Confidential Information), 7.16 (Survival of Agreements), 7.17 (Competition and Corporate Opportunities), 7.18 (Warranty Disclaimers), 7.19 (Authorizations) and 7.21 (Conspicuousness of Provisions), which shall survive termination or expiration of this Agreement.

Section 7.17          Competition and Corporate Opportunities.  Subject to Section 7.14, Manager and its Affiliates are and shall be free to engage in any business activity whatsoever, including, without limitation, those that may be in direct competition with the Company and its Affiliates.  The Parties further understand and agree that Manager and its Affiliates (including SOG) provide or may provide services similar to the Services provided hereunder to certain of its present and former Affiliates. To the extent of any conflict of interest between the Parties or their Affiliates or in the event of any other corporate or business opportunity (including, without limitation, a corporate or business opportunity that might otherwise constitute, an asset acquisition opportunity), the Parties agree that Manager and its Affiliates may resolve any such

26

conflict in a manner and on terms that it deems appropriate, in its sole discretion and without any further liability to the Company or any other Person; provided, however, that this Section 7.14 is subject, in all respects, to Section 5.2 of the Joint Development Agreement. The Company, on its own behalf and on behalf of its subsidiaries, hereby waives any interest with respect to any such matter to the same extent as if such matter had been presented to and rejected by each member of the Company Group and the Company Group had then consented to Manager or any of Manager’s Affiliates acting as it determines in its sole discretion and whether on behalf of itself or any of its present or former Affiliates.

Section 7.18          Warranty Disclaimers.

(a)           OTHER THAN AS EXPRESSLY SET FORTH HEREIN, MANAGER DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO SERVICES RENDERED OR PRODUCTS PROCURED FOR THE COMPANY OR ITS SUBSIDIARIES, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER MANAGER KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING.

(b)           MANAGER MAKES NO EXPRESS OR IMPLIED WARRANTY, GUARANTY OR REPRESENTATION, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, SUITABILITY OR MERCHANTABILITY REGARDING ANY EQUIPMENT, MATERIALS, SUPPLIES OR SERVICES ACQUIRED FROM VENDORS, SUPPLIERS OR SUBCONTRACTORS.  THE COMPANY’S AND ITS SUBSIDIARIES’ EXCLUSIVE REMEDIES WITH RESPECT TO EQUIPMENT, MATERIALS, SUPPLIES OR SERVICES OBTAINED BY MANAGER FROM VENDORS, SUPPLIERS AND SUBCONTRACTORS SHALL BE THOSE UNDER THE VENDOR, SUPPLIER AND SUBCONTRACTOR WARRANTIES, IF ANY, AND MANAGER’S ONLY OBLIGATION, ARISING OUT OF OR IN CONNECTION WITH ANY SUCH WARRANTY OR BREACH THEREOF, SHALL BE TO USE DILIGENT EFFORTS TO ENFORCE SUCH WARRANTIES ON BEHALF OF THE COMPANY, AND THE COMPANY (AND ITS SUBSIDIARIES) SHALL HAVE NO OTHER REMEDIES AGAINST MANAGER WITH RESPECT TO EQUIPMENT, MATERIALS, SUPPLIES OR SERVICES OBTAINED BY MANAGER FROM ITS VENDORS, SUPPLIERS AND SUBCONTRACTORS.

Section 7.19          Authorizations.  The Company represents and warrants to Manager that the Company has the right, and that the Company has the right on behalf of its Affiliates, to make the commitments under this Agreement, including the appointment of Manager to take any actions permitted under this Agreement and to perform the Services for each member of the Company Group at any time and from time to time after the Effective Date.

Section 7.21          Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act,

27

under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable Laws.

Section 7.22          Conspicuousness of Provisions.  The Parties acknowledge and agree that the provisions contained in this Agreement that are set out in capital letters or “bold” satisfy the requirement of the “express negligence rule” and any applicable Laws or equitable doctrine that provisions in a contract be conspicuously marked or highlighted.

Section 7.23          Amendment.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by all Parties and no waiver of any provision of this Agreement, and no consent to any departure by any Party therefrom, shall be effective unless it is in writing and signed by the other Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE COMPANY:

AGUILA PRODUCTION HOLDCO, LLC

By:
Name:	Angelo Acconcia
Title:	President

MANAGER:

[ ]

By:
Name:
Title:

Solely for the purposes of Section 5.8(d):

SN EF MAVERICK, LLC

By:
Name:
Title:

Signature Page to Management Services Agreement

Schedule 1

Categories of Services

The Services performed by Manager shall include services of a type customarily performed for a non-operator of Hydrocarbon Interests which may include, to the extent that Manager or any of its Affiliates is capable of providing such Services, the items listed below:

(1)                                 Financial and Operational Accounting.

(2)                                 Accounts Payable and Receivables.

(3)                                 Contract Negotiation and Management.

(4)                                 Finance.

(5)                                 Real Property Title and Land Record-Keeping and Similar Services.

(6)                                 Legal Services.

(7)                                 Tax Services.

(8)                                 Treasury Services.

(9)                                 Financial Reporting and Reserve Reporting, as required under Section 9.3 of the LLC Agreement.

(10)                          Personnel, Outside Contractors and Consultants.

(11)                          General and Administrative, including Records Retention.

(12)                          Government and Public Relations; Permitting and Regulatory Affairs.

(13)                          Reservoir Engineering and Geology and Geophysics.

Schedule 2

Insurance

A.           General Liability Insurance:   Commercial General Liability insurance covering all operations hereunder against claims for bodily injury (including death) and property damage (including loss of use), including independent contractors working on the Parties’ behalf, products/completed operations, contractual liability and sudden and accidental pollution, with a limit of $[1,000,000] per occurrence and in the annual aggregate.

B.            Excess Insurance:  Excess (or Umbrella) Liability insurance following form of General Liability Insurance above (including sudden and accidental pollution) with a limit of $[50,000,000] per occurrence.

C.            Workers’ Compensation and Employer’s Liability Insurance:  Workers’ Compensation insurance or its’ equivalent, including Occupational Disease coverage, as required by law for all employees, agents, and subcontractors.  Employer’s Liability insurance (including Occupational Disease coverage) in the amount of $[1,000,000] per accident.   Such insurance shall provide coverage in the locations in which the Services are performed.

D.            Automobile Liability Insurance:  Automobile Liability insurance against claims of bodily injury (including death) and property damage (including loss of use) covering all owned, non-owned, and hired vehicles used in the performance of the Services, with a limit of $[1,000,000] per accident.

ANNEX D

FORM OF BLACKSTONE LLC

AGREEMENT

Final Form

FORM OF AMENDED AND

RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

AGUILA PRODUCTION HOLDCO, LLC

a Delaware limited liability company

Dated as of [__________], 2017

THE MEMBERSHIP INTERESTS REFERENCED IN THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND THEIR OFFER AND SALE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE MEMBERSHIP INTERESTS WHICH ARE REFERENCED HEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IF THE OFFER OR SALE HAS BEEN REGISTERED AND/OR QUALIFIED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION AND/OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.  THERE IS CURRENTLY NO TRADING MARKET FOR THE MEMBERSHIP INTERESTS, AND IT IS NOT ANTICIPATED THAT ONE WILL DEVELOP.  THERE ARE SUBSTANTIAL RESTRICTIONS UPON THE TRANSFERABILITY AND VOTING RIGHTS OF THE MEMBERSHIP INTERESTS SET FORTH HEREIN.  NO SALE, TRANSFER OR OTHER DISPOSITION BY A MEMBER OF ITS MEMBERSHIP INTERESTS MAY BE MADE EXCEPT IN ACCORDANCE WITH THE TERMS SET FORTH HEREIN.  THEREFORE, MEMBERS MAY NOT BE ABLE TO READILY LIQUIDATE THEIR INVESTMENTS.

i

6.5	Quorum and Voting	38
6.6	Resignation; Removal and Vacancies	39
6.7	Discharge of Duties; Reliance on Reports	39
6.8	Officers	40
6.9	Term of Officers	40
6.10	Compensation and Reimbursement	40
6.11	Management Services	40
6.12	Member Meetings	41
6.13	VCOC Management Rights	41
6.14	Affiliate Transactions	42

ARTICLE VII INDEMNIFICATION		42
7.1	Right to Indemnification	42
7.2	Indemnification of Officers, Employees (if any) and Agents	43
7.3	Advance Payment	43
7.4	Appearance as a Witness	43
7.5	Nonexclusivity of Rights	43
7.6	Insurance	43
7.7	Member Notification	43
7.8	Savings Clause	44
7.9	Scope of Indemnity	44
7.10	Other Indemnities	44
7.11	Certain Limitations	44

ARTICLE VIII TAXES		45
8.1	Tax Returns	45
8.2	Tax Elections	45
8.3	Tax Matters Member	45
8.4	PTP Qualifying Income	46
8.5	Code Section 83 Safe Harbor Election	46

ARTICLE IX BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS		47
9.1	Maintenance of Books	47
9.2	Rights of Members	47
9.3	Reports	48

ARTICLE X DISSOLUTION, LIQUIDATION, AND TERMINATION		49
10.1	Dissolution	49
10.2	Liquidation and Termination	49
10.3	Provision for Contingent Claims	50
10.4	Deficit Capital Accounts	50
10.5	Deemed Contribution and Distribution	50

ARTICLE XI AMENDMENT OF THE AGREEMENT; OTHER TRANSACTIONS		51
11.1	Amendments to be Adopted by the Company	51
11.2	Amendment Procedures	51

ii

11.3	Decisions Requiring Additional Consents	51

ARTICLE XII MEMBERSHIP INTERESTS		52
12.1	Certificates	52
12.2	Registered Holders	52
12.3	Security	52

ARTICLE XIII GENERAL PROVISIONS		53
13.1	Offset	53
13.2	Entire Agreement	53
13.3	Waivers	53
13.4	Binding Effect	53
13.5	Governing Law; Severability	53
13.6	Further Assurances	54
13.7	Exercise of Certain Rights	54
13.8	Notice to Members of Provisions of this Agreement	54
13.9	Counterparts	54
13.10	Books and Records	54
13.11	Information	54
13.12	Liability to Third Parties	56
13.13	No Third Party Beneficiaries	56
13.14	Notices	57
13.15	Disputes	58
13.16	Expenses	59
13.17	No Recourse	59
13.18	Adjustments for Unit Splits	60

Attachments

Exhibit A	Ownership Information
Exhibit B	Initial Capital Contributions
Schedule 6.2	Initial Board of Managers
Schedule 6.8	Initial Officers
Annex A	Form of VCOC Management Rights Letter

iii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

AGUILA PRODUCTION HOLDCO, LLC

a Delaware limited liability company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Aguila Production HoldCo, LLC (the “Company”), dated as of [•], 2017 (the “Effective Date”), is (a) adopted by the Members (as defined below) and (b) executed and agreed to, for good and valuable consideration, by the Members.

RECITALS:

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act by filing a Certificate of Formation with the Secretary of State of the State of Delaware on January 9, 2017 (the “Formation Date”), and was governed by an initial limited liability company agreement by and between Blackstone and the Company (the “Original Agreement”);

WHEREAS, contemporaneously with the execution of this Agreement and in order to provide for certain services to the Company, the Company and Sanchez (as defined herein) have entered into the Management Services Agreement (as defined herein), pursuant to which Sanchez will agree, among other things, to provide certain services, or cause such services to be provided, to the Company; and

WHEREAS, for the foregoing purposes the Parties wish to amend and restate the Original Agreement in its entirety to, among other things, (a) admit Sanchez as a Member, (b) issue to Sanchez the Class A Units (as defined herein) which will be entitled to the rights set forth herein, (c) provide for the management of the Company and (d) set forth their respective rights and obligations.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1          Specific Definitions.  As used in this Agreement, the following terms have the following meanings:

“Act” means the Delaware Limited Liability Company Act, and any successor statute, as amended from time to time.

“Adjusted Capital Account” means the Capital Account, with respect to each Member, maintained for such Member as of the end of each taxable year of the Company, (a) increased by any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations sections 1.704-2(g)(1) and (i)(5), and (b) decreased by the items described in Treasury Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 4.2(d).

“Affiliate” means, when used with respect to any Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person in question.

“Aggregate Capital Contributions Amount” means, with respect to a Member as of a given time of determination, the aggregate amount of Capital Contributions made to the Company by such Member from the Effective Date through such time of determination.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1.

“Agreed Duties” has the meaning set forth in Section 2.7(a)(i).

“Agreed Value” of any Contributed Property means the Fair Market Value of such property at the time of contribution as determined by Majority Consent.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company (including any schedules, exhibits and annexes hereto), as amended, supplemented or otherwise modified from time to time.

“AMI Properties” means any rights, title or interests to any oil and gas properties covering lands within the AMI (as defined in the Joint Development Agreement).

“Assignee” means any Person that acquires an interest in any Membership Interest but has not been admitted as a Member in accordance with the terms of this Agreement.

“Available Cash” means, as of the end of each quarter ended March 31, June 30, September 30 and December 31 immediately preceding the date of distribution or any other date of Distribution as the Board may determine, the following, without duplication:

(a)         all revenues and other cash or cash equivalent amounts collected or received by the Company and its Subsidiaries from any and all sources during such quarter, plus cash and cash equivalents of the Company and its Subsidiaries on hand (other than Capital Contributions and the proceeds of indebtedness for borrowed money), less

(b)         the bona fide costs and expenses paid by the Company and its Subsidiaries to other Persons during such quarter and amounts reserved for payment of costs, including capital costs and administrative and operating costs and expenses production taxes and other applicable taxes and similar amounts, debt service, or other reasonable reserves in each case determined in good faith by the Board.

“BBA” means Subchapter C of Chapter 63 of the Code (Sections 6221 through 6241 of the Code), as enacted by the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, as amended from time to time, and the Treasury Regulations thereunder (whether proposed, temporary or final), including any subsequent amendments, successor provisions or other guidance thereunder, and any equivalent provisions for state or local tax purposes.

“BBA Effective Period” means any taxable year commencing after 2017, taking into account any extensions of the effective date set forth in Bipartisan Budget Act Section 1101(g)(1), as applicable, or in any other BBA guidance.

“Blackstone” means Aguila Production Aggregator, LLC.

“Blackstone Funds” shall have the meaning set forth in the Joint Development Agreement.

“Board” has the meaning set forth in Section 6.1(a).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by applicable Law to be closed in New York, New York or Houston, Texas.

“Capital Account” means the capital account maintained for each Member pursuant to Section 4.2.

“Capital Contribution” means any cash, cash equivalents or the Agreed Value of Contributed Property that a Member contributes to the Company in respect of Common Units.

“Carrying Value” means (a) with respect to Contributed Property, the Agreed Value of such property reduced (but not below zero (0)) by all Depreciation and depletion (including Simulated Depletion), deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.  In the case of oil and gas property (as defined in section 614 of the Code), adjusted basis shall be determined pursuant to Treasury Regulation section 1.613A-3(e).   Notwithstanding the foregoing, the Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.2(d) to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board.

“Certificate” has the meaning set forth in Section 2.1.

“Chairman” has the meaning set forth in Section 6.2(a)(iii).

“Change in Control” means, with respect to the Company, any events, transactions or other circumstances (or any series of the foregoing) resulting in the Blackstone Funds no longer owning (directly or indirectly, individually or collectively) Common Units or other Equity Interests in the Company that entitle the holders thereof to, in the absence of contingencies, vote for the election of Managers (or Persons with management authority performing similar functions) (i) representing over 50% of the voting interests in the Company or (ii) entitling the Blackstone Funds to elect at least a majority of Managers (or Persons with management authority performing similar functions).

“Class A Units” has the meaning set forth in Section 3.1(a).

“Class A Units Member” means Sanchez and any other Members holding a Class A Unit, including upon any Transfer of Class A Units permitted by this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Units” has the meaning set forth in Section 3.1(a).

“Common Units Member” means all Members holding a Common Unit, including upon any Transfer of any Common Units permitted by this Agreement.  If at any time any other new Common Units Member is admitted to the Company so that more than one (1) Member holds a Common Unit, then the term “Common Units Member” is intended to include and shall be deemed to include all such Members holding Common Units whether or not references to the term “Common Units Member” herein are singular or plural, unless otherwise stated otherwise herein.

“Company” has the meaning set forth in the Preamble.

“Company Business” means the business related to (a) the acquisition, ownership, operation and finance, of oil, gas or mineral fee interests and royalty interests and other related rights, assets and interests, the sale or other disposition of such interests, and any other activities related or incidental thereto or in anticipation thereof, (b) the acquisition, ownership, operation, finance, maintenance, exploration, production and development of oil, gas or mineral leases and other related rights, assets and interests, the production and sale of oil, gas and other hydrocarbons produced from such interests, the sale or other disposition of such interests, (c) any midstream business or activities or oil or gas marketing activities or any other energy related activities (including activities related to the provision or disposal of water), and any other activities related or incidental thereto or in anticipation thereof, and (d) any additional activities as mutually agreed by the Members.

“Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Treasury Regulation section 1.704-2(b)(2) and the amount of which shall be determined in accordance with the principles of Treasury Regulation section 1.704-2(d).

“Confidential Information” has the meaning set forth in Section 13.11(a).

“Consent” means the affirmative consent of the indicated party (including the Board or any committee thereof) to the action requested, whether by an affirmative vote of the required number of Managers at a duly called and convened meeting of the Board where a quorum is present or the execution of a written consent by the required number of Managers, in either case in accordance with the terms hereof and any applicable requirements of the Act.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Company.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.2(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Control” (including its derivatives and similar terms) means possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of any such relevant Person by ownership of voting interest, by contract or otherwise.

“Core Acquisition” means an acquisition in the Core Area.

“Core Area” has the meaning set forth in the Joint Development Agreement.

“Curative Allocation” means any allocation of an item of income, gain, deduction or loss pursuant to the provisions of Section 5.1(c)(xi).

“Depreciation” means, for any Fiscal Year or other period, except as provided in Treasury Regulation section 1.704-3(d)(2), an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that, if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation will be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; except that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero (0), Depreciation will be determined with reference to such beginning Carrying Value using any reasonable method selected by the Tax Matters Member.

“Dissolution Event” has the meaning set forth in Section 10.1.

“Drag-Along Transaction” has the meaning set forth in Section 3.7(a).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation section 1.752-2(a).

“Effective Date” has the meaning set forth in the Preamble.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, equity interests or other partnership/limited liability company interests, and any commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“Estimated Tax Payment Date” has the meaning set forth in Section 5.3(b)(i).

“Estimated Tax Period” has the meaning set forth in Section 5.3(b)(i).

“Excluded AMI Transactions” has the meaning set forth in the Joint Development Agreement.

“Fair Market Value” means the value of any specified interest or property, which shall not in any event be less than zero (0), that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Fiscal Year” means the fiscal year of the Company, and its taxable year for federal income tax purposes, each of which shall be the calendar year unless otherwise established by the Board; provided, that, for purposes of making allocations under Article V hereof, Fiscal Year shall also include or mean any other period in which it becomes necessary to allocate items of income, gain, loss or deduction for tax purposes.

“Formation Date” has the meaning set forth in the Recitals.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and that, in the case of the Company and its consolidated Subsidiaries, are applied for all periods after the date hereof in a consistent manner.   If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Company or with respect to the Company and its consolidated Subsidiaries shall be prepared in accordance with such change.

“Governmental Authority” means any legislature, court, tribunal, arbitrator, authority, agency, department, commission, division, board, bureau, branch, official or other instrumentality of the U.S., or any domestic state, county, city, tribal or other political subdivision, governmental department or similar governing entity, and including any governmental, quasi-governmental, regulatory, administrative or non-governmental body exercising similar powers of authority.

“IDCs” has the meaning set forth in Section 5.1(c)(ix).

“Indemnitee” has the meaning set forth in Section 7.1.

“Independent Expert” means a Person appointed by the Board in good faith who is independent of the Company and its Affiliates who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Company or its Affiliates.

“Interim Investors Agreement” means that certain Interim Investors Agreement, dated as of January 12, 2017 among Sanchez Energy Corporation, SN EF Maverick, LLC, SN EF UnSub, LP, the Company, Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P.

“Internal Rate of Return” means the interest rate at which the holder’s cash flow in respect of a Common Unit, both positive and negative (that is, the Aggregate Capital Contributions Amount made by the holder and his predecessors in interest in respect of such Common Unit and the aggregate amount of distributions made with respect to such Common Unit) must be discounted on an annual basis (to account for the time value of money concept) so that the aggregate of such discounted amount equals zero (0).

“JDA Default” has the meaning set forth in the definition of “Default” in the Joint Development Agreement.

“JDA Default Notice” has the meaning set forth in the definition of “Default Notice” in the Joint Development Agreement. “Joinder” has the meaning set forth in Section 3.4(c).

“Joint Development Agreement” means that certain Joint Development Agreement dated as of [•] by and between SN EF Maverick, LLC, SN EF UnSub, LP, and Aguila Production, LLC, in effect as of the Effective Date.

“Laws” means all federal, state and local statutes, laws (including common law), rules, regulations, codes, orders, ordinances, licenses, writs, injunctions, judgments, subpoenas, awards and decrees and other legally enforceable requirements enacted, adopted, issued or promulgated by any Governmental Authority.

“Liabilities” means, as to any Person, all liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor that provides for the payment of such Liabilities out of such property or assets or that allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien (other than a lien for taxes that are not yet due and payable), mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset that arises without agreement in the ordinary course of business.  “Lien” also means any filed financing statement, any registration of a pledge (such as with a lender of uncertificated securities), or any other arrangement or action that would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Liquidator” has the meaning set forth in Section 10.2.

“Majority Consent” means the affirmative vote at any duly called and convened meeting of the Board of more than fifty percent (50%) of all Managers then constituting the entire Board.

“Management Services Agreement” means the Management Services Agreement, dated as of the date hereof, by and between the Company and Sanchez, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

“Manager” has the meaning set forth in Section 6.1(a).

“Manager Alternate” has the meaning set forth in Section 6.2(a)(ii).

“Member” means any Person executing this Agreement as of the date of this Agreement as a Member or any Person hereafter admitted to the Company as a new Member as provided in this Agreement, but does not include any Assignee or any Person who has ceased to be a Member in the Company.

“Member Affiliate” has the meaning set forth in Section 13.17.

“Member Nonrecourse Debt” has the meaning set forth for “partner nonrecourse liability” in Treasury Regulation section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth for the term “partner nonrecourse debt minimum gain” in Treasury Regulation section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means any and all items of loss, deduction, expenditure (including any expenditure described in section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation section 1.704-2(i), are attributable to Member Nonrecourse Debt.

“Membership Interest” means the limited liability company interest of a Member in the Company.

“Non-Core Acquisition” means an Acquisition (as defined in the Joint Development Agreement) in the Non-Core Area.

“Non-Core Area” has the meaning set forth in the Joint Development Agreement.

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction, expenditure (described in section 705(a)(2)(b) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation section 1.704-2(b)(1), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning assigned to such term in Treasury Regulation section 1.704-2(b)(3).

“Non-Core Area” has the meaning set forth in the Joint Development Agreement.

“Notice” has the meaning set forth in Section 8.5(b).

“Observer” has the meaning set forth in Section 6.2(c).

“Officers” has the meaning set forth in Section 6.8(a).

“Original Agreement” has the meaning set forth in the recitals.

“Other Indemnification Agreement” means one (1) or more certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement and any other organizational document, and insurance policies maintained by any Member or Manager or Affiliate thereof providing for, among other things, indemnification of and advancement of expenses for any Indemnitee for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement.

“Parties” means the Members and the Company.

“Percentage Interest” means, as of any date with respect to any Member other than a Class A Units Member (in its capacity as such), a percentage equal to the aggregate number of Common Units owned by such Member as of such date divided by the aggregate number of all Common Units issued and outstanding as of such date. No Class A Units Member (in its capacity as such) shall be entitled to a Percentage Interest.

“Permitted Affiliate” means, when used with respect to any Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.  For the Common Units Member, Permitted Affiliate shall include any entity affiliated with or managed by the Blackstone Funds.

“Permitted Holders” has the meaning set forth in the Joint Development Agreement.

“Person” means any individual or entity, including any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority.

“Pro Rata Share” means, with respect to each Membership Interest as of any date of determination, the proportionate amount such Membership Interest would receive if an amount equal to the Total Equity Value were distributed to all Membership Interests in accordance with the provisions of Section 5.3.

“Proceeding” has the meaning set forth in Section 7.1.

“Proposed Sale” has the meaning set forth in Section 3.6(a).

“Proposed Transferee” has the meaning set forth in Section 3.6(a)(i).

“Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of January 12, 2017, among Anadarko E&P Onshore LLC, Kerr-McGee Oil & Gas Onshore LP, Sanchez Energy Corporation, SN EF Maverick, LLC and SN EF UnSub, LP, in effect as of the Effective Date.

“Required Allocations” means any allocation of an item of income, gain, loss or deduction  pursuant  to  Section  5.1(c)(i),  Section  5.1(c)(ii),  Section  5.1(c)(iii),  Section 5.1(c)(iv), Section 5.1(c)(v), Section 5.1(c)(vi), Section 5.1(c)(vii) and Section 5.1(c)(viii).

“Sanchez” means [____________](1).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interest” means any security interest, lien, mortgage, deed of trust, encumbrance, hypothecation, pledge, purchase option or other similar adverse claim or obligation, whether created by operation of Law or otherwise, created by any Person in any of its property or rights.

“Simulated Basis” means, with respect to each oil and gas property, the Carrying Value of such property.  For purposes of such computation, the Simulated Basis of each oil and gas property shall be allocated to each Member in accordance with such Member’s relative Percentage Interest as of the time such oil and gas property is acquired by the Company, and shall be reallocated among the Members in accordance with the Members’ relative Percentage Interest as determined immediately following the occurrence of an event giving rise to any adjustment to the Carrying Values of the Company’s oil and gas properties pursuant to the terms of this Agreement.

“Simulated Depletion” means a depletion allowance computed for each oil and gas property (as defined in section 614 of the Code) using the cost depletion method, subject, however, to the requirements set forth in Treasury Regulation section 1.704-1(b)(2)(iv)(k).  For the purposes of computing Simulated Depletion with respect to any oil and gas property (as defined in section 614 of the Code), the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis.  If the Carrying Value of an oil and gas property is adjusted pursuant to Section 4.2(d) during a taxable period, following such adjustment Simulated Depletion shall thereafter be calculated under the foregoing provisions based upon such adjusted Carrying Value.

“Simulated Gain” or “Simulated Loss” means the simulated gain or loss, as applicable, computed with respect to a sale or other disposition of an oil and gas property pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(k).

(1)              NTD: The entity designated by Sanchez Energy Corporation to sign the Management Services Agreement.

“Subsidiary” means, with respect to any relevant Person as of the date the determination is being made, any other Person that (a) is Controlled (directly or indirectly) by such Person and (b) the equity entitled to vote to elect the board of directors, board of managers or other governing authority of which is more than fifty percent (50%) owned (directly or indirectly) by the relevant Person.

“Tag-Along Member” has the meaning set forth in Section 3.6(a).

“Tag-Along Notice” has the meaning set forth in Section 3.6(a).

“Tag-Along Offer” has the meaning set forth in Section 3.6(b).

“Tag-Along Sale” has the meaning set forth in Section 3.6(g).

“Tag-Along Sale Percentage” has the meaning set forth in Section 3.6(a)(i).

“Tax Advances” has the meaning set forth in Section 5.4.

“Tax Matters Member” has the meaning set forth in Section 8.3(a).

“Tax Rate” has the meaning set forth in Section 5.3(b)(i).

“Third Party” means any Person other than the Members’ respective Permitted Affiliates, and the Company and its Subsidiaries.

“Total Equity Value” means, at any time or with respect to any transaction or potential transaction, the aggregate proceeds which would be received by the holders of Membership Interests if: (a) all of the assets of the Company were sold at their Fair Market Value to an unrelated third-party on arm’s-length terms (including price), with neither the seller nor the buyer being under compulsion to buy or sell such assets and (b) the Company satisfied and paid in full all of its obligations and liabilities (limited in the case of a nonrecourse liability to the value of any asset securing such liability), including all taxes, costs and expenses incurred and imposed on the Company (as opposed to its direct or indirect owners) in connection with such transaction and any amounts agreed by the Board to be reserved by the Company after the actions in clause (a) and this clause (b) with respect to any contingent or other liabilities.

“Transfer” or “Transferred” means, with respect to a Membership Interest, (a) a direct or indirect voluntary or involuntary, sale, assignment, transfer, conveyance, exchange, bequest, devise, gift or any other alienation, including any pledge or grant of a security interest (in each case, with or without consideration and whether by operation of Law or otherwise, including by merger or consolidation) of any rights, interests or obligations with respect to all or any portion of such Membership Interest, or (b) a grant or sufferance of a Security Interest on all or any portion of such Membership Interest.

“Transferee” means a Person who receives all or part of a Member’s Membership Interest through a Transfer.

“Transferring Member” has the meaning set forth in Section 3.4(a).

“Treasury Regulation” means the Income Tax Regulations promulgated under the Code, as may be amended from time to time (including corresponding provisions of successor regulations).

“Unanimous Consent” means the affirmative vote of all of the Managers constituting the entire Board at a duly called and convened meeting of the Board or the affirmative written consent in lieu of a meeting executed by all of the Managers.

“Units” has the meaning set forth in Section 13.18.

“Unpaid Indemnity Amounts” means any amount that the Company fails to indemnify or advance to an Indemnitee as required by Article VII of this Agreement.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date (as determined under Section 4.2(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.2(d) as of such date).

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.2(d) as of such date) over (b) the Fair Market Value of such property as of such date (as determined under Section 4.2(d)).

“Vested Class A Units” means any issued Class A Units that have vested as of the date of determination pursuant to this Agreement.

“Withheld Amounts” has the meaning set forth in Section 5.3(b)(iii).

1.2                               Other Terms.  Other capitalized terms may be defined elsewhere in the text of this Agreement and shall have the meaning so given.

1.3                       Construction.   Unless the context otherwise requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, the singular shall include the plural, and the plural shall include the singular.  All references to Articles and Sections refer to articles and sections of this Agreement, and, unless otherwise indicated, all references to Exhibits and Schedules are to exhibits and schedules attached hereto, each of which is incorporated herein for all purposes.  Article and section titles or headings are for convenience only, and neither limit nor amplify the provisions of the Agreement itself; and all references herein to articles, sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Agreement unless specific reference is made to such articles, sections or subdivisions of another document or instrument.   Unless the context of this Agreement clearly requires otherwise, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and the words “hereof,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or Article in which such words appear.

ARTICLE II

ORGANIZATION

2.1                               Formation.   The Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation (as such Certificate of Formation may be amended, supplemented or otherwise modified from time to time, the “Certificate”) with the Secretary of State of the State of Delaware pursuant to the Act on the Formation Date.   This Agreement is adopted and agreed to by the Members to set forth their agreement with respect to the Company’s business and the rights, duties and obligations of the Members.

2.2                        Name.  The name of the Company is “Aguila Production HoldCo, LLC,” and all Company Business shall be conducted in that name or such other names that comply with Law as the Board may select from time to time.

2.3                        Principal U.S. Office; Registered Office and Registered Agent; Other Offices. The principal office of the Company in the United States shall be at 200 Bellevue Parkway, Suite 210, Wilmington, New Castle County, Delaware 19809, or at such other place as the Board may designate from time to time, which need not be in the State of Delaware.  The Company may have such other offices as the Board may designate from time to time.

2.4                        Purpose.   The sole purpose of the Company is (a) to engage in the Company Business and (b) to engage in all lawful activities and to enter into, exercise the rights and enjoy the benefits under, and discharge the obligations of the Company pursuant to, all contracts, agreements, and other instruments which the Board determines to be necessary or suitable for or incidental to the accomplishment and conduct of the purposes in the foregoing clause (a).  The Company shall not engage in any activity or conduct inconsistent with the Company Business.

2.5                        Foreign Qualification.   Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Company, with all requirements necessary to qualify the Company as a foreign limited liability company, and, if necessary, to make such filings and take such actions as may be required to keep the Company in good standing in that jurisdiction, it being understood that the Board shall cause the Company to be registered as a foreign limited liability company in the State of Texas.   Each Member agrees to execute, acknowledge and deliver such certificates and other instruments, if any, that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.6                               Term.   Subject to earlier termination pursuant to other provisions of this Agreement (including those contained in Article X), the term of the Company shall be perpetual.

2.7                               Fiduciary Duties.

(a)                         Fiduciary Duties.  Subject in all respects to Section 7.11:

(i)                             Each Member and Manager shall, to the fullest extent required by Delaware law, owe to the Company and its Members the duties of good faith and fair dealing, and in the case of each Manager, the duty not to exceed in such capacity the bounds of the authority granted to any Manager by this Agreement and Delaware law (all such duties collectively, the “Agreed Duties”).

(ii)                          To the fullest extent permitted by Law,

(A)                               except for the Agreed Duties and as expressly provided in this Agreement, none of the Managers shall owe any fiduciary or similar duty or obligation whatsoever to the Company, any Member (other than the Member designating such Manager), Assignee or the other Managers, except as required by any provisions of applicable Law that cannot be waived, and

(B)                               to the extent that, at law or in equity, a Manager owes any duties (including fiduciary duties) to the Company, any other Member or any Assignee pursuant to applicable Law, any such duty other than the Agreed Duties is hereby eliminated to the fullest extent permitted pursuant to applicable Law.

(iii)                       Subject to the foregoing clauses (i) and (ii), the Company and the Members acknowledge and agree that each Manager may decide or determine any matter subject to the Board’s approval hereunder in the sole and absolute discretion of such Manager, it being the intent of all Members that such Manager have the right to make such decision or determination solely on the basis of the interests such Manager desires to consider, including such Manager’s own interests, the interests of the Member(s) that designated such Member and the interests of such Member’s Affiliates.

(iv)                      The Company and the Members agree that any claims against, actions, rights to sue, other remedies or recourse to or against any Manager (except for such claims, actions, rights to sue, remedies or recourse that may be initiated or brought solely by the Member that appointed such Manager) grounded in or alleging any breach of any fiduciary or similar duty, other than an Agreed Duty, are expressly released and waived by the Company and each Member (and each Assignee), to the fullest extent permitted by Law, as a condition to and as part of the consideration for the execution of this Agreement and the undertaking to incur the obligations provided for in this Agreement.

(v)                         To the extent that, at law or in equity, a Member owes any duties (including fiduciary duties) to the Company, any other Member or any Assignee pursuant to applicable Law, any such duty, other than the Agreed Duties, is hereby eliminated to the fullest extent permitted pursuant to applicable Law, it being the intent of the Members that to the extent permitted by Law and except to the extent set forth in this Section 2.7 or expressly specified elsewhere in this Agreement or the Management Services Agreement, no Member or Manager shall owe any duties of any nature whatsoever to the Company, the other Members or any Assignee, other than the Agreed Duties, and each Member may decide or determine any matter in its sole and absolute discretion taking into account solely its interests and those of its Affiliates (excluding the Company and its Subsidiaries) subject to the Agreed Duties.  Each Member further acknowledges and agrees that it would not have become a Member in the Company if this arrangement were not acceptable to it.

(vi)                      Nothing herein is intended to create a partnership, joint venture, agency or other relationship creating fiduciary or quasi-fiduciary duties or similar duties or obligations, otherwise subject the Members to joint and several liability or vicarious liability or to impose any duty, obligation or liability that would arise therefrom with respect to any or all of the Members or the Company.

ARTICLE III

MEMBERSHIP INTERESTS AND TRANSFERS

3.1                               Classes and Series of Membership Interests; Members.

(a)                                 Classes.   The Company is hereby authorized to issue two (2) classes of Membership Interests of the Company, with such classes referred to herein as the “Common Units” and the “Class A Units.” Common Units and Class A Units may be issued in whole or fractional interests.  A total of 1,000 Common Units are hereby authorized for issuance, and a total of 100 Class A Units are hereby authorized for issuance.  The holders of Class A Units and Common Units shall have the respective rights, preferences, privileges, restrictions and obligations set forth in this Agreement and, to the extent applicable, the Act.

(b)                                 Members.  At the Effective Date, and upon the execution and delivery by the Members of this Agreement, the Company issued:

(i)                                     100 Common Units to Blackstone, and Blackstone was admitted to the Company as a Common Units Member; and

(ii)                                  100 Class A Units to Sanchez, and Sanchez was admitted to the Company as Class A Units Member.

Additional Persons may be admitted to the Company as new Members only as provided in this Agreement.

(c)                                  Amendments to Exhibit A.  The Class A Units and the Common Units and respective Membership Interests held by each Member and the Percentage Interests of each Member are set forth on Exhibit A hereto.   Exhibit A shall be amended from time to time to reflect changes and adjustments resulting from (i) the admission of any new Member, (ii) any Transfer in accordance with this Agreement, and/or (iii) any Capital Contributions made, changes to Membership Interests or additional Membership Interests issued, in each case as permitted by this Agreement (provided, that a failure to reflect such change or adjustment on Exhibit A shall not prevent any otherwise valid change or adjustment from being effective); provided, that the Board shall provide each Member with a copy of any amendment to Exhibit A within thirty (30) Business Days after adoption thereof.

3.2                               Number of Members.  The number of Members of the Company shall never be less than one (1).

3.3                               Representations, Warranties and Covenants.

(a)                                  Member  Representations  and  Warranties.    Each  Member  hereby represents and warrants to the Company and each other Member as of the date of such Member’s admittance to the Company that:

(i)                              To the extent it is not a natural person, it is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation, and if required by Law is duly qualified to conduct business and is in good standing in the jurisdiction of its principal place of business (if not formed in such jurisdiction);

(ii)                           To the extent it is not a natural person, it has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken;

(iii)                        It has duly executed and delivered this Agreement, and this Agreement is enforceable against such Member in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors’ rights and general principles of equity (whether applied in a proceeding in a court of law or equity);

(iv)                       Its authorization, execution, delivery, and performance of this Agreement does not breach or conflict with or constitute a default under (i) such Member’s charter or other governing documents to the extent it is not a natural person or (ii) any material obligation under any other material agreement or arrangement to which that Member is a party or by which it is bound; and

(v)                          It (i) has been furnished with such information about the Company and the Membership Interest as that Member has requested, (ii) has made its own independent inquiry and investigation into, and based thereon has formed an independent judgment concerning, the Company and such Member’s Membership Interest herein, (iii) has adequate means of providing for its current needs and possible contingencies, is able to bear the economic risks of this investment and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur, (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (v) solely in respect of the Common Units Member, is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act, and (vi) understands and agrees that its Membership Interest shall not be sold, pledged, hypothecated or otherwise Transferred except in accordance with the terms of this Agreement and pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration and/or qualification under the Securities Act and applicable state securities Laws.

(b)                                  Company Representations, Warranties and Covenants.   The Company hereby represents, warrants and covenants to each Member as of the date of such Member’s admittance to the Company that:

(i)                              The Class A Units have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued and will be free and clear of all Encumbrances (as defined in the Purchase Agreement), other than Encumbrances created by the Class A Units Member and restrictions on transfer imposed by this Agreement, the Securities Act, and applicable state securities Laws.

(ii)                           Assuming the accuracy of the Class A Units Member’s representations and warranties set forth in this Agreement, the Company has complied in all material respects with all applicable federal and state securities Laws in connection with the issuance of the Class A Units.  Neither the Company nor any Person acting on its behalf has taken or will take any other action (including any offer, issuance or sale of any security of the Company under any circumstances which might require the integration of such security with the Class A Units under the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in either case so as to subject the issuance of the Class A Units to the registration provisions of the Securities Act. Neither the Company nor any Person acting on its behalf has offered the Membership Interests to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

(iii)                        The Company has had no operations or business, incurred no debt or liability, and has no assets, other than, in each case, in connection with the transactions contemplated by the Purchase Agreement and the Interim Investors Agreement and related matters.

(c)                                   AMI Acquisitions.  The Company hereby covenants that any Acquisition (as defined in the Joint Development Agreement) of AMI Properties shall be subject to the following:

(i)                              In the event that the Company, Blackstone or any Affiliate of Blackstone elects to make any Core Acquisitions, such Core Acquisitions shall be acquired directly or indirectly by the Company with the consent of the Class A Units Member, or by an Affiliate of the Company with a capital structure similar and limited liability company agreement substantially similar to those of the Company, and in which only Sanchez and/or one or more of its designated Affiliates that are reasonably acceptable to the Company holds a profits interest with rights identical to the Class A Units, and distributions with respect to such Core Acquisition, including in connection with any exit event, shall be applied in the same order of priority as set forth in Section 5.3(a); provided, that the Class A Units (or such other profits interests) shall be entitled to only 50% of the distributions that such Class A Units (or such other profits interests) would be entitled to under clause (i) of Section 5.3(a) at each distribution tier with respect to the portion of any Core Acquisitions that result in the Company and its Affiliates owning, in the aggregate, greater than a 35% working interest in the Leases (as defined in the Purchase Agreement).

(ii)                           In the event that the Company, Blackstone or any Affiliate of Blackstone elects to make any Non-Core Acquisitions in which Sanchez or any of its Affiliates elects to participate, such Non-Core Acquisitions shall be acquired directly or indirectly by the Company with the consent of the Class A Units Member, or by an Affiliate of the Company; provided that such Affiliate adopts a limited liability company agreement substantially similar to that of the Company, and in which Sanchez and/or one or more of its designated Affiliates that are reasonably acceptable to such Affiliate will hold a profits interest with rights identical to the Class A Units, and distributions with respect to such Core Acquisition, including in connection with any exit event, shall be applied in the same order of priority as set forth in Section 5.3(a).  Notwithstanding the foregoing, Sanchez or such designated Affiliate will be entitled to (A) 50% of the distributions that such Class A Units (or such other profits interests) would be entitled to under clause (i) of Section 5.3(a) at each distribution tier with respect to any Non-Core Acquisition that is originally proprietary to the Company or any of its Affiliates and not operated by Sanchez or any of its Affiliates, and (B) 100% of the distributions that such Class A Units (or such other profits interests) would be entitled to under clause (i) of Section 5.3(a) at each distribution tier with respect to any other Non-Core Acquisition made by Blackstone or any of its Controlled Affiliates.

(iii)                        Sanchez shall cause its Affiliates and all Permitted Holders that are members or shareholders in Sanchez, or such other designated Affiliate referred to above, if applicable, or otherwise hold, directly or indirectly, incentive equity units directly linked to the Class A Units or such other profits interests, if applicable (and Affiliates of such Permitted Holders that are Controlled by such Permitted Holders), to comply with the provisions of Section 5.2 of the Joint Development Agreement in the same manner as required by SN EF Maverick, LLC and SN EF UnSub, LP thereunder.  Notwithstanding anything to the contrary in this Agreement, the obligations set forth in this Section 3.3(c) with respect to Blackstone and its Affiliates shall not apply to Excluded AMI Transactions.

(iv)                      Any Acquisitions made by Sanchez or any of its Affiliates, on the one hand, or the Company, Blackstone or any of their Affiliates, on the other hand, on or after the execution of the Purchase Agreement and prior to the Effective Date, shall be subject to the provisions of this Section 3.3(c) as if such Acquisition had occurred on or after the Effective Date.

(d)                                 Available Cash. The Company hereby covenants that it will not maintain excessive levels of Available Cash as determined in the reasonable business judgment of the Board.

3.4                               Restrictions on the Transfer of Interests.

(a)                         Permitted Transfers.   Any Member may Transfer all or part of such Member’s Membership Interests (a “Transferring Member”) only in accordance with applicable Law and the provisions of this Agreement, including this Article III to a Person.  A Common Units Member may transfer its Common Units without the prior written consent of any other Member, but subject to compliance with the other provisions of this Section 3.4.  Except for Transfers pursuant to Section 3.6 or Section 3.7, no Class A Units Member may Transfer, directly or indirectly, any Class A Units without the consent of the Common Units Member, which consent may be given or withheld in the sole discretion of the Common Units Member. Any purported Transfer in breach of the terms of this Agreement shall be null and void ab initio, and the Company shall not recognize any such prohibited Transfer on its books and records. Any Member who Transfers any Membership Interests except in compliance herewith shall be liable to, and shall indemnify and hold harmless, the Company and the other Members for all costs, expenses, damages and other liabilities resulting therefrom.  For the avoidance of doubt, all Transfers to Permitted Affiliates shall comply with Sections 3.4(b) through 3.4(e).

(b)                         Securities Laws.   Notwithstanding anything in this Agreement to the contrary, no Membership Interest shall be Transferred except pursuant to an effective registration statement under the securities Laws or an applicable exemption from registration and/or qualification under the Securities Act and applicable state securities Laws.

(c)                          Documentation; Validity of Permitted Transfer.   Any Transfer of a Membership Interest that complies with Section 3.4(a) and Section 3.4(b) shall be effective to assign the right to become a Member, and, without the need for any action or consent of any other Person, a Transferee of such Membership Interest shall automatically be admitted as a Member once the Company has received a customary joinder agreement in a form reasonably acceptable to the Board which has been executed by such Transferee (a “Joinder”), pursuant to which such Transferee shall (i) become a party to this Agreement as a Member and shall have the rights and obligations of a Member hereunder, (ii) expressly assume all liabilities and obligations of the Transferring Member (or its applicable Affiliates) to the Company or the other Members and (iii) if the Transferee is to be admitted to the Company as a new Member, acknowledge the representations and warranties in Section 3.3(a) are true and correct with respect to such Transferee as of the date of the Joinder.  Each Transfer is effective against the Company as of the first (1st) Business Day following delivery of the Joinder to the Company.

(d)                         Expenses.  Any costs incurred by the Company in connection with any Transfer by a Member of all or a part of its Membership Interests shall be borne by such Transferring Member.  Any transfer or similar taxes arising as a result of the Transfer of a Member’s Membership Interest shall be paid by the Transferring Member.

(e)                          Distributions.  Any distribution or payment made by the Company to the Transferring Member prior to such time as the Transferee was admitted as a Member pursuant to the provisions of this Agreement with respect to the Transferred Membership Interests shall constitute a release of the Company, the Managers authorizing such distribution and the Members of all liability to such Assignee or new Member who may be interested in such distribution or payment by reason of such Transfer.

(f)                           Certain Indirect Transfers.  Except for Transfers to Permitted Affiliates thereof, no Member shall indirectly Transfer any Membership Interests to the extent such Member is not permitted to sell Membership Interests directly pursuant to the terms hereof and any indirect sale shall be structured and consummated in such a manner that each other Member is given the same rights and protections as it would have had if such Transfer were structured as a direct sale of Membership Interests pursuant to the terms hereof.

3.5                               Bankruptcy-Related Events.  Without the prior written consent of the Common Units Member, no Member shall take any action to directly encumber the assets of the Company, or subject such assets to a right of foreclosure in favor of any Person.  To the extent that prior to the date hereof any Member has entered into any contract, agreement or understanding with the effect of directly encumbering such assets, or subjecting such assets to a right of foreclosure in favor of any Person, such Member shall take all actions necessary to release such assets from such contract, agreement or understanding as promptly as practicable.

3.6                               Tag-Along Rights.

(a)                                 If at any time following the Effective Date, the Common Units Member proposes to Transfer in a transaction or series of related transactions greater than sixty percent (60%) of the outstanding Common Units to a Third Party purchaser (a “Proposed Sale”), then the Common Units Member (the “Tag-Along Member”) shall furnish to the Class A Unit Members a written notice of such Proposed Sale (the “Tag-Along Notice”) and provide them the opportunity to participate in such Proposed Sale on the terms described in this Section 3.6.  The Tag-Along Notice will include:

(i)                             the material terms and conditions of the Proposed Sale, including (A) the number of Common Units proposed to be so Transferred, (B) the name of the proposed Transferee (the “Proposed Transferee”), (C) the proposed amount and form of consideration (including the consideration payable to each Common Units Member and Class A Member assuming each Common Units Member and Class A Units Member included the maximum percentage of Membership Interests it would be entitled to sell in such Proposed Sale, such amounts calculated based on a hypothetical application of Section 5.3) and all other material terms of the Proposed Sale, (D) the proposed Transfer date, if known, which date shall not be less than thirty (30) Business Days after delivery of such Tag-Along Notice and (E) the fraction, expressed as a percentage, determined by dividing (I) the number of Common Units to be Transferred by the Tag-Along Member, by (II) the total number of Common Units held by the Tag-Along Member (the “Tag-Along Sale Percentage”); and

(ii)                          an invitation to each Class A Units Member to include a percentage of its Class A Units in the Proposed Sale up to a number equal to (A) the Tag-Along Sale Percentage multiplied by (B) the total Class A Units held by such Member.  The Tag-Along Member will deliver or cause to be delivered to the other Members copies of all transaction documents relating to the Proposed Sale as promptly as practicable after they become available.

(b)                                 Each other Member must exercise the tag-along rights provided by this Section 3.6 within twenty one (21) calendar days following delivery of the Tag-Along Notice by delivering a notice (the “Tag-Along Offer”) to the Tag-Along Member indicating its desire to exercise its rights hereunder and specifying the percentage of Class A Units it elects to include in the Proposed Sale pursuant to Section 3.6(a)(ii).   If any other Member does not make a Tag- Along Offer within twenty one (21) calendar days following delivery of the Tag-Along Notice, such other Member shall be deemed to have waived its rights under this Section 3.6 with respect to such Proposed Sale, and the Tag-Along Member shall thereafter be free to Transfer the Common Units to the Proposed Transferee without the participation of such other Member, in the same amount and for the same form of consideration set forth in the Tag-Along Notice, at a price no greater than the price set forth in the Tag-Along Notice and on other terms and conditions which are not more favorable to the Tag-Along Member than those set forth in the Tag-Along Notice.  If any other Member elects to participate in the Proposed Sale pursuant to this Section 3.6, such other Member shall agree to make to the Proposed Transferee the same representations and warranties, covenants and indemnities as the Tag-Along Member agrees to make in connection with the Proposed Sale; provided, that (w) such other Member shall not be liable for the breach of any covenant by the Tag-Along Member (or any other Member) and vice versa, (x) in no event shall any Member be required to make representations and warranties or provide indemnities as to any other Member or to make representations or warranties or covenants (including indemnities) not required by each other Member, (y) any liability relating to representations and warranties (and related indemnities) or other indemnification obligations regarding the business of the Company in connection with the Proposed Sale shall be shared by the Members pro rata on a several but not joint basis in proportion to the consideration to be received in the Proposed Sale by each Member and (z) in no event shall any Member other than the Tag-Along Member be responsible for any liabilities or indemnities in connection with such Proposed Sale in excess of the proceeds received by such Member in the Proposed Sale.

(c)                                  In the event that the consideration received in connection with a Proposed Sale consists of securities that are not registered under the Securities Act, and one or more Members exercise their tag-along rights hereunder in connection with such Proposed Sale, if the Tag-Along Member is entitled to registration rights in respect of such securities, the Tag-Along Member shall ensure that such Members will receive piggy-back registration rights on any registration in which the Tag-Along Member is entitled to register such securities (including any demand registrations exercised by the Tag-Along Member).

(d)                                  The offer of any Member contained in such Member’s Tag-Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Member shall be bound and obligated to Transfer in the Proposed Sale on the same terms and conditions (other than, for the avoidance of doubt, inside tax basis associated with such interests), with respect to all of the Class A Units Transferred, as the Tag-Along Member, up to such percentage of Class A Units as such Member shall have specified in its Tag-Along Offer; provided, however, that if the material terms of the Proposed Sale change with the result that the price applicable to the Class A Units shall be less than the price applicable to the Class A Units set forth in the Tag-Along Notice, the form of consideration shall be different or the other terms and conditions shall be less favorable to such Member than those set forth in the Tag-Along Notice, such Member shall be permitted to withdraw the offer contained in the applicable Tag-Along Offer by written notice to the Tag- Along Member and upon such withdrawal shall be released from such holder’s obligations.

(e)                                   If a Member exercises its rights under this Section 3.6, the closing of the sale of each Member’s Membership Interest in the Proposed Sale will take place concurrently.  If the closing with the Proposed Transferee (whether or not a Member has exercised its rights under this Section 3.6) shall not have occurred by 5:00 p.m.  Eastern Time on the date that is ninety (90) days after the date of the Tag-Along Notice, as such period may be extended to obtain any required regulatory approvals or any other required consent (but in no event later than one hundred eighty (180) days after the date of the Tag-Along Notice), and on terms and conditions not more favorable to the Tag-Along Member than those set forth in the Tag-Along Notice, all the restrictions on Transfer contained herein shall again be in effect with respect to such Common Units and proposed Transfer.

(f)                                    Each Member shall bear its own costs in connection with the transactions contemplated by this Section 3.6.

(g)                                   The aggregate consideration to be paid in connection with any sale consummated pursuant to this Section 3.6 (a “Tag-Along Sale”) shall be allocated among each Membership Interest included therein on a proportionate basis based on such Membership Interest’s Pro Rata Share, which shall be determined based on the Total Equity Value implied by the price offered in the Tag-Along Sale.

3.7                               Drag-Along Rights.

(a)                                  Subject to the limitations and conditions set forth in this Section 3.7, Section 6.14 and Article V and Article XI, (x) if the Common Units Member elects to consummate, or to cause the Company to consummate, a sale of all of the assets or all of the equity interests in the Company by whatever means (including merger, consolidation, equity purchase, sale of assets or otherwise) following the Effective Date or (y) if the Common Units Member elects to cause a public offering of the Company (each, a “Drag-Along Transaction”), the other Members will consent to such Drag-Along Transaction, and will take or cause to be taken all other actions, reasonably necessary or desirable to cause the consummation of such Drag-Along Transaction on the terms proposed by the Common Units Member, including entering into a customary registration rights agreement in connection with a public offering of the Company; provided, however, that none of the transactions described in clauses (x) or (y) of this sentence shall constitute a Drag-Along Transaction unless it is made to a Third Party on an arm’s-length basis.  The Members will execute any applicable merger, asset purchase, security purchase, recapitalization or other agreement negotiated by the Common Units Member in connection with such Drag-Along Transaction; provided, that (v) each Member shall make the same representations and warranties, covenants and indemnities as the Common Units Member agrees to make in connection with the Drag-Along Transaction, except that in no event shall any Member be required to agree to any non-competition or non-solicitation covenant in connection with the Drag-Along Transaction or to make any representation or warranty that would be inaccurate when made without the ability to provide disclosure against such representation or warranty; (v) no Member shall be liable for the breach of any covenants of any other Member; (w) in no event shall any Member be required to make representations and warranties or provide indemnities as to any other Member; (x) any liability relating to representations and warranties (and related indemnities) or other indemnification obligations regarding the business of the Company in connection with the Drag-Along Transaction shall be shared by the Members pro rata on a several but not joint basis in proportion to the proceeds received by each Member in the Drag-Along Transaction, and in no event shall any Member other than the Common Units Member be responsible for any liabilities or indemnities in connection with such Drag-Along Transaction in excess of the proceeds received by such Member in the Drag-Along Transaction; (y) each Class A Member shall only be obligated to provide representations, warranties, covenants or indemnities to the extent all other Members are similarly obligated; and (z) any escrow or other holdback of proceeds shall be allocated on a pro rata basis among the applicable Members.

(b)                                 In connection with a Drag-Along Transaction, (i) all of the Members shall be allocated the same form of consideration, or if any Members are given an option as to the form and amount of consideration to be received, all Members will be given the same option, and (ii) the consideration to be received by the Members in a Drag-Along Transaction will be calculated by taking the aggregate proceeds from such Drag-Along Transaction and allocating such proceeds among the Members in such relative amounts as would have resulted if the Company had liquidated and sold its assets for a cash amount equal to such consideration, valuing any non-cash consideration at its Fair Market Value, and immediately distributed such proceeds to the Members in accordance with Section 10.2(d).

(c)                                  The Company shall bear the reasonable and documented costs incurred by each Member arising pursuant to a Drag-Along Transaction; provided that costs incurred by or on behalf of a Member for its sole benefit will not be considered costs of the transaction hereunder.

(d)                                 Notwithstanding anything contained in this Section 3.7 to the contrary, there shall be no liability or obligation on behalf of the Common Units Member or its Affiliates or the Company if either determines, for any reason, not to consummate a Drag-Along Transaction, and the Common Units Member shall be permitted to, and shall have the authority to cause the Company to, discontinue at any time any Drag-Along Transaction initiated by the Common Units Member by providing written notice to the Company and the other Members.

(e)                                  In the event that the Common Units Member is entitled to registration rights in respect of its securities in a Drag Along Transaction, the Common Units Member shall ensure that the Class A Units Member will receive piggy-back registration rights on any registration in which the Common Units Member is entitled to register such securities (including any demand registrations exercised by the Common Units Member).

3.8                               Vesting of Class A Units; Forfeiture.

(a)                                 Subject to the provisions of this Section 3.8, twenty percent (20%) of the Class A Units shall become Vested Class A Units on each of the first five (5) anniversaries of the Effective Date; provided, however, that if (i) the Company, directly or indirectly, disposes of all or substantially all of its interests in the Assets (as defined in the Joint Development Agreement) in one or more transactions to a Person that is not a Member or an Affiliate of a Member, (ii) Blackstone, together with its Affiliates, ceases to own at least fifty percent (50)% of the Common Units, or (iii) a Change in Control occurs, any Class A Units that remain unvested shall fully vest and become Vested Class A Units.

(b)                                 In the event of a JDA Default, as a condition precedent to a forfeiture event under Section 3.8(c), the Company must assert such JDA Default pursuant to a JDA Default Notice within three (3) years of the date on which the alleged JDA Default occurred (and to the extent any director or officer of the Company or employee of Blackstone obtains actual knowledge of any such alleged JDA Default, the Company must assert such JDA Default within sixty (60) days from such date).   During the pendency of an alleged JDA Default, any distributions with respect to Class A Units shall be retained by the Company and held in trust in a segregated escrow account for the benefit of the Class A Unit Members until such time that it is determined whether a JDA Default has occurred by a court of competent jurisdiction pursuant to a final, nonappealable order. In the event it is determined that a JDA Default has not occurred by a court of competent jurisdiction pursuant to a final, nonappealable order, the monetary value of the Vested Class A Units shall accrue interest at a rate of 5%, compounded annually, from the date upon which the JDA Default is first alleged to have occurred.  For the avoidance of doubt, the Company shall have the burden of proof for determining whether a JDA Default has occurred.

(c)                                  In the event of the occurrence of a JDA Default (as determined by a court of competent jurisdiction pursuant to a final, nonappealable order) that results in material irreparable harm to the Company for which monetary damages (or other remedy at Law) would be inadequate, all Class A Units shall be cancelled and forfeited without payment of any kind with respect thereto.  In the event such JDA Default is reasonably curable by monetary damages, the number of Class A Units cancelled and forfeited in lieu thereof shall equal the amount of monetary damages awarded plus accrued interest at a rate of 5% compounded annually from the date upon which the JDA Default occurred.

(d)                                 The Company and its Subsidiaries shall not incur any material costs or expenses not reasonably related to its business, as set forth in Section 2.4, or incur any costs or expenses that disproportionately and adversely affect the Class A Unit Members as compared to the other Members.

ARTICLE IV

CAPITAL CONTRIBUTIONS

4.1                               Capital Contributions; Return of Cash.

(a)                                 General.   No Member shall be required to make any additional Capital Contributions to the Company, except as agreed to in writing by such Member.

(b)                          Allocation of Capital Contributions.   Unless otherwise agreed by the Majority Consent of the Board, Capital Contributions made by the Common Units Members under this Section 4.1 shall be deemed to be Capital Contributions made with respect to such Common Units Members’ Common Units.  No additional Membership Interest shall be issued to any Common Units Member in exchange for such Member making Capital Contributions.

4.2                               Capital Accounts.  The Company shall maintain a separate Capital Account for each Member with respect to with respect to the Membership Interests owned by such Member in accordance with the rules of Treasury Regulation section 1.704-1(b)(2)(iv) and in accordance with the following provisions:

(a)                                  Each Member’s Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company by such Member pursuant to this Agreement (net of any liabilities assumed by the Company in connection with such Capital Contributions and any liabilities to which any property comprising such Capital Contributions is subject), and (ii) all items of Company income and gain (including Simulated Gain and income and gain exempt from tax) computed in accordance with Section 4.2(b) and allocated with respect to such Member pursuant to Section 5.1, and decreased by (x) the amount of cash or Agreed Value of property actually or deemed distributed to such Member pursuant to this Agreement (net of liabilities assumed by such Member and the liabilities to which such property is subject), and (y) all items of Company deduction and loss (including Simulated Loss and Simulated Depletion) computed in accordance with Section 4.2(b) and allocated to such Member pursuant to Section 5.1.  The initial Capital Accounts of the Members are listed on Exhibit B to this Agreement.

(b)                                  For purposes of computing the amount of any item of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss which is to be allocated pursuant to Article V and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided, that:

(i)                              All fees and other expenses incurred by the Company to promote the sale of (or to sell) a Membership Interest that can neither be deducted nor amortized under section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 5.1.

(ii)                           As to those items described in section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii)                       In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such items, there shall be taken into account Depreciation, computed in accordance with the definition of “Depreciation.” Simulated Depletion will be computed in accordance with the definition of “Simulated Depletion.”

(iv)                      For purposes of determining income, gain, loss, and deduction, or any other item allocable to any period, such items will be determined on a daily, monthly or other basis, as reasonably determined by the Board using any permissible method under Code section 706 and the related Treasury Regulations.

(v)                         If the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain, loss, Simulated Gain or Simulated Loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value.

(vi)                      In the event an adjustment to the Carrying Value of the assets of the Company occurs pursuant to Section 4.2(d), any Unrealized Gain or Unrealized loss shall be treated as having been actually realized.

(c)                                 A Transferee shall succeed to the pro rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred.   Except as otherwise provided herein, all items of income, gain, expense, loss, deduction, and credit allocable to any Membership Interest that may have been transferred during any calendar year shall, if permitted by law, be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, based upon the interim closing of the books method or such other method as agreed between the transferor and the transferee; provided, however, that this allocation must be made in accordance with a method permissible under section 706 of the Code and the Treasury Regulations thereunder.

(d)                                In accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(f), (i) on an issuance of additional Membership Interests for cash or Contributed Property (including the issuance of Membership Interests), (ii) immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Membership Interest) or (iii) upon the occurrence of any other event provided in such Treasury Regulation, the Capital Accounts of all Members and the Carrying Value of each Company property immediately prior to such issuance or adjustment shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance or adjustment and had been allocated to the Members at such time pursuant to Section 5.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated, provided, however, that such adjustments shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.   In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and Fair Market Value of all Company assets (including cash and cash equivalents) immediately prior to the event triggering such adjustment shall be determined by the Board using such method of valuation as it may reasonably adopt.  The Board shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a Fair Market Value for individual properties.

4.3                               Contributions of Contributed Property.                                    All Capital Contributions contemplated by this Agreement are to be made in readily available cash funds.  To the extent that any subsequent Capital Contribution is made in the form of Contributed Property, any costs or expenses associated with the transfer, assignment, conveyance or recordation of such Contributed Property, including any taxes in respect thereof, shall be borne by the Company, and any such costs or expenses, whether paid directly by the Member or reimbursed to the Company, shall not be deemed Capital Contributions.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

5.1                               Allocations for Capital Account Purposes.                     For purposes of maintaining the Capital Accounts, the Company’s items of income, gain, loss and deduction (computed in accordance with Section 4.2(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

(a)                                 General.  Except as otherwise provided in this Agreement, all items of income, gain, loss and deduction for a Fiscal Year shall be allocated between the Members in a manner such that, after giving effect to the special allocations set forth in Section 5.1(c), the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Section 10.2(d) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 10.2(d)(ii) to the Members immediately after making such allocation minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets, provided, however, that the allocations pursuant to this Section 5.1(a) may be adjusted to the extent the Board determines that such adjustment is necessary to comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder or give economic effect to Sections 3.4, 5.3 and 10.2 and the other relevant provisions of this Agreement.

(b)                                 Allocations on Liquidation.  Notwithstanding any other provisions of this Article V, after taking into account the special allocations in Section 5.1(c), in the year in which the Company liquidates pursuant to Article X and all subsequent years (and for any prior years with respect to which the due date (without regard to extensions) for the filing of the Company’s federal income tax return has not passed as of the date of the liquidation), all items of income, gain, loss and deduction of the Company shall be allocated among the Members in a manner reasonably determined by Board as shall cause to the nearest extent possible the Capital Account of each Member to equal the amount to be distributed to such Member pursuant to Section 10.2(d)(ii).

(c)                                  Special Allocations.      Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period in the following order and priority:

(i)                              Company Minimum Gain Chargeback.  Notwithstanding the other provisions of this Section 5.1, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be allocated items of Company income and gain for such taxable period (and, if necessary, subsequent taxable periods) in the manner and amounts provided in Treasury Regulation sections 1.704-2(f)(6) and (g)(2) and section 1.704-2(j)(2)(i), or any successor provisions. This Section 5.1(c)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)                           Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt.   Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(c)(i)), except as provided in Treasury Regulation section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such Fiscal Year shall be allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent taxable periods) in the manner and amounts provided in Treasury Regulation sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions.  This Section 5.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)                        Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4) through (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under section 704(b) of the Code, the deficit balance, if any, in such Member’s Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 5.1(c)(iii) shall be made only if and to the extent that such Member would have a deficit in such Member’s Adjusted Capital Account after all other allocations provided in this Article V have been tentatively made as if this Section 5.1(c)(iii) were not a part of this Agreement.  This Section 5.1(c)(iii) is intended to be a “qualified income offset” as that term is used in Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv)                       Stop Loss.   No amount of loss or deduction shall be allocated pursuant to Section 5.1(a) to the extent that such allocation would cause any Member to have a deficit balance in its Adjusted Capital Account at the end of such Fiscal Year (or increase any existing deficit balance in its Adjusted Capital Account).  All loss and deductions in excess of the limitation set forth in the preceding sentence shall be allocated among such other Members, who have positive Adjusted Capital Account balances, in proportion thereto until each Member’s Adjusted Capital Account balance is reduced to zero (0).

(v)                          Gross Income Allocations.  In the event any Member has a deficit balance in its Capital Account at the end of any Fiscal Year, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(c)(v) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1(c)(v) and Section 5.1(c)(iii) were not in the Agreement.

(vi)                       Nonrecourse Deductions.  Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests.

(vii)                    Member Nonrecourse Deductions.   Member Nonrecourse Deductions for any Fiscal Year shall be allocated one hundred percent (100%) to the Member that bears the Economic Risk of Loss with respect to such Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation section 1.704-2(i).  If more than one (1) Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(viii)                 Nonrecourse Liabilities.   For purposes of Treasury Regulation section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members in accordance with their relative Percentage Interests.

(ix)                       Simulated Depletion, Simulated Loss and IDCs.      Simulated Depletion, Simulated Loss and intangible drilling costs (“IDCs”) with respect to each oil and gas property will be allocated in proportion to the manner in which the Simulated Basis of such property is allocated among the Members.

(x)                          Simulated Gains.  Simulated Gain with respect to any oil and gas property will be treated as an item of income or gain and be allocated as provided in Section 5.1(a).

(xi)                       Curative Allocation.  Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss or deduction allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and the related Curative Allocations not otherwise been provided in this Section 5.1.  It is the intention of the Members that allocations pursuant to this Section 5.1(c)(xi) be made among the Members in a manner that is likely to minimize economic distortions.

5.2                               Allocations for Tax Purposes.

(a)                                 Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.1.

(b)                                 Notwithstanding any provisions to the contrary, allocations of depletion with respect to each oil and gas property (as defined in section 614 of the Code) and gain and losses therefrom shall be governed by the following:

(i)                              For purposes of such computations, the federal income tax basis of each oil and gas property shall be allocated to each Member in accordance with such Member’s respective Percentage Interest as of the time such oil and gas property is acquired by the Company, and shall be reallocated among the Members in accordance with the Members’ respective Percentage Interests as determined immediately following the occurrence of an event giving rise to an adjustment to the Carrying Values of the Company’s oil and gas properties pursuant to the terms of this Agreement (or at the time of any material additions to the federal income tax basis of such oil and gas property).  Such allocations are intended to be applied in accordance with the “partners’ interests in partnership capital” under Section 613A(c)(7)(D) of the Code; provided, that the Members understand and agree that the Board may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted federal income tax basis with respect to any oil and gas properties, in such manner as determined consistent with the principles of Section 704(c) of the Code and Section 5.2(b)(iv) hereof.

(ii)                           For purposes of the separate computation of gain or loss by each Member on the taxable sale or other disposition of an oil and gas property, the amount realized from such sale or disposition shall be allocated (i) first, to the Members in an amount equal to the Simulated Basis in such oil and gas property and in the same proportion as their shares thereof were allocated, and (ii) second, consistent with the allocation of Simulated Gains; provided, however, that the Members understand and agree that the Board may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted federal income tax basis with respect to any oil and gas properties, in such manner as determined consistent with the principles of Section 704(c) of the Code and Section 5.2(b)(iv) hereof.

(iii)                        Each Member shall separately keep records of its share of the adjusted tax basis in each oil and gas property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company.  Upon the request of the Company, each Member shall advise the Company of its adjusted tax basis in each oil and gas property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection.  The Company may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.

(iv)                       The Members recognize that that with respect to Contributed Property and Adjusted Property there will be a difference between the Carrying Value of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at that time.  All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Property and Adjusted Property shall be allocated among the Members to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties by applying whatever method(s) the Managers may choose among those methods that are allowed under the principles of Treasury Regulation section 1.704-3.  For the purposes of applying any such methods to oil and gas properties (as defined in section 614 of the Code) (A) the amount by which any Member’s Capital Account is adjusted for Simulated Depletion shall be treated as an amount of book depletion allocated to such Member and (B) the amount of cost depletion computed by such Member under section 613A(c)(7)(D) of the Code shall be treated as an amount of tax depletion allocated to such Member.

(c)                           Notwithstanding any provisions contained herein to the contrary, solely for federal (and applicable state and local) income tax purposes, items of income, gain, depreciation, amortization, gain or loss with respect to property for which a Book-Tax Disparity exists, other than oil and gas properties (as defined in section 614 of the Code), shall be allocated so as to take into account the variation between the Company’s tax basis in such property and its Carrying Value consistent with whatever method(s) the Managers may choose among those methods that are allowed under the principles of Treasury Regulations section 1.704-3.

(d)                                For the proper administration of the Company, the Board shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income or deductions) to the extent necessary and consistent with the principles of Section 704(c) of the Code; and (iii) amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under section 704(b) or section 704(c) of the Code.   The Board may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(d) only if such conventions, allocations or amendments are consistent with the principles of section 704 of the Code.

(e)                                 All recapture of income tax deductions resulting from the taxable sale or other disposition of Company property shall, to the maximum extent possible, be allocated to the Member to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the disposition of such property.

(f)                                  All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to the election under section 754 of the Code that will be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in any manner determined by the Board) as necessary or appropriate to take into account those adjustments permitted or required by sections 734 and 743 of the Code.

5.3                               Requirement of Distributions.

(a)                                Subject to Section 5.3(b) and Section 10.2(d) and the applicable provisions of the Act, Available Cash (and other assets and properties of the Company as contemplated by this Agreement if approved by Majority Consent), shall be distributed by the Company to the Members upon the Majority Consent of the Board.  Distributions of assets and properties other than cash and cash equivalents shall be based upon the Fair Market Value of the applicable assets or properties and in accordance with the terms of this Section 5.3 as if such assets and properties were cash or cash equivalents equal to their Fair Market Value.  Distributions of cash shall be made to the Members by wire transfer of immediately available funds to the account designated by the relevant Member.   Subject to Section 5.3(b), any distribution to the Members shall be made to the Members as follows:

(i)                             First, pro rata to the Common Units Members until each holder of the Common Units has received cumulative distributions in an amount sufficient to achieve a ten percent (10%) Internal Rate of Return with respect to each Common Unit;

(ii)                          Second, thereafter to the holders of Class A Units pro rata in proportion to their ownership of the issued and authorized Class A Units in an amount equal to fifteen percent (15%) of the portion of any distribution to which this Section 5.3(a)(ii) applies and the remainder to the holders of Common Units until (x) each Common Units Member has received cumulative distributions in an amount sufficient to achieve a seventeen percent (17%) Internal Rate of Return with respect to each Common Unit and (y) each holder of the Common Units has received cumulative distributions in an amount equal to two (2) multiplied by each such Member’s Aggregate Capital Contributions Amount;

(iii)                       Third, thereafter to the holders of Class A Units pro rata in proportion to their ownership of the issued and authorized Class A Units in an amount equal to twenty percent (20%) of the portion of any distribution to which this Section 5.3(a)(ii) applies and the remainder to the Common Units Member until (x) each holder of the Common Units has received cumulative distributions in an amount sufficient to achieve a twenty-five percent (25%) Internal Rate of Return with respect to each Common Unit and (y) each holder of the Common Units has received cumulative distributions in an amount equal to three (3) multiplied by each such Member’s Aggregate Capital Contributions Amount; and

(iv)                      Fourth, thereafter to the holders of Class A Units pro rata in proportion to their ownership of the issued and authorized Vested Class A Units an amount equal to thirty percent (30%) of the portion of any distribution to which this Section 5.3(a)(iv) applies and the remainder to the Common Units Member.

(b)                          Notwithstanding the foregoing:

(i)                             The Board shall cause Available Cash to be distributed on or prior to each April 15, June 15, September 15 and December 15 (or the next succeeding Business Day if such date falls on a date other than a Business Day) (each an “Estimated Tax Payment Date”), with respect to the taxable period related to each Estimated Tax Payment Date (each, an “Estimated Tax Period”), to each Member. Such distributions shall be made pro rata to each Member based on that Member’s liability for income tax for such Estimated Tax Period, determined as set forth in the next sentence.  The amount distributed pursuant to this Section 5.3(b) shall be in an amount such that, for every Member, the amount distributed is equal to the excess, if any, of (A) the product of (x) the amount of net taxable income allocable to such Member (determined taking into account the allocations described in Section 5.2(c)) including for this purposes any income treated as a distributive share of the income of the Company or as a “guaranteed payment” under Section 707(c) of the Code for the use of capital but not including any such “guaranteed payments” made for services in respect of such Estimated Tax Period (net of (I) cumulative taxable losses allocated to such Member for any taxable period beginning on or after the Effective Date and not previously taken into account under this clause (b) and (II) any depletion calculated at the Member level during such period, utilizing the cost depletion method) times (y) an assumed tax rate equal to the highest maximum combined marginal federal, state and local income tax rates applicable to an individual or corporate taxpayer resident in New York, NY (taking into account the character of such taxable income and the deductibility of state and local income tax for federal income tax purposes) (the “Tax Rate”), over (B) distributions previously made during such Estimated Tax Period pursuant to Section 5.3(a) to such Member.  To the extent that the amount actually distributed with respect to an Estimated Tax Period is less than the amount specified in this Section 5.3(b), the shortfall in the amount actually distributed shall continue to the next Estimated Tax Period (and to any subsequent Estimated Tax Periods as required) and shall be distributed to the respective Members in that next Estimated Tax Period under this this Section 5.3(b).

(ii)                           Any distributions with respect to unvested Class A Units shall be retained by the Company and held in trust in a segregated escrow account for the benefit of the Class A Unit Members until such unvested Class A Units become Vested Class A Units (the “Withheld Amounts”).  Withheld Amounts shall be promptly distributed by the Company upon vesting of the Class A Units.  Prior to making any distribution pursuant to Section 5.6, but subject to the first sentence of this Section 5.3(b)(iii), the Company will distribute the Withheld Amounts with respect to each Class A Unit that has become a Vested Class A Unit to the holder of such Class A Unit.

(iii)                        Distributions pursuant to this Section 5.3(b) shall be treated as advances against, and shall reduce, any Member’s entitlement to any subsequent distributions made pursuant to Section 5.3(a) or Section 10.2(d)(ii)

5.4                               Withholding.  To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member (“Tax Advances”), the Company may withhold such amounts and make such tax payments as so required.   All Tax Advances made on behalf of a Member shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member.  If at the time of liquidation of the Company, any such Tax Advances to a Member exceed the proceeds of liquidation to the Member, such Member shall repay such excess to the Company.   If a distribution to a Member is actually reduced as a result of a Tax Advance, for all other purposes of this Agreement such Member shall be treated as having received the amount of the distribution that is reduced by the Tax Advance.  Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability from such Member’s failure to repay Tax Advances.  Each Member shall provide the Company with such information that the Company reasonably requests in order to determine the amount of any taxes required to be withheld with respect to such Member.

5.5                               Deemed Distribution.   Notwithstanding anything in this Agreement to the contrary, and without duplication, any withholding or other taxes, interest and penalties directly or indirectly paid or incurred (including under any BBA provision) by the Company with respect to income allocable to or distribution to, or otherwise attributable to, any Member shall be treated as if the amounts paid or incurred had been distributed to such Member, and amounts otherwise distributable to such Member pursuant to Section 5.3 shall be reduced accordingly.

5.6                              Distributions upon Merger, Sale or Similar Transaction. Each Member and other Person made party hereto shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from any sale of all or substantially all of the Company’s assets or Member Interests, a merger or consolidation of the Company or a similar transaction, or a transaction giving rise to tag-along rights under Section 3.6 or drag-along rights under Section 3.7, as necessary to implement the economics contemplated by this Agreement, including, without limitation, executing and delivering a proceeds sharing agreement to reflect the foregoing.

ARTICLE VI

MANAGEMENT OF THE COMPANY

6.1                               Management by Managers.

(a)                                The Company shall be managed by a board of managers (the “Board”, each member of the Board, a “Manager” and such members collectively, the “Managers”) which Board shall collectively act as the “manager” of the Company (as such term is used in the Act), according to this Article VI and, except with respect to certain consent requirements required by the Act or provided in this Agreement (and except with respect to any Member which is acting in its capacity as the manager under and in accordance with the provisions of the Management Services Agreement), no Member, by virtue of having the status of a Member, shall have any management power or control over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, and the Members shall not have any control over the day-to-day operation or management of the Company or its Subsidiaries.  Except as described in the preceding sentence, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board in accordance with this Agreement and (ii) the Board shall exercise such powers in compliance with this Agreement and ensure that all organizational formalities are observed with respect to the Company.  Under the direction of the Board, certain activities of the Company may be conducted on the Company’s behalf by the Officers as specified and authorized by the Board, who shall be agents of the Company, and the management and administration of the day-to-day business and affairs of the Company will be provided by Sanchez under the Management Services Agreement pursuant to Section 6.11.  In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, the Board shall have (subject to the Act and all consent rights and other limitations in this Agreement) full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.   Any Person dealing with the Company, other than a Member or a Member’s Affiliate, may rely on the authority of the Board or the Officers in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance with it, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

(b)                                 Except as otherwise provided in this Agreement, each Member hereby (i) specifically delegates to the Board its rights and powers to manage and control the business and affairs of the Company, and (ii) waives its right to bind the Company, in each case as, and to the extent permitted by, the Act.

(c)                                  Subject to the Unanimous Consent requirements of Section 6.3(b), the Board is specifically empowered to, acting by Majority Consent, authorize and take any actions and activities that do not require Unanimous Consent under Section 6.3(b).

6.2                               Board.

(a)                                 Composition.  Except as otherwise set forth herein:

(i)                              The Board shall consist of three (3) natural persons, none of whom need be Members or residents of the State of Delaware.  The initial Managers on the Board are set forth on Schedule 6.2.

(ii)                           The Common Units Member shall have the right to appoint the three (3) Managers and the right to designate one (1) person to represent each Manager at any Board meeting at which a Manager is unable to attend (the “Manager Alternate”).

(iii)                        One Manager shall be the chairman of the Company (the “Chairman”) for so long as such individual serves in such role.   The initial Chairman shall be Angelo Acconcia.

(iv)                       The term “Manager” shall also refer to any Manager Alternate that is actually performing the duties of the applicable Manager in lieu of that Manager.  The initial Managers and Manager Alternate are set forth on Schedule 6.2.

(b)                                 Each Manager may vote by delivering his written proxy to another Manager.   A Manager shall serve until such Manager resigns or is removed as provided in Section 6.6.

(c)                                  The Class A Unit Member, shall be entitled to designate one natural person to attend all meetings of the Board or committee thereof (the “Observer”).  It is agreed that the initial Observer shall be Antonio R. Sanchez, III, who shall serve as the Observer until he ceases to serve in such capacity, including as required by the Class A Units Member. The Company shall provide to the Observer any notices delivered to the Managers and a copy of all meeting materials concurrently with providing such notices and materials to the Managers.  The Observer shall not have any voting rights with respect to any action brought before the Board. The Observer shall not be entitled to attend any portion of a meeting of the Board or any committee thereof, or to receive any meeting materials in connection therewith, that would constitute, or be deemed to constitute, a waiver of the attorney-client privilege or for which the Board determines in its reasonable judgment relates directly to a conflict between the Company and Sanchez.  If requested by the Board, unless the Class A Units Member requires the Observer to cease serving in such capacity, the Class A Member shall execute a Members Agreement further providing for the rights of the Observer substantially similar in form and substance to that certain Shareholders Agreement, dated the Effective Date, between Sanchez Energy Corporation and Aguila Production HoldCo, LLC.

6.3                               Powers of the Board.

(a)                         Subject to Section 6.3(b) and Section 6.5, the Board (and any Officer or committee duly authorized by the Board) shall have the power, right and authority to take all actions by Majority Consent which the Board deems necessary, useful or appropriate for the management and conduct of the Company’s business or to the accomplishment of the purposes of the Company.

(b)                         Without Unanimous Consent, the Company shall not (directly or through any Subsidiaries), and the Board shall not approve (directly or through committees), any action by the Company or its Subsidiaries to:

(i)                                     Amend or restate the Certificate or this Agreement (except pursuant to the terms of Article XI or amendments or restatements of Exhibit A hereto) if such amendment or restatement would result in a material, disproportionate and adverse effect on any rights, preferences or privileges of the holders of the Class A Units;

(ii)                                  Enter into or modify any agreement or transaction with any Affiliate (including Blackstone and its Subsidiaries or Affiliates) or any Affiliate contract other than on arms’ length terms; provided, that any acquisition or disposition of assets, merger, business combination or similar transaction with an Affiliate of Blackstone shall require Unanimous Consent unless the Fair Market Value of such transaction is determined by an Independent Expert;

(iii)                               Fundamentally transform the Company Business; or

(iv)                              Liquidate or dissolve the Company, commence a voluntary bankruptcy by the Company, or consent to the appointment of a receiver, liquidator, assignor, custodian or trustee for the purposes of winding up the affairs of the Company.

6.4                               Meetings of the Board.

(a)                         Regular meetings of the Board shall be held at least once each calendar quarter, at the principal offices of the Company, or at such other times or places as may be determined by the Board.  Special meetings of the Board may be called by any of the Managers. Each Member shall use commercially reasonable efforts, in good faith, to cause its designated Managers to attend each regular or special meeting of the Board.

(b)                         Notice of the time and place of any regular meeting of the Board shall be in accordance with the meeting schedule approved by the Board or by providing notice at least ten (10) days but no more than thirty (30) days prior to the meeting.  Special meetings of the Board may be called by providing at least three (3) days’ notice prior to the meeting.  Special meetings of the Board to deal with emergencies may be called by providing at least six (6) hours’ notice prior to the meeting, so long as each Manager provides written confirmation of receipt of notice or waives notice (including by attending the emergency meeting).  Written notice of meetings of the Board, including the purpose of the meeting, shall be given to each Manager with the notice of the meeting.  Any Manager may waive notice of any meeting by the execution of a written waiver prior or subsequent to such meeting.  The attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board, need be specified in the waiver of notice of such meeting.  Notice may be given by electronic mail to an electronic mail address provided in writing by a Manager, by facsimile to a facsimile number provided in writing by a Manager, by personal delivery or by national reputable courier service such as Federal Express or United Parcel Service to an address specified in writing by a Manager.

(c)                          The Company’s Secretary (or if such person is not available, the person designated by a majority of the Managers of the Board to be the acting secretary at a meeting) shall act as the secretary of the meeting who shall make a written record of the proceedings of such meeting which shall be provided to the Members promptly after the meeting.

(d)                         The Board may adopt whatever rules and procedures relating to its activities as it may deem appropriate, provided, that such rules and procedures shall not be inconsistent with or violate the provisions of this Agreement, and provided, that such rules and regulations shall permit Managers to participate in meetings by telephone or video conference or the like or by written proxy, and such participation shall be deemed attendance for purposes of determining whether a quorum is present.

6.5                               Quorum and Voting.

(a)                         Subject to Section 6.5(e), at all meetings of the Board, the presence of a majority of the Managers shall be necessary and sufficient to constitute a quorum of the Board for the transaction of business.

(b)                         All actions and approvals of the Board shall be approved and passed at a meeting at which a quorum is present by Majority Consent, except for matters required to be approved by Unanimous Consent pursuant to Section 6.3(b).

(c)                          Any Manager may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other.

(d)                         Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the number of Managers required to approve such action if a meeting of the Board were to be called pursuant to this Article VI.   Each written consent shall bear the date and signature of each Manager who signs the consent.

(e)                           If a quorum shall not be present at any two (2) consecutive duly called meetings of the Board, the Managers present thereat may reschedule such meeting by duly called notice, and in such subsequent meeting any number of Managers shall constitute quorum; provided, however, the foregoing shall not in any way limit the requirement that the matters set forth in Section 6.3(b) be approved by Unanimous Consent.

6.6                               Resignation; Removal and Vacancies.

(a)                          Any Manager may resign at any time by giving written notice to the Board.  The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  If any Manager is the subject of civil or criminal charges instituted by a Governmental Authority based upon allegations of breach or violation of securities Laws or the Foreign Corrupt Practices Act, 15 U.S.C.  §§ 78dd-1, et seq., or is indicted, convicted or enters a plea of no contest or nolo contendere to any felony or other crime involving moral turpitude, then such Manager shall immediately resign from the Board or the Member(s) who appointed such Manager shall immediately remove such Manager from serving as a Manager and shall appoint another Person to fill the vacancy on the Board resulting from such Manager’s removal.

(b)                          Any Manager may be removed at any time, with or without cause, by (and only by) the action of the Common Units Member.  The Chairman may be removed at any time, with or without cause, by (and only by) the majority of the other Managers.  The removal of a Manager shall be effective only upon receipt of notice thereof by the remaining Managers.

(c)                           Any vacancy in the number of Managers occurring for any reason shall be filled promptly by the appointment of, as applicable, (i) new Manager(s) by the Common Units Member or (ii) a new Chairman, by the majority of the Members.  The appointment of a new Manager is effective upon receipt of notice thereof by or at such time as shall be specified in such notice to the remaining Managers.

6.7                               Discharge of Duties; Reliance on Reports.  Each Manager may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the Board.   The Board may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act taken or omitted in good faith reliance upon the opinion of such Persons as to matters that the Managers reasonably believe to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.  Neither the Board nor any individual Manager shall be responsible or liable to the Company or any Member for any mistake, action, inaction, misconduct, negligence, fraud or bad faith on the part of any Person delivering such document, advice or opinion as provided in this Section 6.7 unless, with respect to an individual Manager only, such Manager had knowledge that such Person was acting unlawfully or engaging in fraud.

6.8                               Officers.  Under the direction of the Board and except as provided in Section 6.3, certain administrative activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company.

(a)                          The officers of the Company shall be such officers as the Board deems necessary (the “Officers”).  The Officers shall be appointed by the Board.  The initial Officer appointees are listed on Schedule 6.8.  The Officers shall report to the Board as requested from time to time.

(b)                          The Board may appoint such other Officers and agents as it shall deem necessary, and the Officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

(c)                           The authority of any Officers of the Company shall be restricted to those actions specifically authorized by the Board in accordance with this Agreement.   On the Effective Date, the Officers shall be authorized to execute this Agreement and any agreement related to the transactions contemplated hereby on behalf of the Company.

6.9                               Term of Officers.

(a)                          An Officer shall serve until he resigns, his term expires or he is removed as provided in Section 6.9(b).  Any Officer of the Company may resign at any time by giving written notice to the Board.   The resignation of any Officer shall take effect upon receipt of notice or at such later time as shall be specified in such notice; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

(b)                          An Officer may be removed from office at any time with or without cause by the Board.   If any vacancy shall occur in any office, for any reason whatsoever, then the Board shall have the right to appoint a new Officer to fill the vacancy.

6.10                        Compensation and Reimbursement.   The Managers may, at the discretion of the Board, receive from the Company compensation for managing the affairs of the Company. Managers shall be reimbursed by the Company for all of the Managers’ reasonable business expenses relating to the Company, provided, that any reimbursed expenses are properly substantiated by the Manager.

6.11                        Management Services.  Concurrently with the execution of this Agreement, the Company will execute, deliver and be bound by the terms and conditions of the Management Services Agreement, pursuant to which the Company will engage Sanchez to manage and administer the day-to-day business and affairs of the Company as provided therein.   The Members hereby acknowledge and agree that, pursuant to the Management Services Agreement, Sanchez shall be authorized, empowered and directed to take any and all actions required or permitted by the terms of the Management Services Agreement, including actions taken for and on behalf of the Company, without the requirement of any additional authorization or approval, except to the extent specifically required under the terms of such agreements or pursuant to Section 6.3(b).  Except for the fees or other sums payable as provided under the Management Services Agreement, neither Sanchez nor any Affiliate thereof (except as may be received by virtue of holdings of Class A Units) shall receive any incentive fee or other incentive compensation in connection with the performance by it of its obligations under this Agreement. Notwithstanding anything in this Agreement to the contrary, to the extent approval of the Company is sought by Sanchez with respect to any Affiliate agreement or arrangement in accordance with Section 5.5(b) of the Management Services Agreement, such approval shall be deemed given if such agreement or arrangement is approved by Majority Consent, such consent not to be unreasonably withheld, conditioned or delayed (and each Member shall cause its appointed Manager to not unreasonably withhold, condition or delay such consent).

6.12                        Member Meetings.

(a)                          Location; Quorum; Voting.   To the extent a meeting of the Members is required by Law or this Agreement, Member meetings shall be held at the principal office of the Company or at such other place within or without the State of Delaware specified in the notice or waivers of notice thereof.  Except as provided herein or under applicable Law, the presence of Members holding a majority of the Common Units, present in person or represented by proxy and entitled to vote, shall constitute a quorum at any meeting of the Members for the transaction of business, and the affirmative vote of the Members holding a majority of the Percentage Interests shall constitute the act of the Members.  Each Common Units Member shall be entitled to one (1) vote for each percent of the Percentage Interests held by such Member.  No Class A Units Member shall have any vote or any rights to consent to or approve any matter except as otherwise provided in this Agreement or as required by Law.  A Member may vote at a meeting by a written proxy executed by that Member and delivered to a Manager, Member, or the Secretary.  A proxy shall be revocable unless it is stated to be irrevocable.

(b)                          Action by Class A Units Members.  Subject to the limitations contained in Section 6.12(a) and any exceptions in this Agreement, any actions, consents, or approvals required by the Class A Units Members shall be deemed given upon the affirmative vote or consent of a majority of the then-Vested Class A Units.  If there are no Vested Class A Units, then any action by the Class A Units Members may be taken upon the affirmative vote or consent of a majority of the Class A Units then issued and outstanding pursuant to this Agreement, regardless of whether such Class A Units are “unvested” thereunder.

(c)                           Waiver of Notice.  Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except where such Member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(d)                          Action by Written Consent.  Any action required or permitted to be taken at a particular meeting may be taken without a meeting, without notice and without a vote if a consent in writing setting forth the action so taken is signed by all of the Members entitled to vote thereon.  A copy of such written consent shall be provided within ten (10) Business Days to the Members who did not sign such written consent.

6.13                        VCOC Management Rights.  The Company and each Member agree that (x) on the date hereof the Company shall enter into a letter agreement with each Common Units Member substantially in the form of Annex A hereto, and (y) the Company shall enter into a

VCOC letter agreement with any Affiliate of any Common Units Member on request of such Common Units Member substantially in the form of Annex A hereto.

6.14                       Affiliate Transactions.   Other than customary compensatory, indemnification and similar arrangements with Managers and Officers, the Company will not enter into (and shall not permit any of its Subsidiaries to enter into) any agreement or arrangement, or any amendments or modifications to, or waivers of, any agreement or arrangement, with any Member or an Affiliate of a Member unless (i) approved by Members holding a majority of Class A Units, such consent not to be unreasonably withheld, conditioned or delayed, or (ii) the terms of any such agreement or arrangement (including any amendment, modification or waiver) are on an arm’s-length basis and not materially less favorable, directly or indirectly, to the Company and its Members than would be obtained in a transaction with a Third Party.

ARTICLE VII

INDEMNIFICATION

7.1                              Right to Indemnification.  Subject to the limitations and conditions as provided herein or by Laws, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Member of the Company or Affiliate thereof or any of their respective representatives, a Manager, a member of a committee of the Company or an Officer of the Company, or while such a Person is or was serving at the request of the Company as a director, officer, partner, venturer, member, trustee, employee, agent or similar functionary of another foreign or domestic general partnership, corporation, limited partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise (each an “Indemnitee”), shall be indemnified by the Company to the extent such Proceeding or other above-described process relates to any such above-described relationships with, status with respect to, or representation of any such Person to the fullest extent permitted by the Act, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Laws permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder for any and all liabilities and damages related to and arising from such Person’s activities while acting in such capacity; provided, however, that no Person shall be entitled to indemnification under this Section 7.1 if the Proceeding involves acts or omissions of such Person which constitute an intentional breach of this Agreement or gross negligence on the part of such Person.  The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.   It is

acknowledged that the indemnification provided in this Article VII could involve indemnification for negligence or under theories of strict liability.

7.2                              Indemnification of Officers, Employees (if any) and Agents.   The Company may indemnify and advance expenses to Persons who are not entitled to indemnification under Section 7.1, including current and former employees (if any) or agents of the Company, and those Persons who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, member, trustee, employee (if any), agent or similar functionary of another foreign or domestic general partnership, corporation, limited partnership, joint venture, limited liability company, trust, employee (if any) benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to a Member under this Article VII.

7.3                              Advance Payment.   Any right to indemnification conferred in this Article VII shall include a limited right to be paid or reimbursed by the Company for any and all reasonable expenses as they are incurred by a Person entitled or authorized to be indemnified under Sections 7.1 and 7.2 who was, or is threatened, to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to such Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his good faith belief that he has met the requirements necessary for indemnification under this Article VII and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

7.4                              Appearance as a Witness.  Notwithstanding any other provision of this Article VII, the Company shall pay or reimburse expenses incurred by any Person entitled to be indemnified pursuant to this Article VII in connection with such Person’s appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

7.5                              Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which a Person indemnified pursuant to Sections 7.1 and 7.2 may have or hereafter acquire under any Laws, this Agreement, or any other agreement, vote of Members or otherwise.

7.6                              Insurance.  The Company may purchase and maintain indemnification insurance, at its expense, to protect itself and any other Persons from any expenses, liabilities, or losses that may be indemnified under this Article VII.

7.7                              Member Notification.  To the extent discretionary to the Company, the Board by Majority Consent shall approve or disapprove of indemnification or advancement of expenses under this Article VII.  Any indemnification of or advance of expenses to any Person entitled or authorized to be indemnified under this Article VII shall be reported in writing to the Board with or before the notice or waiver of notice of the next Board meeting or with or before the next submission to the Board of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date the indemnification or advance was made.

7.8                               Savings Clause.  If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless any Person entitled to be indemnified pursuant to this Article VII as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by Laws.

7.9                               Scope of Indemnity.  For the purposes of this Article VII, references to the “Company” include all constituent entities, whether corporations or otherwise, absorbed in a consolidation or merger as well as the resulting or surviving entity.  Thus, any Person entitled to be indemnified or receive advances under this Article VII shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving entity as he would have if such merger, consolidation, or other reorganization never occurred.

7.10                        Other Indemnities.

(a)                          The Company acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Indemnitee for the matters covered thereby shall be the primary source of indemnification and advancement of such Indemnitee in connection therewith and any obligation on the part of any Indemnitee under any Other Indemnification Agreement to indemnify or advance expenses to such Indemnitee shall be secondary to the Company’s obligation and shall be reduced by any amount that the Indemnitee may collect as indemnification or advancement from the Company.  If the Company fails to indemnify or advance expenses to an Indemnitee as required or contemplated by this Agreement, and any Person makes any payment to such Indemnitee in respect of indemnification or advancement of expenses under any Other Indemnification Agreement on account of such Unpaid Indemnity Amounts, such other Person shall be subrogated to the rights of such Indemnitee under this Agreement in respect of such Unpaid Indemnity Amounts.

(b)                          The Company, as an indemnifying Party from time to time, agrees that, to the fullest extent permitted by applicable Law, its obligation to indemnify Indemnitees under this Agreement shall include any amounts expended by any other Person under any Other Indemnification Agreement in respect of indemnification or advancement of expenses to any Indemnitee in connection with any Proceedings to the extent such amounts expended by such other Person are on account of any Unpaid Indemnity Amounts.

7.11                        Certain Limitations.  Notwithstanding anything to the contrary contained herein, nothing in this Article VII shall provide indemnification for the Class A Units Members other than in their capacity as Members.

ARTICLE VIII

TAXES

8.1                               Tax Returns.  The Company shall timely cause to be prepared and filed all U.S. federal, state, local and foreign tax returns for the Company, including making the elections described in Section 8.2.  Upon written request by the Company, each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s tax returns to be prepared and filed.

8.2                               Tax Elections.  The Company shall be entitled to make the following elections on the appropriate tax returns:

(a)                                 to adopt the accrual method of accounting; (b) to use the calendar year as the taxable year;

(c)                                  an election pursuant to Section 754 of the Code;

(d)                                 to deduct and/or amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code;

(e)                                  to deduct and/or amortize the start-up expenditures of the Company as permitted by Section 195(b) of the Code;

(f)                                   to deduct IDCs currently;

(g)                                  to use the safe harbor cost depletion method; and

(h)                                 any other election approved by Majority Consent.

It is the intention of the Members that the Company be treated as a partnership for U.S. federal income tax purposes, and neither the Company nor any Member may make any election to the contrary, including an election pursuant to Treasury Regulation section 301.7701-3(c) or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election.

8.3                               Tax Matters Member.

(a)                          By joining this Agreement, each Member appoints and designates Blackstone (i) as the “tax matters partner,” within the meaning of Section 6231(a)(7) of the Code and (ii) for any BBA Effective Period, as the “partnership representative” within the meaning of Section 6223 of the Code (as applicable, the “Tax Matters Member”), or, in each case, under any similar state or local law.   The Tax Matters Member shall have any powers necessary to perform fully in such capacity, and shall be permitted to take any and all actions, to the extent permitted by law, in consultation with Blackstone if Blackstone is not the Tax Matters Member.  Blackstone shall have the exclusive authority to appoint and designate a successor Tax Matters Member for any

BBA Effective Period.  The Tax Matters Member shall be reimbursed by the Company for all costs and expenses incurred by it, and indemnified by the Company with respect to any action brought against it, in its capacity as the Tax Matters Member.

(b)                         The Members agree that any and all actions taken by the Tax Matters Member shall be binding on the Company and all of the Members (provided, that the Tax Matters Member shall not bind any Member to a settlement agreement that would reasonably be expected to materially affect such Member disproportionately to the other Members without obtaining the consent of such Member, which consent shall not be unreasonably delayed or withheld) and the Members shall reasonably cooperate with the Company and the Tax Matters Member, and undertake any action reasonably requested by the Company or the Tax Matters Member, in connection with any elections made by the Tax Matters Member or as determined to be reasonably necessary by the Tax Matters Member under any BBA provision.

(c)                          Each Member further agrees that, except as otherwise required by applicable law, such Member will not treat any Company item inconsistently on such Member’s U.S. federal, state, local and/or non-U.S. tax returns or in any claim for a refund with the treatment of the item on the Company’s tax returns, and will not independently act with respect to tax audits or tax litigation affecting the Company, unless the prior written consent of the Tax Matters Member has been obtained.

(d)                         The Tax Matters Member may in its sole discretion cause the Company to make all elections not otherwise expressly provided for in this Agreement required or permitted to be made by the Company under the Code and any state, local or non-U.S. tax laws.

(e)                          The obligations and covenants of the Members set forth in Sections 8.3(b) and 8.3(c) shall survive the Transfer or withdrawal by any Member of the whole or any portion of its Membership Interests, the death or legal disability of any Member, and the dissolution or termination of the Company.

8.4                               PTP Qualifying Income.  The Company shall use its best efforts to avoid making any investment, executing any contract or otherwise undertaking any activity that would generate income which is not “qualifying income” (as such term is defined in section 7704(d) of the Code).

8.5                               Code Section 83 Safe Harbor Election.

(a)                                 Class A Units.  The Class A Units are intended to constitute “profit interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43 and Internal Revenue Service Notice 2005-43.

(b)                         Safe Harbor Election.   Notwithstanding Section 8.2, by executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Company transferred to a service provider or a Person who provides services for the benefit of the Company (should such an election be applicable to a Person who provides services for the benefit of the Company) on or after the effective date of such Revenue Procedure (or any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service).   For purposes of making such Safe Harbor election, Blackstone is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by Blackstone constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice.  The Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the Notice (and any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service) with respect to all Membership Interests transferred in connection with the performance of services while the election remains effective, including the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each Safe Harbor Membership Interest issued by the Company in a manner consistent with the requirements of the Notice (and any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service).

(c)                          Certain Amendments.   Each Member authorizes the Board to amend Section 8.5(a) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred by the Company to a service provider in connection with services provided to the Company or for the benefit of the Company (should such an election be applicable to a person who provides services for the benefit of the Company) to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance, provided, that such amendment is not adverse to any Member (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to or for the benefit of the Company).

ARTICLE IX

BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

9.1                               Maintenance of Books.  The Company shall keep books and records of accounts (including a list of the names, addresses, Capital Contributions and Membership Interests of all Members) and shall keep minutes of the proceedings of its Board.  The books of account for the Company shall be maintained on an accrual basis in accordance with the terms of this Agreement and GAAP, except that the Capital Accounts of the Members shall be maintained in accordance with Section 4.2.  The accounting year of the Company shall be the Fiscal Year.

9.2                               Rights of Members.  In addition to other rights provided by this Agreement or by applicable Law, each Member shall have the right, for a lawful purpose reasonably related to such Member’s interest in the Company as a Member in the Company, upon reasonable written demand containing a concise statement of such purposes and at such Member’s own expense:

(a)                                 promptly after becoming available, to obtain a copy of the Company’s federal, state and local income tax returns for each year;

(b)                         to have furnished to such Member a current list of the name and last known business, residence or mailing address of each Member;

(c)                          to have furnished to it a copy of this Agreement and the Certificate and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed;

(d)                         true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and

(e)                          to obtain such other information regarding the affairs of the Company as is just and reasonable and consistent with the stated purposes of the written demand.

9.3                               Reports.  The Company shall provide each Member with the following financial statements and reports at the times indicated below:

(a)                         Within one-hundred twenty (120) days after the end of such Fiscal Year, (i) a statement of operations, a statement of cash flows and a statement of Member’s capital for such Fiscal Year and (ii) a balance sheet as of the end of such Fiscal Year, in each case setting forth in comparative form the figures from the previous Fiscal Year, together with an auditor’s report thereon to the extent prepared by the Company.

(b)                         annually within one-hundred twenty (120) days after the end of each Fiscal Year, a reserve report for the Company as of the last day of such Fiscal Year prepared by an independent petroleum engineering firm that sets forth with respect to the Company as a whole, proved reserves, future net revenues relating thereto and the discounted present value of such future net revenues, in accordance with the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act and Securities Exchange Act of 1934, as amended;

(c)                          From time to time, the Company shall provide (or cause to be provided) to the Members any other financial or tax information regarding the Company reasonably requested by a Member (or its Affiliates and designees).

(d)                         The Company shall cause to be furnished to each Member all information reasonably necessary or appropriate to file its respective tax reports within forty-five (45) days after the financial statements are required to be issued by the Company.

(e)                          To the extent actually provided to the VCOC Investor (as defined in Annex A hereto) not already provided pursuant to this Section 9.3, copies of all financial statements or other reports referred to in clauses (ii), (iii) and (iv) of the letter agreement attached as Annex A hereto.

ARTICLE X

DISSOLUTION, LIQUIDATION, AND TERMINATION

10.1                       Dissolution.  Subject to the provisions of Section 10.2 and any applicable Laws, the Company shall wind up its affairs and dissolve only on the first to occur of the following (each a “Dissolution Event”):

(a)                                  approval of dissolution pursuant to Section 6.3;

(b)                                  the consummation of a direct or indirect sale of all or substantially all of the assets of the Company; or with the Act.

(c)                                   entry of a decree of judicial dissolution of the Company in accordance

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company will not terminate until the assets of the Company have been liquidated and the assets distributed as provided in Section 10.2 and the Certificate has been canceled.

10.2                       Liquidation and Termination.  In connection with the winding up and dissolution of the Company, Blackstone shall act as a liquidator (“Liquidator”), unless the Board otherwise determines by Majority Consent.  The Liquidator shall proceed diligently to wind up the affairs of the Company in an orderly manner and make final distributions as provided herein and in the Act.   The Liquidator shall use commercially reasonable efforts to complete the liquidation of the Company within two (2) years after an applicable Dissolution Event; provided, that such period may be extended for up to two (2) additional one-year periods by the Board upon Majority Consent.   The costs of liquidation shall be borne as a Company expense (including the costs and expenses of the Liquidator, in its capacity as such).   Until final distribution, the Liquidator shall continue to operate the Company properties for a reasonable period of time to allow for the sale of all or a part of the assets thereof with all of the power and authority of the Members.  The steps to be accomplished by the Liquidator are as follows:

(a)                         as promptly as possible after approval of the winding up and dissolution of the Company and again after final liquidation, the Liquidator shall cause a proper accounting to be made of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the winding up and dissolution is approved or the final liquidation is completed, as applicable;

(b)                         the Liquidator shall cause any notices required by applicable Law to be sent to each known creditor of and claimant against the Company in the manner described by applicable Law;

(c)                          upon approval of the winding up and dissolution of the Company, the Liquidator shall, unless the Board otherwise determines by Majority Consent, be prohibited from distributing assets in kind and shall instead sell for cash the equity of the Company or the assets of the Company at the best price available.  The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof.  The Liquidator may sell all of the Company property, including to one (1) or more of the Members; provided, that any such sale to a Member must be made on an arm’s-length basis under terms which are in the best interest of the Company and approved by the Common Units Member.  If any assets are sold or otherwise liquidated for value, the Liquidator shall proceed as promptly as practicable in a commercially reasonable manner to implement the procedures of this Section 10.2(c); and

(d)                                 subject to the terms and conditions of this Agreement any applicable Law (including the Act), the Liquidator shall distribute the assets of the Company in the following order of priority:

(i)                              First, the Liquidator shall pay, satisfy or discharge from Company assets all of the debts, liabilities and obligations of the Company, or otherwise make adequate provision for payment, satisfaction and discharge thereof; provided, however, that such payments shall not include any Capital Contributions described in Article IV or any other obligations of the Members created by this Agreement; and

(ii)                                  Second, all remaining assets of the Company shall be distributed to the Members in accordance with Section 5.3(a).

(e)                                  All distributions to the Members pursuant to Section 10.2(d)(ii) above shall be in the form of cash, unless the Board otherwise determines by Majority Consent.

(f)                                   When the Liquidator has complied with the foregoing liquidation plan, the Liquidator (or the Board), on behalf of all Members, shall execute, acknowledge and cause to be filed a Certificate of Cancellation.

10.3                        Provision for Contingent Claims.

(a)                                 The Liquidator shall make a reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, actually known to the Company but for which the identity of the claimant is unknown; and

(b)                                 If there are insufficient assets to both pay the creditors pursuant to Section 10.2 and to establish the provision contemplated by Section 10.3(a), subject to applicable Law, the claims shall be paid as provided for in accordance to their priority and, among claims of equal priority, ratably to the extent of assets therefor.

10.4                        Deficit Capital Accounts.  Notwithstanding anything contained in this Agreement or any custom or rule of law to the contrary, no Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

10.5                        Deemed Contribution and Distribution.  In the event the Company is “liquidated” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Company’s property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all Company property and liabilities to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.

ARTICLE XI

AMENDMENT OF THE AGREEMENT; OTHER TRANSACTIONS

11.1                        Amendments to be Adopted by the Company.  Each Member agrees that an appropriate Manager or Officer of the Company, in accordance with and subject to the limitations contained in Article VI, may execute, swear to, acknowledge, deliver, file and record whatever documents may be required to reflect:

(a)                          a change in the name of the Company in accordance with this Agreement, the location of the principal place of business of the Company or the registered agent or office of the Company which has been approved by Majority Consent;

(b)                          admission or substitution of Members whose admission or substitution has been made in accordance with this Agreement;

(c)                           a change that the Board believes is reasonable and necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the Laws of any state or that is necessary or advisable in the opinion of the Board to ensure that the Company will not be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes; and

(d)                          an amendment that is necessary, in the opinion of counsel, to prevent the Company or its officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor.

11.2                        Amendment Procedures.  Except as provided in Section 11.1 and Section 11.3, all amendments to this Agreement must be in writing and signed by the Common Units Member and, if required under Section 6.3(b), approved by the Board with Unanimous Consent.

11.3                        Decisions Requiring Additional Consents.  In addition to any other vote or consent of the Members required by applicable Law or this Agreement, the Company shall not, directly or indirectly (including through merger, consolidation, operation of Law or otherwise), do or agree to do, and shall not permit any of its Subsidiaries to do or agree to do, any of the following, without the consent of Members holding at least a majority of the Class A Units:

(a)                                 authorize or approve any amendment or modification to this Agreement that materially, disproportionately and adversely affects the Class A Units Members as a class;

(b)                                 amend or modify this Agreement (i) to increase the Capital Contribution obligation (or any liability) of a Class A Units Member, (ii) in any other manner that adversely affects any Class A Unit Member’s rights hereunder unless such amendment or modification applies equally to all Members, or (iii) in any other manner that adversely affects any Member’s rights as a Class A Unit Member (except as permitted by Section 11.3(i));

(c)                                  authorize or approve the issuance of any Class A Units or the increase or decrease in the number of authorized Class A Units;

(d)                                     amend or modify Section 2.4, Section 3.3, Section 3.6(c), Section 3.7(e), Section 3.8, Section 6.2(c), Section 6.14, Section 9.2, Section 9.3 or this Article XI;

(e)                          purchase, or agree to purchase, any oil and gas assets outside of the Core Area or the Non-Core Area (which for the avoidance of doubt shall not include the receipt of any form of equity security in connection with any sale transaction effected by the Company);

(f)                           approve the merger or consolidation of the Company with or into any other Person (or the exchange or conversion of securities with or into those of any other Person), unless the Class A Units Member would receive the same class of Equity Interests as the Common Units Member to the extent the Class A Units Member would be entitled to distributions pursuant to Section 5.3(a)

(g)                          merge or consolidate the Company or any of its Subsidiaries with or into a “special purpose acquisition company,” “shell company,” “blank check company” or similar entity; or

(h)                         issue any additional Equity Interests or accept any additional Capital Contributions (or other capital contributions) unless, in the good faith judgment of the Board, for valid business purposes consistent with the business of the Company and not with the intent to adversely affect the rights of the Class A Units Members or the Class A Units in any respect.

ARTICLE XII

MEMBERSHIP INTERESTS

12.1                       Certificates.  Membership Interests will not be certificated unless otherwise approved by Majority Consent, and subject to the provisions set by Majority Consent, of the Board.

12.2                       Registered Holders.  The Company shall be entitled to recognize the exclusive right of a Person registered on its books and records as the owner of the indicated Membership Interest and shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any Person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by Law.

12.3                       Security.  For purposes of providing for Transfer of, perfecting a Security Interest in, and other relevant matters related to, a Membership Interest, the Membership Interest will be deemed to be a “security” subject to the provisions of Articles 8 and 9 of the Delaware Uniform Commercial Code and any similar Uniform Commercial Code provision adopted by the State of Delaware or any other relevant jurisdiction.

ARTICLE XIII

GENERAL PROVISIONS

13.1                        Offset.  Whenever the Company is to pay any sum to any Member or any Member is to pay or contribute any sum to the Company, any amounts that a Member or the Company owes the other for which it is due or past due may be deducted from that sum before payment.

13.2                        Entire Agreement.   This Agreement and the Management Services Agreement (along with any exhibits or schedules to such documents and any other agreement specifically referenced herein and therein) constitute the entire agreement and supersedes (a) all prior oral or written proposals, term sheets or agreements, (b) all contemporaneous oral proposals or agreements and (c) all previous negotiations and all other communications or understandings between the Members with respect to the subject matter hereof.   In the event of a conflict between the terms of this Agreement and the terms of the Management Services Agreement as between the Members hereto, the terms of this Agreement shall control, except for the confidentiality and non-use provisions of such agreements (in which event the terms of the Management Services Agreement shall control.

13.3                        Waivers.  Neither action taken (including any investigation by or on behalf of any Party) nor inaction pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein by the Party not committing such action or inaction.   A waiver by any Member of a particular right, including breach of any provision of this Agreement, shall not operate or be construed as a subsequent waiver of that same right or a waiver of any other right.

13.4                        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

13.5                        Governing Law; Severability.

(a)                         THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)                         In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the Act or other Laws, the applicable provision of the Act or such other Laws, as the case may be, shall control.  If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by the Act or other Laws, as the case may be.

13.6                        Further Assurances.   Subject to the terms and conditions set forth in this Agreement, each of the Parties agrees to use all reasonable efforts to take, or to cause to be taken, all reasonable actions, and to do, or to cause to be done, all reasonable things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement.  In case, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties shall take or cause to be taken all such reasonably necessary action.

13.7                        Exercise of Certain Rights.   Except for rights expressly provided in this Agreement, no Member may maintain any action for partition of the property of the Company. The Members agree not to maintain any action for dissolution and liquidation of the Company pursuant to Section 18-802 of the Act or any similar applicable statutory or common law dissolution right without Majority Consent.

13.8                        Notice to Members of Provisions of this Agreement.   By executing this Agreement, each Member acknowledges that it has actual notice of all of the provisions of this Agreement.  Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions.

13.9                        Counterparts.  This Agreement may be executed in multiple counterparts and delivered by facsimile or portable document format, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

13.10                 Books and Records.   The Officers of the Company shall keep correct and complete books and records of account, including the names and addresses of all Members and the number and class of the interest held by each at its registered office or principal place of business, or at the office of its transfer agent or registrar.

13.11                 Information.

(a)                         The Members acknowledge that they and their respective appointed Managers shall receive information from or regarding the Company and its Subsidiaries in the nature of trade secrets or that otherwise is confidential information or proprietary information (as further defined below in this Section 13.11(a), “Confidential Information”), the release of which would be damaging to the Company or Persons with which the Company conducts business. Each Member shall hold in strict confidence, and shall require that such Member’s appointed Managers hold in strict confidence, any Confidential Information that such Member or such Member’s appointed Managers receives, and each Member shall not, and each Member shall require that such Member’s appointed Managers agree not to, disclose such Confidential Information to any Person other than another Member, Manager or officer of the Company, or use such information for any purpose other than to evaluate, analyze, and keep apprised of the Company’s assets and its interest therein, except for disclosures (i) to comply with any Laws (including applicable stock exchange or quotation system requirements), provided, that, if permitted by applicable Laws, a Member or Manager must notify the Company promptly of any disclosure of Confidential Information which is required by Law, and any such disclosure of Confidential Information shall be to the minimum extent required by Law, (ii) to (A) Affiliates, partners, stockholders, investors, directors, officers, employees, agents, attorneys, consultants, lenders, professional advisers or representatives of the Member or Manager or their respective Affiliates, in each case who have a reasonable need to know such Confidential Information or (B) solely in connection with disclosures of a general nature regarding general financial and operational information, return on investment and similar information to partners (including limited partners), members, partners, stockholders or investors of the Member and its Affiliates (provided, that in each case such Member or Manager shall be responsible for assuring such Affiliates’, partners’, members’, stockholders’, investors’, directors’, officers’, employees’, agents’, attorneys’, consultants’, lenders’, professional advisers’ and representatives’ compliance with the terms hereof (and such Member or Manager, as applicable, shall be liable for any non- compliance by such Persons as if such Persons were bound as a party hereto), except to the extent any such Person who is not an Affiliate, partner, member, stockholder, director, officer or employee has agreed in writing addressed to the Company to be bound by customary undertakings with respect to confidential and proprietary information substantially similar to this Section 13.11(a)), (iii) to Persons to which that Member’s Membership Interest may be Transferred as permitted by this Agreement, but only if the recipients of such information have agreed to be bound by customary confidentiality and non-use undertakings substantially similar to this Section 13.11(a), (iv) of information that a Member also has received from a source independent of the Company and that such Member reasonably believes such source obtained such information without breach of any obligation of confidentiality to the Company, another Member, Manager or any of their Affiliates, (v) of information obtained prior to the formation of the Company, provided, that this clause (v) shall not relieve any Member or any of its Affiliates from any obligations it may have to any other Member or any of its Affiliates under any existing confidentiality agreement, (vi) that have been or become independently developed by a Member, a Manager or its Affiliates or on their behalf without using any of the Confidential Information, (vii) that are or become generally available to the public (other than as a result of a prohibited disclosure by such Member or Manager or its representatives), (viii) in connection with any proposed Transfer of all or part of a Membership Interest of a Member, or of working interests or other assets of such Member, or the proposed sale of all or substantially all of a Member or its direct or indirect parent or the proposed debt or equity financing of a Member or its direct or indirect parent, to Persons to which such interest may be directly or indirectly transferred or which may provide such debt or equity financing (and their respective advisors or representatives), but only if the recipients of such information have agreed to be bound by customary undertakings with respect to confidential and proprietary information similar to this Section 13.11(a) (unless, in the case of advisors or representatives, such Persons are otherwise bound by a duty of non-disclosure and non-use with respect to confidential and proprietary information), (ix) to Third Parties to the extent necessary for a person to provide services under the Management Services Agreement or as operator of any of the Company’s assets, as applicable, or (x) to the extent the Company shall have consented to such disclosure in writing. The Members agree that breach of the provisions of this Section 13.11(a) by such Member or such Member’s appointed Managers would cause irreparable injury to the Company for which monetary damages (or other remedy at Law) would be inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member or Manager to comply with such provisions and (ii) the uniqueness of the Company’s business and the confidential nature of the Confidential Information.  Accordingly, the Members agree that the provisions of this Section 13.11(a) may be enforced by the Company (or any Member on behalf of the Company) by temporary or permanent injunction (without the need to post bond or other security therefor), specific performance or other equitable remedy and by any other rights or remedies that may be available at law or in equity.  The term “Confidential Information” shall include any information pertaining to the identity of the Members and the Company’s (or its Subsidiaries’, if any) business which is not available to the public, whether written, oral, electronic, visual form or in any other media, including such information that is proprietary, confidential or concerning the Company’s (or its Subsidiaries’, if any) ownership and operation of assets or related matters, including any actual or proposed operations or development project or strategies, other operations and business plans, actual or projected revenues and expenses, finances, contracts and books and records.

(b)                          The Members acknowledge that, from time to time, the Company may need information from any or all of such Members for various reasons, including for complying with various federal and state Laws.  Each Member shall provide to the Company all information reasonably requested by the Company for purposes of complying with federal or state Laws within a reasonable amount of time from the date such Member receives such request; provided, however, that, except as required by applicable Law, no Member shall be obligated to provide such information to the Company to the extent such disclosure (i) could reasonably be expected to result in the breach or violation of any contractual obligation (if a waiver of such restriction cannot reasonably be obtained) or Law or (ii) involves secret, confidential or proprietary information of such Member or its Affiliates.

(c)                           The Members acknowledge and agree that none of the Members nor the Company shall furnish or otherwise provide a copy of this Agreement (or any part hereof) to any Person (other than the Members and their respective Affiliates, representative(s) and adviser(s)), unless (i) otherwise agreed in writing by the Members, (ii) required by applicable Laws (and if required by applicable Laws, a copy of the applicable portions of this Agreement shall be furnished only to the extent necessary to comply with such applicable Laws) and (iii) in compliance with clauses (i) – (x) of Section 13.11(a), as if this Agreement were Confidential Information.

(d)                          No Class A Units Member shall be entitled to obtain any information relating to the Company except as expressly provided in this Agreement or to the extent required by Law; and to the extent a Class A Units Member is so entitled to such information, such Class A Units Member shall be subject to the provisions of this Section 13.11. Except as expressly provided in this Agreement, no Class A Units Member shall be entitled to obtain any information relating to the Company described in Section 18-305 of the Act.

13.12                 Liability to Third Parties.  Except as required by applicable Law or as otherwise expressly provided herein, no Member shall be liable to any Person (including any Third Party, the Company or to another Member) (a) as the result of any act or omission of another Member or (b) for Company losses, liabilities or obligations (except as otherwise expressly agreed to in writing by such Member or as a result of such Member having made available to the Company, for its proportionate share equal to its Membership Interest, such Member’s insurance program (commercial, self-funded, self-insured or other similar programs)).

13.13                 No Third Party Beneficiaries.  Except as set forth in Section 7.1 (with respect to Indemnitees) and Section 13.17, the provisions of this Agreement are for the exclusive benefit of the Members and the Company and their respective successors and permitted assigns and, solely with respect to Article VII, the indemnified Persons described therein.  Except for the foregoing, this Agreement is not intended to benefit or create rights in any other Person or Governmental Authority, including (a) any Person or Governmental Authority to whom any debts, liabilities or obligations are owed by the Company or any Member, or (b) any liquidator, trustee or creditor acting on behalf of the Company, and no such creditor or any other Person or Governmental Authority shall have any rights under this Agreement, including rights with respect to enforcing the payment of Capital Contributions.

13.14                 Notices.   Except as otherwise provided in this Agreement to the contrary, any notice or communication required or permitted to be given under this Agreement shall be in writing and sent to the address of the Party set forth below, or to such other more recent address of which the sending Party actually has received written notice:

(a)                                 if to the Company:

c/o Blackstone Management Partners L.L.C.

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Angelo Acconcia

Facsimile: (212) 201-2874

with a copy to (which shall not constitute notice):

Sanchez Energy Corporation

1000 Main Street, Suite 3000

Houston, Texas 77002

Attn: Antonio R. Sanchez, III

Facsimile: (713) 756-2782

Kirkland & Ellis LLP

600 Travis Street, Suite 2400

Houston, Texas 77002

Attention:                        Andrew Calder, P.C.

Rhett Van Syoc

Facsimile:                        (713) 835-3601

Email:                                           andrew.calder@kirkland.com

                                                                               rhett.vansyoc@kirkland.com

(b)                                 if to the Members, to each of the Members listed on Exhibit A at the address set forth therein.

Each such notice or other communication shall be sent by personal delivery, by registered or certified mail (return receipt requested), by national, reputable courier service (such as Federal Express or United Parcel Service) or by facsimile or electronic mail.

13.15                Disputes.

(a)                         Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process.  EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT LOCATED IN WILMINGTON, DELAWARE OR DELAWARE CHANCERY COURT LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY (i) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (iii) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS.  EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS.  A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE.   NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)                         Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED.  EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES.   THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP; THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT; AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN

THEIR RELATED FUTURE DEALINGS.  EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY.   IN THE EVENT OF LITIGATION, THIS AGREEMENT MAYBE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.16                 Expenses.  The Company will promptly reimburse each of the Class A Units Members and Common Units Member for all reasonable costs and expenses incurred by or on behalf of such Members (including the fees and expenses of attorneys, consultants, accountants, and other advisors, travel costs and miscellaneous expenses) in connection with the negotiation, preparation, execution and delivery of this Agreement and any other document or agreement referred to herein or therein not to exceed $25,000 in the aggregate for the Class A Units Members.

13.17                 No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Member may be a partnership or limited liability company, each Member hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Members shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Member (or any of their successor or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Member (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Members (each, but excluding for the avoidance of doubt, the Members, a “Member Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against the Member Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Member Affiliate, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.   Except to the extent otherwise expressly set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.  Each Member Affiliate is expressly intended as a third-party beneficiary of this Section 13.17.

13.18                Adjustments for Unit Splits.  Wherever in this Agreement there is a reference to a specific number of Common Units, Class A Units or other units of any class or series of Membership Interests (“Units”), or a price per Unit, or consideration received in respect of such Unit, then, upon the occurrence of any subdivision, combination or distribution of such class or series of Membership Interests, the specific number of Units so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Units of such class or series of Membership Interests by such subdivision, combination or distribution.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the Effective Date.

THE COMPANY:

AGUILA PRODUCTION HOLDCO, LLC

By: Aguila Production Aggregator, LLC
its Managing Member

By:
Name: Angelo Acconcia
Title: President

[Signature page to Aguila Production HoldCo, LLC Agreement]

CLASS A UNITS MEMBER:

SANCHEZ ENERGY CORPORATION

By:
Name: Antonio R. Sanchez, III
Title: Chief Executive Officer

[Signature page to Aguila Production, LLC Agreement]

COMMON UNITS MEMBER:

AGUILA PRODUCTION
AGGREGATOR, LLC

By:
Name: Angelo Acconcia
Title: President

[Signature page to Aguila Production, LLC Agreement]

EXHIBIT A Ownership

Information (as of [•])

Common Units

Name and Address of Common Units Member	Common Units
Aguila Production Aggregator, LLC Attn: Angelo Acconcia c/o The Blackstone Group 345 Park Avenue, 31st Floor New York, NY 10154 Attention: Angelo Acconcia Facsimile: (212) 201-2874	[•]

Total Common Units Member Common Unit:	[•]

Class A Units

Name and Address of Class A Units Members	Class A Units
Sanchez Energy Corporation 1000 Main Street, Suite 3000 Houston, TX 77002 Attn: Antonio R. Sanchez, III Facsimile: (713) 756-2782	100

Total Class A Units Issued:	100

EXHIBIT B

Initial Capital Contributions

(as of [•])

Common Units Member:	$	[•]

SCHEDULE 6.2

Initial Board of Managers

Managers

Angelo Acconcia

Gary Levin Chris

Placca Manager

Alternate:

SCHEDULE 6.8

Initial Officers

Chief Executive Officer:	Dave Roberts

[•]	[•]
[•]	[•]
[•]	[•]

ANNEX A VCOC

LETTER

[Company Name]

[Date]

[VCOC Partnership]

[Address]

Dear Sir/Madam:

Reference is made to the Limited Liability Company Agreement by and among [             ], LLC (the “Company”), [Name of the VCOC Partnership] (the “VCOC Investor”) and the other parties thereto, dated as of [•], 2016 (the “LLC Agreement”).

The Company hereby agrees that for so long as the VCOC Investor, directly or through one (1) or more subsidiaries, continues to hold any Common Units (or other securities of the Company into which such Common Units may be converted or for which such Common Units may be exchanged), without limitation or prejudice of any the rights provided to the VCOC Investor under the LLC Agreement, the Company shall:

•                  Provide the VCOC Investor or its designated representative with:

(i)                                     the right to visit and inspect any of the offices and properties of the Company and its subsidiaries during normal business hours at the VCOC Investor’s expense (and subject to, in the case of the Company’s oil and gas properties, (a) the execution of an access agreement reasonably satisfactory to the Company and (b) if the property is not operated by the Company or an affiliate, subject to approval of the operator of the property) and inspect and copy the books and records of the Company and its subsidiaries, at such times as the VCOC Investor shall reasonably request;

(ii)                                 as soon as available and in any event within sixty (60) days after the end of each of the first (1st) three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(iii)                             as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(iv)                              to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, actually prepared by the Company as soon as available; and

(v)                                 copies of all materials provided to the Company’s Board at the same time as provided to the directors of the Company and if requested, copies of all materials provided to the board of directors of the Company’s subsidiaries.

•                  Make appropriate officers and directors of the Company, and its subsidiaries, available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its subsidiaries, including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

•                  To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or formation or other organizational documents of the Company or any of its subsidiaries, and to provide the VCOC Investor or its designated representative with the right to consult with the Company and its subsidiaries with respect to such actions; and

•                  Provide the VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”).

The Company agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided, that the VCOC Investor takes reasonable steps to minimize the extent of any such required disclosure.

In the event the VCOC Investor or any of the other purchasers transfers all or any portion of their investment in the Company to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights with respect to the Company afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[COMPANY]

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

[VCOC PARTNERSHIP]

By:
Name:
Title:

ANNEX E

FORM OF WARRANT

AGREEMENT

Final Form

SANCHEZ ENERGY CORPORATION

WARRANT TO PURCHASE COMMON SHARES

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY ONLY BE TRANSFERRED IF THE ISSUER AND, IF APPLICABLE, THE TRANSFER AGENT FOR SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

THIS WARRANT AGREEMENT, dated as of [•], 2017 (this “Agreement”), is by and between (a) SANCHEZ ENERGY CORPORATION, a Delaware corporation (the “Corporation”), and (b) Aguila Production HoldCo, LLC, a Delaware limited liability company (the “Holder”).  The Corporation and the Holder are sometimes referred to herein collectively as the “Parties” or individually as a “Party.”

R E C I T A L S:

WHEREAS, the Corporation and the other parties thereto have entered into an Interim Investors Agreement, dated as of [•], 2016 (the “Investors Agreement”); and

WHEREAS, in connection with the closing of the transactions contemplated by the Investors Agreement, the Corporation has agreed to issue to the Holder warrants to purchase up to an aggregate of 6,500,000 shares of common stock, par value $0.01 per share of the Corporation, subject to adjustment as set forth herein; and

WHEREAS, this Agreement is intended to set forth the terms and conditions of the Warrants (defined below).

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

Definitions and References

Section 1.01.  Definitions.   As used herein, the following terms have the respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.   For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 2.02, multiplied by (b) the Exercise Price.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Corporation.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Houston, Texas are authorized or obligated by law or executive order to close.

“Common Shares” means the shares of common stock, par value $0.01 per share, of the Corporation, including a Right associated with each Common Share.

“Corporation” has the meaning set forth in the preamble.

“Equity Interests” means shares of capital stock (including, with respect to the capital stock of the Corporation, Preferred Stock), partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Exercise Agreement” has the meaning assigned to such term in Section 3.01(a).

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3.01 shall have been satisfied at or prior to 5:00 p.m., Central Time, on a Business Day, including, without limitation, the receipt by the Corporation of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Price” means $10.00 per Common Share, subject to adjustment as set forth in this Agreement.

2

“Expiration Date” means [•], 2022(1).

“Fair Market Value” means, as of any particular date: (a) the VWAP Price of the Common Shares for such day on all domestic securities exchanges on which the Common Shares may at the time be listed; (b) if there have been no sales of the Common Shares on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Shares on all such exchanges at the end of such day; (c) if on any such day the Common Shares are not listed on a domestic securities exchange, the VWAP Price of the Common Shares as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Shares on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for Common Shares quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of the day; in each case, averaged over the fifteen consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided that, if the Common Shares are listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading.  If at any time the Common Shares are not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Shares shall be the fair market value per Common Share as determined in good faith by the Board.

“GAAP” means generally accepted accounting principles in the United States, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board, as in effect from time to time.

“Holder” has the meaning set forth in the preamble.

“Investors Agreement” has the meaning set forth in the recitals.

“NYSE” means New York Stock Exchange.

“Original Issue Date” means [•], 2016.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Parties” has the meaning set forth in the preamble.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

(1) NTD: Five years from issuance date to be inserted.

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“Pink OTC Markets” means the OTC Markets Group Inc.  electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Right” has the meaning assigned to such term in the Rights Agreement.

“Rights Agreement” means that certain Rights Agreement, dated as of July 28, 2015, between the Corporation and Continental Stock Transfer & Trust Company, as rights agent, including the exhibits attached thereto, as such Rights Agreement may be amended, modified or supplemented from time to time.

“Securities” has the meaning assigned to such term in Section 5.01.

“Securities Act” means the Securities Act of 1933, as amended.

“VWAP Price” as of a particular date means the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Share.

“Warrant” means this warrant and all warrants issued upon division or combination of, or in substitution for, this warrant.

“Warrant Register” has the meaning assigned to such term in Section 6.06.

“Warrant Shares” means the Common Shares purchasable upon exercise of this Warrant in accordance with the terms of this Agreement (without taking into account any limitations or restrictions on the exercisability of this Warrant, other than with respect to Section 2.02, Section 2.03 or Section 3.01 of this Warrant).  Each Warrant Share issued upon the exercise in whole or in part, of this Warrant shall include a Right.

Section 1.02.  Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided:

(i)                              an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(ii)                           “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article or other subdivision;

(iii)                        all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and

(iv)                       references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

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ARTICLE 2

ISSUANCE, EXERCISE AND EXPIRATION OF WARRANT

Section 2.01.  Issuance of Warrant.  Subject to the terms and conditions hereof, this Warrant shall represent the right to purchase from the Corporation 6,500,000 Warrant Shares (subject to adjustment as provided herein) in whole or in part.

Section 2.02.  Exercise of Warrant. Subject to the terms and conditions hereof, at any time on any Business Day and from time to time beginning on the Original Issue Date and until 5:00 p.m., Central Time, on the Expiration Date, the Holder may exercise this Warrant in whole or in part for any number of the Warrant Shares purchasable hereunder in respect thereof (subject to adjustment as provided herein) as provided in Section 3.01.

Section 2.03.  Expiration of Warrant.  This Warrant shall terminate and become void as of 5:00 p.m., Central Time, on the Expiration Date.

ARTICLE 3

EXERCISE PROCEDURE

Section 3.01.  Conditions to Exercise.   The Holder may exercise this Warrant only upon:

(a)                         surrender of this Warrant to the Corporation at its then principal executive offices, together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to which the Holder is entitled to purchase hereunder and the number of Warrant Shares to be purchased) and executed;

(b)                         payment to the Corporation of the Aggregate Exercise Price in accordance with Section 3.02; and

(c)                          to the extent any withholding tax on the exercise of a Warrant is required, the Holder shall nonetheless be entitled to exercise the Warrant; provided that the Holder shall make a cash payment to the Corporation in an amount sufficient to satisfy any such applicable withholding tax.

Section 3.02.  Payment of the Aggregate Exercise Price.  Payment of the Aggregate Exercise Price shall be made by delivery to the Corporation of a certified or official bank check payable to the order of the Corporation or by wire transfer of immediately available funds to an account designated in writing by the Corporation, in the amount of such Aggregate Exercise Price; provided, that the Corporation may elect, within one Business Day of receipt of the duly completed and executed Exercise Agreement, to (a) withhold from the Holder a number of Warrant Shares then issuable upon exercise by the Holder of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price (and such withheld Warrant Shares shall no longer be issuable under this Warrant) and (b) refund to the Holder (by delivery to the Holder of a certified or official bank check payable to the order of the Holder or by wire transfer of immediately available funds to an account designated in writing by the

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Holder) the amount of such Aggregate Exercise Price that the Holder delivered to the Corporation.

In the event of any withholding of Warrant Shares pursuant to this Section 3.02 where the number of Common Shares whose Fair Market Value is equal to the Aggregate Exercise Price is not a whole number, the number of Common Shares withheld by the Corporation shall be rounded up to the nearest whole Common Share and the Corporation shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a Common Share being so withheld by the Corporation from the Holder in an amount equal to the product of (x) such incremental fraction of a Common Share being so withheld multiplied by (y) the Fair Market Value of one Warrant Share on the Exercise Date.

Section 3.03.  Delivery of Certificates.   To the extent any Common Shares of the Corporation are at the time of exercise represented in certificated form, then, at the election of the Holder as set forth in the Exercise Agreement, the Corporation shall, as promptly as practicable on or after the Exercise Date, and in any event within three Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a Common Share, as provided in Section 3.04 hereof.  Such certificate(s) shall be delivered to the address specified by the Holder in the applicable Exercise Agreement. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 3.06(f) and Section 6.05, such other Person’s name as shall be designated in the Exercise Agreement.  Upon the exercise of this Warrant by the Holder, this Warrant shall be deemed to have been exercised by the Holder and such certificate or certificates for Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein in compliance with Section 3.06(f) and Section 6.05 shall be deemed to have become the holder of record of such Warrant Shares for all purposes, immediately prior to the close of business on the Exercise Date.

Section 3.04.  Fractional Shares.   The Corporation shall not be required to issue a fractional Warrant Share upon exercise of any Warrant.  As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Corporation shall pay to the Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction of a Warrant Share multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

Section 3.05.  Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have been fully exercised, the Corporation shall, at the time of delivery of the Warrant Shares being issued in accordance with this Article 3, provide by notation in the Warrant Register the number, if any, of Warrant Shares that remain subject to purchase by the Holder upon exercise.

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Section 3.06.  Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to each exercise of this Warrant, the Corporation hereby represents, covenants and agrees:

(a)                          This Warrant is, and any warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)                          Each Warrant Share (including the Right associated therewith) issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Corporation shall take all such actions as may be necessary or appropriate in order that each Warrant Share is, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Corporation and free and clear of all taxes, liens and charges.

(c)                           The Corporation shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Corporation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(d)                          The Corporation shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on the NYSE or any domestic securities exchange upon which Common Shares or other securities constituting Warrant Shares are listed at the time of such exercise.

(e)                           The Corporation has taken such action as is necessary to reserve for issuance such number of Common Shares as are subject to issuance upon the exercise in whole of the Warrant.

(f)                            The Corporation shall pay all expenses in connection with, and all taxes (other than income taxes) and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided that the Corporation shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

Section 3.07.  Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant by the Holder is to be made in connection with a sale of the Corporation (pursuant to a merger, sale of Common Shares, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

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ARTICLE 4

ADJUSTMENT TO NUMBER OF WARRANT SHARES

Section 4.01.  Adjustment to Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the number of Warrant Shares issuable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Article 4 (in each case, after taking into consideration any prior adjustments pursuant to this Article 4).   If, at any time as a result of the provisions of this Article 4, the Holder shall become entitled upon subsequent exercise to receive any shares of Equity Interests of the Corporation other than Common Shares, the number of such other Equity Interests so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

Section 4.02.  Adjustment to Number of Warrant Shares Upon Dividend, Subdivision, Combination or Reclassification of Common Shares.

(a)                          If the Corporation shall, at any time or from time to time after the Original Issue Date and prior to the exercise in whole or expiration of the Warrant, (i) pay a dividend or make any other distribution upon the Common Shares or any other capital stock of the Corporation payable in Common Shares, (ii) subdivide (by any split, recapitalization or otherwise) its outstanding Common Shares into a greater number of Common Shares, or (iii) combine (by combination, reverse split or otherwise) its outstanding Common Shares into a smaller number of Common Shares, then the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such dividend, distribution, subdivision or combination shall be proportionately adjusted so the Holder will thereafter receive upon exercise of this Warrant the aggregate number and kind of shares of Equity Interests of the Corporation that the Holder would have owned immediately following such action if the Warrant had been exercised immediately before the record date for such action.  Any adjustment under this Section 4.02 shall become effective at the close of business on the date the dividend, distribution, subdivision or combination becomes effective.

(b)                          If the Corporation shall, at any time or from time to time after the Original Issue Date and prior to the exercise in whole or expiration of the Warrant, issue by reclassification of its Common Shares any shares of its capital stock, then such a reclassification shall be deemed to be (i) a distribution by the Corporation to the holders of its Common Shares of such shares of such other class of capital stock for the purposes and within the meaning of Section 4.04(a) and (ii) if the outstanding Common Shares shall be changed into a larger or smaller number of Common Shares as part of such reclassification, such change shall be deemed to be a subdivision or combination, as the case may be, of the outstanding Common Shares for the purposes and within in the meaning of Section 4.02(a).

Section 4.03.  Adjustment for Rights Issue.

(a)                          If the Corporation, prior to the exercise in whole or in part of this Warrant, distributes any rights, options or warrants (excluding Rights issued under the Rights Agreement) to all holders of its Common Shares entitling them for a period expiring within 45 days after the

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record date specified below to purchase Common Shares, at a price per share less than the Fair Market Value per share on that record date, then the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted in accordance with the formula:

where:

W' =                the adjusted number of Warrant Shares issuable upon exercise of the Warrant;

W =                  the number of Warrant Shares then issuable upon exercise of the Warrant;

O =                     the number of Common Shares outstanding on the applicable record date;

N =                     the number of additional Common Shares issuable pursuant to such rights, options or warrants;

P =                       the price per share of the additional Common Shares issuable pursuant to such rights, options or warrants; and

M =                  the Fair Market Value per Common Share on the applicable record date.

(b)                         The adjustment pursuant to this Section 4.03 shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants.   If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of Warrant Shares subject to issuance under the Warrant shall be immediately readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued.

Section 4.04.  Adjustment for Other Distributions.

(a)                         If the Corporation, prior to the exercise in whole or expiration of this Warrant, pays a cash distribution to all holders of its Common Shares or distributes to all holders of its Common Shares any shares of its capital stock, evidences of its indebtedness, or any of its assets or any rights, warrants or other securities of the Corporation (other than distributions to which Section 4.02 or Section 4.03 apply), then the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted in accordance with the formula:

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where:

W' =                the adjusted number of Warrant Shares issuable upon exercise of the Warrant;

W =                  the number of Warrant Shares then issuable upon exercise of the Warrant;

M =                  the Fair Market Value per Common Share on the record date specified below; and

F =                       the amount of cash or fair market value on the record date specified below of the evidences of its indebtedness, assets, rights, warrants or other securities to be distributed in respect of one Common Share as determined in good faith by the Board.

(b)                          The adjustment pursuant to this Section 4.04 shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of holders entitled to receive the distribution.

(c)                           This Section 4.04 does not apply to rights, options or warrants referred to in Section 4.03 hereof.

Section 4.05.  Dissolution, Liquidation or Winding Up

If, on or prior to the Expiration Date, the Corporation (or any other Person controlling the Corporation) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, the Holder of this Warrant shall receive the kind and number of other securities or assets which the Holder would have been entitled to receive if the Holder had exercised this Warrant in full and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant) immediately prior to the time of such dissolution, liquidation or winding up and the right to exercise this Warrant shall terminate on the date on which the holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or assets deliverable upon such dissolution, liquidation or winding up.

Section 4.06.  When De Minimis Adjustment May Be Deferred. No adjustment in the number of Warrant Shares subject to a Warrant need be made unless the adjustment would require an increase or decrease of at least 1% of the then applicable number of Warrant Shares subject to a Warrant.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article 4 shall be made to the nearest 1/10,000th of a whole Common Share, it being understood that no such rounding shall be made under Section 4.12 (and, in calculations made pursuant to such paragraph, the adjusted number of Warrant Shares subject to a Warrant shall refer to such adjusted number before rounding).

Section 4.07.  When No Adjustment Required.  No adjustment need be made for a transaction referred to in Sections 4.02 through 4.04, if the Holder is to participate (without being required to exercise the Warrants) in the transaction on a basis and with notice that the Board and the Holder determine to be fair and appropriate in light of the basis and notice on which holders

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of Common Shares participate in the transaction.  No adjustment need be made for rights to purchase Common Shares pursuant to a Corporation plan for reinvestment of dividends or interest.  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 4.08.  Notice of Adjustment. Whenever the number of Warrant Shares subject to the Warrant is adjusted, the Corporation shall provide the notices required by Section 6.01.

Section 4.09.  Reorganization of Corporation. If the Corporation, prior to the exercise in whole or expiration of this Warrant, consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction, the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of this Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised this Warrant immediately before the effective date of the transaction, assuming that the Holder failed to exercise its rights of election, if any, as to the kind of amount of securities, cash or other assets receivable upon such a transaction.  Concurrently with the consummation of such transaction, the Person formed by or surviving any such consolidation or merger if other than the Corporation, or the Person to which such transfer or lease shall have been made, shall enter into a supplemental Agreement so providing and further providing for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 4.  The successor to the Corporation shall mail to the Holder a notice describing the supplemental Agreement.  If the issuer of securities deliverable upon exercise of Warrants under the supplemental Agreement is an Affiliate of the formed, surviving, transferee or lessee Person, that issuer shall join in the supplemental Agreement.   If this Section 4.09 applies to a transaction, Sections 4.02 through 4.04 shall not apply.

Section 4.10.  Company Determination Final. Any determination that the Corporation or the Board must make pursuant to Sections 4.02 through 4.09 hereof is conclusive in the absence of manifest error or bad faith.

Section 4.11.  When Issuance or Payment May Be Deferred.  In any case in which this Article 4 shall require that an adjustment in number of Warrant Shares subject to a Warrant be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other Equity Interests of the Corporation, if any, issuable upon such exercise over and above the Warrant Shares and other Equity Interests of the Corporation, if any, issuable upon such exercise on the basis of the then applicable number of Warrant Shares subject to a Warrant; provided that the Corporation shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

Section 4.12.  Exercise Price in the Event of an Adjustment in Number of Warrant Shares. Upon any adjustment of the number of Warrant Shares subject to the Warrant pursuant to this Article 4, the Exercise Price per Warrant Share subject to issuance upon exercise of the Warrant shall be adjusted concurrently thereto to equal the product of (a) $10.00 (or if the

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Exercise Price has been previously adjusted, then such as adjusted Exercise Price) times (b) a fraction, of which the numerator is the total number of Warrant Shares subject to issuance upon the exercise of the Warrant before giving effect to the adjustment, and the denominator is the total number of Warrant Shares subject to issuance upon the exercise of the Warrants as so adjusted.

ARTICLE 5

REPRESENTATIONS OF HOLDER

Section 5.01.  Investment Intent.  The Holder is acquiring this Warrant and the Common Shares underlying this Warrant (collectively, the “Securities”), solely for its beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities in violation of applicable securities laws.

Section 5.02.  Unregistered Securities. The Holder understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the bona fide nature of its investment intent and upon the accuracy of its representations made herein.

Section 5.03.  Reliance. The Holder understands that the Corporation is relying in part upon the representations and agreements of the Holder contained herein for the purpose of determining whether the offer, sale and issuance of the Securities meet the requirements for such exemptions described in Section 5.03.

Section 5.04.  Accredited Investor.  The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Section 5.05.  Sophisticated Investor. The Holder has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Securities, including experience in and knowledge of the oil, gas, and energy industry.

Section 5.06.  Restricted Securities. The Holder understands that the Securities will be “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission provide in substance that it may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and it understands that the Corporation has no obligation or intention to register any of the Securities thereunder (except the Common Shares pursuant to a Registration Rights Agreement entered into between the Corporation and the Holder on the date hereof).

Section 5.07.  Information. The Holder has been furnished by the Corporation all information (or provided access to all information) regarding the business and financial condition of the Corporation, its expected plans for future business activities, the attributes of the Securities, and the merits and risks of an investment in such Securities which it has requested or otherwise needs to evaluate the investment in such Securities; that in making the proposed investment decision, the Holder is relying solely on such information, the representations, warranties and agreements of the Corporation contained herein and on investigations made by it and its representatives; that the offer to sell the Securities hereunder was communicated to the

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Holder in such a manner that it was able to ask questions of and receive answers from the management of the Corporation concerning the terms and conditions of the proposed transaction and that at no time was it presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation; and the Holder recognizes that the participation in the exploration and development of oil and gas properties involves very high risks and can result in a total loss of all funds invested

ARTICLE 6

NOTICES TO WARRANT HOLDER

Section 6.01.  Notice of Adjustment.   (a) Upon any adjustment of the number of Warrant Shares subject to a Warrant and the Exercise Price pursuant to Article 4 hereof, the Corporation shall promptly thereafter cause to be given to the Holder written notice of such adjustments by email or by first-class mail, postage prepaid.   Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.01.

(b)                                 In case:

(i)                             the Corporation shall authorize the issuance to all holders of Common Shares of rights, options or warrants to subscribe for or purchase shares of Common Shares or of any other subscription rights or warrants;

(ii)                                  the Corporation shall authorize the distribution to all holders of Common Shares of evidences of its indebtedness or assets;

(iii)                       of any consolidation or merger to which the Corporation is a party, or of the transfer or lease of all or substantially all assets of the Corporation, or of any reclassification or change of Common Shares issuable upon exercise of the Warrants, or any tender offer or exchange offer for shares of Common Shares by the Corporation;

(iv)                      of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(v)                         the Corporation proposes to take any action which would require an adjustment of the number of Warrant Shares subject to a Warrant pursuant to Article 4 hereof;

then the Corporation shall cause to be given to the Holder, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holder of record of Common Shares shall be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for Common Shares, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange such shares for securities or other property, if any, deliverable upon

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such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.  The failure to give the notice required by this Section 6.01 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

Section 6.02.  Transfer of Warrant. Subject to Section 6.05, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Corporation at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B. Notwithstanding the foregoing, any such transferring Holder shall be liable for any and all taxes, fees and third party expenses incurred by the Corporation as a result of such transfer and the Holder shall pay the Corporation, in cash or by wire transfer of immediately available funds any amounts necessary to pay any such taxes, fees and third party expenses incurred by the Corporation in connection with the making of such transfer.  Upon such compliance, surrender and delivery and, if required, such payment, the Corporation shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

Section 6.03.  Holder Not Deemed a Stockholder; Limitations on Liability.  Except as described in the certificate of incorporation or bylaws of the Corporation, or otherwise specifically provided herein, prior to the issuance to any Holder of any Warrant Shares upon the due exercise by the Holder of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon any Holder, as such, any of the rights of a stockholder of the Corporation or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of capital stock, reclassification of capital stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on any Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Corporation, whether such liabilities are asserted by the Corporation or by creditors of the Corporation.   Notwithstanding this Section 6.03, the Corporation shall provide the Holder with copies of the same notices and other information given to the holders of Common Shares generally, contemporaneously with the giving thereof to such holders.

Section 6.04.  Replacement on Loss; Division and Combination.

(a)                          Replacement of Warrant on Loss.   Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement with an affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Corporation, the Corporation at its own expense shall execute and deliver to the Holder, in lieu hereof, a new warrant of like tenor and exercisable for an equivalent number of Warrant Shares as this Warrant so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Corporation for cancellation.

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(b)                          Division and Combination of Warrant.   Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant and other warrants to the Corporation at its then principal executive offices, together with a written notice specifying the names and denominations in which new warrants are to be issued, signed by the respective Holder or their agents or attorneys.  Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Corporation shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice.   Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

Section 6.05.  Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 6.05 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that the Holder shall not offer, sell, assign, transfer, pledge or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act.  The Holder will cause any proposed purchaser, assignee, transferee or pledgee of this Warrant or any Warrant Shares to agree to take and hold such securities subject to the provisions of this Section 6.05.  All Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE ISSUER AND, IF APPLICABLE, THE TRANSFER AGENT FOR SUCH SECURITIES HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.”

Section 6.06.  Warrant Register.  The Corporation shall keep and properly maintain at its principal executive offices books for the registration of this Warrant and any transfers thereof (the “Warrant Register”).  The Corporation may deem and treat the Person in whose name this Warrant is registered on the Warrant Register as the holder thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary, except any assignment, division,

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combination or other transfer of this Warrant effected in accordance with the provisions of this Warrant.

Section 6.07.  Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.   Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.07).

If to the Corporation:                                                                                                                           Sanchez Energy Corporation

1000 Main Street, Suite 3000

Houston, Texas 77002

Attention: Antonio R. Sanchez, III

Email:                       tony@sanchezog.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention: Matthew R. Pacey

Email:                       matt.pacey@kirkland.com

If to the Holder:                                                                                                                                                        Aguila Production HoldCo, LLC

c/o The Blackstone Group

345 Park Avenue, 31st Floor

New York, NY 10154

Attention:  Angelo Acconcia

Email: aacconcia@blackstone.com

Section 6.08.  Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

Section 6.09.  Equitable Relief. Each of the Corporation and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

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Section 6.10.  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.11.   Successor and Assigns.  This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Corporation and the successors and permitted assigns of the Holder.  Such successors and/or permitted assigns of the Holder shall be deemed to be the Holder for all purposes hereunder.

Section 6.12.  No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Corporation and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

Section 6.13.  Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

Section 6.14.  Amendment and Modification; Waiver.  Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by the Corporation or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.15.  Severability. Any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 6.16.  Governing Law.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 6.17.  Submission to Jurisdiction. The parties hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the State of Delaware in any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.   Service of process, summons, notice or other document by

17

certified or registered mail to such party’s address for receipt of notices pursuant to Section 6.07 shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.18.  Waiver of Jury Trial.   Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

Section 6.19.  Counterparts.  This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

Section 6.20.  No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Signature pages follow.]

18

IN WITNESS WHEREOF, the Corporation has duly executed this Warrant on the Original Issue Date.

SANCHEZ ENERGY CORPORATION

By:
	Name:	Antonio R. Sanchez, III
	Title:	Chief Executive Officer

SIGNATURE PAGE

TO

WARRANT AGREEMENT

Accepted and agreed by:

AGUILA PRODUCTION HOLDCO, LLC

By:
Name:	Angelo Acconcia
Title:	President

SIGNATURE PAGE

TO

WARRANT AGREEMENT

EXHIBIT A

SANCHEZ ENERGY CORPORATION

WARRANT EXERCISE AGREEMENT

To [Name]:

As of the date hereof, the undersigned Holder has the right under the Warrant to Purchase Common Shares, dated as of [•], 2016, by and between Sanchez Energy Corporation and Aguila Production HoldCo, LLC (the “Warrant”) to purchase                       Warrant Shares (as defined in the Warrant).  Upon payment of the applicable Aggregate Exercise Price (as defined in the Warrant) and surrender of the Warrant included herewith, the undersigned Holder hereby irrevocably, except as set forth in Section 3.07 of the Agreement, elects to exercise its right represented by the Warrant to purchase                                                          Warrant Shares, and requests that the Warrant Shares be issued in the following name:

Name

Address

Federal Tax Identification or Social Security No.

and delivered by	(certified mail to the above address, or

(other ) (specify);

Aggregate Exercise	Certified or official bank check
Price paid by:
Wire transfer

A-1

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable by the undersigned Holder upon exercise of the Warrant, that the Corporation make appropriate notation in the Warrant Register (as defined in the Warrant) to reflect the Warrant Shares that remain subject to purchase upon exercise of the Warrant after giving effect to this Warrant Exercise Agreement.

Yes / No (Please Circle):  The undersigned Holder requests that certificates be issued for the

Warrant Shares.

If the undersigned Holder would like more than one certificate, please indicate the number of certificates and the number of shares to be represented by each certificate:

Number of Certificates:  _________________________

Number of Warrant Shares to be represented by each certificate:

	Certificate 1	Certificate 2	Certificate 3	Certificate 4
Number of Warrant Shares

Dated:                                  ,

Note:     The signature must correspond with the name of the Holder as set forth on the signature page of the Warrant Agreement in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

Signature:

Name (please print)

Address

Federal Tax Identification or Social Security No.

Assignee:

A-2

A-3

EXHIBIT B

SANCHEZ ENERGY CORPORATION

ASSIGNMENT

For value received _______________________ hereby sells, assigns and transfers unto ________________ its rights under the Warrant to Purchase Common Shares, dated as of [•], 2016, by and between Sanchez Energy Corporation and Aguila Production HoldCo, LLC (the “Warrant”) to purchase Warrant Shares (as defined in the Warrant) on the terms and subject to the conditions set forth therein(2), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said rights to purchase Warrant Shares under the Warrant on the books of the within-named Corporation, with full power of substitution in the premises.

The contact information of the assignee is as follows:

[•]

[Address]

[City, State,Zip]

Attention: [•]

Facsimile: [•]

Email:                        [•]

with a copy to (which shall not constitute notice):

[•]

[Address]

[City, State,Zip]

Attention: [•]

Facsimile: [•]

Email:                       [•]

Date:

Signature:

Note:                          The above signature must correspond with the name as written upon the face of the enclosed Warrant in every particular, without alteration or enlargement or any change whatever.

(2)  For partial assignment, indicate portion assigned.

B-1

ANNEX F

FORM OF

STANDSTILL AND VOTING AGREEMENT

Final Form

STANDSTILL AND VOTING AGREEMENT

BY AND AMONG

SANCHEZ ENERGY CORPORATION,

BLACKSTONE CAPITAL PARTNERS VII L.P.

AND

BLACKSTONE ENERGY PARTNERS II L.P.

STANDSTILL AND VOTING AGREEMENT

This STANDSTILL AND VOTING AGREEMENT (this“Agreement”) is made and entered into as of [___________], [_____], by and among Sanchez Energy Corporation, a Delaware corporation (the “Company”), Blackstone Capital Partners VII L.P. (“BCP VII”), and Blackstone Energy Partners II L.P. (“BEP II” and, collectively with BCP VII, the “Investors”).

RECITALS

WHEREAS, pursuant to (i) the Warrant Agreement, dated as of [__________], 2017, by and between the Company and Aguila Production, LLC, an Affiliate (as defined below) of the Investors (“Aguila”) (the “Warrant Agreement”),(1) (ii) the Securities Purchase Agreement, dated as of [_____________],[_____] by and between the Company and Aguila (the “Securities Purchase Agreement”)(2) and (iii) the Interim Investors Agreement, dated January 12, 2017 (the “Investors Agreement”), among the Company, SN EF UnSub GP, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “General Partner”), SN EF UnSub, LP, a Delaware limited partnership of which the General Partner is the sole general partner (the “Partnership”), SN EF UnSub Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“SN Holdings”), Aguila and the Investors, among other things, the Company issued to Aguila the Securities;(3) and

WHEREAS, as a result of the issuances of the Securities to the Aguila, the Investors are as of the date hereof deemed to Beneficially Own Common Stock representing approximately [•]% of the outstanding Company Voting Securities; and

WHEREAS, the parties hereto believe that it is desirable to establish certain provisions with respect to the Voting Securities that are currently held, or may be acquired, by the Investors; and

WHEREAS, the Board of Directors of the Company has approved this Agreement upon the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

(1) NTD: To be revised if Common Stock issued to Aguila upon exercise of its preemptive rights before the APC closing.

(2) NTD: Securities Purchase Agreement references to be deleted if preemptive rights not exercised before APC closing.

(3) NTD: Agreement to be further updated if Aguila receives Common Stock upon exercise of its preemptive rights before the APC closing — Agreement intended to cover all Company securities issued in APC-related transactions, including upon exercise of Aguila’s preemptive rights, and executed upon initial acquisition.

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions.   Capitalized terms used herein without definition shall have the meanings set forth below:

“Affiliate” means, with respect to the Investors, Aguila and any other Person that is directly or indirectly Controlled by BCP VII or BEP II and, with respect to any other specified Person, any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified; provided, that no portfolio company directly or indirectly Controlled by BCP VII or BEP II shall be deemed an Affiliate of the Investors; provided further, that, for purposes of this Agreement, GSO Capital Partners LP, a Delaware limited partnership, or its Affiliates that are part of the credit-related businesses of The Blackstone Group, LP shall not be considered or otherwise deemed to be an “Affiliate” of the Investors or Aguila.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Aguila” has the meaning specified therefor in the recitals of this Agreement.

“BCP VII” has the meaning specified therefor in the introductory paragraph of this Agreement.

“BEP II” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Bankruptcy Event” means, with respect to any Person, the occurrence of one or more of the following events: (a) such Person (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents or acquiesces by answer or otherwise to the filing against it of a petition for relief or reorganization or rearrangement, readjustment or similar relief or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, dissolution, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as bankrupt or as insolvent or to be liquidated, (vi) gives notice to any Governmental Authority of insolvency or pending insolvency, or (vii) takes corporate action for the purpose of any of the foregoing; or (b) a court of Governmental Authority of competent jurisdiction enters an order appointing, without consent by such Person, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Person, or a petition or involuntary case with respect to any of the foregoing shall be filed or commenced against such Person.

“Beneficially Own” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire

2

by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Beneficial Ownership” has a correlative meaning to Beneficially Own.

“Board” means the Board of Directors or similar governing body of any member of the Company Group, as applicable.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any class or classes of stock resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any liquidation, dissolution or winding up of the Company.   For purposes of this Agreement, references to a share or shares of Common Stock shall be deemed to include the Right(s) associated with such share or shares that are issued pursuant to the Rights Plan or any similar successor plan hereafter adopted by the Company.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement and includes any successor thereto.

“Company Group” means the Company and its Affiliates.

“Control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

“General Partner” has the meaning specified therefor in the recitals of this Agreement.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Investor”has the meaning specified therefor in the introductory paragraph of this Agreement.

“Investors Agreement” has the meaning specified therefor in the Recitals.

“Joint Development Agreement” has the meaning specified in the Investors Agreement

“Partnership” has the meaning specified therefor in the recitals of this Agreement.

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“Person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Rights” has the meaning assigned to such term under the Rights Plan.

“Rights Plan” means that certain Rights Agreement, dated as of July 28, 2015, between the Company and Continental Stock Transfer & Trust Company, as rights agent, including the exhibits attached thereto, as such rights agreement may be amended, modified or supplemented from time to time.

“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).

“Securities” means (i) the warrant to purchase shares of Common Stock issued pursuant to the Warrant Agreement, (ii) the shares of Common Stock issued pursuant to the Securities Purchase Agreement or [otherwise] acquired in connection with Aguila’s exercise of its preemptive rights under the Investors Agreement, (iii) Common Stock issued or issuable pursuant to the Warrant Agreement and (iv) Common Stock acquired pursuant to any right of first offer under the Joint Development Agreement.(4)

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder.

“Securities Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.(5)

“SN Holdings” has the meaning specified therefor in the recitals of this Agreement.

“Standstill Termination Date” means the date on which Aguila, the Investors and their respective Affiliates Beneficially Own less than 1.0% of the outstanding Voting Securities.

“Votes” means votes entitled to be cast generally in the election of members of the Board.

“Voting Power” means, as of any time, the ratio, expressed as a percentage, of (x) the Votes (with respect to the Board of the Company) represented by the Voting Securities Beneficially Owned by the Person in question and its Affiliates to (y) the aggregate (A) Votes (with respect to the Board of the Company) represented by all then outstanding Voting Securities plus (B) without duplication the Votes (with respect to the Board of the Company) represented by the Voting Securities underlying any other interests Beneficially Owned by the Person in question and its Affiliates.

(4) NTD: Securities Purchase Agreement references to be deleted if preemptive rights not exercised before APC closing.

(5) NTD: Securities Purchase Agreement references to be deleted if preemptive rights not exercised before APC closing.

4

“Voting Securities” means, together, (1) the Common Stock and (2) any shares of any class of capital stock or other equity interest (or other security or interest) of any member of the Company Group other than the Common Stock that are entitled to vote generally in the election of members of the Board.

“Warrant Agreement” has the meaning specified therefor in the recitals of this Agreement.

ARTICLE II

STANDSTILL; VOTING

Section 2.1         Standstill.  During the period commencing on the date hereof and ending on the Standstill Termination Date, without the prior consent of the Company, each Investor agrees that neither it nor any of its Affiliates will (and each Investor will cause its Affiliates to not), directly or indirectly:

(a)                         [other than the acquisition of additional shares of Common Stock by Aguila (i) pursuant to the the Warrant Agreement, (ii) as a result of the exercise of its preemptive rights under the Investors Agreement,](6) (iii) pursuant to any right of first offer under the Joint Development Agreement or (iv) pursuant to the exercise of Rights associated with the Common Stock owned by the Investors or their respective Affiliates, acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any of the Company Group’s corporate loans, debt securities, Voting Securities, other Company Group securities or all or substantially all of the assets of any member of the Company Group, or rights or options to acquire interests in any of Voting Securities or other Company Group securities of any member of the Company Group or all or substantially all of the assets of any member of the Company Group;

(b)                         (i)  call a special meeting of the holders of Voting Securities of any member of the Company Group including without limitation by written consent, (ii) seek representation on the Board of any member of the Company Group, (iii) seek the removal of any member of the Board of any member of the Company Group, (iv) solicit consents from securityholders or otherwise act or seek to act by written consent with respect to the Company Group, (v) conduct a referendum of securityholders of any member of the Company Group or (vi) make a request for any securityholder list or other Company Group books and records, whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise;

(c)                          make any statement or proposal to the Board of any member of the Company Group regarding, or make any public announcement, proposal or offer (including without limitation any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, or otherwise solicit, seek or offer to effect (including without limitation, for the avoidance of doubt, indirectly by means of communication with the press or media):

(6) NTD: To be updated based on whether executed before or at the time of the APC closing.

5

(i)                              any acquisition of any of the securities or all or substantially all of the assets of any member of the Company Group, or rights or options to acquire interests in any of the securities or all or substantially all of the assets of any member of the Company Group;

(ii)                           any business combination, merger, tender offer, exchange offer, similar transaction or other extraordinary transaction involving any member of the Company Group;

(iii)                        any restructuring, recapitalization, liquidation or similar transaction involving any member of the Company Group;

(iv)                       any proposal to seek representation on the Board of any member of the Company Group or otherwise seek to control or influence the management, the Board or policies of any member of the Company Group, including without limitation (A) any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of any member of the Company Group, (B) any material change in the capitalization or dividend policy of any member of the Company Group, (C) any other material change in any member of the Company Group’s management, business or corporate structure, (D) seeking to have any member of the Company Group waive or make amendments or modifications to its organizational documents, or other actions that may impede or facilitate the acquisition of control of any member of the Company Group by any Person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(v)                          any request or proposal to waive, terminate or amend the provisions of this Agreement if such request or proposal would require the Investor or any member of the Company Group to make a public announcement;

(vi)                       any proposal, arrangement or other statement that is inconsistent with the terms of this Agreement, including without limitation this Section 2.1; or

(d)                                 [reserved]

(e)                           knowingly instigate, encourage or assist any third party (including without limitation forming a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in Section 2.1(c); or

(f)                                   take any action which would require any member of the Company Group to make a public announcement regarding any of the actions set forth in Section 2.1(c).

Section 2.2                                    Standstill Exceptions.  Notwithstanding any other provision hereof, the parties hereto agree that the restrictions contained in Section 2.1 shall:

6

(a)                                 not apply to transactions in any equity or debt securities of any member of the Company Group by any pension plan, 401(k) plan or other employee benefit plan or discretionary investment fund administered for the benefit of an Investor’s directors, officers or employees or its Affiliates; provided, that such activities are not in connection with any intention, plan or arrangement to influence or acquire control over any member of the Company Group’s management, Board or policies;

(b)                                 not prohibit an Investor or its Affiliates from privately communicating with, including without limitation making any offer or proposal to, the Board of the Company, subject to Section 2.1(f);

(c)                                  not prohibit any transfer which is otherwise permitted under Section 2.3 and/or Section 2.4 and

(d)                                 terminate and be of no further force and effect on the Standstill Termination Date.

Section 2.3                                    Transfer Restrictions. Without limiting the restrictions set forth in Section 2.4, each Investor shall not (and each Investor shall cause its Affiliates not to), without the prior written consent of the Company, transfer any Voting Securities (or any securities convertible into or exercisable for Voting Securities) directly or indirectly (by merger, consolidation, operation of law or otherwise, including by transferring (or causing the transfer of) equity interests in Aguila or other Affiliates that Beneficially Own Voting Securities (or any securities convertible into or exercisable for Voting Securities)):

(a)                                 to, or in a transaction with, any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) where any such Person or “group” would acquire in such transaction or, to the knowledge of the Investors after reasonable inquiry, owns or would own, following such transaction, Beneficial Ownership of an aggregate number of Voting Securities representing 4.9% or more of the Voting Power or 4.9% or more of the issued and outstanding Common Stock; or

(b)                                 to, or in a transaction with, any Person, or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that, to the knowledge of the Investors after reasonable inquiry, competes directly or indirectly with the business of the Company in any material respect;

provided that the restrictions in this Section 2.3 shall (A) not apply to any Voting Securities (or any securities convertible into or exercisable for Voting Securities) transferred pursuant to a public distribution in compliance with any applicable requirements of U.S. federal or state securities laws (including without limitation Rule 144 under the Securities Act) and (B) in the case of an investment fund, limited liability company or partnership which is an Affiliate of the Investors, not apply to the transfer of any Voting Securities (or any securities convertible into or exercisable for Voting Securities) to a limited partner of such fund, member of such limited liability company or limited or general partner of such general or limited partnership, or to any other Affiliate of an Investor that in each case agrees to be bound by the provisions contained in this Agreement.

7

Section 2.4                             Lockup. Without the prior written consent of the Company, except as specifically provided below, each Investor shall not (and each Investor shall cause its Affiliates not to), (a) during the period commencing on the date hereof and ending on the second anniversary of the date of the Acquisition (as defined in the Investors Agreement), (x) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Securities or (y) directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Securities, regardless of whether any transaction described in clauses (x) or (y) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  Notwithstanding the foregoing, and subject to the conditions below, each Investor and its Affiliates may (a) transfer of any Securities (or any securities convertible into or exercisable for Securities) to any limited partner of any investment fund, member of any limited liability company or limited or general partner of any general or limited partnership, in each case which is an Affiliate of an Investor, or to any other Affiliate of an Investor, provided, that that in each case such Person agrees to be bound by the provisions contained in this Agreement, (b) transfer Securities to the Company pursuant to any net exercise or net settlement of any Common Stock pursuant to the terms of the Warrant Agreement and (c) transfer Securities in connection with any foreclosure by a lender of borrowed money which was secured by a bona fide pledge of the Securities. [Notwithstanding the foregoing, if the Acquisition is not consummated, the two year period referred to above shall commence on the date hereof and end on the second anniversary of the date hereof.](7)

Section 2.5                             Voting. During the period commencing on the date hereof and ending on the Standstill Termination Date:

(a)                          the Investors shall (and shall cause their respective Affiliates to) take such action (including without limitation, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) at each meeting of the stockholders of the Company as may be required so that all shares of issued and outstanding Voting Securities of the Company Beneficially Owned, directly or indirectly, by it and/or by any of its Affiliates are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board of the Company to the other holders of Voting Securities (including without limitation with respect to director elections) of the Company; provided, that the foregoing shall not apply in the event that the Board of the Company recommends that the other holders of Voting Securities vote against the Company’s approval of a “Sale Transaction” (as defined in the Joint Development Agreement); and

(b)                          the Investors shall (and shall cause their respective Affiliates to) be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of issued and outstanding Voting Securities of the Company Beneficially Owned by it or them from time to time may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 2.5(a) at such meetings (including without limitation at any adjournments or postponements thereof).  The foregoing provision shall also

(7) Include if preemptive rights exercised before the APC closing.

8

apply to the execution by such Persons of any written consent in lieu of a meeting of holders of Voting Securities of the Company.

(c)                           subject to the proviso in Section 2.5(a), the Investors shall (and shall cause their respective Affiliates to) vote (or cause to be voted) or to act by written consent all securities of the Company Group Beneficially Owned by it that are not Voting Securities as directed or recommended by the Board of the Company and shall cause such other securities to be counted as present for the purposes of establishing a quorum, to the extent applicable.

Section 2.6                             Exceptions to Transfer Restrictions; Early Termination. Notwithstanding Section 2.3 and 2.4, the Investors and their Affiliates shall be permitted to transfer Securities in any of the following transactions to the counterparties in such transactions, but not otherwise:

(a)                          the Company, with the approval of a majority of the Board of the Company, enters into an agreement with any person or group (none of which is an Affiliate (as defined in clause (i) or (ii) of the definition thereof) of the Investors) providing for (i) an offer to be made to purchase 50% or more of the outstanding shares of Common Stock or all or substantially all of the assets of the Company; or (ii) the merger or consolidation of the Company with or into any other person in which (A) either the Company’s outstanding capital stock shall be converted into cash or other property, or a majority of the outstanding voting stock of the surviving corporation immediately following such merger or consolidation will not be owned by Persons who were stockholders of the Company immediately before the merger or consolidation, and (B) notice of a meeting of shareholders of the Company called to consider such agreement shall be given by or at the direction of the Board of the Company;

(b)                          any tender offer or exchange offer made to the holders of the Company’s outstanding Common Stock (so long as such offer is not made by the Investors or any of their Affiliates (as defined in clause (i) or (ii) of the definition thereof)) and with respect to which the Company, with the approval of a majority of the Board of the Company, has recommended that the Company’s stockholders accept such offer.

(c)                           The restrictions in Sections 2.3 and 2.4 shall terminate (a) on the occurrence of a Bankruptcy Event of the Company and (b) with respect to any Securities which are the subject of the transactions referred to in Sections 2.6(a) or (b) which are transferred in accordance with the consummation of such transactions.

ARTICLE III

MISCELLANEOUS

Section 3.1                             Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

if to the Company to:

Sanchez Energy Corporation

1000 Main Street

9

Suite 3000

Houston, Texas 77002

Attention: Antonio R. Sanchez, III

Facsimile: (713) 756-2782

Email:                     tony@sanchezog.com

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld, LLP

1111 Louisiana Street, Suite #44

Houston, TX 77002

Attention: David Elder

Facsimile: 713-236-0822

Email: delder@akingump.com

if to the Investors to:

Blackstone Capital Partners VII L.P.

and Blackstone Energy Partners II L.P.

345 Park Avenue, 43rd Floor

New York, New York 10154

Attention: Angelo Acconcia

Electronic Mail: acconcia@blackstone.com

and with copies to:

Blackstone Management Partners L.L.C.

345 Park Avenue, 43rd Floor

New York, New York 10154

Attention: Angelo Acconcia

Electronic Mail: acconcia@blackstone.com

and with copies to (which shall not constitute notice):

Kirkland & Ellis LLP

600 Travis St., Suite 3300

Houston, Texas 77002

Attention: Andrew Calder, P.C.

Rhett Van Syoc

Electronic Mail:             andrew.calder@kirkland.com

                                                                                                   rhett.vansyoc@kirkland.com

All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next

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business day if not received during recipient’s normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2                             Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties.  All of the terms, covenants and agreements contained in this Agreement are solely for the benefit of the parties hereto, and their respective successors and assigns, and no other parties (including, without limitation, any other stockholders or creditor of the Company, or any director, officer or employee of the Company) are intended to be benefitted by, or entitled to enforce, this Agreement.

Section 3.3                             Assignment of Rights. No party hereto may transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the other party hereto.

Section 3.4                             Recapitalization, Exchanges, etc. Affecting the Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all interests of the Company Group or any successor or assign of any member of the Company Group (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for or in substitution of, such interests, and shall be appropriately adjusted for combinations, stock or other splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 3.5                             Aggregation of Securities. All equity securities of the Company Group held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.6                             Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.7                             Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.  A signed copy of this Agreement delivered by facsimile, portable document format (PDF) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.  This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (i) executes this Agreement in the appropriate space provided in

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the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (ii) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

Section 3.8                                    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.9                             Governing Law. This Agreement is governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any law other than the law of the State of Delaware.

Section 3.10                      Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable.  The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  In addition, each of the parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 3.11                      WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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Section 3.12                      Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.13                      Entire Agreement; Integrated Transactions. This Agreement and the other agreements and documents expressly referred to herein is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  This Agreement and the other agreements and documents expressly referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.14                      Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Investors.

Section 3.15                      No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.16                      Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Investors (and their transferees or assignees) and the Company shall have any obligation hereunder and no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of the Investors or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of the Investors or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the foregoing, as such, for any obligations of the Investors or the Company under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.17                      Further Assurances. The Company and the Investors shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.  The Investors agree that they shall not direct any Person to undermine or breach the terms and conditions set forth herein.

Section 3.18                      Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

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[Signature page follows]

14

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SANCHEZ ENERGY CORPORATION

By:
Name:
Title:

BLACKSTONE CAPITAL PARTNERS VII L.P.

By:
Name:
Title:

BLACKSTONE ENERGY PARTNERS II L.P.

By:
Name:
Title:

[Signature Page to Standstill and Voting Agreement]

ANNEX G

FORM OF REGISTRATION RIGHTS
AGREEMENT

Final Form

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

SANCHEZ ENERGY CORPORATION

AND

AGUILA PRODUCTION HOLDCO, LLC

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2017, by and among Sanchez Energy Corporation, a Delaware corporation (the “Corporation”), and Aguila Production HoldCo, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, this Agreement is entered into in connection with the issuance of the Warrants (as defined below) pursuant to the Interim Investors Agreement, dated as of January 12, 2017 (the “Investors Agreement”), by and among the Corporation, the Purchaser and the other parties thereto(1); and

WHEREAS, the Corporation has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Investors Agreement; and

WHEREAS, it is a condition to the obligations of each Purchaser and the Corporation under the Investors Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Definitions.  The terms set forth below are used herein as so defined:

“Affiliate” of any Person means any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such particular Person.  For purposes of this Agreement, (i) GSO or its Affiliates that are part of the credit-related businesses of The Blackstone Group, LP shall not be considered or otherwise deemed to be an “Affiliate” of the Purchaser, and (ii) none of the Purchaser or its Affiliates or any fund or account managed, advised or subadvised by the Purchaser or its Affiliates shall constitute an Affiliate of the Corporation.

(1) Agreement to be updated to reference common shares if pre-emptive rights exercised; will only cover securities issued in APC transactions (shares underlying warrants or acquired upon exercise of preemptive rights).

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Board” means the Board of Directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Closing Date” means the date of consummation of the Acquisition (as defined in the Investors Agreement).

“Common Shares” means the shares of common stock, par value $0.01 per share, of the Corporation (including the attached Rights).

“Common Share Price” means the volume weighted average closing price of Common Shares (as reported by The New York Stock Exchange or, if The New York Stock Exchange is not the Corporation’s primary securities exchange or market, such primary securities exchange or market) for the ten (10) trading days immediately preceding the date on which the determination is made (or, if such price is not available, as determined in good faith by the Board).

“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether though the ownership of voting securities, by contract or otherwise.  The terms “Controlled” and “Controlling” shall have correlative meanings.

“Corporation” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Effective Date” means, with respect to a particular Shelf Registration Statement, the date of effectiveness of such Shelf Registration Statement.

“Effectiveness Deadline” has the meaning specified therefor in Section 2.01 of this Agreement.

“Effectiveness Period” means the period beginning on the Effective Date for the Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities.

“Electing Holders” has the meaning specified therefor in Section 2.04 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 19, 2011, by and between Sanchez Energy Corporation and Sanchez Energy Partners I, LP.

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“Freely Tradable” means, with respect to any security, that such security is no longer subject to the restrictions on trading under the provisions of Rule 144 under the Securities Act (or any successor rule or regulation to Rule 144 then in force), including volume and manner of sale restrictions, and the current public information requirement of Rule 144(e) (or any successor rule or regulation to Rule 144 then in force) no longer applies.

“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“GSO” means GSO Capital Partners LP, a Delaware limited partnership.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Investors Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“Losses” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book- running lead manager of such Underwritten Offering.

“NYSE” means The New York Stock Exchange, Inc.

“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Person” means an individual or a corporation, limited liability company, corporation, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Purchaser” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means the Common Shares (including the attached Rights) issued or issuable upon the exercise of the Warrants [and any shares acquired upon exercise of preemptive rights pursuant to the Investors Agreement].

“Registrable Securities Amount” means the calculation based on the product of the Common Share Price times the number of applicable Registrable Securities.

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“Registration Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01 of this Agreement.

“Required Holders” means Holders of greater than 50% of the Registrable Securities.

“Rights” means the preferred stock purchase rights that automatically attach to each Common Share pursuant to the SN Rights Plan.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).

“SN Rights Plan” means that certain Rights Agreement, dated as of July 28, 2015, between the Corporation and Continental Stock Transfer & Trust Company, as rights agent, including the exhibits attached thereto, as such rights agreement may be amended, modified or supplemented from time to time.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Underwritten Offering Notice” has the meaning specified therefor in Section 2.04 of this Agreement.

“Warrant” means the warrant, and all warrants issued upon division or combination of, or in substitution for the warrant, issued pursuant to the Warrant to Purchase Common Shares, dated as of [•], 2017, between the Corporation and the Purchaser.

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Section 1.02         Registrable Securities.  Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Registrable Security is held by the Corporation or one of its Affiliates; or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof. In addition, any Registrable Security will cease to be a Registrable Security upon the date that such security is Freely Tradeable.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01          Shelf Registration.

Shelf Registration.  Within eighteen (18) months of the Closing Date (or the date hereof, if the Acquisition is not consummated), the Corporation shall use its reasonable best efforts to prepare and file a Shelf Registration Statement with the SEC to permit the public resale of all Registrable Securities on the terms and conditions specified in this Section 2.01 (a “Registration Statement”).  The Registration Statement filed with the SEC pursuant to this Section 2.01 shall be on Form S-3 or, if Form S-3 is not then available to the Corporation, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Registration Statement.  The Corporation shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to be declared effective no later than two (2) years after the Closing Date (or the date hereof, if the Acquisition is not consummated) (the “Effectiveness Deadline”).  A Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Selling Holders, including by way of an Underwritten Offering, if such an election has been made pursuant to Section 2.04 of this Agreement.  During the Effectiveness Period, the Corporation shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until all Registrable Securities have ceased to be Registrable Securities.  The Corporation shall prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) to list the Registrable Securities covered by a Registration Statement and shall use its reasonable best efforts to have such Registrable Securities approved for listing on the NYSE (or such other national securities

5

exchange on which the Registrable Securities are then listed and traded) by the Effective Date of such Registration Statement, subject only to official notice of issuance.  As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Corporation shall notify the Holders of the effectiveness of such Registration Statement.When effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).  If the Managing Underwriter of any proposed Underwritten Offering of Registrable Securities advises the Corporation that the inclusion of all of the Selling Holders’ Registrable Securities that the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Corporation can be sold without having such adverse effect, with such number to be allocated (i) first, to the Selling Holders, allocated among such Selling Holders pro rata on the basis of the number of Registrable Securities held by each such Selling Holder or in such other manner as such Selling Holders may agree, and (ii) second, to any other holder of securities of the Corporation having rights of registration that are neither expressly senior nor subordinated to the Holders in respect of the Registrable Securities.

Section 2.02          Piggyback Rights.

(a)        Participation.  So long as a Holder has Registrable Securities, if the Corporation proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.01 and other than a registration statement on Forms S-4 or S-8 and any successor forms, (ii) a prospectus supplement to an effective shelf registration statement relating to the sale of equity securities of the Corporation, other than a Registration Statement contemplated by Section 2.01 and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, and other than a registration statement on Forms S-4 or S-8 and any successor forms, in each case, for the sale of Common Shares in an Underwritten Offering for its own account or that of another Person, or both, then promptly following the selection of the Managing Underwriter for such Underwritten Offering, the Corporation shall give notice of such Underwritten Offering to each Holder and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Corporation has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Shares in the Underwritten Offering, then (x) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Corporation shall not be required to offer such opportunity to the Holders or (y) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the

6

accounts of Holders shall be determined based on the provisions of Section 2.02(b).  Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day and receipt of such notice shall be confirmed by the Holder.  Each such Holder shall then have three Business Days (or two Business Days in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering.  If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Corporation shall determine for any reason not to undertake or to delay such Underwritten Offering, the Corporation may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities as part of such Underwritten Offering for the same period as the delay in the Underwritten Offering.  Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Corporation of such withdrawal at or prior to one Business Day before the time of pricing of such Underwritten Offering.  Any Holder may deliver written notice (an “Opt-Out Notice”) to the Corporation requesting that such Holder not receive notice from the Corporation of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing prior to one Business Day before the time of pricing of such underwritten offering.  Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Corporation shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Corporation pursuant to this Section 2.02(a).

(b)         Priority.  Other than situations outlined in Section 2.01 of this Agreement, if the Managing Underwriter of any proposed Underwritten Offering of Common Shares included in an Underwritten Offering involving Included Registrable Securities advises the Corporation that the total amount of Common Shares that the Selling Holders and any other Persons intend to include in such offering exceeds the number of Common Shares that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Shares offered or the market for the Common Shares, then the Common Shares to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Corporation can be sold without having such adverse effect, with such number to be allocated (i) first, to the Corporation or other party or parties requesting or initiating such registration, (ii) second, by the holders of Corporation securities that have requested participation in such Underwritten Offering under the Existing Registration Rights Agreement, and (iii) third, by the Selling Holders who have requested participation in such Underwritten Offering and by the other holders of Common Shares (other than holders of Registrable Securities) with registration rights entitling them to participate in such Underwritten Offering, allocated among such Selling Holders and other holders pro rata on the basis of the number of Registrable Securities or Common Shares held by each applicable Selling Holder or other holder or in such manner as they may agree.

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Section 2.03          Delay Rights.

Notwithstanding anything to the contrary contained herein, the Corporation may, upon written notice to (i) all Holders, delay the filing of a Registration Statement required under Section 2.01, or (ii) any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus that is a part of such Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if the Corporation (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Board determines in good faith that (A) the Corporation’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board, would materially adversely affect the Corporation; provided, however, in no event shall (A) such filing of such Registration Statement be delayed under clauses (x) or (y) of this Section 2.03 for a period that exceeds 90 calendar days or (B) such Selling Holders be suspended under clauses (x) or (y) of this Section 2.03 from selling Registrable Securities pursuant to such Registration Statement or other registration statement for a period that exceeds an aggregate of 90 calendar days in any 365 calendar-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering.   Upon disclosure of such information or the termination of the condition described above, the Corporation shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Selling Holders whose Registrable Securities are included in such Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.04          Underwritten Offerings.   In the event that the Required Holders elect to include, other than pursuant to Section 2.02 of this Agreement, at least the lesser of (i) $25.0 million of Registrable Securities in the aggregate (calculated based on the Registrable Securities Amount) and (ii) 100% of the then outstanding Registrable Securities held by them under a Registration Statement pursuant to an Underwritten Offering, the Corporation shall, upon request by the Required Holders (such request, an “Underwritten Offering Notice” and such electing Required Holders, the “Electing Holders”), retain underwriters in order to permit the Electing Holders to effect such sale through an Underwritten Offering; provided, however, that the Required Holders shall have the option and right to require the Corporation to effect not more than three Underwritten Offerings pursuant to and subject to the conditions of this Section 2.04, subject to a maximum of two Underwritten Offerings during any 12-month period.   Upon delivery of such Underwritten Offering Notice to the Corporation, the Corporation shall as soon

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as practicable (but in no event later than one Business Day following the date of delivery of the Underwritten Offering Notice to the Corporation) deliver notice of such Underwritten Offering Notice to all other Holders, who shall then have two Business Days from the date that such notice is given to them to notify the Corporation in writing of the number of Registrable Securities held by such Holder that they want to be included in such Underwritten Offering.  For the avoidance of doubt, any Holders notified about an Underwritten Offering by the Corporation after the Corporation has received the corresponding Underwritten Offering Notice may participate in such Underwritten Offering, but shall not count toward the $25.0 million of Registrable Securities (calculated based on the Registrable Securities Amount) required under clause (i) of this Section 2.04 to request an Underwritten Offering pursuant to an Underwritten Offering Notice.   In connection with any Underwritten Offering under this Agreement, the Corporation shall be entitled to select the Managing Underwriter or Underwriters, but only with the consent of Holders of a majority of the Registrable Securities being sold in such Underwritten Offering (not to be unreasonably conditioned, withheld or delayed).  In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Corporation shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities.  No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.  No Selling Holder shall be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by Law.  If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Corporation, the Electing Holders and the Managing Underwriter; provided, however, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering.  If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering or if the registration statement relating to an Underwritten Offering is suspended pursuant to Section 2.03, the events will not be considered an Underwritten Offering and will not decrease the number of available Underwritten Offerings the Required Holders have the right and option to request under this Section 2.04.  No such withdrawal or abandonment shall affect the Corporation’s obligation to pay Registration Expenses pursuant to Section 2.08.

Section 2.05          Sale Procedures.

In connection with its obligations under this Article II, the Corporation shall, as expeditiously as possible:

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(a)                         use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b)                         if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify the Corporation in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Corporation shall use its reasonable best efforts to include such information in such prospectus supplement;

(c)                          furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC other than annual or quarterly reports on Form 10-K or 10-Q, respectively, current reports on Form 8-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two Business Days prior to filing in connection with any Underwritten Offering), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)                         if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Corporation shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)                          promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and

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(ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)                            promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Corporation of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Corporation agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)                          upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)                         in the case of an Underwritten Offering, use its reasonable best efforts to furnish to the underwriters upon request, (i) an opinion of counsel for the Corporation dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Corporation’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Corporation and such other matters as such underwriters and Selling Holders may reasonably request;

(i)                             otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, covering a period of twelve months beginning within three

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months after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)                             make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Corporation personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Corporation need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Corporation;

(k)                         use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which the Common Shares are then listed or quoted;

(l)                             use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)                     provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date of such registration statement;

(n)                         enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of Underwritten Offerings of $25.0 million or greater of Registrable Securities (calculated based on the Registrable Securities Amount), making appropriate officers of the Corporation available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on- one meetings with prospective purchasers of the Registrable Securities)); and

(o)                         if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Corporation shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent.

Each Selling Holder, upon receipt of notice from the Corporation of the happening of any event of the kind described in Section 2.05(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(f) or until it is advised in writing by the Corporation that the use of the

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prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Corporation, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Corporation (at the Corporation’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.06                             Cooperation by Holders.

The Corporation shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.02(a) who has failed to timely furnish after receipt of a written request from the Corporation such information that the Corporation determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.07                             Restrictions on Public Sale by Holders of Registrable Securities.

To the extent requested by the Managing Underwriter, each Holder of Registrable Securities that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar-day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Corporation or the officers, directors or any other Affiliate of the Corporation on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.  In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because the Registrable Securities held by such Holder may be disposed of without restriction pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).

Section 2.08                             Expenses.

(a)                         Expenses.  The Corporation shall pay all reasonable Registration Expenses as determined in good faith by the Board, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering.  Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.   For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale.  In addition, except as otherwise provided in Sections 2.08 and 2.09 hereof, the Corporation shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

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(b)                          Certain Definitions.  “Registration Expenses” means all expenses incident to the Corporation’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, and the fees and disbursements of counsel and independent public accountants for the Corporation, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel for the Selling Holders participating in such Registration Statement or Underwritten Offering to effect the disposition of such Registrable Securities (not to exceed $75,000 per filing or offering, as applicable), selected by the Holders of a majority of the Registrable Securities initially being registered under such Registration Statement or other registration statement as contemplated by this Agreement, subject to the reasonable consent of the Corporation.  “Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities, and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Corporation pursuant to Sections 2.08 and 2.09.

Section 2.09                             Indemnification.

(a)                          By the Corporation.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees, agents and Affiliates and each Person, if any, who controls such Selling Holder or its Affiliates within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Corporation shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such

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Selling Holder Indemnified Person in writing specifically for use in such Registration Statement or such other registration statement, or prospectus supplement, as applicable.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)                         By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Corporation, its directors, officers, employees and agents and each Person, if any, who controls the Corporation within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Corporation to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                          Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09.   In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or

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obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d)                         Contribution.  If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                          Other Indemnification.  The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10                             Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its reasonable best efforts to:

(a)                         make and keep public information regarding the Corporation available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), at all times from and after the date hereof;

(b)                         file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act at all times from and after the date hereof; and

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(c)                          so long as a Holder owns any Registrable Securities, furnish, unless otherwise available electronically at no additional charge via the SEC’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 2.11                             Transfer or Assignment of Registration Rights.

The rights to cause the Corporation to register Registrable Securities granted to the Purchaser by the Corporation under this Article II may be transferred or assigned by the Purchaser to one or more transferees or assignees of Registrable Securities without the consent of the Corporation (but subject to the terms and conditions of the Standstill and Voting Agreement, dated as of the date hereof, by and among the Corporation, Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P.); provided, however, that (a) the Corporation is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Purchaser under this Agreement and (c) other than in the case of transfers or assignments to funds or accounts managed, advised or sub-advised by The Blackstone Group, LP, including its limited partners, or its Affiliates, each such transferee or assignee receives at least $1 million of Registrable Securities in the aggregate (calculated based on the Registrable Securities Amount); provided, further, that a holder of Registrable Securities may only participate in an offering under Section 2.02 if it holds at least $1 million in Registrable Securities (calculated based on the Registrable Securities Amount).

Section 2.12                             Limitation on Subsequent Registration Rights.

From and after the date hereof, the Corporation shall not, without the prior written consent of the Required Holders, enter into any agreement with any current or future holder of any equity securities of the Corporation that would allow such current or future holder to require the Corporation to include equity securities in any registration statement filed by the Corporation on a basis that is superior in any respect to the piggyback rights granted to the Holders pursuant to Section 2.02.

ARTICLE III

MISCELLANEOUS

Section 3.01                             Communications.

All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, courier service or personal delivery:

(a)                                 if to the Purchaser:

c/o Blackstone Management Partners L.L.C.

345 Park Avenue, 31st Floor

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New York, NY 10154

Attention: Angelo Acconcia

Facsimile: (212) 201-2874

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention:                        Andrew Calder, P.C.

Rhett Van Syoc

Facsimile:                        (713) 835-3601

Email:                                           andrew.calder@kirkland.com

                                                                               rhett.vansyoc@kirkland.com

(b)                                 if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.11 above; and

(c)                                  if to the Corporation:

Sanchez Energy Corporation

1000 Main Street, Suite 3000

Houston, Texas 77002

Attention: Antonio R. Sanchez, III

Email: tony@sanchezog.com

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld, LLP

1111 Louisiana Street, Suite #44

Houston, TX 77002

Attention: David Elder

Facsimile: 713-236-0822

Email: delder@akingump.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via electronic mail; and when actually received, if sent by courier service or any other means.

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Section 3.02                             Successor and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03                             Assignment of Rights.

All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.11 hereof.

Section 3.04                             Recapitalization, Exchanges, Etc. Affecting the Common Shares.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Corporation or any successor or assign of the Corporation (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.05                             Specific Performance.

Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right shall not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.06                             Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07                             Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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Section 3.08                             Governing Law.

This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of Delaware.

Section 3.09                             Severability of Provisions.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10                             Entire Agreement.

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.   There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Corporation set forth herein.  This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11                             Amendment.

This Agreement may be amended only by means of a written amendment signed by the Corporation and the Required Holders; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the prior written consent of such Holder.

Section 3.12                             No Presumption.

If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13                             Obligations Limited to Parties to Agreement.

Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchaser (and its permitted transferees and assignees) and the Corporation shall have any obligation hereunder.  No recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or any former, current or future director, officer,

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employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, as such, for any obligations of the Purchaser under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.

Section 3.14                             Interpretation.

Article and Section references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” Whenever any determination, consent or approval is to be made or given by the Purchaser (and its transferees or assignees) under this Agreement, such action shall be in the Purchaser’s (and its transferees or assignees) sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “Trading”), all references herein to a “day” are deemed to be a reference to a calendar day.

(Signature pages follow)

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

SANCHEZ ENERGY CORPORATION

By:
Name: Antonio R. Sanchez, III
Title: Chief Executive Officer

Signature Page to Registration Rights Agreement

AGUILA PRODUCTION HOLDCO, LLC

By: Aguila Production Aggregator, LLC
its Managing Member

By:
Name: Angelo Acconcia
Title: President

Signature Page to Registration Rights Agreement

ANNEX H

FORM OF SHAREHOLDERS
AGREEMENT

Final Form

SHAREHOLDERS AGREEMENT

dated as of

[•], 2017

by and between

AGUILA PRODUCTION HOLDCO, LLC

and

SANCHEZ ENERGY CORPORATION

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i

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) dated as of [•], 2017, by and between Sanchez Energy Corporation, a Delaware corporation (the “Company”) and Aguila Production HoldCo, LLC, a Delaware limited liability company (“Aguila” or the “Investor”).

W I T N E S S E T H :

WHEREAS, the Company entered into that certain Purchase and Sale Agreement, dated as of [•], by and between Anadarko E&P Onshore LLC and Kerr-McGee Oil & Gas Onshore LP, [together with any purchase agreement entered into with [redacted] pursuant to certain tag-along rights,](1) and SN EF Maverick, LLC, a Delaware limited liability company (“SN”), SN EF UnSub, LP, a Delaware limited partnership (“SN UnSub”) and Aguila (the “Purchase Agreement”);

WHEREAS, Investor and the Company desire to enter into this Agreement in order to set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to Investor’s ownership of the Warrants, the governance of the Company and other related matters.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Definitions.  As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that (i) no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company, (ii) no portfolio company in which Investor or any of its Affiliates have an investment shall be deemed an Affiliate of Investor or any of its Affiliates and (iii) the Company, its Subsidiaries and any of the Company’s other controlled Affiliates shall not be deemed an Affiliate of Investor.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

(1)   Note to Draft: [redacted] reference to be removed if [redacted] elects not to tag.

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“Closing” means the consummation of the transactions contemplated by the Purchase Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any stock into which such Common Stock may thereafter be converted or changed.

“Company Securities” means (i) the Common Stock, (ii) preferred stock, (iii) securities convertible into or exchangeable for Common Stock, (iv) any other equity or equity-linked security issued by the Company and (v) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

“Governmental Authority” means any transnational, or domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.

“Investor Parties” means Investor and any other Affiliate that holds Company Securities and has executed and delivered to the Company a joinder to this Agreement.

“Joint Development Agreement” means that certain [Joint Development Agreement] by and between Sanchez, SN, SN UnSub and Aguila, dated as of [•], 2017.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Purchase Agreement” has the meaning given in the recitals.

“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, stockholders, members, general or limited partners, agents, counsel, investment advisers or other representatives.

Section 1.02          Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

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ARTICLE II

BOARD REPRESENTATION

Section 2.01          Board Observer.

(a) Following the Closing and until the earlier of (i) the termination of the Joint Development Agreement, (ii) sale of all or substantially all of the “Assets” (as defined in the Purchase Agreement) acquired by “AcqCo” (as defined in the Purchase Agreement) and (iii) the consummation of a “Sale Transaction” pursuant to Section 4.5 of the Joint Development Agreement, the Investor Parties shall have the right, but not the obligation, exercisable by the delivery of written notice to the Company, to appoint one observer representative (such Person, the “Board Observer”) to be present (whether in person or by telephone) at all regularly scheduled meetings of the full Board; provided, however, that (A) the initial Board Observer shall be Angelo Acconcia (provided, that the Company shall be entitled to reject any Board Observer who is (1) not an officer or employee of Investor or its Affiliates or (2) an officer or employee of a business significantly engaged (other than by investment) in the exploration, production, gathering, processing, transportation or storage of oil, gas and/or other hydrocarbons or refined products, other than any private equity professional of Blackstone Energy Partners II, L.P. or Blackstone Capital Partners VII, L.P. and their successor funds); (B) the Board Observer shall satisfy any character and fitness requirements of applicable law and stock exchange rules that apply to board observers or regular members of the Board; (C) the Board Observer shall have no voting rights or rights to participate in Board or committee discussions; and (D) the Board Observer shall agree to abide by the terms of the Company’s insider trading policy as if the Board Observer were a member of the Board.

(b) Once appointed, the Company shall send such Board Observer all of the notices, information and other materials (including meeting notices and agendas) that are distributed to the members of the Board in such capacity for a regular meeting, all at the same time and in the same manner as such notices, agenda, information and other materials are provided to the members of the Board, as applicable. The Company shall provide the Board Observer with the same travel and expense reimbursement with respect to such Board Observer’s attendance at regular Board meetings as is provided to the directors. The rights of the Board Observer in this Agreement shall apply only with respect to meetings, notices, information and other materials of the full Board for regularly scheduled meetings and not any committee of the Board or any special meetings of the Board.

(c) Notwithstanding anything to the contrary in this Section 2.01, the Investor Parties agree that the Board Observer may be excluded from such portions of any Board meeting and that such information and other materials referred to in Section 2.01(b) may be withheld from the Board Observer, in each case, as and solely to the extent (i) relating to an executive session of the Board, (ii) the Company reasonably determines that there is a competitive reason or other reason of material importance to the Company for such exclusion or (iii) the Board reasonably determines, based on the advice of counsel, (A) is necessary to avoid any conflict of interest with respect to any potential transaction or matter related to the Company or its Affiliates, on the one hand, and Investor, the Board Observer or any of their respective Affiliates or portfolio companies, on the other hand, (B) would adversely affect the attorney-client privilege between the Board, the Company or the Company’s Affiliates and its or their counsel, (C) is required to avoid any disclosure that is restricted by any material agreement between the Company or its Affiliates, on the one hand, and another non- Affiliated Person, on the other hand or (D) is appropriate to prevent the Board Observer from being considered a member of the Board under applicable law or stock exchange rules; provided that, before the Company may exclude the Board Observer from any portion of any Board meeting or

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withhold from the Board Observer any Board materials pursuant to the foregoing provisions of this sentence, the Company shall notify the Board Observer of its determination to do so, and consult with the Board Observer to minimize or eliminate the need for such exclusion or withholding.

(d) The Board Observer shall be entitled to provide to the Investor Parties any and all information received by such Board Observer pursuant to this Section 2.01; provided that, for the sake of clarity, in no event shall such information be shared with any portfolio company of the Investor Parties.  Notwithstanding the foregoing, the Investor Parties agree, and any representative of the Investor Parties (including the Board Observer) will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by it in connection with its rights under this Agreement and shall not use such information (i) in any litigation or proceeding or (ii) otherwise except in connection with the Joint Development Agreement and its investment in Company Securities, and the Investor Parties and Board Observer shall execute a confidentiality agreement with respect to such information as may be reasonably requested by the Company.

ARTICLE III

MISCELLANEOUS

Section 3.01          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Investor Parties and the Company (each, a “Party”) and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.02          Notices.  All notices, requests and other communications to any Party (excluding, for the sake of clarity, the notices, information and other materials to be provided to the Board Observer pursuant to Section 2.01) shall be in writing (including facsimile transmission) and shall be given, if to Investor, to:

c/o Blackstone Management Partners L.L.C.

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Angelo Acconcia

Facsimile: (212) 201-2874

with a copy to:

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention: Andrew T. Calder

Rhett A. Van Syoc

Email:                      andrew.calder@kirkland.com

                                                          rhett.vansyoc@kirkland.com

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Facsimile: (713) 835-3601

if to the Company, to:

Sanchez Energy Corporation

1000 Main Street, Suite 3000

Houston, Texas 77002

Attention: Antonio R. Sanchez, III

                                                           General Counsel

Email:                       tony@sanchezog.com

                                                           gkopel@sanchezog.com

Facsimile: (713) 756-2782

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana, 44th Floor

Houston, Texas 77002

Attention: David Elder

Patrick Hurley

Email:                       delder@akingump.com

phurley@akingump.com

Facsimile: (713) 236-0822

or such other address, email address or facsimile number as such Party may hereafter specify for the purpose by notice to the other parties hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; provided that all facsimiles and emails shall be deemed received only upon confirmation of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

Section 3.03          Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.04          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 3.05          Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware

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Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 3.06          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.07          Specific Performance.  Each Party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 3.08    Counterparts; Effectiveness; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each Party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 3.09          Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

Section 3.10          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of

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the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.11          Termination.  This Agreement shall terminate with respect to each

Investor Party at the time at which the rights and restrictions granted in Sections 2.01(a) are no longer in effect, except that such termination shall not affect (a) the rights perfected or the obligations incurred by such Investor Party under this Agreement prior to such termination (including any liability for breach of this Agreement) and (b) the obligations expressly stated to survive termination hereof and this Article 3.

Section 3.12          Independent Nature of Obligations.  Except with respect to the Investor Parties amongst themselves, the obligations of each Investor Party are several and not joint with the obligations of any other Party, and no Party shall be responsible in any way for the performance or nonperformance of the obligations of any other Party under this Agreement. Nothing contained herein and no action taken by any Party pursuant hereto, shall be deemed to constitute the Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Parties are in any way acting in concert or as a group with respect to such obligations.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AGUILA PRODUCTION HOLDCO, LLC

By:
	Name:	Angelo Acconcia
	Title:	President

SANCHEZ ENERGY CORPORATION

By:
	Name:	Antonio R. Sanchez, III
	Title:	Chief Executive Officer

[Signature Page to Shareholders Agreement]

ANNEX I

FORM OF

CRUDE OIL PRODUCTION MARKETING AGREEMENT

Final Form

CRUDE OIL PRODUCTION MARKETING AGREEMENT

This Crude Oil Production Marketing Agreement (“Agreement”) is entered into by and among SN EF MAVERICK, LLC (“SN”), [SN OPERATING COMPANY] (collectively, the foregoing entities may be referred to hereinafter as the “Sanchez Parties”) and AGUILA PRODUCTION, LLC (“Owner”). SN, [SN Operating Company] and Owner may be referred to hereinafter individually as a “Party” and collectively as the “Parties”. This Agreement shall be effective as of the [•] day of January, 2017 (the “Effective Date”).

WHEREAS, Owner desires to sell and the Sanchez Parties desire to receive and purchase Owner’s and Owner’s affiliates’, if any, full proportionate share and gross working interest (hereinafter, collectively, “Owner’s Proportionate Share”) of and in the oil/condensate produced from all current and future wells jointly owned by the Parties (the “Wells”) located in Maverick, Dimmit, Webb, and LaSalle Counties, Texas (the “Properties”) (collectively, “Owner’s Oil Production”) (the Sanchez Parties’ and the Sanchez Parties’ affiliates’, if any (provided that SN Cotulla Assets, LLC, SN Catarina, LLC, SN Palmetto LLC and Sanchez Production Partners (SEP IV) shall not be considered affiliates of any Sanchez Party for purposes of this definition), and any other co-working interest owner’s, including Owner’s and Owner’s affiliates’, if any, full proportionate share and gross working interest of and in the oil/condensate produced from all of the Wells being collectively referred to herein as “Oil Production”) on the terms and conditions set forth in this Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Sanchez Parties are willing to market Owner’s Oil Production at the same marketing points and under the same marketing arrangements under which the Oil Production attributable to the Sanchez Parties’ and the Sanchez Parties’ affiliates’, if any, full proportionate share and gross working interest (hereinafter, collectively, “The Sanchez Parties’ Proportionate Share”) of and in the oil/condensate produced from the Wells (collectively, “SN’s Oil Production”) is marketed.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Sale of Owner’s Oil Production. Subject to the terms and provisions of this Agreement, Owner hereby agrees to sell to one of the Sanchez Parties, as designated from time to time by the Sanchez Parties, and the Party so designated by the Sanchez Parties (the “Marketing Sanchez Party”) hereby agrees to receive and purchase from Owner, at the specific points of delivery set forth on Exhibit A, attached hereto and by this reference made a part hereof, as the same may be amended from time to time by the Sanchez Parties (the “Delivery Points”), all of Owner’s Oil Production from the Wells, for the term of this Agreement. The specific Delivery Points hereunder, as designated on said Exhibit A, shall be at the lease automatic custody transfer (“LACT”) meter/gauging system or other metering device at the interconnection of the outlet flange of the lease storage tanks or lease flow lines and the inlet flange of the particular transport vehicle or oil pipeline in question or at such other Delivery Points as designated by the Sanchez Parties and as set forth on Exhibit A, as the same may be amended from time to time by the Sanchez Parties. Subject to the terms and provisions of this Agreement, title to Owner’s Oil Production shall pass from Owner to the Marketing Sanchez

Party as the Oil Production in question passes through the designated Delivery Points. The Sanchez Parties shall give Owner written notice of any amendment to Exhibit A made by the Sanchez Parties pursuant to this Section 1 promptly (and, in any event, within five (5) days) after such amendment is made.

2.             Marketing of Owner’s Oil Production.

a.          Owner acknowledges that Owner’s Oil Production from the Wells may be marketed by either of the Sanchez Parties or by one or more of their respective affiliates, and Owner hereby consents to the marketing of Owner’s Oil Production under and/or pursuant to this Agreement by either Sanchez Party or by one or more of their respective affiliates; provided, however, that the obligations to Owner under this Agreement shall be the responsibility of the Sanchez Parties; provided further, however, that the obligations and representations to the Sanchez Parties under this Agreement shall be the responsibility of Owner notwithstanding the fact that an affiliate, or affiliates, of Owner may have a working interest or other interest, of whatever kind or type, in Owner’s Oil Production.

b.          Subject to the other terms and provisions of this Agreement, the Sanchez Parties or their affiliates shall obtain transport from the designated Delivery Points for, and/or shall market Owner’s Oil Production in good faith and in a manner commercially reasonable under the circumstances, and shall obtain transport from the designated Delivery Points for, and/or shall market, Owner’s Oil Production at no less favorable commercial terms and conditions to Owner than the commercial terms and conditions under which the Sanchez Parties or their affiliates obtain transport from the designated Delivery Points for, and/or market, SN’s Oil Production; provided, however, that Owner and each of the Sanchez Parties, including the Marketing Sanchez Party, hereby disclaim the existence of, and any intent to create, any type of fiduciary, trust, agency or partnership relationship with or between or among Owner, SN, SN Operating Company or any other affiliate(s) of the Sanchez Parties pertaining to, resulting from, arising out of, pursuant to or in connection with the execution and/or performance of this Agreement.

c.           Owner acknowledges that (x) as of the Effective Date, one or both of the Sanchez Parties or their affiliate(s) has (or have) entered into, or are in the process of finalizing and entering into, the agreements set forth in Exhibit B, attached hereto and by this reference made a part hereof, as said Exhibit B may be amended from time to time by the Sanchez Parties (with Owner’s prior written approval), covering, among other things, the gathering, treating, transportation, marketing and/or sale of Oil Production from the Properties, and (y) after the Effective Date, one or both of the Sanchez Parties or their affiliate(s) shall have the right to enter into additional gathering, treating, processing, transportation, marketing or similar or related agreements applicable to Oil Production from the Properties (all such existing and future agreements described in clauses (x) and (y) of this Section 2(c) of this Agreement hereinafter being referred to as the “Commitment Agreements”), subject to the following restrictions:

(i)            The Sanchez Parties shall be obligated to obtain the prior written approval of Owner before entering into any future Commitment Agreement that

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(A) involves a dedication of acreage, (B) includes a minimum throughput volume requirement, throughput/deficiency payment requirement, minimum payment requirement or other financial obligation that could require a payment if the physical delivery of any Oil Production is not made thereunder or if the agreement is terminated, (C) has a term that ends later than (and is not otherwise terminable without penalty of any kind on or before) the first to occur of (w) the final day of the twelfth (12th) full month succeeding the date of execution of such agreement and (x) the end of the Primary Term (as such Primary Term may be extended pursuant to Section 15), or (D) is (y) proposed at any time during the first five (5) years of the Term of this Agreement and is for the gathering, treating, processing, transportation, sale and/or marketing of more than an average (measured on a calendar month basis) of 10,000 barrels (measured on an 8/8ths, as to Owner’s Proportionate Share and The Sanchez Parties’ Proportionate Share, basis) of Oil Production per day, or (z) proposed at any time after the first five (5) years but during the remaining Term of this Agreement and is for the gathering, treating, processing, transportation, sale and/or marketing of more than an average (measured on a calendar month basis) of 5,000 barrels (measured on an 8/8ths, as to Owner’s Proportionate Share and The Sanchez Parties’ Proportionate Share, basis) of Oil Production per day (any such agreement, a “Restricted Commitment Agreement”).

(ii)         From and after the date Owner gives notice of its intent to take any amount of Owner’s Excess Oil Production in kind under Section 6 hereof, (A) the Sanchez Parties shall not, without the prior written approval of Owner, enter into any Commitment Agreement relating to the amount of Owner’s Excess Oil Production to be taken in kind by Owner, per the provisions of Owner’s notice of its intent to take in kind, that has a term extending beyond the date Owner will begin taking such amount of Owner’s Excess Oil Production in kind, and (B) the Sanchez Parties and Owner will communicate regularly and coordinate an orderly transition of the marketing responsibility for the amount of Owner’s Excess Oil Production to be taken in kind from the Sanchez Parties to Owner, including coordinating any Commitment Agreements that have been entered into prior to such period or will be entered into during such period.

For the avoidance of doubt, from and after the Effective Date and until such time as Owner notifies the Sanchez Parties that it intends to exercise, as of a date certain, its rights under Section 6 to take a specific amount of Owner’s Excess Oil Production in kind, the Sanchez Parties shall have the right to enter into any Commitment Agreements that are not Restricted Commitment Agreements without the prior written approval of Owner and to gather, treat, process, market, transport from the designated Delivery Points and sell any and all of Owner’s Oil Production from the Properties.

d.          Owner acknowledges that during the term of this Agreement, Owner’s Proportionate Share of the Oil Production from the Wells to be marketed hereunder will be gathered, treated, transported and/or processed, and Owner’s Oil Production to be marketed hereunder will be transported and/or resold, as the case may be, under the

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Commitment Agreements entered into in compliance with this Agreement throughout the respective terms thereof. The transportation and/or resale, as the case may be, of Owner’s Oil Production under the terms of any of the existing or future Commitment Agreements shall not give Owner any interest in or make Owner a party to said Commitment Agreements. It is expressly agreed that the Sanchez Parties shall not have any power or authority to contract in the name of or on behalf of Owner.

e.           Attached hereto as Exhibit C are full and complete copies of the Commitment Agreements referenced in Exhibit B. The Sanchez Parties agree to keep Owner reasonably informed about the negotiation of potential Restricted Commitment Agreements through monthly (or, if mutually agreed, more frequent) meetings and to provide Owner with copies of final, or as near-to-final as commercially reasonable, proposed Restricted Commitment Agreements for Owner’s review and approval.  If Owner does not grant or reject in writing any written request for approval of a Restricted Commitment Agreement within twenty (20) days after its receipt thereof, Owner will be deemed to have rejected such Restricted Commitment Agreement. Upon the execution of any new Commitment Agreement, including any Commitment Agreement set forth in Exhibit B or the execution (after approval or deemed approval by Owner) of any Restricted Commitment Agreement, or any material amendment or other material modification to any previously executed Commitment Agreement set forth in Exhibit B or any previously executed (approved or deemed approved) Restricted Commitment Agreement, in each case, entered into, and approved or deemed approved, as applicable, in accordance with the terms of this Agreement, Exhibit C shall be amended (as appropriate) by the Sanchez Parties to include a copy of such newly-executed Commitment Agreement or newly-executed (approved or deemed approved) Restricted Commitment Agreement or to reflect such material amendment or other material modification to such previously executed Commitment Agreement or previously executed (approved or deemed approved) Restricted Commitment Agreement, as applicable. Subject to the provisions of Section 2(g), below, any Restricted Commitment Agreement approved (or deemed approved) by Owner hereunder shall, for all purposes of this Agreement, constitute a Commitment Agreement under this Agreement.

f.           If Owner rejects any agreement that would, if approved by Owner, become a Restricted Commitment Agreement hereunder (“Sanchez Proposed Commitment”), (i) Owner may, within fifteen (15) days of rejecting a Sanchez Proposed Commitment, propose an alternate agreement (“Owner Proposed Commitment”) and (ii) one or more of the Sanchez Parties or their affiliates shall be free to enter into such Sanchez Proposed Commitment; provided, that such Sanchez Proposed Commitment would not be and will not be a Commitment Agreement hereunder. The Sanchez Parties shall use commercially reasonable efforts to support (i) Owner in taking production that would otherwise be subject to the Sanchez Proposed Commitment in kind and (ii) Owner’s negotiation, execution and implementation of the Owner Proposed Commitment with the applicable third party, including, at the request of Owner, acting as agent on behalf of Owner for the limited purpose of transporting and/or selling such Owner volumes pursuant to the Owner Proposed Commitment if the Parties negotiate and execute all necessary agreements required for a Sanchez Party to serve as agent for such purposes that are agreeable to the Sanchez Parties in their sole discretion.  Conversely,

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any of Owner’s Oil Production that is not taken in kind by Owner and marketed by Owner in accordance with the terms and provisions of this Agreement or marketed by a Sanchez Party on behalf of Owner pursuant to this Agreement shall be marketed under the terms and provisions of this Agreement by and among one or more of the Sanchez Parties or their affiliates, subject to any applicable Commitment Agreement or Restricted Commitment Agreement regardless of any rejections made by Owner.

g.           It is agreed by the Parties that, in the event of an emergency, including (without limitation) the impending shut-in of one or more of the Wells, the unanticipated unavailability of previously-contracted third party services or the occurrence of any other event that could imminently impact the production, transportation and/or sale of the Oil Production from one or more of the Wells, one or both of the Sanchez Parties or their affiliate(s) shall have the right, without obtaining the prior written approval of Owner, to enter into new, short- term (that is, not in excess of thirty-one (31) days) agreements that are reasonably appropriate and necessary to fully respond to any such emergency; provided, that the Sanchez Parties will provide notice to Owner as soon as reasonably practicable (and in any event within five (5) business days) that such emergency agreement(s) has/have been entered into and the terms thereof. It is agreed that any such new agreements, whether or not ultimately approved or executed by Owner, will be Commitment Agreements under the terms and conditions of this Agreement.

3.          Proceeds Netback Price for Owner’s Oil Production. Subject to the other provisions of this Agreement, the consideration to be received by Owner hereunder for Owner’s Oil Production from the Wells for any given calendar month during the term of this Agreement shall be an amount equal to the total quantity of Owner’s Oil Production (measured in barrels) multiplied by the weighted average sales price per barrel received by the Sanchez Parties, or any of them, for all Oil Production sold by the Sanchez Parties or their affiliates to non-affiliated third parties from the Wells for such calendar month at all points of sale to non-affiliated third parties (“Sales Points”), less Owner’s Proportionate Share of the following (without duplication of any charges made by the Sanchez Parties to Owner under this Agreement and without duplication of any charges made by the Sanchez Parties to Owner under other marketing agreements with Owner) (such calculation, including the deductions set forth in (a)-(c) below, the “Owner Amount”):

a.          royalties, overriding royalties, production payments and other burdens on Oil Production (“Royalties”) for such calendar month, it being understood (and the Sanchez Parties agreeing) that the Sanchez Parties shall pay, on behalf of Owner, Owner’s share of such Royalties to the recipients thereof,

b.          severance taxes, if any, and all other taxes on or measured by Oil Production (“Taxes”) for such calendar month, it being understood (and the Sanchez Parties agreeing) that the Sanchez Parties shall pay, on behalf of Owner, Owner’s share of such Taxes, and

c.           any invoices or other charges, costs or fees payable by the Sanchez Parties to third parties, including reasonable charges of affiliates of the Sanchez Parties, at or prior to the Delivery Points and/or between the Delivery Points and the Sales Points, for,

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without limitation, the following (collectively, “Other Costs”): fees and costs charged by any gatherer, treater, processor, transporter or purchaser, unutilized firm transportation charges, penalties of any kind or character, minimum or deficiency payments or charges associated with gathering agreements, processing agreements, treating agreements, transportation agreements, including throughput and deficiency agreements, or term sales agreements, and third-party operator marketing charges.

Subject to the other provisions of this Agreement, the Owner Amount for each barrel of Owner’s Oil Production from each Well for such month pursuant to the preceding provisions of this Section 3 shall not be less than the consideration to be received by the Sanchez Parties for each barrel of SN’s Oil Production from such Well for such month. Should the purchaser(s) of the Oil Production at the Sales Points fail or refuse to pay for all or part of the Oil Production sold and delivered for any reason, the Sanchez Parties will use reasonable efforts to obtain payment but shall not be liable to Owner for any Oil Production sold and delivered to such purchaser(s) unless and until the Sanchez Parties receive payment for same; provided that in the event the Sanchez Parties receive partial payment from the purchaser(s) of the Oil Production at the Sales Points, the Sanchez Parties shall timely deliver to Owner Owner’s Proportionate Share of such payment. If any such consideration paid by any such purchaser(s) of the Oil Production at the Sales Points pursuant to the preceding provisions of this Section 3 is in the form of a settlement payment or litigation proceeds received by the Sanchez Parties, Owner shall be entitled to receive from the Sanchez Parties Owner’s Proportionate Share of any such settlement payment or litigation proceeds received by the Sanchez Parties, net of Owner’s Proportionate Share of all costs incurred by the Sanchez Parties, or any of them, or their affiliates, in connection with or pertaining or relating to any such settlement or litigation. The Sanchez Parties shall have no liability under this Agreement for any loss of Oil Production at or prior to the Delivery Points and/or between the Delivery Points and the Sales Points and Owner shall have no recourse against the Sanchez Parties for the same. Owner shall at any and all times hereunder be responsible for Owner’s Proportionate Share of any and all costs, including, without limitation, Other Costs, and losses, attributable to, in connection with or pertaining in any way to the Oil Production, from the wellhead to the Delivery Points and from the Delivery Points to the Sales Points; provided, however, that, for the avoidance of doubt, Owner shall not be responsible for, and neither of the Sanchez Parties (nor any of their affiliates) shall be entitled to, the payment of any marketing fee with respect to the services performed under this Agreement by either of the Sanchez Parties or any of their affiliates.

4.          Payment to Owner. The consideration to be received by Owner pursuant to Section 3 of this Agreement shall be paid by the Sanchez Parties to Owner for any given month promptly after the Sanchez Parties actually receive funds for Oil Production purchased by the Sanchez Parties and resold pursuant to this agreement for such month, and in any event on or before the date that is ten (10) days after the date upon which the Sanchez Parties actually receive funds for Oil Production purchased by the Sanchez Parties and resold pursuant to this agreement from the applicable purchasers of such Oil Production for a given month, along with a detailed statement describing such amounts payable to Owner.

If the Sanchez Parties or Owner fail(s) to make any payment to the other when due hereunder (the “Payment Due Date”), then, (i) beginning on the first day after the Payment Due Date (and continuing until the day such payment is made pursuant to this Section 4), interest

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shall accrue on the amount of any such payment not so paid at a rate equal to the lesser of (a) the then-applicable prime rate (as then most recently published in The Wall Street Journal) plus three percent (3%) and (b) the maximum rate permitted by applicable law and (ii) if, within the one hundred and eighty (180) day period following the Payment Due Date applicable to such payment, the owing Party(ies) has(have) failed to make such payment to the owed Party(ies), then the owed Party(ies) shall have the right (in addition to all other rights and remedies available to the owed Party(ies) at law or in equity with respect to such non-payment), upon thirty (30) days’ written notice to the owing Party(ies), to terminate this Agreement.

Unless otherwise consented to in writing by the Parties, all payments due hereunder shall be made by the owing Party(ies) to the owed Party(ies) via wire transfer of immediately available U.S. dollars to the accounts set forth below (or to any other account or accounts as specified in writing from time to time by the Parties):

If to Owner:

[•]

[•]

[•]

[•]

If to the Sanchez Parties:

[•]

[•]

[•]

[•]

5.          Owner’s Responsibility For Owner’s Proportionate Share of Obligations Under the Commitment Agreements. In support of the obligations of the Sanchez Parties set forth herein, Owner acknowledges that the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates have entered into, are entering into and/or will be entering into the Commitment Agreements. Such Commitment Agreements contain contractual obligations that may include, without limitation, gathering fees, treating fees, minimum and/or throughput/deficiency payment obligations, minimum volumetric supply commitments, demand charges, reservation fees, indemnities, representations and warranties, and other contractual obligations (collectively, “Commitments”). Owner hereby agrees that, as of the Effective Date and at all times thereafter during the term of this Agreement (including during the remaining term hereof following any partial termination of this Agreement as provided in Section 15), and through the remaining respective terms, if any, of the Commitment Agreements entered into in compliance with this Agreement, Owner shall be liable and fully responsible to the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates for Owner’s Proportionate Share of all Commitments incurred by the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates under or pursuant to such Commitment Agreements. Owner’s Proportionate Share of any unmet Commitments under any such Commitment Agreements shall be included as “Other Costs” under Section 3(c), above, of this Agreement, eligible for deduction from the payment to Owner of otherwise applicable proceeds thereunder. The Sanchez Parties, the Marketing Sanchez Party

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and/or their affiliates, at their sole and exclusive election, may invoice Owner for any excess amounts (such “excess” being the amount by which the deduction for Owner’s Proportionate Share of any unmet Commitments exceeds Owner’s Proportionate Share of the otherwise applicable proceeds under the Commitment Agreements) owed with respect to such Commitments or offset such excess amounts against future amounts that would otherwise be owed to Owner pursuant to Section 3 of this Agreement. Owner shall pay any such invoice within ten (10) days after receipt of such invoice. Notwithstanding anything to the contrary contained in this Agreement, Owner is not and will not be a third party beneficiary of any contractual rights to which the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates are entitled under the terms of any such Commitment Agreements; provided, however, that upon any termination of this Agreement, Owner shall be entitled, to the extent permitted (i) by applicable law and regulation, (ii) by the regulated transporter(s) under any such Commitment Agreements, (iii) under the terms of the applicable Commitment Agreements and (iv) under any and all applicable tariffs, to receive from the Sanchez Parties a transfer or allocation of shipper history arising under any such Commitment Agreements and attributable to the transport of Owner’s Oil Production under such Commitment Agreements.

6.             Right to Take in Kind. If and to the extent a portion of Owner’s Oil Production is not committed to the fulfillment of, or has been used to fulfill, the Commitments under or pursuant to the Commitment Agreements (such portion of Owner’s Oil Production hereinafter being referred to as “Owner’s Excess Oil Production”), Owner shall have the right, upon the delivery thereof to the applicable Delivery Point, to market Owner’s Excess Oil Production at and from the Delivery Points; provided, however, such right may only be exercised by Owner if and to the extent the same is not prohibited by applicable law or the terms and conditions of the Commitment Agreements and if and to the extent Owner’s exercise of such right will not cause the Sanchez Parties to fail to meet any Commitments under any of the Commitment Agreements. Notice of Owner’s intent to exercise such right to take in kind shall be in the form of a written notice from Owner to the Sanchez Parties given at least twelve (12) months before the date that Owner desires to take a specific amount of Owner’s Excess Oil Production in kind. In the event of any such exercise of entitlement, Owner will retain title to Owner’s Excess Oil Production at the Delivery Points, transport and market such Owner’s Excess Oil Production, and be responsible for the payment of royalty and severance taxes, and any other taxes based on production, on such Owner’s Excess Oil Production, and all costs and expenses associated with the transportation and marketing from such Delivery Points of such Owner’s Excess Oil Production.

7.             Covenants by Owner. Owner represents and warrants to the Sanchez Parties that at all times during the term of this Agreement:

a.          It has, and will continue to have, the right to convey good and merchantable title to all of Owner’s Oil Production, free and clear of all liens, encumbrances and claims other than any customary liens arising under any joint operating agreement; and

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b.          Except as provided herein or pursuant to any Commitment Agreements, its gross working interest is undedicated to or fully released from any marketing agreement(s) related to the Wells and/or Owner’s Oil Production, and the Sanchez Parties shall have the sole right to purchase and resell Owner’s Oil Production.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD THE SANCHEZ PARTIES, THE MARKETING SANCHEZ PARTY AND ALL OF THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES HARMLESS FROM AND AGAINST ALL SUITS, ACTIONS, DEBTS, ACCOUNTS, COSTS, DAMAGES (OF ANY KIND OR TYPE), CHARGES, FINES, PENALTIES, LOSSES, JUDGMENTS, LIABILITIES AND/OR EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF LITIGATION) ARISING FROM OR OUT OF ADVERSE CLAIMS OF ANY PARTY TO OWNER’S OIL PRODUCTION.

8.            Indemnification.       NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER SHALL BE LIABLE FOR, AND HEREBY RELEASES, INDEMNIFIES, DEFENDS AND HOLDS HARMLESS THE SANCHEZ PARTIES, THE MARKETING SANCHEZ PARTY, AND ALL OF THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE “SANCHEZ INDEMNITEES”) FROM AND AGAINST, A PERCENTAGE (“OWNER’S SECTION 8 INDEMNIFICATION PERCENTAGE”), WHICH PERCENTAGE SHALL BE EQUAL TO ONE HUNDRED PERCENT (100%) OF OWNER’S PROPORTIONATE SHARE OF ALL OIL PRODUCTION FROM THE WELLS ON THE PROPERTIES, OF ANY AND ALL SUITS, ACTIONS, DEBTS, ACCOUNTS, COSTS, CHARGES, DAMAGES OF ANY KIND OR TYPE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY OR DEATH, DAMAGES TO PROPERTY, ENVIRONMENTAL OR OTHERWISE, AND THIRD PARTY CONSEQUENTIAL DAMAGES), FINES, PENALTIES, LOSSES, JUDGMENTS, LIABILITIES AND/OR EXPENSES INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF LITIGATION (INCLUDING, WITHOUT LIMITATION, ANY AND ALL SUITS, ACTIONS, DEBTS, ACCOUNTS, COSTS, CHARGES, DAMAGES OF ANY KIND OR TYPE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY OR DEATH, DAMAGES TO PROPERTY, ENVIRONMENTAL OR OTHERWISE, AND THIRD PARTY CONSEQUENTIAL DAMAGES), FINES, PENALTIES, LOSSES, JUDGMENTS, LIABILITIES AND/OR EXPENSES INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF LITIGATION, ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO ANY COMMITMENT AGREEMENT) (COLLECTIVELY, “CLAIMS”) ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, REGARDLESS OF FAULT, UNLESS ANY SUCH CLAIM OR CLAIMS RESULT(S) FROM THE SOLE UNCURED MATERIAL BREACH OF OWNER OR THE WILLFUL MISCONDUCT OF OWNER ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, IN EITHER OF WHICH CASE OWNER’S INDEMNITY

9

OBLIGATION UNDER THIS SECTION 8 OF THIS AGREEMENT SHALL INCREASE FROM OWNER’S SECTION 8 INDEMNIFICATION PERCENTAGE, AS DEFINED ABOVE IN THIS SECTION 8, TO ONE HUNDRED PERCENT (100%) OF ANY SUCH CLAIM OR CLAIMS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH SANCHEZ PARTY SHALL BE SEVERALLY (AND NOT JOINTLY AND SEVERALLY) LIABLE FOR, AND HEREBY RELEASES, INDEMNIFIES, DEFENDS AND HOLDS HARMLESS OWNER, AND ALL OF ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE “OWNER INDEMNITEES”) FROM AND AGAINST, A PERCENTAGE (“THE SANCHEZ PARTY’S SECTION 8 INDEMNIFICATION PERCENTAGE”), WHICH PERCENTAGE SHALL BE EQUAL TO ONE HUNDRED PERCENT (100%) OF SUCH SANCHEZ PARTY’S PROPORTIONATE SHARE OF ALL OIL PRODUCTION FROM THE WELLS ON THE PROPERTIES, OF ANY AND ALL CLAIMS ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, REGARDLESS OF FAULT, UNLESS ANY SUCH CLAIM OR CLAIMS RESULT(S) FROM THE SOLE UNCURED MATERIAL BREACH OF SUCH SANCHEZ PARTY OR THE WILLFUL MISCONDUCT OF SUCH SANCHEZ PARTY ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, IN EITHER OF WHICH CASE SUCH SANCHEZ PARTY’S INDEMNITY OBLIGATION UNDER THIS SECTION 8 OF THIS AGREEMENT SHALL INCREASE FROM THE APPLICABLE SANCHEZ PARTY’S SECTION 8 INDEMNIFICATION PERCENTAGE, AS DEFINED ABOVE IN THIS SECTION 8, TO ONE HUNDRED PERCENT (100%) OF ANY SUCH CLAIM OR CLAIMS.

AS USED IN THIS AGREEMENT, THE TERM “REGARDLESS OF FAULT” MEANS WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING, WITHOUT LIMITATION, EVEN THOUGH A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, WHETHER SIMPLE, GROSS, SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE, PASSIVE OR OTHERWISE, STATUTORY LIABILITY, STRICT LIABILITY OR OTHER FAULT OF OWNER OR THE SANCHEZ PARTIES. FURTHER, AS USED IN THIS AGREEMENT, THE TERM “UNCURED MATERIAL BREACH” SHALL MEAN A MATERIAL BREACH OF THIS AGREEMENT THAT IS NOT CURED BY THE BREACHING PARTY WITHIN THIRTY (30) DAYS FOLLOWING THE BREACHING PARTY’S RECEIPT OF WRITTEN NOTICE FROM THE NON-BREACHING PARTY OF THE ALLEGED MATERIAL BREACH IN QUESTION; PROVIDED, HOWEVER, THAT IF THE EXISTENCE OF AN ALLEGED MATERIAL BREACH IS DISPUTED BY THE ALLEGED BREACHING PARTY, THE ABOVE-REFERENCED 30-DAY CURE PERIOD SHALL BE TOLLED IN ITS ENTIRETY UNTIL SUCH DISPUTE IS RESOLVED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SECTION 14 OF THIS AGREEMENT.

9.            Disclaimer of Representations by Sanchez Parties.  Owner hereby acknowledges and agrees that no express or implied representation or warranty is or has been

10

made by the Sanchez Parties, the Marketing Sanchez Party or their affiliates, or any of them, concerning or relating to the price to be paid for Owner’s Oil Production from the Wells. Further, Owner hereby acknowledges and agrees that (i) it has not relied upon any statements, representations or warranties (whether written or oral) made by the Sanchez Parties, the Marketing Sanchez Party or their affiliates, or any of them, when entering into this Agreement, (ii) it has entered into this Agreement based upon its own independent business judgment and its own experience in energy markets and the energy industry, and (iii) this Agreement was and is a result of arm’s length negotiations between the Sanchez Parties and Owner.

10.          Changes in Owner’s Ownership. Owner shall be solely responsible for notifying the Sanchez Parties in writing of any changes in the ownership of, or rights to, Owner’s Oil Production from the Wells or the proceeds derived from the marketing thereof. The Sanchez Parties, the Marketing Sanchez Party and their affiliates shall not be bound by any changes in such ownership or rights until they are so notified as provided in this Agreement and any such notice has actually been received.

11.          Miscellaneous. In the event a court of competent jurisdiction determines that any provision contained in this Agreement is violative of any law or regulation, such provision shall be deemed stricken from the Agreement without affecting the enforceability of the remainder of the Agreement. This Agreement may be amended only by a written instrument executed by all of the Parties to this Agreement. This Agreement shall be governed by the laws of the State of Texas, notwithstanding any conflicts of laws rules or principles that might require the application of the laws of another jurisdiction. This Agreement will extend to, inure to the benefit of, and be binding upon the Parties and each of their permitted successors and permitted assigns. No Party will have the right to assign or otherwise transfer this Agreement or any of its rights and/or obligations under this Agreement without the express written consent of the other Party, which consent may be withheld by the non-assigning Party(ies) in its/their commercially reasonable judgment, and any purported assignment or transfer without such consent shall be null and void; provided, however, that a Party shall be permitted to assign this Agreement and its rights and obligations hereunder without the consent of the other Party in connection with a transfer of all its interest in the Assets to a Third Party, as those terms are defined in the Joint Development Agreement, entered into as of January [•], 2017, by and between SN, SN EF UnSub, LP, and Owner, provided that the assignee thereof agrees in writing to be bound by and assumes all of the obligations of the assigning Party hereunder arising from and after such assignment. If any transfer or assignment of this Agreement pertains to only a part, as opposed to the entirety, of the interest, rights and obligations of the transferring/assigning Party (a “Partial Transfer”), the transferring/assigning Party, as a condition precedent to any such transfer or assignment, will specifically declare in writing to the non-transferring/assigning Party the exact percentage of the transferring/assigning Party’s interest, rights and obligations hereunder covered by any such Partial Transfer. Notwithstanding anything to the contrary contained herein, if any of the royalty payment provisions of the individual oil and gas leases pertaining to the Properties conflict with the terms and conditions of this Agreement, the royalty payment provisions of such leases will prevail. The headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. Except as expressly set forth herein, this Agreement is intended only to benefit the Parties hereto and their respective permitted successors and assigns. Each Party shall bear its own expenses incident to the preparation of this Agreement. This Agreement may be executed in duplicate originals or counterparts, each of which, when

11

taken with all other counterparts, shall constitute a binding agreement between the Parties hereto. An executed facsimile or .PDF counterpart of this Agreement shall be sufficient to bind a Party hereto to the same extent as an original. Unless indicated in this Agreement otherwise, all references to dates and times shall mean Houston, Texas, local date and time.

12.          Payment of Taxes and Royalties. Except as provided to the contrary in this Agreement, the Sanchez Parties shall make payment of Owner’s Proportionate Share of Taxes and Royalties on Owner’s Oil Production from the Wells, provided that the SANCHEZ PARTIES DO NOT THEREBY ASSUME LIABILITY FOR OWNER’S TAXES OR ROYALTIES AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS AN ASSUMPTION BY THE SANCHEZ PARTIES, THE MARKETING SANCHEZ PARTY OR THEIR AFFILIATES OF SUCH LIABILITY. Owner shall be responsible for any additional amounts owed for Taxes or Royalties on Owner’s Oil Production by virtue of specific lease or other contractual provisions or legal requirements. The Sanchez Parties, the Marketing Sanchez Party and their affiliates make no representation or warranty regarding their methods of payment of Taxes and Royalties and shall not be liable to Owner or any third party(ies) for any Claims relating to such methods. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER AGREES TO INDEMNIFY, DEFEND, AND HOLD THE SANCHEZ INDEMNITEES HARMLESS FROM AND AGAINST ALL CLAIMS THAT ARISE FROM OR OUT OF, OR ARE RELATED TO, THE PAYMENT BY THE SANCHEZ PARTIES OF OWNER’S PROPORTIONATE SHARE OF TAXES AND ROYALTIES ON OWNER’S OIL PRODUCTION FROM THE WELLS, INCLUDING, BUT NOT LIMITED TO, CLAIMS BY GOVERNMENT AUTHORITIES, OWNERS OF ROYALTY, OVERRIDING ROYALTY, OIL PRODUCTION PAYMENTS, WORKING INTERESTS, TRANSPORTERS OR OTHER CLAIMANTS, REGARDLESS OF FAULT, UNLESS ANY SUCH CLAIM OR CLAIMS RESULT(S) FROM THE SOLE UNCURED MATERIAL BREACH OF ONE OR MORE OF THE SANCHEZ PARTIES OR THE WILLFUL MISCONDUCT OF ONE OR MORE OF THE SANCHEZ PARTIES ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT.

13.          Approvals and Authorities.  Each of the Parties to this Agreement hereby represents and warrants to the other Party(ies) hereto that all approvals and authorities necessary for such Party to enter into this Agreement and be bound by its terms have been obtained. Each of the Parties to this Agreement further represents and warrants to the other Party(ies) hereto that its execution of this Agreement does not breach or violate any contract, agreement, order or prohibition to which the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates, or any of them, or Owner are/is a party or bound.

14.          Dispute Resolution.

a.          Dispute. The Parties will provide written notice to one another promptly following the occurrence or discovery of any item or event which might reasonably be expected to result in a claim, demand, cause of action, dispute, or controversy arising out of, relating to or in connection with this Agreement, including the interpretation, validity,

12

termination or breach hereof (each a “Dispute”). The Parties will attempt to resolve satisfactorily any such matters.

b.          Notice of Unresolved Dispute. Should a Dispute arise which the Parties cannot resolve satisfactorily, either Party may deliver to the other Party a written notice of the Dispute with supporting documentation as to the circumstances leading to the Dispute (the “Notice of Dispute”). The Parties, within fifteen (15) days from delivery of such notice, shall then each appoint a representative who has no prior direct involvement with the subject matter of the Notice of Dispute and who is duly authorized to investigate, negotiate and settle the Dispute. Representatives for each Party shall meet and confer as often as they deem reasonably necessary following the delivery of the Notice of Dispute in good faith negotiations to seek to resolve the Dispute amicably.

c.           Mediation.  Should the representatives of the Parties fail to amicably resolve the Dispute within thirty (30) days following the receipt of the Notice of Dispute, the Parties agree to utilize the services of a mutually agreeable mediator, which such mediator will be licensed in Texas to practice law and located in Houston, Texas, for a period of sixty (60) days, and longer if they mutually agree, pursuant to a joint engagement. Such mediation will be non-binding, and the costs of the mediator will be borne equally by the Parties.

d.          Arbitration. If the Parties are unable to resolve the Dispute within ninety (90) days following the receipt of the Notice of Dispute, either Party may submit the matter to be resolved by binding arbitration conducted by the office of the American Arbitration Association in Houston, Texas (“AAA”). The arbitration shall be conducted in accordance with the AAA’s Commercial Arbitration Rules (the “Rules”) effective at the time of the Dispute. The Expedited Procedures of the Rules shall apply to any Dispute in which no disclosed claim or counterclaim exceeds $5,000,000.00, exclusive of interest and arbitration fees and costs. If the Expedited Procedures should apply, the arbitration shall be heard and decided by a single arbitrator to be appointed by the AAA. For all other Disputes, the arbitration shall be heard and decided by three arbitrators, one to be designated by each Party and the third arbitrator to be selected by the mutual agreement of the two arbitrators. Each Party shall designate its arbitrator within twenty (20) days of the respondent receiving notice of the arbitration.  If either Party fails to select an arbitrator within such twenty-day period, the AAA shall designate such arbitrator. The arbitrators selected by the Parties shall select the third arbitrator within fifteen (15) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within such fifteen-day period, the AAA shall select the third arbitrator. Each arbitrator selected hereunder shall be knowledgeable in the oil and gas industry. The arbitrators shall make a reasoned award in writing and may allocate costs and fees among the Parties in connection with such award. The award shall be final and binding on each Party and for all purposes. Judgment upon a final award may be entered in any court having jurisdiction. This Section 14 shall survive any termination of this Agreement. For the avoidance of doubt, for the purpose of designating arbitrators in an arbitration tribunal consisting of three arbitrators, the Sanchez Parties shall be treated as a single Party.

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e.           Binding Award/Decision. Once an award or decision by the arbitration tribunal shall become final, the Parties will comply with such final award or decision. If either Party fails to comply or to commence compliance with said award or decision within thirty (30) days following the date upon which the award or decision becomes final, then the other Party shall have all rights, powers and authority to enforce the award or decision to the maximum extent as allowed by law and, for the avoidance of doubt, any such enforcement shall not be subject to the terms and provisions of this Section 14.

f.           Res Judicata.  To the extent permitted by law, any decision of the arbitration tribunal shall be res judicata as between the Parties but shall not have binding effect in any unrelated litigation or arbitration where any Party to this Agreement may also be a party.

g.           Limitation of Damages Awarded. The arbitrator(s) is (are) not empowered to and shall not award any damages not permitted to be recovered pursuant to Section 17, but the arbitrator(s) may award reasonable attorneys’ fees, costs and expenses, including those of the arbitrator(s), to the prevailing Party or Parties.

15.          Term. This Agreement shall commence as of the Effective Date and shall remain in full force and effect through December 31, 2022 (the “Primary Term”), and thereafter the Term of this Agreement shall continue on a year-to-year basis unless terminated by either Party, effective at the end of the Primary Term or at the end of any annual extension of the Primary Term, upon the giving of a minimum of sixty (60) days prior written notice; provided, however, that notwithstanding the foregoing, this Agreement, and all of the rights and obligations of the Parties hereunder, shall, in any event, remain in full force and effect (to the extent of any Oil Production subject to such Commitment Agreements) and shall not terminate, until the termination date of the last to terminate of all Commitment Agreements entered into in compliance with this Agreement and covering such Oil Production. Notwithstanding any termination of this Agreement as provided above in this Section 15, the terms and provisions of Sections 14, 17 and 18 hereof, all indemnification obligations arising hereunder in connection with or pertaining or relating to matters occurring prior to the termination of this Agreement, and all payment obligations arising hereunder in connection with or pertaining or relating to matters occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

Notwithstanding the foregoing provisions of this Section 15, either Party will be entitled to cancel its obligations under this Agreement with respect to any volumes that are subject to a Commitment under a Commitment Agreement when such Commitment under such Commitment Agreement terminates and such Commitment is not renewed or made subject to another Commitment Agreement, in each case, entered into in compliance with this Agreement.

16.          Notices. All notices, requests, demands and other communications permitted or required between the Parties by any of the provisions of this Agreement, unless otherwise specifically provided, will be in writing and will be deemed given if delivered by hand or transmitted by facsimile, or mailed by certified mail or overnight mail carrier or courier (postage or other charges prepaid), and directed to:

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If to Owner:

Aguila Production, LLC

345 Park Avenue, 43rd Floor

New York, New York 10154

Attention: Angelo Acconcia

Electronic Mail: acconcia@blackstone.com

If to the Sanchez Parties:

SN EF Maverick LLC

1000 Main Street, Suite 3000

Houston, Texas 77002

Attention: Contract Administration

Electronic Mail: [•]

Delivery of such notices as above provided shall be deemed received by and effective as to the Party to whom it is addressed only upon actual receipt by the Party, or if transmitted by facsimile, the successful completion of such transmission during normal business hours of 8:00 A.M. to 5:00 P.M., local time of the receiving Party, or if received after such hours, on the next Business Day. No change of notice is binding on any Party until all Parties have received notice containing the changed information.

17.          Disclaimer of Certain Damages.   NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, (a) OWNER AND THE OWNER INDEMNITEES WILL NOT BE LIABLE HEREUNDER TO THE SANCHEZ PARTIES, OR ANY ONE OF THEM, OR TO THE SANCHEZ INDEMNITEES, AND (b) THE SANCHEZ PARTIES, OR EITHER ONE OF THEM, AND THE SANCHEZ INDEMNITEES WILL NOT BE LIABLE HEREUNDER TO OWNER OR TO THE OWNER INDEMNITEES, PURSUANT TO ANY INDEMNITY OR ANY OTHER PROVISION HEREOF, FOR ANY OF THE OTHER’S(S’) OWN CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, HOWSOEVER ARISING UNDER OR HOWSOEVER RELATING OR PERTAINING TO THIS AGREEMENT, AND REGARDLESS OF THE EXISTENCE, OR ALLEGED EXISTENCE, OF ANY UNCURED MATERIAL BREACH, ANY DEGREE OF NEGLIGENCE INCLUDING, WITHOUT LIMITATION, SIMPLE NEGLIGENCE AND GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STATUTORY LIABILITY, STRICT LIABILITY AND/OR OTHER FAULT.

18.          Audit Rights. A Party shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine, to audit and to obtain copies of the relevant portions of books and records of the other Party(ies) but only to the extent reasonably necessary to verify (a) the accuracy of any statement, charge, payment, deduction or computation made or rendered under or pursuant to this Agreement and/or (b) the proper allocation and payment of all Other Costs, Royalties and Taxes payable by a Party, and the proper allocation and payment of all revenues received by a Party and payable to the other Party, all as provided in this Agreement.

15

This right to examine, audit and obtain copies will not be available with respect to proprietary information not directly relevant to matters arising under this Agreement.  All statements, charges, payments, deductions and computations made or rendered under or pursuant to this Agreement shall be conclusively presumed final and accurate, and all associated claims for under or overpayment(s) shall be deemed waived, unless the particular statement, charge, payment, deduction or computation in question is objected to in writing, with adequate explanation and documentation, within two (2) years after the examination and/or audit thereof by the objecting Party.

19.          Entire Agreement. This Agreement, including all Exhibits hereto, contains the entire agreement and understanding between the Parties relating to the matters covered hereby, and any representations, correspondence, or other statements made by a Party prior to the Effective Date relating to the matters covered hereby shall be superseded by the terms and conditions hereof.

20.          Relationship of the Parties. The Parties shall at all times act independently of each other in complying with the terms and conditions of this Agreement. No partnership, joint venture, trust or other fiduciary relationship or mining partnership is intended or created by this Agreement, and no act by any of the Parties shall operate to create such a relationship.

21.          Waivers. Either Party, by written instrument, may (i) waive compliance by the other Party with, or modify any of, the covenants or agreements made by the other Party in this Agreement or (ii) waive or modify performance of any of the other obligations or other acts of the other Party. The delay or failure on the part of a Party to insist, in any one instance or more, upon strict performance of any term or condition of this Agreement, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of any such term, condition, right or privilege, and the same shall continue and remain in full force and effect. Except as expressly set forth herein, all rights and remedies are cumulative.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SN EF MAVERICK, LLC	SN OPERATING COMPANY

By:	By:
Name:	Name:
Title:	Title:

AGUILA PRODUCTION, LLC

By:
Name:
Title:

17

Exhibit A

Crude Oil Production Marketing Agreement

Dated Effective as of January [•], 2017

By and Among

SN EF MAVERICK, LLC (“SN”),

[SN OPERATING COMPANY] (“SN OPERATING COMPANY”) and

AGUILA PRODUCTION, LLC (“Owner”)

POINTS OF DELIVERY

[•]

1

Exhibit B

Crude Oil Production Marketing Agreement

Dated Effective as of January [•], 2017

By and Among

SN EF MAVERICK, LLC (“SN”),

[SN OPERATING COMPANY] (“SN OPERATING COMPANY”) and

AGUILA PRODUCTION, LLC (“Owner”)

COMMITMENT AGREEMENTS

[•]

1

Exhibit C

Crude Oil Production Marketing Agreement

Dated Effective as of January [•], 2017

By and Among

SN EF MAVERICK, LLC (“SN”),

[SN OPERATING COMPANY] (“SN OPERATING COMPANY”) and

AGUILA PRODUCTION, LLC (“Owner”)

COPIES OF COMMITMENT AGREEMENTS

Attached.

1

ANNEX J

FORM OF

NGL PRODUCTION MARKETING AGREEMENT

Final Form

NATURAL GAS LIQUIDS MARKETING AGREEMENT

This Natural Gas Liquids Marketing Agreement (“Agreement”) is entered into by and among SN EF MAVERICK, LLC (“SN”), [SN OPERATING COMPANY] (collectively, the foregoing entities may be referred to hereinafter as the “Sanchez Parties”) and AGUILA PRODUCTION, LLC (“Owner”). SN, [SN Operating Company] and Owner may be referred to hereinafter individually as a “Party” and collectively as the “Parties”. This Agreement shall be effective as of the [•] day of January, 2017 (the “Effective Date”).

WHEREAS, Owner desires to sell and the Sanchez Parties desire to receive and purchase Owner’s and Owner’s affiliates’, if any, full proportionate share and gross working interest (hereinafter, collectively, “Owner’s Proportionate Share”) of and in the natural gas produced from all current and future wells jointly owned by the Parties (the “Wells”) located in Maverick, Dimmit, Webb, and LaSalle Counties, Texas (the “Properties”) and processed at one or more natural gas processing plants to extract the natural gas liquids therefrom (Owner’s Proportionate Share of the natural gas liquids therefrom that is attributable, as determined under the terms of the applicable gas processing agreement(s), to the Wells, collectively, “Owner’s NGLs”) the Sanchez Parties’ and the Sanchez Parties’ affiliates’, if any (provided that SN Cotulla Assets, LLC, SN Catarina, LLC, SN Palmetto LLC and Sanchez Production Partners (SEP IV) shall not be considered affiliates of any Sanchez Party for purposes of this definition), and any other co- working interest owner’s, including Owner’s and Owner’s affiliates’, if any, full proportionate share and gross working interest of and in the natural gas produced from all of the Wells being collectively referred to herein as “NGLs”) on the terms and conditions set forth in this Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Sanchez Parties are willing to market Owner’s NGLs at the same marketing points and under the same marketing arrangements under which the NGLs attributable to the Sanchez Parties’ and the Sanchez Parties’  affiliates’, if any, full proportionate share and gross working interest (hereinafter, collectively, “The Sanchez Parties’ Proportionate Share”) of and in the natural gas produced from the Wells (collectively, “SN’s NGLs”) is marketed.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Sale of Owner’s NGLs. Subject to the terms and provisions of this Agreement, Owner hereby agrees to sell to one of the Sanchez Parties, as designated from time to time by the Sanchez Parties and the Party so designated by the Sanchez Parties (the “Marketing Sanchez Party”) hereby agrees to receive and purchase from Owner, at the specific points of delivery set forth on Exhibit A, attached hereto and by this reference made a part hereof, as the same may be amended from time to time by the Sanchez Parties (the “Delivery Points”), all of Owner’s NGLs extracted from the natural gas production from the Wells for the term of this Agreement. The specific Delivery Points hereunder, as designated on said Exhibit A, shall be at the tailgate of the gas processing plant(s) with respect to which the relevant Commitment Agreement relates, or at such other Delivery Points as designated by the Sanchez Parties and as set forth on Exhibit A, as the same may be amended from time to time by the Sanchez Parties. Subject to the terms and provisions of this Agreement, title to Owner’s NGLs shall pass from Owner to the Marketing Sanchez Party as the NGLs in question passes through the designated Delivery Points. The Sanchez Parties shall give Owner written notice of any amendment to Exhibit A made by the Sanchez Parties pursuant to this Section 1 promptly (and, in any event, within five (5) days) after such amendment is made.

2.             Marketing of Owner’s NGLs.

a.          Owner acknowledges that Owner’s NGLs may be marketed by either of the Sanchez Parties or by one or more of their respective affiliates, and Owner hereby consents to the marketing of Owner’s NGLs under and/or pursuant to this Agreement by either Sanchez Party or by one or more of their respective affiliates; provided, however, that the obligations to Owner under this Agreement shall be the responsibility of the Sanchez Parties; provided further, however, that the obligations and representations to the Sanchez Parties under this Agreement shall be the responsibility of Owner notwithstanding the fact that an affiliate, or affiliates, of Owner may have a working interest or other interest, of whatever kind or type, in Owner’s NGLs.

b.          Subject to the other terms and provisions of this Agreement, the Sanchez Parties or their affiliates shall obtain transport from the designated Delivery Points for, and/or shall market Owner’s NGLs in good faith and in a manner commercially reasonable under the circumstances, and shall obtain transport from the designated Delivery Points for, and/or shall market, Owner’s NGLs at no less favorable commercial terms and conditions to Owner than the commercial terms and conditions under which the Sanchez Parties or their affiliates obtain transport from the designated Delivery Points for, and/or market, SN’s NGLs; provided, however, that Owner and each of the Sanchez Parties, including the Marketing Sanchez Party, hereby disclaim the existence of, and any intent to create, any type of fiduciary, trust, agency or partnership relationship with or between or among Owner, SN, SN Operating Company or any other affiliate(s) of the Sanchez Parties pertaining to, resulting from, arising out of, pursuant to or in connection with the execution and/or performance of this Agreement.

c.           Owner acknowledges that (x) as of the Effective Date, one or both of the Sanchez Parties or their affiliate(s) has (or have) entered into, or are in the process of finalizing and entering into, the agreements set forth in Exhibit B, attached hereto and by this reference made a part hereof, as said Exhibit B may be amended from time to time by the Sanchez Parties (with Owner’s prior written approval), covering, among other things, the gathering, treating, transportation, and/or processing of the raw natural gas production stream from the Wells and/or the transportation, marketing and/or sale of NGLs from, in each case, the Properties, and (y) after the Effective Date, one or both of the Sanchez Parties or their affiliate(s) shall have the right to enter into additional gathering, treating, processing, transportation, marketing or similar or related agreements applicable to NGLs extracted from natural gas production from the Properties (all such existing and future agreements described in clauses (x) and (y) of this Section 2(c) of this Agreement hereinafter being referred to as the “Commitment Agreements”), subject to the following restrictions:

2

(i)          The Sanchez Parties shall be obligated to obtain the prior written approval of Owner before entering into any future Commitment Agreement that (A) involves a dedication of acreage, (B) includes a minimum throughput volume requirement, throughput/deficiency payment requirement, minimum payment requirement or other financial obligation that could require a payment if the physical delivery of any natural gas production and/or NGLs is not made thereunder or if the agreement is terminated, (C) has a term that ends later than (and is not otherwise terminable without penalty of any kind on or before) the first to occur of (w) the final day of the twelfth (12th) full month succeeding the date of execution of such agreement and (x) the end of the Primary Term (as such Primary Term may be extended pursuant to Section 15), or (D) is (y) proposed at any time during the first five (5) years of the Term of this Agreement and is for the gathering, treating, processing, transportation, sale and/or marketing of more than an average (measured on a calendar month basis) of 420.000 gallons (measured on an 8/8ths) as to Owner’s Proportionate Share and The Sanchez Parties’ Proportionate Share basis) of NGLs per day, or (z) proposed at any time after the first five (5) years but during the remaining Term of this Agreement and is for the gathering,. treating, processing, transportation, sale and/or marketing of more than an average (measured on a calendar month basis) of 210,000 gallons (measured on an 8/8ths, as to Owner’s Proportionate Share and The Sanchez Parties’ Proportionate Share, basis) of NGLs per day (any such agreement, a “Restricted Commitment Agreement”).

(ii)         From and after the date Owner gives notice of its intent to take any amount of Owner’s Excess NGLs in kind under Section 6 hereof, (A) the Sanchez Parties shall not, without the prior written approval of Owner, enter into any Commitment Agreement relating to the amount of Owner’s Excess NGLs to be taken in kind by Owner, per the provisions of Owner’s notice of its intent to take in kind, that has a term extending beyond the date Owner will begin taking such amount of Owner’s Excess NGLs in kind, and (B) the Sanchez Parties and Owner will communicate regularly and coordinate an orderly transition of the marketing responsibility for the amount of Owner’s Excess NGLs to be taken in kind from the Sanchez Parties to Owner, including coordinating any Commitment Agreements that have been entered into prior to such period or will be entered into during such period.

For the avoidance of doubt, from and after the Effective Date and until such time as Owner notifies the Sanchez Parties that it intends to exercise, as of a date certain, its rights under Section 6 to take a specific amount of Owner’s Excess NGLs in kind, the Sanchez Parties shall have the right to enter into any Commitment Agreements that are not Restricted Commitment Agreements without the prior written approval of Owner and to gather, treat, process, market, transport from the designated Delivery Points and sell any and all of Owner’s NGLs from the Properties.

d.          Owner acknowledges that during the term of this Agreement, Owner’s Proportionate Share of the raw natural gas production stream from the Wells to be

3

marketed hereunder will be gathered, treated, transported and/or processed, and Owner’s NGLs to be marketed hereunder will be transported and/or resold, as the case may be, under the Commitment Agreements entered into in compliance with this Agreement throughout the respective terms thereof. The transportation and/or resale, as the case may be, of Owner’s NGLs under the terms of any of the existing or future Commitment Agreements shall not give Owner any interest in or make Owner a party to said Commitment Agreements. It is expressly agreed that the Sanchez Parties shall not have any power or authority to contract in the name of or on behalf of Owner.

e.           Attached hereto as Exhibit C are full and complete copies of the Commitment Agreements referenced in Exhibit B. The Sanchez Parties agree to keep Owner reasonably informed about the negotiation of potential Restricted Commitment Agreements through monthly (or, if mutually agreed, more frequent) meetings and to provide Owner with copies of final, or as near-to-final as commercially reasonable, proposed Restricted Commitment Agreements for Owner’s review and approval.  If Owner does not grant or reject in writing any written request for approval of a Restricted Commitment Agreement within twenty (20) days after its receipt thereof, Owner will be deemed to have rejected such Restricted Commitment Agreement. Upon the execution of any new Commitment Agreement, including any Commitment Agreement set forth in Exhibit B or the execution (after approval or deemed approval by Owner) of any Restricted Commitment Agreement, or any material amendment or other material modification to any previously executed Commitment Agreement set forth in Exhibit B or any previously executed (approved or deemed approved) Restricted Commitment Agreement, in each case, entered into, and approved or deemed approved, as applicable, in accordance with the terms of this Agreement, Exhibit C shall be amended (as appropriate) by the Sanchez Parties to include a copy of such newly-executed Commitment Agreement or newly-executed (approved or deemed approved) Restricted Commitment Agreement or to reflect such material amendment or other material modification to such previously executed Commitment Agreement or previously executed (approved or deemed approved) Restricted Commitment Agreement, as applicable. Subject to the provisions of Section 2(g), below, any Restricted Commitment Agreement approved (or deemed approved) by Owner hereunder shall, for all purposes of this Agreement, constitute a Commitment Agreement under this Agreement.

f.           If Owner rejects any agreement that would, if approved by Owner, become a Restricted Commitment Agreement hereunder (“Sanchez Proposed Commitment”), (i) Owner may, within fifteen (15) days of rejecting a Sanchez Proposed Commitment, propose an alternate agreement (“Owner Proposed Commitment”) and (ii) one or more of the Sanchez Parties or their affiliates shall be free to enter into such Sanchez Proposed Commitment; provided, that such Sanchez Proposed Commitment would not be and will not be a Commitment Agreement hereunder. The Sanchez Parties shall use commercially reasonable efforts to support (i) Owner in taking production that would otherwise be subject to the Sanchez Proposed Commitment in kind and (ii) Owner’s negotiation, execution and implementation of the Owner Proposed Commitment with the applicable third party, including, at the request of Owner, acting as agent on behalf of Owner for the limited purpose of transporting and/or selling such Owner volumes pursuant to the Owner Proposed Commitment, if the Parties negotiate and

4

execute all necessary agreements required for a Sanchez Party to serve as agent for such purposes that are agreeable to the Sanchez Parties in their sole discretion).  Conversely, any of Owner’s NGLs that is not taken in kind by Owner and marketed by Owner in accordance with the terms and provisions of this Agreement or marketed by a Sanchez Party on behalf of Owner pursuant to this Agreement shall be marketed under the terms and provisions of this Agreement by and among one or more of the Sanchez Parties or their affiliates, subject to any applicable Commitment Agreement or Restricted Commitment Agreement regardless of any rejections made by Owner.

g.           It is agreed by the Parties that, in the event of an emergency, including (without limitation) the impending shut-in of one or more of the Wells, the unanticipated unavailability of previously-contracted third party services or the occurrence of any other event that could imminently impact the production, transportation and/or sale of the NGLs from one or more of the Wells, one or both of the Sanchez Parties or their affiliate(s) shall have the right, without obtaining the prior written approval of Owner, to enter into new, short-term (that is, not in excess of thirty-one (31) days) agreements that are reasonably appropriate and necessary to fully respond to any such emergency; provided, that the Sanchez Parties will provide notice to Owner as soon as reasonably practicable (and in any event within five (5) business days) that such emergency agreement(s) has/have been entered into and the terms thereof. It is agreed that any such new agreements, whether or not ultimately approved or executed by Owner, will be Commitment Agreements under the terms and conditions of this Agreement.

3.          Proceeds Netback Price for Owner’s NGLs. Subject to the other provisions of this Agreement, the consideration to be received by Owner hereunder for Owner’s NGLs from the Wells for any given calendar month during the term of this Agreement shall be an amount equal to the total quantity of Owner’s NGLs (measured in gallons) multiplied by the weighted average sales price per gallon received by the Sanchez Parties, or any of them, for all NGLs sold by the Sanchez Parties or their affiliates to non-affiliated third parties from the Wells for such calendar month at all points of sale to non-affiliated third parties (“Sales Points”), less Owner’s Proportionate Share of the following (without duplication of any charges made by the Sanchez Parties to Owner under this Agreement and without duplication of any charges made by the Sanchez Parties to Owner under other marketing agreements with Owner) (such calculation, including the deductions set forth in (a)-(c) below, the “Owner Amount”):

a.          royalties, overriding royalties, production payments and other burdens on NGLs (“Royalties”) for such calendar month, it being understood (and the Sanchez Parties agreeing) that the Sanchez Parties shall pay, on behalf of Owner, Owner’s share of such Royalties to the recipients thereof,

b.          severance taxes, if any, and all other taxes on or measured by NGLs (“Taxes”) for such calendar month, it being understood (and the Sanchez Parties agreeing) that the Sanchez Parties shall pay, on behalf of Owner, Owner’s share of such Taxes, and

c.           any invoices or other charges, costs or fees payable by the Sanchez Parties to third parties, including reasonable charges of affiliates of the Sanchez Parties, at or

5

prior to the Delivery Points and/or between the Delivery Points and the Sales Points, for, without limitation, the following (collectively, “Other Costs”): fees and costs charged by any gatherer, treater, processor, transporter or purchaser, unutilized firm transportation charges, penalties of any kind or character, minimum or deficiency payments or charges associated with gathering agreements, processing agreements, treating agreements, transportation agreements, including throughput and deficiency agreements, or term sales agreements, and third-party operator marketing charges.

Subject to the other provisions of this Agreement, the Owner Amount for each gallon of Owner’s NGLs from each Well for such month pursuant to the preceding provisions of this Section 3 shall not be less than the consideration to be received by the Sanchez Parties for each gallon of SN’s NGLs from such Well for such month. Should the purchaser(s) of the NGLs at the Sales Points fail or refuse to pay for all or part of the NGLs sold and delivered for any reason, the Sanchez Parties will use reasonable efforts to obtain payment but shall not be liable to Owner for any NGLs sold and delivered to such purchaser(s) unless and until the Sanchez Parties receive payment for same; provided that in the event the Sanchez Parties receive partial payment from the purchaser(s) of the NGLs at the Sales Points, the Sanchez Parties shall timely deliver to Owner Owner’s Proportionate Share of such payment. If any such consideration paid by any such purchaser(s) of the NGLs at the Sales Points pursuant to the preceding provisions of this Section 3 is in the form of a settlement payment or litigation proceeds received by the Sanchez Parties, Owner shall be entitled to receive from the Sanchez Parties Owner’s Proportionate Share of any such settlement payment or litigation proceeds received by the Sanchez Parties, net of Owner’s Proportionate Share of all costs incurred by the Sanchez Parties, or any of them, or their affiliates, in connection with or pertaining or relating to any such settlement or litigation. The Sanchez Parties shall have no liability under this Agreement for any loss of NGLs at or prior to the Delivery Points and/or between the Delivery Points and the Sales Points and Owner shall have no recourse against the Sanchez Parties for the same. Owner shall at any and all times hereunder be responsible for Owner’s Proportionate Share of any and all costs, including, without limitation, Other Costs, and losses, attributable to, in connection with or pertaining in any way to the NGLs, from the wellhead to the Delivery Points and from the Delivery Points to the Sales Points; provided, however, that, for the avoidance of doubt, Owner shall not be responsible for, and neither of the Sanchez Parties (nor any of their affiliates) shall be entitled to, the payment of any marketing fee with respect to the services performed under this Agreement by either of the Sanchez Parties or any of their affiliates.

4.          Payment to Owner. The consideration to be received by Owner pursuant to Section 3 of this Agreement shall be paid by the Sanchez Parties to Owner for any given month promptly after the Sanchez Parties actually receive funds for NGLs purchased by the Sanchez Parties and resold pursuant to this agreement for such month, and in any event on or before the date that is ten (10) days after the date upon which the Sanchez Parties actually receive funds for NGLs purchased by the Sanchez Parties and resold pursuant to this agreement from the applicable purchasers of such NGLs for a given month, along with a detailed statement describing such amounts payable to Owner.

If the Sanchez Parties or Owner fail(s) to make any payment to the other when due hereunder (the “Payment Due Date”) then, (i) beginning on the first day after the Payment Due Date (and continuing until the day such payment is made pursuant to this Section 4), interest

6

shall accrue on the amount of any such payment not so paid at a rate equal to the lesser of (a) the then-applicable prime rate (as then most recently published in The Wall Street Journal) plus three percent (3%) and (b) the maximum rate permitted by applicable law and (ii) if, within the one hundred and eighty (180) day period following the Payment Due Date applicable to such payment, the owing Party(ies) has(have) failed to make such payment to the owed Party(ies), then the owed Party(ies) shall have the right (in addition to all other rights and remedies available to the owed Party(ies) at law or in equity with respect to such non-payment), upon thirty (30) days’ written notice to the owing Party(ies), to terminate this Agreement.

Unless otherwise consented to in writing by the Parties, all payments due hereunder shall be made by the owing Party(ies) to the owed Party(ies) via wire transfer of immediately available U.S. dollars to the accounts set forth below (or to any other account or accounts as specified in writing from time to time by the Parties):

If to Owner:

[•]

[•]

[•]

[•]

If to the Sanchez Parties:

[•]

[•]

[•]

[•]

5.          Owner’s Responsibility For Owner’s Proportionate Share of Obligations Under the Commitment Agreements. In support of the obligations of the Sanchez Parties set forth herein, Owner acknowledges that the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates have entered into, are entering into and/or will be entering into the Commitment Agreements. Such Commitment Agreements contain contractual obligations that may include, without limitation, gathering fees, treating fees, minimum and/or throughput/deficiency payment obligations, minimum volumetric supply commitments, demand charges, reservation fees, indemnities, representations and warranties, and other contractual obligations (collectively, “Commitments”). Owner hereby agrees that, as of the Effective Date and at all times thereafter during the term of this Agreement (including during the remaining term hereof following any partial termination of this Agreement as provided in Section 15), and through the remaining respective terms, if any, of the Commitment Agreements entered into in compliance with this Agreement, Owner shall be liable and fully responsible to the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates for Owner’s Proportionate Share of all Commitments incurred by the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates under or pursuant to such Commitment Agreements. Owner’s Proportionate Share of any unmet Commitments under any such Commitment Agreements shall be included as “Other Costs” under Section 3(c), above, of this Agreement, eligible for deduction from the payment to Owner of otherwise applicable proceeds thereunder. The Sanchez Parties, the Marketing Sanchez Party

7

and/or their affiliates, at their sole and exclusive election, may invoice Owner for any excess amounts (such “excess” being the amount by which the deduction for Owner’s Proportionate Share of any unmet Commitments exceeds Owner’s Proportionate Share of the otherwise applicable proceeds under the Commitment Agreements) owed with respect to such Commitments or offset such excess amounts against future amounts that would otherwise be owed to Owner pursuant to Section 3 of this Agreement. Owner shall pay any such invoice within ten (10) days after receipt of such invoice. Notwithstanding anything to the contrary contained in this Agreement, Owner is not and will not be a third party beneficiary of any contractual rights to which the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates are entitled under the terms of any such Commitment Agreements; provided, however, that upon any termination of this Agreement, Owner shall be entitled, to the extent permitted (i) by applicable law and regulation, (ii) by the regulated transporter(s) under any such Commitment Agreements, (iii) under the terms of the applicable Commitment Agreements and (iv) under any and all applicable tariffs, to receive from the Sanchez Parties a transfer or allocation of shipper history arising under any such Commitment Agreements and attributable to the transport of Owner’s NGLs under such Commitment Agreements.

6.          Right to Take in Kind. If and to the extent a portion of Owner’s NGLs is not committed to the fulfillment of, or has been used to fulfill, the Commitments under or pursuant to the Commitment Agreements (such portion of Owner’s NGLs hereinafter being referred to as “Owner’s Excess NGLs”), Owner shall have the right, upon the delivery thereof to the applicable Delivery Point, to market Owner’s Excess NGLs at and from the Delivery Points; provided, however, such right may only be exercised by Owner if and to the extent the same is not prohibited by applicable law or the terms and conditions of the Commitment Agreements and if and to the extent Owner’s exercise of such right will not cause the Sanchez Parties to fail to meet any Commitments under any of the Commitment Agreements. Notice of Owner’s intent to exercise such right to take in kind shall be in the form of a written notice from Owner to the Sanchez Parties given at least twelve (12) months before the date that Owner desires to take a specific amount of Owner’s Excess NGLs in kind. In the event of any such exercise of entitlement, Owner will retain title to Owner’s Excess NGLs at the Delivery Points, transport and market such Owner’s Excess NGLs, and be responsible for the payment of royalty and severance taxes, and any other taxes based on production, on such Owner’s Excess NGLs, and all costs and expenses associated with the transportation and marketing from such Delivery Points of such Owner’s Excess NGLs.

7.             Covenants by Owner. Owner represents and warrants to the Sanchez Parties that at all times during the term of this Agreement:

a.          It has, and will continue to have, the right to convey good and merchantable title to all of Owner’s Proportionate Share of and in the raw natural gas production stream from the Wells or to all of Owner’s NGLs, whichever is applicable, free and clear of all liens, encumbrances and claims other than any customary liens arising under any joint operating agreement; and

b.          Except as provided herein or pursuant to any Commitment Agreements, its gross working interest is undedicated to or fully released from any marketing

8

agreement(s) related to the Wells and/or Owner’s NGLs, and the Sanchez Parties shall have the sole right to purchase and resell Owner’s NGLs.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD THE SANCHEZ PARTIES, THE MARKETING SANCHEZ PARTY AND ALL OF THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES HARMLESS FROM AND AGAINST ALL SUITS, ACTIONS, DEBTS, ACCOUNTS, COSTS, DAMAGES (OF ANY KIND OR TYPE), CHARGES, FINES, PENALTIES, LOSSES, JUDGMENTS, LIABILITIES AND/OR EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF LITIGATION) ARISING FROM OR OUT OF ADVERSE CLAIMS OF ANY PARTY TO OWNER’S NGLS.

8.          Indemnification.   NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER SHALL BE LIABLE FOR, AND HEREBY RELEASES, INDEMNIFIES, DEFENDS AND HOLDS HARMLESS THE SANCHEZ PARTIES, THE MARKETING SANCHEZ PARTY, AND ALL OF THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE “SANCHEZ INDEMNITEES”) FROM AND AGAINST, A PERCENTAGE (“OWNER’S SECTION 8 INDEMNIFICATION PERCENTAGE”), WHICH PERCENTAGE SHALL BE EQUAL TO ONE HUNDRED PERCENT (100%) OF OWNER’S PROPORTIONATE SHARE OF ALL NATURAL GAS PRODUCTION FROM THE WELLS ON THE PROPERTIES, OF ANY AND ALL SUITS, ACTIONS, DEBTS, ACCOUNTS, COSTS, CHARGES, DAMAGES OF ANY KIND OR TYPE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY OR DEATH, DAMAGES TO PROPERTY, ENVIRONMENTAL OR OTHERWISE, AND THIRD PARTY CONSEQUENTIAL DAMAGES), FINES, PENALTIES, LOSSES, JUDGMENTS, LIABILITIES AND/OR EXPENSES INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF LITIGATION (INCLUDING, WITHOUT LIMITATION, ANY AND ALL SUITS, ACTIONS, DEBTS, ACCOUNTS, COSTS, CHARGES, DAMAGES OF ANY KIND OR TYPE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY OR DEATH, DAMAGES TO PROPERTY, ENVIRONMENTAL OR OTHERWISE, AND THIRD PARTY CONSEQUENTIAL DAMAGES), FINES, PENALTIES, LOSSES, JUDGMENTS, LIABILITIES AND/OR EXPENSES INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’  FEES AND OTHER COSTS OF LITIGATION, ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO ANY COMMITMENT AGREEMENT) (COLLECTIVELY, “CLAIMS”) ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, REGARDLESS OF FAULT, UNLESS ANY SUCH CLAIM OR CLAIMS RESULT(S) FROM THE SOLE UNCURED MATERIAL BREACH OF OWNER OR THE WILLFUL MISCONDUCT OF OWNER ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, IN EITHER OF WHICH CASE OWNER’S INDEMNITY OBLIGATION UNDER THIS SECTION 8 OF THIS AGREEMENT SHALL INCREASE FROM OWNER’S SECTION 8

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INDEMNIFICATION PERCENTAGE, AS DEFINED ABOVE IN THIS SECTION 8, TO ONE HUNDRED PERCENT (100%) OF ANY SUCH CLAIM OR CLAIMS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH SANCHEZ PARTY SHALL BE SEVERALLY (AND NOT JOINTLY AND SEVERALLY) LIABLE FOR, AND HEREBY RELEASES, INDEMNIFIES, DEFENDS AND HOLDS HARMLESS OWNER, AND ALL OF ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE “OWNER INDEMNITEES”) FROM AND AGAINST, A PERCENTAGE (“THE SANCHEZ PARTY’S SECTION 8 INDEMNIFICATION PERCENTAGE”), WHICH PERCENTAGE SHALL BE EQUAL TO ONE HUNDRED PERCENT (100%) OF SUCH SANCHEZ PARTY’S PROPORTIONATE SHARE OF ALL NGL PRODUCTION FROM THE WELLS ON THE PROPERTIES, OF ANY AND ALL CLAIMS ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, REGARDLESS OF FAULT, UNLESS ANY SUCH CLAIM OR CLAIMS RESULT(S) FROM THE SOLE UNCURED MATERIAL BREACH OF SUCH SANCHEZ PARTY OR THE WILLFUL MISCONDUCT OF SUCH SANCHEZ PARTY ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, IN EITHER OF WHICH CASE SUCH SANCHEZ PARTY’S INDEMNITY OBLIGATION UNDER THIS SECTION 8 OF THIS AGREEMENT SHALL INCREASE FROM THE APPLICABLE SANCHEZ PARTY’S SECTION 8 INDEMNIFICATION PERCENTAGE, AS DEFINED ABOVE IN THIS SECTION 8, TO ONE HUNDRED PERCENT (100%) OF ANY SUCH CLAIM OR CLAIMS.

AS USED IN THIS AGREEMENT, THE TERM “REGARDLESS OF FAULT” MEANS WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING, WITHOUT LIMITATION, EVEN THOUGH A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, WHETHER SIMPLE, GROSS, SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE, PASSIVE OR OTHERWISE, STATUTORY LIABILITY, STRICT LIABILITY OR OTHER FAULT OF OWNER OR THE SANCHEZ PARTIES. FURTHER, AS USED IN THIS AGREEMENT, THE TERM “UNCURED MATERIAL BREACH” SHALL MEAN A MATERIAL BREACH OF THIS AGREEMENT THAT IS NOT CURED BY THE BREACHING PARTY WITHIN THIRTY (30) DAYS FOLLOWING THE BREACHING PARTY’S RECEIPT OF WRITTEN NOTICE FROM THE NON-BREACHING PARTY OF THE ALLEGED MATERIAL BREACH IN QUESTION; PROVIDED, HOWEVER, THAT IF THE EXISTENCE OF AN ALLEGED MATERIAL BREACH IS DISPUTED BY THE ALLEGED BREACHING PARTY, THE ABOVE-REFERENCED 30-DAY CURE PERIOD SHALL BE TOLLED IN ITS ENTIRETY UNTIL SUCH DISPUTE IS RESOLVED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SECTION 14 OF THIS AGREEMENT.

9.                               Disclaimer of Representations by Sanchez Parties.  Owner hereby acknowledges and agrees that no express or implied representation or warranty is or has been made by the Sanchez Parties, the Marketing Sanchez Party or their affiliates, or any of them. concerning or relating to the price to be paid for Owner’s NGLs from the Wells. Further, Owner

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hereby acknowledges and agrees that (i) it has not relied upon any statements, representations or warranties (whether written or oral) made by the Sanchez Parties, the Marketing Sanchez Party or their affiliates, or any of them, when entering into this Agreement, (ii) it has entered into this Agreement based upon its own independent business judgment and its own experience in energy markets and the energy industry, and (iii) this Agreement was and is a result of arm’s length negotiations between the Sanchez Parties and Owner.

10.                        Changes in Owner’s Ownership. Owner shall be solely responsible for notifying the Sanchez Parties in writing of any changes in the ownership of, or rights to. Owner’s NGLs from the Wells or the proceeds derived from the marketing thereof. The Sanchez Parties, the Marketing Sanchez Party and their affiliates shall not be bound by any changes in such ownership or rights until they are so notified as provided in this Agreement and any such notice has actually been received.

11.                        Miscellaneous. In the event a court of competent jurisdiction determines that any provision contained in this Agreement is violative of any law or regulation, such provision shall be deemed stricken from the Agreement without affecting the enforceability of the remainder of the Agreement. This Agreement may be amended only by a written instrument executed by all of the Parties to this Agreement. This Agreement shall be governed by the laws of the State of Texas, notwithstanding any conflicts of laws rules or principles that might require the application of the laws of another jurisdiction. This Agreement will extend to, inure to the benefit of, and be binding upon the Parties and each of their permitted successors and permitted assigns. No Party will have the right to assign or otherwise transfer this Agreement or any of its rights and/or obligations under this Agreement without the express written consent of the other Party, which consent may be withheld by the non-assigning Party(ies) in its/their commercially reasonable judgment, and any purported assignment or transfer without such consent shall be null and void; provided, however, that a Party shall be permitted to assign this Agreement and its rights and obligations hereunder without the consent of the other Party in connection with a transfer of all its interest in the Assets to a Third Party, as those terms are defined in the Joint Development Agreement, entered into as of January [•], 2017, by and between SN, SN EF UnSub, LP, and Owner, provided that the assignee thereof agrees in writing to be bound by and assumes all of the obligations of the assigning Party hereunder arising from and after such assignment. If any transfer or assignment of this Agreement pertains to only a part, as opposed to the entirety, of the interest, rights and obligations of the transferring/assigning Party (a “Partial Transfer”), the transferring/assigning Party, as a condition precedent to any such transfer or assignment, will specifically declare in writing to the non-transferring/assigning Party the exact percentage of the transferring/assigning Party’s interest, rights and obligations hereunder covered by any such Partial Transfer. Notwithstanding anything to the contrary contained herein, if any of the royalty payment provisions of the individual oil and gas leases pertaining to the Properties conflict with the terms and conditions of this Agreement, the royalty payment provisions of such leases will prevail. The headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. Except as expressly set forth herein, this Agreement is intended only to benefit the Parties hereto and their respective permitted successors and assigns. Each Party shall bear its own expenses incident to the preparation of this Agreement. This Agreement may be executed in duplicate originals or counterparts, each of which, when taken with all other counterparts, shall constitute a binding agreement between the Parties hereto. An executed facsimile or .PDF counterpart of this Agreement shall be sufficient to bind a Party

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hereto to the same extent as an original. Unless indicated in this Agreement otherwise, all references to dates and times shall mean Houston, Texas, local date and time.

12.                        Payment of Taxes and Royalties. Except as provided to the contrary in this Agreement, the Sanchez Parties shall make payment of Owner’s Proportionate Share of Taxes and Royalties on Owner’s NGLs from the Wells, provided that the SANCHEZ PARTIES DO NOT THEREBY ASSUME LIABILITY FOR OWNER’S TAXES OR ROYALTIES AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS AN ASSUMPTION BY THE SANCHEZ PARTIES, THE MARKETING SANCHEZ PARTY OR THEIR AFFILIATES OF SUCH LIABILITY. Owner shall be responsible for any additional amounts owed for Taxes or Royalties on Owner’s NGLs by virtue of specific lease or other contractual provisions or legal requirements. The Sanchez Parties, the Marketing Sanchez Party and their affiliates make no representation or warranty regarding their methods of payment of Taxes and Royalties and shall not be liable to Owner or any third party(ies) for any Claims relating to such methods. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER AGREES TO INDEMNIFY, DEFEND, AND HOLD THE SANCHEZ INDEMNITEES HARMLESS FROM AND AGAINST ALL CLAIMS THAT ARISE FROM OR OUT OF, OR ARE RELATED TO, THE PAYMENT BY THE SANCHEZ PARTIES OF OWNER’S PROPORTIONATE SHARE OF TAXES AND ROYALTIES ON OWNER’S NGLS FROM THE WELLS, INCLUDING, BUT NOT LIMITED TO, CLAIMS BY GOVERNMENT AUTHORITIES, OWNERS OF ROYALTY, OVERRIDING ROYALTY, NGL PAYMENTS, WORKING INTERESTS, TRANSPORTERS OR OTHER CLAIMANTS, REGARDLESS OF FAULT, UNLESS ANY SUCH CLAIM OR CLAIMS RESULT(S) FROM THE SOLE UNCURED MATERIAL BREACH OF ONE OR MORE OF THE SANCHEZ PARTIES OR THE WILLFUL MISCONDUCT OF ONE OR MORE OF THE SANCHEZ PARTIES ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT.

13.                        Approvals and Authorities.  Each of the Parties to this Agreement hereby represents and warrants to the other Party(ies) hereto that all approvals and authorities necessary for such Party to enter into this Agreement and be bound by its terms have been obtained. Each of the Parties to this Agreement further represents and warrants to the other Party(ies) hereto that its execution of this Agreement does not breach or violate any contract, agreement, order or prohibition to which the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates, or any of them, or Owner are/is a party or bound.

14.                               Dispute Resolution.

a.                               Dispute. The Parties will provide written notice to one another promptly following the occurrence or discovery of any item or event which might reasonably be expected to result in a claim, demand, cause of action, dispute, or controversy arising out of, relating to or in connection with this Agreement, including the interpretation, validity, termination or breach hereof (each a “Dispute”). The Parties will attempt to resolve satisfactorily any such matters.

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b.                               Notice of Unresolved Dispute. Should a Dispute arise which the Parties cannot resolve satisfactorily, either Party may deliver to the other Party a written notice of the Dispute with supporting documentation as to the circumstances leading to the Dispute (the “Notice of Dispute”). The Parties, within fifteen (15) days from delivery of such notice, shall then each appoint a representative who has no prior direct involvement with the subject matter of the Notice of Dispute and who is duly authorized to investigate, negotiate and settle the Dispute. Representatives for each Party shall meet and confer as often as they deem reasonably necessary following the delivery of the Notice of Dispute in good faith negotiations to seek to resolve the Dispute amicably.

c.                                Mediation.  Should the representatives of the Parties fail to amicably resolve the Dispute within thirty (30) days following the receipt of the Notice of Dispute, the Parties agree to utilize the services of a mutually agreeable mediator, which such mediator will be licensed in Texas to practice law and located in Houston, Texas, for a period of sixty (60) days, and longer if they mutually agree, pursuant to a joint engagement. Such mediation will be non-binding, and the costs of the mediator will be borne equally by the Parties.

d.                               Arbitration. If the Parties are unable to resolve the Dispute within ninety (90) days following the receipt of the Notice of Dispute, either Party may submit the matter to be resolved by binding arbitration conducted by the office of the American Arbitration Association in Houston, Texas (“AAA”). The arbitration shall be conducted in accordance with the AAA’s Commercial Arbitration Rules (the “Rules”) effective at the time of the Dispute. The Expedited Procedures of the Rules shall apply to any Dispute in which no disclosed claim or counterclaim exceeds $5,000,000.00, exclusive of interest and arbitration fees and costs. If the Expedited Procedures should apply, the arbitration shall be heard and decided by a single arbitrator to be appointed by the AAA. For all other Disputes, the arbitration shall be heard and decided by three arbitrators, one to be designated by each Party and the third arbitrator to be selected by the mutual agreement of the two arbitrators. Each Party shall designate its arbitrator within twenty (20) days of the respondent receiving notice of the arbitration.  If either Party fails to select an arbitrator within such twenty-day period, the AAA shall designate such arbitrator. The arbitrators selected by the Parties shall select the third arbitrator within fifteen (15) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within such fifteen-day period, the AAA shall select the third arbitrator. Each arbitrator selected hereunder shall be knowledgeable in the oil and gas industry. The arbitrators shall make a reasoned award in writing and may allocate costs and fees among the Parties in connection with such award. The award shall be final and binding on each Party and for all purposes. Judgment upon a final award may be entered in any court having jurisdiction. This Section 14 shall survive any termination of this Agreement. For the avoidance of doubt, for the purpose of designating arbitrators in an arbitration tribunal consisting of three arbitrators, the Sanchez Parties shall be treated as a single Party.

e.                                Binding Award/Decision. Once an award or decision by the arbitration tribunal shall become final, the Parties will comply with such final award or decision. If either Party fails to comply or to commence compliance with said award or decision

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within thirty (30) days following the date upon which the award or decision becomes final, then the other Party shall have all rights, powers and authority to enforce the award or decision to the maximum extent as allowed by law and, for the avoidance of doubt, any such enforcement shall not be subject to the terms and provisions of this Section 14.

f.                                 Res Judicata.  To the extent permitted by law, any decision of the arbitration tribunal shall be res judicata as between the Parties but shall not have binding effect in any unrelated litigation or arbitration where any Party to this Agreement may also be a party.

g.                                Limitation of Damages Awarded. The arbitrator(s) is (are) not empowered to and shall not award any damages not permitted to be recovered pursuant to Section 17, but the arbitrator(s) may award reasonable attorneys’ fees, costs and expenses, including those of the arbitrator(s), to the prevailing Party or Parties.

15.                       Term. This Agreement shall commence as of the Effective Date and shall remain in full force and effect through December 31, 2022 (the “Primary Term”), and thereafter the Term of this Agreement shall continue on a year-to-year basis unless terminated by either Party, effective at the end of the Primary Term or at the end of any annual extension of the Primary Term, upon the giving of a minimum of sixty (60) days prior written notice; provided, however, that notwithstanding the foregoing, this Agreement, and all of the rights and obligations of the Parties hereunder, shall, in any event, remain in full force and effect (to the extent of any NGLs subject to such Commitment Agreements) and shall not terminate, until the termination date of the last to terminate of all Commitment Agreements entered into in compliance with this Agreement and covering such NGLs. Notwithstanding any termination of this Agreement as provided above in this Section 15, the terms and provisions of Sections 14, 17 and 18 hereof, all indemnification obligations arising hereunder in connection with or pertaining or relating to matters occurring prior to the termination of this Agreement, and all payment obligations arising hereunder in connection with or pertaining or relating to matters occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

Notwithstanding the foregoing provisions of this Section 15, either Party will be entitled to cancel its obligations under this Agreement with respect to any volumes that are subject to a Commitment under a Commitment Agreement when such Commitment under such Commitment Agreement terminates and such Commitment is not renewed or made subject to another Commitment Agreement, in each case, entered into in compliance with this Agreement.

16.                       Notices. All notices, requests, demands and other communications permitted or required between the Parties by any of the provisions of this Agreement, unless otherwise specifically provided, will be in writing and will be deemed given if delivered by hand or transmitted by facsimile, or mailed by certified mail or overnight mail carrier or courier (postage or other charges prepaid), and directed to:

If to Owner:

Aguila Production, LLC

345 Park Avenue, 43rd Floor

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New York, New York 10154

Attention: Angelo Acconcia

Electronic Mail: acconcia@blackstone.com

If to the Sanchez Parties:

SN EF Maverick LLC

1000 Main Street, Suite 3000

Houston, Texas 77002

Attention: Contract Administration

Electronic Mail: [•]

Delivery of such notices as above provided shall be deemed received by and effective as to the Party to whom it is addressed only upon actual receipt by the Party, or if transmitted by facsimile, the successful completion of such transmission during normal business hours of 8:00 A.M. to 5:00 P.M., local time of the receiving Party, or if received after such hours, on the next Business Day. No change of notice is binding on any Party until all Parties have received notice containing the changed information.

17.                        Disclaimer of Certain Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, (a) OWNER AND THE OWNER INDEMNITEES WILL NOT BE LIABLE HEREUNDER TO THE SANCHEZ PARTIES, OR ANY ONE OF THEM, OR TO THE SANCHEZ INDEMNITEES, AND (b) THE SANCHEZ PARTIES, OR EITHER ONE OF THEM, AND THE SANCHEZ INDEMNITEES WILL NOT BE LIABLE HEREUNDER TO OWNER OR TO THE OWNER INDEMNITEES, PURSUANT TO ANY INDEMNITY OR ANY OTHER PROVISION HEREOF, FOR ANY OF THE OTHER’S(S’) OWN CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, HOWSOEVER ARISING UNDER OR HOWSOEVER RELATING OR PERTAINING TO THIS AGREEMENT, AND REGARDLESS OF THE EXISTENCE, OR ALLEGED EXISTENCE, OF ANY UNCURED MATERIAL BREACH, ANY DEGREE OF NEGLIGENCE INCLUDING, WITHOUT LIMITATION, SIMPLE NEGLIGENCE AND GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STATUTORY LIABILITY, STRICT LIABILITY AND/OR OTHER FAULT.

18.                        Audit Rights. A Party shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine, to audit and to obtain copies of the relevant portions of books and records of the other Party(ies) but only to the extent reasonably necessary to verify (a) the accuracy of any statement, charge, payment, deduction or computation made or rendered under or pursuant to this Agreement and/or (b) the proper allocation and payment of all Other Costs, Royalties and Taxes payable by a Party, and the proper allocation and payment of all revenues received by a Party and payable to the other Party, all as provided in this Agreement. This right to examine, audit and obtain copies will not be available with respect to proprietary information not directly relevant to matters arising under this Agreement.  All statements, charges, payments, deductions and computations made or rendered under or pursuant to this Agreement shall be conclusively presumed final and accurate, and all associated claims for under

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or overpayment(s) shall be deemed waived, unless the particular statement, charge, payment, deduction or computation in question is objected to in writing, with adequate explanation and documentation, within two (2) years after the examination and/or audit thereof by the objecting Party.

19.                       Entire Agreement. This Agreement, including all Exhibits hereto, contains the entire agreement and understanding between the Parties relating to the matters covered hereby, and any representations, correspondence, or other statements made by a Party prior to the Effective Date relating to the matters covered hereby shall be superseded by the terms and conditions hereof.

20.                       Relationship of the Parties. The Parties shall at all times act independently of each other in complying with the terms and conditions of this Agreement. No partnership, joint venture, trust or other fiduciary relationship or mining partnership is intended or created by this Agreement, and no act by any of the Parties shall operate to create such a relationship.

21.                       Waivers. Either Party, by written instrument, may (i) waive compliance by the other Party with, or modify any of, the covenants or agreements made by the other Party in this Agreement or (ii) waive or modify performance of any of the other obligations or other acts of the other Party. The delay or failure on the part of a Party to insist, in any one instance or more, upon strict performance of any term or condition of this Agreement, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of any such term, condition, right or privilege, and the same shall continue and remain in full force and effect. Except as expressly set forth herein, all rights and remedies are cumulative.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SN EF MAVERICK, LLC	SN OPERATING COMPANY

By:	By:
Name:	Name:
Title:	Title:

AGUILA PRODUCTION, LLC

By:
Name:
Title:

Exhibit A

Maverick Natural Gas Liquids Marketing Agreement

Dated Effective as of January [•], 2017

By and Among

SN EF MAVERICK, LLC (“SN”),

[SN OPERATING COMPANY] (“SN OPERATING COMPANY”) and

AGUILA PRODUCTION, LLC (“Owner”)

POINTS OF DELIVERY

[•]

1

Exhibit B

NGLs Marketing Agreement

Dated Effective as of January [•], 2017

By and Among

SN EF MAVERICK, LLC (“SN”),

[SN OPERATING COMPANY] (“SN OPERATING COMPANY”) and

AGUILA PRODUCTION, LLC (“Owner”)

COMMITMENT AGREEMENTS

Attached.

1

Exhibit C

NGLs Marketing Agreement

Dated Effective as of January [•], 2017

By and Among

SN EF MAVERICK, LLC (“SN”),

[SN OPERATING COMPANY] (“SN OPERATING COMPANY”) and

AGUILA PRODUCTION, LLC (“Owner”)

COPIES OF COMMITMENT AGREEMENTS

Attached.

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ANNEX K

FORM OF

RESIDUE GAS PRODUCTION MARKETING AGREEMENT

Final Form

RESIDUE GAS MARKETING AGREEMENT

This Residue Gas Marketing Agreement (“Agreement”) is entered into by and among SN EF MAVERICK, LLC (“SN”), [SN OPERATING COMPANY] (collectively, the foregoing entities may be referred to hereinafter as the “Sanchez Parties”) and AGUILA PRODUCTION, LLC (“Owner”). SN, [SN Operating Company] and Owner may be referred to hereinafter individually as a “Party” and collectively as the “Parties”. This Agreement shall be effective as of the [•] day of January, 2017 (the “Effective Date”).

WHEREAS, Owner desires to sell and the Sanchez Parties desire to receive and purchase Owner’s and Owner’s affiliates’, if any, full proportionate share and gross working interest (hereinafter, collectively, “Owner’s Proportionate Share”) of and in the natural gas produced from all current and future wells jointly owned by the Parties (the “Wells”) located in Maverick, Dimmit, Webb, and LaSalle Counties, Texas (the “Properties”) and processed at one or more natural gas processing plants to extract the natural gas liquids therefrom (Owner’s Proportionate Share of any residue gas remaining after such processing that is attributable, as determined under the terms of the applicable gas processing agreement(s), to the Wells, collectively, “Owner’s Residue Gas”) (the Sanchez Parties’ and the Sanchez Parties’ affiliates’, if any (provided that SN Cotulla Assets, LLC, SN Catarina, LLC, SN Palmetto LLC and Sanchez Production Partners (SEP IV) shall not be considered affiliates of any Sanchez Party for purposes of this definition), and any other co-working interest owner’s, including Owner’s and Owner’s affiliates’, if any, full proportionate share and gross working interest of and in the natural gas produced from all of the Wells being collectively referred to herein as “Residue Gas”) on the terms and conditions set forth in this Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Sanchez Parties are willing to market Owner’s Residue Gas at the same marketing points and under the same marketing arrangements under which the Residue Gas attributable to the Sanchez Parties’ and the Sanchez Parties’ affiliates’, if any, full proportionate share and gross working interest (hereinafter, collectively, “The Sanchez Parties’ Proportionate Share”) of and in the natural gas produced from the Wells (collectively, “SN’s Residue Gas”) is marketed.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                              Sale of Owner’s Residue Gas.   Subject to the terms and provisions of this Agreement, Owner hereby agrees to sell to one of the Sanchez Parties, as designated from time to time by the Sanchez Parties, and the Party so designated by the Sanchez Parties (the “Marketing Sanchez Party”) hereby agrees to receive and purchase from Owner, at the specific points of delivery set forth on Exhibit A, attached hereto and by this reference made a part hereof, as the same may be amended from time to time by the Sanchez Parties (the “Delivery Points”), all of Owner’s Residue Gas from the Wells for the term of this Agreement. The specific Delivery Points hereunder, as designated on said Exhibit A, shall be at the tailgate of the gas processing plant(s) with respect to which the relevant Commitment Agreement relates, or at such other Delivery Points as designated by the Sanchez Parties and as set forth on Exhibit A, as the same may be amended from time to time by the Sanchez Parties. Subject to the terms and provisions of this Agreement, title to Owner’s Residue Gas shall pass from Owner to the Marketing Sanchez Party as the Residue Gas in question passes through the designated Delivery Points. The Sanchez Parties shall give Owner written notice of any amendment to Exhibit A made by the Sanchez Parties pursuant to this Section 1 promptly (and, in any event, within five (5) days) after such amendment is made.

2.                                      Marketing of Owner’s Residue Gas.

a.                               Owner acknowledges that Owner’s Residue Gas from the Wells may be marketed by either of the Sanchez Parties or by one or more of their respective affiliates, and Owner hereby consents to the marketing of Owner’s Residue Gas under and/or pursuant to this Agreement by either Sanchez Party or by one or more of their respective affiliates; provided, however, that the obligations to Owner under this Agreement shall be the responsibility of the Sanchez Parties; provided further, however, that the obligations and  representations  to  the Sanchez  Parties  under this  Agreement  shall  be the responsibility of Owner notwithstanding the fact that an affiliate, or affiliates, of Owner may have a working interest or other interest, of whatever kind or type, in Owner’s Residue Gas.

b.                               Subject to the other terms and provisions of this Agreement, the Sanchez Parties or their affiliates shall obtain transport from the designated Delivery Points for, and/or shall market Owner’s Residue Gas in good faith and in a manner commercially reasonable under the circumstances, and shall obtain transport from the designated Delivery Points for, and/or shall market, Owner’s Residue Gas at no less favorable commercial terms and conditions to Owner than the commercial terms and conditions under which the Sanchez Parties or their affiliates obtain transport from the designated Delivery Points for, and/or market, SN’s Residue Gas; provided, however, that Owner and each of the Sanchez Parties, including the Marketing Sanchez Party, hereby disclaim the existence of, and any intent to create, any type of fiduciary, trust, agency or partnership relationship with or between or among Owner, SN, SN Operating Company or any other affiliate(s) of the Sanchez Parties pertaining to, resulting from, arising out of, pursuant to or in connection with the execution and/or performance of this Agreement.

c.                                Owner acknowledges that (x) as of the Effective Date, one or both of the Sanchez Parties or their affiliate(s) has (or have) entered into, or are in the process of finalizing and entering into, the agreements set forth in Exhibit B, attached hereto and by this reference made a part hereof, as said Exhibit B may be amended from time to time by the Sanchez Parties (with Owner’s prior written approval), covering, among other things, the gathering, treating, transportation, marketing and/or sale of Residue Gas from the Properties, and (y) after the Effective Date, one or both of the Sanchez Parties or their affiliate(s) shall have the right to enter into additional gathering, treating, processing, transportation, marketing or similar or related agreements applicable to Residue Gas from the Properties (all such existing and future agreements described in clauses (x) and (y) of this Section 2(c) of this Agreement hereinafter being referred to as the “Commitment Agreements”), subject to the following restrictions:

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(i)                              The Sanchez Parties shall be obligated to obtain the prior written approval of Owner before entering into any future Commitment Agreement that (A) involves a dedication of acreage, (B) includes a minimum throughput volume requirement, throughput/deficiency payment requirement, minimum payment requirement or other financial obligation that could require a payment if the physical delivery of any natural gas production and/or Residue Gas is not made thereunder or if the agreement is terminated, (C) has a term that ends later than (and is not otherwise terminable without penalty of any kind on or before) the first to occur of (w) the final day of the twelfth (12th) full month succeeding the date of execution of such agreement and (x) the end of the Primary Term (as such Primary Term may be extended pursuant to Section 15), or (D) is for the gathering, treating, processing, transportation, sale and/or marketing of more than an average (measured on a calendar month basis) of 25,000 MMBtus (measured on an 8/8ths, as to Owner’s Proportionate Share and The Sanchez Parties’ Proportionate Share, basis) of Residue Gas per day (any such agreement, a “Restricted Commitment Agreement”).

(ii)                           From and after the date Owner gives notice of its intent to take any amount of Owner’s Excess Residue Gas in kind under Section 6 hereof, (A) the Sanchez Parties shall not, without the prior written approval of Owner, enter into any Commitment Agreement relating to the amount of Owner’s Excess Residue Gas to be taken in kind by Owner, per the provisions of Owner’s notice of its intent to take in kind, that has a term extending beyond the date Owner will begin taking such amount of Owner’s Excess Residue Gas in kind, and (B) the Sanchez Parties and Owner will communicate regularly and coordinate an orderly transition of the marketing responsibility for the amount of Owner’s Excess Residue Gas to be taken in kind from the Sanchez Parties to Owner, including coordinating any Commitment Agreements that have been entered into prior to such period or will be entered into during such period.

For the avoidance of doubt, from and after the Effective Date and until such time as Owner notifies the Sanchez Parties that it intends to exercise, as of a date certain, its rights under Section 6 to take a specific amount of Owner’s Excess Residue Gas in kind, the Sanchez Parties shall have the right to enter into any Commitment Agreements that are not Restricted Commitment Agreements without the prior written approval of Owner and to gather, treat, process, market, transport from the designated Delivery Points and sell any and all of Owner’s Residue Gas from the Properties.

d.                               Owner acknowledges that during the term of this Agreement, Owner’s Proportionate Share of the raw natural gas production stream from the Wells to be marketed hereunder will be gathered, treated, transported and/or processed, and Owner’s Residue Gas to be marketed hereunder will be transported and/or resold, as the case may be, under the Commitment Agreements entered into in compliance with this Agreement throughout the respective terms thereof. The transportation and/or resale, as the case may be, of Owner’s Residue Gas under the terms of any of the existing or future Commitment Agreements shall not give Owner any interest in or make Owner a party to said

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Commitment Agreements. It is expressly agreed that the Sanchez Parties shall not have any power or authority to contract in the name of or on behalf of Owner.

e.                                Attached hereto as Exhibit C are full and complete copies of the Commitment Agreements referenced in Exhibit B. The Sanchez Parties agree to keep Owner reasonably informed about the negotiation of potential Restricted Commitment Agreements through monthly (or, if mutually agreed, more frequent) meetings and to provide Owner with copies of final, or as near-to-final as commercially reasonable, proposed Restricted Commitment Agreements for Owner’s review and approval.  If Owner does not grant or reject in writing any written request for approval of a Restricted Commitment Agreement within twenty (20) days after its receipt thereof, Owner will be deemed to have rejected such Restricted Commitment Agreement. Upon the execution of any new Commitment Agreement, including any Commitment Agreement set forth in Exhibit B or the execution (after approval or deemed approval by Owner) of any Restricted Commitment Agreement, or any material amendment or other material modification to any previously executed Commitment Agreement set forth in Exhibit B or any previously executed (approved or deemed approved) Restricted Commitment Agreement, in each case, entered into, and approved or deemed approved, as applicable, in accordance with the terms of this Agreement, Exhibit C shall be amended (as appropriate) by the Sanchez Parties to include a copy of such newly-executed Commitment Agreement or newly-executed (approved or deemed approved) Restricted Commitment Agreement or to reflect such material amendment or other material modification to such previously executed Commitment Agreement or previously executed (approved or deemed approved) Restricted Commitment Agreement, as applicable. Subject to the provisions of Section 2(g), below, any Restricted Commitment Agreement approved (or deemed approved) by Owner hereunder shall, for all purposes of this Agreement, constitute a Commitment Agreement under this Agreement.

f.                                 If Owner rejects any agreement that would, if approved by Owner, become a Restricted Commitment Agreement hereunder (“Sanchez Proposed Commitment”), (i) Owner may, within fifteen (15) days of rejecting a Sanchez Proposed Commitment, propose an alternate agreement (“Owner Proposed Commitment”) and (ii) one or more of the Sanchez Parties or their affiliates shall be free to enter into such Sanchez Proposed Commitment; provided, that such Sanchez Proposed Commitment would not be and will not be a Commitment Agreement hereunder. The Sanchez Parties shall use commercially reasonable efforts to support (i) Owner in taking production that would otherwise be subject to the Sanchez Proposed Commitment in kind and (ii) Owner’s negotiation, execution and implementation of the Owner Proposed Commitment with the applicable third party, including, at the request of Owner, acting as agent on behalf of Owner for the limited purpose of transporting and/or selling such Owner volumes pursuant to the Owner Proposed Commitment, if the Parties negotiate and execute all necessary agreements required for a Sanchez Party to serve as agent for such purposes that are agreeable to the Sanchez Parties in their sole discretion).  Conversely, any of Owner’s Residue Gas that is not taken in kind by Owner and marketed by Owner in accordance with the terms and provisions of this Agreement or marketed by a Sanchez Party on behalf of Owner pursuant to this Agreement shall be marketed under the terms and provisions of this Agreement by and among one or more of the Sanchez Parties or

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their affiliates, subject to any applicable Commitment Agreement or Restricted Commitment Agreement regardless of any rejections made by Owner.

g.                               It is agreed by the Parties that, in the event of an emergency, including (without limitation) the impending shut-in of one or more of the Wells, the unanticipated unavailability of previously-contracted third party services or the occurrence of any other event that could imminently impact the production, transportation and/or sale of the Residue Gas from one or more of the Wells, one or both of the Sanchez Parties or their affiliate(s) shall have the right, without obtaining the prior written approval of Owner, to enter into new, short-term (that is, not in excess of thirty-one (31) days) agreements that are reasonably appropriate and necessary to fully respond to any such emergency; provided, that the Sanchez Parties will provide notice to Owner as soon as reasonably practicable (and in any event within five (5) business days) that such emergency agreement(s) has/have been entered into and the terms thereof. It is agreed that any such new agreements, whether or not ultimately approved or executed by Owner, will be Commitment Agreements under the terms and conditions of this Agreement.

3.                              Proceeds Netback Price for Owner’s Residue Gas.   Subject to the other provisions of this Agreement, the consideration to be received by Owner hereunder for Owner’s Residue Gas from the Wells for any given calendar month during the term of this Agreement shall be an amount equal to the total quantity of Owner’s Residue Gas (measured in MMBtus) multiplied by the weighted average sales price per MMBtu received by the Sanchez Parties, or any of them, for all Residue Gas sold by the Sanchez Parties or their affiliates to non-affiliated third parties from the Wells for such calendar month at all points of sale to non-affiliated third parties (“Sales Points”), less Owner’s Proportionate Share of the following (without duplication of any charges made by the Sanchez Parties to Owner under this Agreement and without duplication of any charges made by the Sanchez Parties to Owner under other marketing agreements with Owner) (such calculation, including the deductions set forth in (a)-(c) below, the “Owner Amount”):

a.                              royalties, overriding royalties, production payments and other burdens on Residue Gas (“Royalties”) for such calendar month, it being understood (and the Sanchez Parties agreeing) that the Sanchez Parties shall pay, on behalf of Owner, Owner’s share of such Royalties to the recipients thereof,

b.                              severance taxes, if any, and all other taxes on or measured by Residue Gas (“Taxes”) for such calendar month, it being understood (and the Sanchez Parties agreeing) that the Sanchez Parties shall pay, on behalf of Owner, Owner’s share of such Taxes, and

c.                               any invoices or other charges, costs or fees payable by the Sanchez Parties to third parties, including reasonable charges of affiliates of the Sanchez Parties, at or prior to the Delivery Points and/or between the Delivery Points and the Sales Points, for, without limitation, the following (collectively, “Other Costs”): fees and costs charged by any gatherer, treater, processor, transporter or purchaser, unutilized firm transportation charges, penalties of any kind or character, minimum or deficiency payments or charges associated with gathering agreements, processing agreements, treating agreements,

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transportation agreements, including throughput and deficiency agreements, or term sales agreements, and third-party operator marketing charges.

Subject to the other provisions of this Agreement, the Owner Amount for each MMBtu of Owner’s Residue Gas from each Well for such month pursuant to the preceding provisions of this Section 3 shall not be less than the consideration to be received by the Sanchez Parties for each MMBtu of SN’s Residue Gas from such Well for such month. Should the purchaser(s) of the Residue Gas at the Sales Points fail or refuse to pay for all or part of the Residue Gas sold and delivered for any reason, the Sanchez Parties will use reasonable efforts to obtain payment but shall not be liable to Owner for any Residue Gas sold and delivered to such purchaser(s) unless and until the Sanchez Parties receive payment for same; provided that in the event the Sanchez Parties receive partial payment from the purchaser(s) of the Residue Gas at the Sales Points, the Sanchez Parties shall timely deliver to Owner Owner’s Proportionate Share of such payment. If any such consideration paid by any such purchaser(s) of the Residue Gas at the Sales Points pursuant to the preceding provisions of this Section 3 is in the form of a settlement payment or litigation proceeds received by the Sanchez Parties, Owner shall be entitled to receive from the Sanchez Parties Owner’s Proportionate Share of any such settlement payment or litigation proceeds received by the Sanchez Parties, net of Owner’s Proportionate Share of all costs incurred by the Sanchez Parties, or any of them, or their affiliates, in connection with or pertaining or relating to any such settlement or litigation. The Sanchez Parties shall have no liability under this Agreement for any loss of Residue Gas at or prior to the Delivery Points and/or between the Delivery Points and the Sales Points and Owner shall have no recourse against the Sanchez Parties for the same. Owner shall at any and all times hereunder be responsible for Owner’s Proportionate Share of any and all costs, including, without limitation, Other Costs, and losses, attributable to, in connection with or pertaining in any way to the Residue Gas, from the wellhead to the Delivery Points and from the Delivery Points to the Sales Points; provided, however, that, for the avoidance of doubt, Owner shall not be responsible for, and neither of the Sanchez Parties (nor any of their affiliates) shall be entitled to, the payment of any marketing fee with respect to the services performed under this Agreement by either of the Sanchez Parties or any of their affiliates.

4.                               Payment to Owner. The consideration to be received by Owner pursuant to Section 3 of this Agreement shall be paid by the Sanchez Parties to Owner for any given month promptly after the Sanchez Parties actually receive funds for Residue Gas purchased by the Sanchez Parties and resold pursuant to this agreement for such month, and in any event on or before the date that is ten (10) days after the date upon which the Sanchez Parties actually receive funds for Residue Gas purchased by the Sanchez Parties and resold pursuant to this agreement from the applicable purchasers of such Residue Gas for a given month, along with a detailed statement describing such amounts payable to Owner.

If the Sanchez Parties or Owner fail(s) to make any payment to the other when due hereunder (the “Payment Due Date”), then, (i) beginning on the first day after the Payment Due Date (and continuing until the day such payment is made pursuant to this Section 4), interest shall accrue on the amount of any such payment not so paid at a rate equal to the lesser of (a) the then- applicable prime rate (as then most recently published in The Wall Street Journal) plus three percent (3%) and (b) the maximum rate permitted by applicable law and (ii) if, within the one hundred and eighty (180) day period following the Payment Due Date applicable to such

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payment, the owing Party(ies) has(have) failed to make such payment to the owed Party(ies), then the owed Party(ies) shall have the right (in addition to all other rights and remedies available to the owed Party(ies) at law or in equity with respect to such non-payment), upon thirty (30) days’ written notice to the owing Party(ies), to terminate this Agreement.

Unless otherwise consented to in writing by the Parties, all payments due hereunder shall be made by the owing Party(ies) to the owed Party(ies) via wire transfer of immediately available U.S. dollars to the accounts set forth below (or to any other account or accounts as specified in writing from time to time by the Parties):

If to Owner:

[•]

[•]

[•]

[•]

If to the Sanchez Parties:

[•]

[•]

[•]

[•]

5.                               Owner’s Responsibility For Owner’s Proportionate Share of Obligations Under the Commitment Agreements. In support of the obligations of the Sanchez Parties set forth herein, Owner acknowledges that the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates have entered into, are entering into and/or will be entering into the Commitment Agreements. Such Commitment Agreements contain contractual obligations that may include, without limitation, gathering fees, treating fees, minimum and/or throughput/deficiency payment obligations, minimum volumetric supply commitments, demand charges, reservation fees, indemnities, representations and warranties, and other contractual obligations (collectively, “Commitments”). Owner hereby agrees that, as of the Effective Date and at all times thereafter during the term of this Agreement (including during the remaining term hereof following any partial termination of this Agreement as provided in Section 15), and through the remaining respective terms, if any, of the Commitment Agreements entered into in compliance with this Agreement, Owner shall be liable and fully responsible to the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates for Owner’s Proportionate Share of all Commitments incurred by the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates under or pursuant to such Commitment Agreements. Owner’s Proportionate Share of any unmet Commitments under any such Commitment Agreements shall be included as “Other Costs” under Section 3(c), above, of this Agreement, eligible for deduction from the payment to Owner of otherwise applicable proceeds thereunder. The Sanchez Parties, the Marketing Sanchez Party and/or their affiliates, at their sole and exclusive election, may invoice Owner for any excess amounts (such “excess” being the amount by which the deduction for Owner’s Proportionate Share of any unmet Commitments exceeds Owner’s Proportionate Share of the otherwise applicable proceeds under the Commitment Agreements) owed with respect to such

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Commitments or offset such excess amounts against future amounts that would otherwise be owed to Owner pursuant to Section 3 of this Agreement. Owner shall pay any such invoice within ten (10) days after receipt of such invoice. Notwithstanding anything to the contrary contained in this Agreement, Owner is not and will not be a third party beneficiary of any contractual rights to which the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates are entitled under the terms of any such Commitment Agreements; provided, however, that upon any termination of this Agreement, Owner shall be entitled, to the extent permitted (i) by applicable law and regulation, (ii) by the regulated transporter(s) under any such Commitment Agreements, (iii) under the terms of the applicable Commitment Agreements and (iv) under any and all applicable tariffs, to receive from the Sanchez Parties a transfer or allocation of shipper history arising under any such Commitment Agreements and attributable to the transport of Owner’s Residue Gas under such Commitment Agreements.

6.                               Right to Take in Kind. If and to the extent a portion of Owner’s Residue Gas is not committed to the fulfillment of, or has been used to fulfill, the Commitments under or pursuant to the Commitment Agreements (such portion of Owner’s Residue Gas hereinafter being referred to as “Owner’s Excess Residue Gas”), Owner shall have the right, upon the delivery thereof to the applicable Delivery Point, to market Owner’s Excess Residue Gas at and from the Delivery Points; provided, however, such right may only be exercised by Owner if and to the extent the same is not prohibited by applicable law or the terms and conditions of the Commitment Agreements and if and to the extent Owner’s exercise of such right will not cause the Sanchez Parties to fail to meet any Commitments under any of the Commitment Agreements. Notice of Owner’s intent to exercise such right to take in kind shall be in the form of a written notice from Owner to the Sanchez Parties given at least twelve (12) months before the date that Owner desires to take a specific amount of Owner’s Excess Residue Gas in kind. In the event of any such exercise of entitlement, Owner will retain title to Owner’s Excess Residue Gas at the Delivery Points, transport and market such Owner’s Excess Residue Gas, and be responsible for the payment of royalty and severance taxes, and any other taxes based on production, on such Owner’s Excess Residue Gas, and all costs and expenses associated with the transportation and marketing from such Delivery Points of such Owner’s Excess Residue Gas.

7.                                      Covenants by Owner. Owner represents and warrants to the Sanchez Parties that at all times during the term of this Agreement:

a.                               It has, and will continue to have, the right to convey good and merchantable title to all of Owner’s Proportionate Share of and in the raw natural gas production stream from the Wells or to all of Owner’s Residue Gas, whichever is applicable, free and clear of all liens, encumbrances and claims other than any customary liens arising under any joint operating agreement; and

b.                               Except as provided herein or pursuant to any Commitment Agreements, its gross working interest is undedicated to or fully released from any marketing agreement(s) related to the Wells and/or Owner’s Residue Gas, and the Sanchez Parties shall have the sole right to purchase and resell Owner’s Residue Gas.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD THE

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SANCHEZ PARTIES, THE MARKETING SANCHEZ PARTY AND ALL OF THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES HARMLESS FROM AND AGAINST ALL SUITS, ACTIONS, DEBTS, ACCOUNTS, COSTS, DAMAGES (OF ANY KIND OR TYPE), CHARGES, FINES, PENALTIES, LOSSES, JUDGMENTS, LIABILITIES AND/OR EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF LITIGATION) ARISING FROM OR OUT OF ADVERSE CLAIMS OF ANY PARTY TO OWNER’S RESIDUE GAS.

8.                               Indemnification.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER SHALL BE LIABLE FOR, AND HEREBY RELEASES, INDEMNIFIES, DEFENDS AND HOLDS HARMLESS THE SANCHEZ PARTIES, THE MARKETING SANCHEZ PARTY, AND ALL OF THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE “SANCHEZ INDEMNITEES”) FROM AND AGAINST, A PERCENTAGE (“OWNER’S SECTION 8 INDEMNIFICATION PERCENTAGE”), WHICH PERCENTAGE SHALL BE EQUAL TO ONE HUNDRED PERCENT (100%) OF OWNER’S PROPORTIONATE SHARE OF ALL NATURAL GAS PRODUCTION FROM THE WELLS ON THE PROPERTIES, OF ANY AND ALL SUITS, ACTIONS, DEBTS, ACCOUNTS, COSTS, CHARGES, DAMAGES OF ANY KIND OR TYPE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY OR DEATH, DAMAGES TO PROPERTY, ENVIRONMENTAL OR OTHERWISE, AND THIRD PARTY CONSEQUENTIAL DAMAGES), FINES, PENALTIES, LOSSES, JUDGMENTS, LIABILITIES AND/OR EXPENSES INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF LITIGATION (INCLUDING, WITHOUT LIMITATION, ANY AND ALL SUITS, ACTIONS, DEBTS, ACCOUNTS, COSTS, CHARGES, DAMAGES OF ANY KIND OR TYPE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY OR DEATH, DAMAGES TO PROPERTY, ENVIRONMENTAL OR OTHERWISE, AND THIRD PARTY CONSEQUENTIAL DAMAGES), FINES, PENALTIES, LOSSES, JUDGMENTS, LIABILITIES AND/OR EXPENSES INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND OTHER COSTS OF LITIGATION, ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO ANY COMMITMENT AGREEMENT) (COLLECTIVELY, “CLAIMS”) ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, REGARDLESS OF FAULT, UNLESS ANY SUCH CLAIM OR CLAIMS RESULT(S) FROM THE SOLE UNCURED MATERIAL BREACH OF OWNER OR THE WILLFUL MISCONDUCT OF OWNER ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, IN EITHER OF WHICH CASE OWNER’S INDEMNITY OBLIGATION UNDER THIS SECTION 8 OF THIS AGREEMENT SHALL INCREASE FROM OWNER’S SECTION 8 INDEMNIFICATION PERCENTAGE, AS DEFINED ABOVE IN THIS SECTION 8, TO ONE HUNDRED PERCENT (100%) OF ANY SUCH CLAIM OR CLAIMS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH SANCHEZ PARTY SHALL BE SEVERALLY (AND NOT

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JOINTLY AND SEVERALLY) LIABLE FOR, AND HEREBY RELEASES, INDEMNIFIES, DEFENDS AND HOLDS HARMLESS OWNER, AND ALL OF ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE “OWNER INDEMNITEES”) FROM AND AGAINST, A PERCENTAGE (“THE SANCHEZ PARTY’S SECTION 8 INDEMNIFICATION PERCENTAGE”), WHICH PERCENTAGE SHALL BE EQUAL TO ONE HUNDRED PERCENT (100%) OF SUCH SANCHEZ PARTY’S PROPORTIONATE SHARE OF ALL RESIDUE GAS PRODUCTION FROM THE WELLS ON THE PROPERTIES, OF ANY AND ALL CLAIMS ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, REGARDLESS OF FAULT, UNLESS ANY SUCH CLAIM OR CLAIMS RESULT(S) FROM THE SOLE UNCURED MATERIAL BREACH OF SUCH SANCHEZ PARTY OR THE WILLFUL MISCONDUCT OF SUCH SANCHEZ PARTY ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT, IN EITHER OF WHICH CASE SUCH SANCHEZ PARTY’S INDEMNITY OBLIGATION UNDER THIS SECTION 8 OF THIS AGREEMENT SHALL INCREASE FROM THE APPLICABLE SANCHEZ PARTY’S SECTION 8 INDEMNIFICATION PERCENTAGE, AS DEFINED ABOVE IN THIS SECTION 8, TO ONE HUNDRED PERCENT (100%) OF ANY SUCH CLAIM OR CLAIMS.

AS USED IN THIS AGREEMENT, THE TERM “REGARDLESS OF FAULT” MEANS WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING, WITHOUT LIMITATION, EVEN THOUGH A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, WHETHER SIMPLE, GROSS, SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE, PASSIVE OR OTHERWISE, STATUTORY LIABILITY, STRICT LIABILITY OR OTHER FAULT OF OWNER OR THE SANCHEZ PARTIES. FURTHER, AS USED IN THIS AGREEMENT, THE TERM “UNCURED MATERIAL BREACH” SHALL MEAN A MATERIAL BREACH OF THIS AGREEMENT THAT IS NOT CURED BY THE BREACHING PARTY WITHIN THIRTY (30) DAYS FOLLOWING THE BREACHING PARTY’S RECEIPT OF WRITTEN NOTICE FROM THE NON-BREACHING PARTY OF THE ALLEGED MATERIAL BREACH IN QUESTION; PROVIDED, HOWEVER, THAT IF THE EXISTENCE OF AN ALLEGED MATERIAL BREACH IS DISPUTED BY THE ALLEGED BREACHING PARTY, THE ABOVE-REFERENCED 30-DAY CURE PERIOD SHALL BE TOLLED IN ITS ENTIRETY UNTIL SUCH DISPUTE IS RESOLVED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SECTION 14 OF THIS AGREEMENT.

9.                              Disclaimer of Representations by Sanchez Parties.  Owner hereby acknowledges and agrees that no express or implied representation or warranty is or has been made by the Sanchez Parties, the Marketing Sanchez Party or their affiliates, or any of them, concerning or relating to the price to be paid for Owner’s Residue Gas from the Wells. Further, Owner hereby acknowledges and agrees that (i) it has not relied upon any statements, representations or warranties (whether written or oral) made by the Sanchez Parties, the Marketing Sanchez Party or their affiliates, or any of them, when entering into this Agreement, (ii) it has entered into this Agreement based upon its own independent business judgment and its

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own experience in energy markets and the energy industry, and (iii) this Agreement was and is a result of arm’s length negotiations between the Sanchez Parties and Owner.

10.                       Changes in Owner’s Ownership.  Owner shall be solely responsible for notifying the Sanchez Parties in writing of any changes in the ownership of, or rights to, Owner’s Residue Gas from the Wells or the proceeds derived from the marketing thereof. The Sanchez Parties, the Marketing Sanchez Party and their affiliates shall not be bound by any changes in such ownership or rights until they are so notified as provided in this Agreement and any such notice has actually been received.

11.                       Miscellaneous.  In the event a court of competent jurisdiction determines that any provision contained in this Agreement is violative of any law or regulation, such provision shall be deemed stricken from the Agreement without affecting the enforceability of the remainder of the Agreement. This Agreement may be amended only by a written instrument executed by all of the Parties to this Agreement. This Agreement shall be governed by the laws of the State of Texas, notwithstanding any conflicts of laws rules or principles that might require the application of the laws of another jurisdiction. This Agreement will extend to, inure to the benefit of, and be binding upon the Parties and each of their permitted successors and permitted assigns. No Party will have the right to assign or otherwise transfer this Agreement or any of its rights and/or obligations under this Agreement without the express written consent of the other Party, which consent may be withheld by the non-assigning Party(ies) in its/their commercially reasonable judgment, and any purported assignment or transfer without such consent shall be null and void; provided, however, that a Party shall be permitted to assign this Agreement and its rights and obligations hereunder without the consent of the other Party in connection with a transfer of all its interest in the Assets to a Third Party, as those terms are defined in the Joint Development Agreement, entered into as of January [•], 2017, by and between SN, SN EF UnSub, LP, and Owner, provided that the assignee thereof agrees in writing to be bound by and assumes all of the obligations of the assigning Party hereunder arising from and after such assignment. If any transfer or assignment of this Agreement pertains to only a part, as opposed to the entirety, of the interest, rights and obligations of the transferring/assigning Party (a “Partial Transfer”), the transferring/assigning Party, as a condition precedent to any such transfer or assignment, will specifically declare in writing to the non-transferring/assigning Party the exact percentage of the transferring/assigning Party’s interest, rights and obligations hereunder covered by any such Partial Transfer. Notwithstanding anything to the contrary contained herein, if any of the royalty payment provisions of the individual oil and gas leases pertaining to the Properties conflict with the terms and conditions of this Agreement, the royalty payment provisions of such leases will prevail. The headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. Except as expressly set forth herein, this Agreement is intended only to benefit the Parties hereto and their respective permitted successors and assigns. Each Party shall bear its own expenses incident to the preparation of this Agreement. This Agreement may be executed in duplicate originals or counterparts, each of which, when taken with all other counterparts, shall constitute a binding agreement between the Parties hereto. An executed facsimile or .PDF counterpart of this Agreement shall be sufficient to bind a Party hereto to the same extent as an original. Unless indicated in this Agreement otherwise, all references to dates and times shall mean Houston, Texas, local date and time.

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12.                       Payment of Taxes and Royalties.  Except as provided to the contrary in this Agreement, the Sanchez Parties shall make payment of Owner’s Proportionate Share of Taxes and Royalties on Owner’s Residue Gas from the Wells, provided that the SANCHEZ PARTIES DO NOT THEREBY ASSUME LIABILITY FOR OWNER’S TAXES OR ROYALTIES AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS AN ASSUMPTION BY THE SANCHEZ PARTIES, THE MARKETING SANCHEZ PARTY OR THEIR AFFILIATES OF SUCH LIABILITY. Owner shall be responsible for any additional amounts owed for Taxes or Royalties on Owner’s Residue Gas by virtue of specific lease or other contractual provisions or legal requirements. The Sanchez Parties, the Marketing Sanchez Party and their affiliates make no representation or warranty regarding their methods of payment of Taxes and Royalties and shall not be liable to Owner or any third party(ies) for any Claims relating to such methods. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER AGREES TO INDEMNIFY, DEFEND, AND HOLD THE SANCHEZ INDEMNITEES HARMLESS FROM AND AGAINST ALL CLAIMS THAT ARISE FROM OR OUT OF, OR ARE RELATED TO, THE PAYMENT BY THE SANCHEZ PARTIES OF OWNER’S PROPORTIONATE SHARE OF TAXES AND ROYALTIES ON OWNER’S RESIDUE GAS FROM THE WELLS, INCLUDING, BUT NOT LIMITED TO, CLAIMS BY GOVERNMENT AUTHORITIES, OWNERS OF ROYALTY, OVERRIDING ROYALTY, RESIDUE GAS PAYMENTS, WORKING INTERESTS, TRANSPORTERS OR OTHER CLAIMANTS, REGARDLESS OF FAULT, UNLESS ANY SUCH CLAIM OR CLAIMS RESULT(S) FROM THE SOLE UNCURED MATERIAL BREACH OF ONE OR MORE OF THE SANCHEZ PARTIES OR THE WILLFUL MISCONDUCT OF ONE OR MORE OF THE SANCHEZ PARTIES ARISING UNDER, IN CONNECTION WITH OR PERTAINING OR RELATING TO THIS AGREEMENT.

13.                       Approvals and Authorities Each of the Parties to this Agreement hereby represents and warrants to the other Party(ies) hereto that all approvals and authorities necessary for such Party to enter into this Agreement and be bound by its terms have been obtained. Each of the Parties to this Agreement further represents and warrants to the other Party(ies) hereto that its execution of this Agreement does not breach or violate any contract, agreement, order or prohibition to which the Sanchez Parties, the Marketing Sanchez Party and/or their affiliates, or any of them, or Owner are/is a party or bound.

14.                               Dispute Resolution.

a.                              Dispute. The Parties will provide written notice to one another promptly following the occurrence or discovery of any item or event which might reasonably be expected to result in a claim, demand, cause of action, dispute, or controversy arising out of, relating to or in connection with this Agreement, including the interpretation, validity, termination or breach hereof (each a “Dispute”). The Parties will attempt to resolve satisfactorily any such matters.

b.                              Notice of Unresolved Dispute. Should a Dispute arise which the Parties cannot resolve satisfactorily, either Party may deliver to the other Party a written notice of the Dispute with supporting documentation as to the circumstances leading to the Dispute (the “Notice of Dispute”). The Parties, within fifteen (15) days from delivery of

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such notice, shall then each appoint a representative who has no prior direct involvement with the subject matter of the Notice of Dispute and who is duly authorized to investigate, negotiate and settle the Dispute. Representatives for each Party shall meet and confer as often as they deem reasonably necessary following the delivery of the Notice of Dispute in good faith negotiations to seek to resolve the Dispute amicably.

c.                               Mediation.  Should the representatives of the Parties fail to amicably resolve the Dispute within thirty (30) days following the receipt of the Notice of Dispute, the Parties agree to utilize the services of a mutually agreeable mediator, which such mediator will be licensed in Texas to practice law and located in Houston, Texas, for a period of sixty (60) days, and longer if they mutually agree, pursuant to a joint engagement. Such mediation will be non-binding, and the costs of the mediator will be borne equally by the Parties.

d.                              Arbitration. If the Parties are unable to resolve the Dispute within ninety (90) days following the receipt of the Notice of Dispute, either Party may submit the matter to be resolved by binding arbitration conducted by the office of the American Arbitration Association in Houston, Texas (“AAA”). The arbitration shall be conducted in accordance with the AAA’s Commercial Arbitration Rules (the “Rules”) effective at the time of the Dispute, The Expedited Procedures of the Rules shall apply to any Dispute in which no disclosed claim or counterclaim exceeds $5,000,000.00, exclusive of interest and arbitration fees and costs. If the Expedited Procedures should apply, the arbitration shall be heard and decided by a single arbitrator to be appointed by the AAA. For all other Disputes, the arbitration shall be heard and decided by three arbitrators, one to be designated by each Party and the third arbitrator to be selected by the mutual agreement of the two arbitrators. Each Party shall designate its arbitrator within twenty (20) days of the respondent receiving notice of the arbitration.  If either Party fails to select an arbitrator within such twenty-day period, the AAA shall designate such arbitrator. The arbitrators selected by the Parties shall select the third arbitrator within fifteen (15) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within such fifteen-day period, the AAA shall select the third arbitrator. Each arbitrator selected hereunder shall be knowledgeable in the oil and gas industry. The arbitrators shall make a reasoned award in writing and may allocate costs and fees among the Parties in connection with such award. The award shall be final and binding on each Party and for all purposes. Judgment upon a final award may be entered in any court having jurisdiction. This Section 14 shall survive any termination of this Agreement. For the avoidance of doubt, for the purpose of designating arbitrators in an arbitration tribunal consisting of three arbitrators, the Sanchez Parties shall be treated as a single Party.

e.                               Binding Award/Decision. Once an award or decision by the arbitration tribunal shall become final, the Parties will comply with such final award or decision. If either Party fails to comply or to commence compliance with said award or decision within thirty (30) days following the date upon which the award or decision becomes final, then the other Party shall have all rights, powers and authority to enforce the award or decision to the maximum extent as allowed by law and, for the avoidance of doubt, any such enforcement shall not be subject to the terms and provisions of this Section 14.

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f.                                Res Judicata.  To the extent permitted by law, any decision of the arbitration tribunal shall be res judicata as between the Parties but shall not have binding effect in any unrelated litigation or arbitration where any Party to this Agreement may also be a party.

g.                               Limitation of Damages Awarded. The arbitrator(s) is (are) not empowered to and shall not award any damages not permitted to be recovered pursuant to Section 17, but the arbitrator(s) may award reasonable attorneys’ fees, costs and expenses, including those of the arbitrator(s), to the prevailing Party or Parties.

15.                       Term. This Agreement shall commence as of the Effective Date and shall remain in full force and effect through December 31, 2022 (the “Primary Term”), and thereafter the Term of this Agreement shall continue on a year-to-year basis unless terminated by either Party, effective at the end of the Primary Term or at the end of any annual extension of the Primary Term, upon the giving of a minimum of sixty (60) days prior written notice; provided, however, that notwithstanding the foregoing, this Agreement, and all of the rights and obligations of the Parties hereunder, shall, in any event, remain in full force and effect (to the extent of any Residue Gas subject to such Commitment Agreements) and shall not terminate, until the termination date of the last to terminate of all Commitment Agreements entered into in compliance with this Agreement and covering such Residue Gas. Notwithstanding any termination of this Agreement as provided above in this Section 15, the terms and provisions of Sections 14, 17 and 18 hereof, all indemnification obligations arising hereunder in connection with or pertaining or relating to matters occurring prior to the termination of this Agreement, and all payment obligations arising hereunder in connection with or pertaining or relating to matters occurring prior to the termination of this Agreement shall survive the termination of this Agreement,

Notwithstanding the foregoing provisions of this Section 15, either Party will be entitled to cancel its obligations under this Agreement with respect to any volumes that are subject to a Commitment under a Commitment Agreement when such Commitment under such Commitment Agreement terminates and such Commitment is not renewed or made subject to another Commitment Agreement, in each case, entered into in compliance with this Agreement.

16.                       Notices. All notices, requests, demands and other communications permitted or required between the Parties by any of the provisions of this Agreement, unless otherwise specifically provided, will be in writing and will be deemed given if delivered by hand or transmitted by facsimile, or mailed by certified mail or overnight mail carrier or courier (postage or other charges prepaid), and directed to:

If to Owner:

Aguila Production, LLC

345 Park Avenue, 43rd Floor

New York, New York 10154

Attention: Angelo Acconcia

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Electronic Mail: acconcia@blackstone.com

If to the Sanchez Parties:

SN EF Maverick LLC

1000 Main Street, Suite 3000

Houston, Texas 77002

Attention: Contract Administration

Electronic Mail: [•]

Delivery of such notices as above provided shall be deemed received by and effective as to the Party to whom it is addressed only upon actual receipt by the Party, or if transmitted by facsimile, the successful completion of such transmission during normal business hours of 8:00 A.M. to 5:00 P.M., local time of the receiving Party, or if received after such hours, on the next Business Day. No change of notice is binding on any Party until all Parties have received notice containing the changed information.

17.                       Disclaimer of Certain Damages.   NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, (a) OWNER AND THE OWNER INDEMNITEES WILL NOT BE LIABLE HEREUNDER TO THE SANCHEZ PARTIES, OR ANY ONE OF THEM, OR TO THE SANCHEZ INDEMNITEES, AND (b) THE SANCHEZ PARTIES, OR EITHER ONE OF THEM, AND THE SANCHEZ INDEMNITEES WILL NOT BE LIABLE HEREUNDER TO OWNER OR TO THE OWNER INDEMNITEES, PURSUANT TO ANY INDEMNITY OR ANY OTHER PROVISION HEREOF, FOR ANY OF THE OTHER’S(S’) OWN CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, HOWSOEVER ARISING UNDER OR HOWSOEVER RELATING OR PERTAINING TO THIS AGREEMENT, AND REGARDLESS OF THE EXISTENCE, OR ALLEGED EXISTENCE, OF ANY UNCURED MATERIAL BREACH, ANY DEGREE OF NEGLIGENCE INCLUDING, WITHOUT LIMITATION, SIMPLE NEGLIGENCE AND GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STATUTORY LIABILITY, STRICT LIABILITY AND/OR OTHER FAULT.

18.                       Audit Rights.  A Party shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine, to audit and to obtain copies of the relevant portions of books and records of the other Party(ies) but only to the extent reasonably necessary to verify (a) the accuracy of any statement, charge, payment, deduction or computation made or rendered under or pursuant to this Agreement and/or (b) the proper allocation and payment of all Other Costs, Royalties and Taxes payable by a Party, and the proper allocation and payment of all revenues received by a Party and payable to the other Party, all as provided in this Agreement. This right to examine, audit and obtain copies will not be available with respect to proprietary information not directly relevant to matters arising under this Agreement.  All statements, charges, payments, deductions and computations made or rendered under or pursuant to this Agreement shall be conclusively presumed final and accurate, and all associated claims for under or overpayment(s) shall be deemed waived, unless the particular statement, charge, payment, deduction or computation in question is objected to in writing, with adequate explanation and

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documentation, within two (2) years after the examination and/or audit thereof by the objecting Party.

19.                        Entire Agreement.  This Agreement, including all Exhibits hereto, contains the entire agreement and understanding between the Parties relating to the matters covered hereby, and any representations, correspondence, or other statements made by a Party prior to the Effective Date relating to the matters covered hereby shall be superseded by the terms and conditions hereof.

20.                        Relationship of the Parties.  The Parties shall at all times act independently of each other in complying with the terms and conditions of this Agreement. No partnership, joint venture, trust or other fiduciary relationship or mining partnership is intended or created by this Agreement, and no act by any of the Parties shall operate to create such a relationship.

21.                        Waivers.  Either Party, by written instrument, may (i) waive compliance by the other Party with, or modify any of, the covenants or agreements made by the other Party in this Agreement or (ii) waive or modify performance of any of the other obligations or other acts of the other Party. The delay or failure on the part of a Party to insist, in any one instance or more, upon strict performance of any term or condition of this Agreement, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of any such term, condition, right or privilege, and the same shall continue and remain in full force and effect. Except as expressly set forth herein, all rights and remedies are cumulative.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SN EF MAVERICK, LLC	SN OPERATING COMPANY

By:	By:
Name:	Name:
Title:	Title:

AGUILA PRODUCTION, LLC

By:
Name:
Title:

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Exhibit A

Residue Gas Marketing Agreement

Dated Effective as of January [•], 2017

By and Among

SN EF MAVERICK, LLC (“SN”),

[SN OPERATING COMPANY] (“SN OPERATING COMPANY”) and

AGUILA PRODUCTION, LLC (“Owner”)

POINTS OF DELIVERY

[•]

1

Exhibit B

Residue Gas Marketing Agreement

Dated Effective as of January [•], 2017

By and Among

SN EF MAVERICK, LLC (“SN”),

[SN OPERATING COMPANY] (“SN OPERATING COMPANY”) and

AGUILA PRODUCTION, LLC (“Owner”)

COMMITMENT AGREEMENTS

[•]

1

Exhibit C

Residue Gas Marketing Agreement

Dated Effective as of January [•], 2017

By and Among

SN EF MAVERICK, LLC (“SN”),

[SN OPERATING COMPANY] (“SN OPERATING COMPANY”) and

AGUILA PRODUCTION, LLC (“Owner”)

COPIES OF COMMITMENT AGREEMENTS

Attached.

1